    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999

                                                   REGISTRATION NO. 333-75643-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 3 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                         COMPASS AEROSPACE CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    3728                                   95-4659126
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

                           1501 HUGHES WAY, SUITE 400
                          LONG BEACH, CALIFORNIA 90810
                                 (310) 522-0600

                                 N. PAUL BROST
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                         COMPASS AEROSPACE CORPORATION
                           1501 HUGHES WAY, SUITE 400
                          LONG BEACH, CALIFORNIA 90810
                                 (310) 522-0600
          (Name and address, including zip code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                             PETER P. WALLACE, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                       300 SOUTH GRAND AVENUE, 22ND FLOOR
                       LOS ANGELES, CALIFORNIA 90071-3132
                         ------------------------------


                                                                                    PRIMARY STANDARD
                                                         JURISDICTION OF               INDUSTRIAL                IRS EMPLOYEE
NAME OF ADDITIONAL REGISTRANTS                            INCORPORATION          CLASSIFICATION NUMBER      IDENTIFICATION NUMBERS
--------------------------------------------------  -------------------------  --------------------------  -------------------------
Aeromil Engineering Company*......................          Delaware                      3728                    95-4659131
Barnes Machine, Inc.*.............................          Delaware                      3728                    91-1165226
Brittain Machine, Inc.*...........................          Delaware                      3728                    48-0816118
Modern Manufacturing, Inc.*.......................          Delaware                      3728                    91-1413338
Pacific Hills Manufacturing Co.*..................         California                     3469                    95-4446681
Sea-Lect Products, Inc.*..........................          Delaware                      3728                    95-4682821
Western Methods Machinery Corporation*............         California                     3728                    95-3195940
Wichita Manufacturing, Inc.*......................         California                     3728                    33-0536613
Compass Aerospace Limited*........................      England and Wales                 3728                        --
Diac Limited**....................................      England and Wales                 3728                        --
Trefn Engineering Limited**.......................      England and Wales                 3728                        --
Trefn Engineering (Metal Treatments Division)
  Limited**.......................................      England and Wales                 3728                        --
Trefn Fabrications Limited**......................      England and Wales                 3728                        --
Trim Engineering Limited**........................      England and Wales                 3728                        --


------------------------------

* Address and telephone number of the principal executive offices of these additional registrants are the same as those of Compass Aerospace Corporation.



** Address and telephone number of the principal executive offices of these additional registrants are 7 Lyon Road, Wallisdown, Poole, Dorset BH 12 5HF, 011-44-120-253-5536.


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effectiveness of this Registration Statement.
                         ------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT       OFFERING PRICE(1)    REGISTRATION FEE
10 1/8% Series B Senior Subordinated Notes due
  2005............................................     $110,000,000            100%            $110,000,000         $30,580(2)
10 1/8% Series D Senior Subordinated Notes due
  2005 by registrants other than Compass Aerospace
  Corporation.....................................     $19,000,000             100%            $19,000,000          $5,282(3)
Guarantees of the 10 1/8% Series B Senior
  Subordinated Notes due 2005 and the 10 1/8%
  Series D Senior Subordinated Notes due 2005 by
  registrants other than Compass Aerospace
  Corporation.....................................     $129,000,000            (4)                 (4)                 (4)


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Previously paid.



(3) Paid upon filing of this Amendment.



(4) Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantees.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    This registration statement covers the registration of an aggregate principal amount of $110,000,000 of our 10 1/8% Series B senior subordinated notes due 2005 that may be exchanged for equal principal amounts of our outstanding 10 1/8% Series A senior subordinated notes due 2005 and the registration of an aggregate principal amount of $19,000,000 of our 10 1/8% Series D senior subordinated notes due 2005 that may be exchanged for equal principal amounts of our outstanding 10 1/8% Series C senior subordinated notes due 2005. This registration statement also covers the registration of the Series B and Series D notes for resale by broker-dealers in market-making transactions. The complete prospectus relating to the exchange offer follows immediately after this Explanatory Note. Following the prospectus are pages of the prospectus relating solely to such market-making transactions (the "market-making prospectus"), including alternate front and back cover pages, a section entitled "Risk Factors--There Is No Existing Trading Market For The Notes And Any Market-Making Activities May Be Terminated At Any Time" to be used in lieu of the section entitled "Risk Factors--No Public Trading Market For The Notes Exists And You May Not Be Able To Sell Them," a "Use of Proceeds" section and an alternate "Plan of Distribution" section. In addition, the market-making prospectus will not include the following captions nor the information set forth under such captions included in the prospectus: "Summary--The Exchange Offer," "Summary of the Terms of the Exchange Offer," "Risk Factors--Outstanding Series A and Series C Notes That Are Not Exchanged will Continue To Be Subject To Transfer Restrictions," "The Exchange Offer," "United States Federal Income Tax Consequences For Holders of Series B Notes" and "United States Federal Income Tax Consequences For Holders of Series D Notes." All other sections of the prospectus will be included in the market-making prospectus.

                SUBJECT TO COMPLETION DATED [           ], 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         COMPASS AEROSPACE CORPORATION


                             Offer to Exchange its
              10 1/8% Series B Senior Subordinated Notes due 2005
                       for any and all of its outstanding
              10 1/8% Series A Senior Subordinated Notes due 2005
             ($110,000,000 aggregate principal amount outstanding)
                                    and its
              10 1/8% Series D Senior Subordinated Notes due 2005
                       for any and all of its outstanding
              10 1/8% Series C Senior Subordinated Notes due 2005
              ($19,000,000 aggregate principal amount outstanding)



     Series A, Series B, Series C and Series D Notes Guaranteed by Aeromil Engineering Company, Barnes Machine, Inc., Brittain Machine, Inc., Compass Aerospace Limited, Diac Limited, Modern Manufacturing, Inc., Pacific Hills
  Manufacturing Co., Sea-Lect Products, Inc., Trefn Engineering Limited, Trefn
     Fabrications Limited, Trefn (Metal Treatments Division) Limited, Trim Engineering Limited, Western Methods Machinery Corporation and Wichita
                              Manufacturing, Inc.


                             ---------------------

                            TERMS OF EXCHANGE OFFER

    - Expires at 5:00 p.m., New York City time, on            , 1999, unless
      extended

    - Not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission


    - Tenders of outstanding 10 1/8% Series A and Series C senior subordinated notes due 2005 may be withdrawn any time before 5:00 p.m. on the business day prior to expiration of the exchange offer


    - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes

    - We will not receive any proceeds from the exchange offer


    - The terms of the Series B notes to be issued are identical in all material respects to the outstanding Series A notes and the terms of the Series D notes to be issued are identical in all material respects to the outstanding Series C notes, except the Series B and Series D notes lack a number of transfer restrictions and registration rights relating to the outstanding Series A and Series C notes.


                            ------------------------


    THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF VARIOUS MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.


                             ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be distributed in the exchange offer or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS            , 1999

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
Available Information......................................................................................          3
Summary....................................................................................................          4
Risk Factors...............................................................................................         16
Capitalization.............................................................................................         25
Unaudited Pro Forma Financial Data.........................................................................         26
Selected Historical Consolidated Financial Data............................................................         37
Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of
  Operations...............................................................................................         39
The Exchange Offer.........................................................................................         49
Business...................................................................................................         61
Management.................................................................................................         73
Principal Stockholders.....................................................................................         79
Description of Credit Agreement............................................................................         80
Description of the Series B Notes..........................................................................         81
Description of the Series D Notes..........................................................................        117
United States Federal Income Tax Consequences For Holders of Series B Notes................................        153
United States Federal Income Tax Consequences For Holders of Series D Notes................................        157
Plan of Distribution.......................................................................................        161
Legal Matters..............................................................................................        162
Experts....................................................................................................        162
Index to Financial Statements..............................................................................        F-1

                             AVAILABLE INFORMATION

    This prospectus constitutes a part of a registration statement on Form S-4 filed by us with the Securities and Exchange Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information contained in the registration statement, including additional exhibits and schedules not included in this prospectus. In this prospectus we refer to the registration statement and to the exhibits and schedules. For further information about us and about the securities we are offering, you should consult the registration statement, including the exhibits and schedules. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

    Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file periodic reports and other information with the Commission. The registration statement, reports and other information filed by us with the Commission will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material will also be available at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. If you would like information on the operation of the Public Reference Room, you may call 1-800-SEC-0330. You may also be able to access this information electronically through the Commission's web page on the Internet at http://www.sec.gov. This web site contains reports and other information regarding registrants such as ourselves that have filed electronically with the Commission.


    The indentures governing the notes provide that we will furnish the holders of the notes copies of the periodic reports required to be filed with the Commission under the Exchange Act. Even if we are not subject to the periodic reporting and informational requirements of the Exchange Act, we will make such filings to the extent that such filings are accepted by the Commission. We will make these filings regardless of whether we have a class of securities registered under the Exchange Act. Furthermore, we will provide the trustee for the notes and the holders of the notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time, we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the Commission or is prohibited by the Exchange Act, we will then provide promptly upon written request, and at our cost, copies of such reports to prospective purchasers of the notes.


                            ------------------------

    This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL DATA AND RELATED NOTES AND THE SECTION ENTITLED "RISK FACTORS," BEFORE MAKING A DECISION ABOUT WHETHER TO EXCHANGE EITHER THE OUTSTANDING SERIES A NOTES YOU HOLD FOR 10 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2005 OR THE OUTSTANDING SERIES C NOTES YOU HOLD FOR 10 1/8% SERIES D SENIOR SUBORDINATED NOTES DUE 2005. THE TERMS "COMPASS," OUR" AND "WE" AS USED IN THIS PROSPECTUS REFER TO COMPASS AEROSPACE CORPORATION AND ITS SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE IT IS CLEAR THAT SUCH TERM MEANS ONLY THE PARENT COMPANY. COMPASS' SUBSIDIARIES ARE: AEROMIL ENGINEERING COMPANY, BARNES MACHINE, INC., BRITTAIN MACHINE, INC., COMPASS AEROSPACE LIMITED, DIAC LIMITED, MAYBREY PRECISION CASTING LIMITED, MODERN MANUFACTURING, INC. (FORMERLY KNOWN AS Y.F. AMERICAS, INC.), PACIFIC HILLS MANUFACTURING CO. (FORMERLY KNOWN AS LAMSCO WEST, INC.), SEA-LECT PRODUCTS, INC., TREFN ENGINEERING LIMITED, TREFN ENGINEERING (METAL TREATMENTS DIVISION) LIMITED, TREFN FABRICATIONS LIMITED, TRIM ENGINEERING LIMITED, WESTERN METHODS MACHINERY CORPORATION AND WICHITA MANUFACTURING, INC.


    TRIM'S FINANCIAL STATEMENTS ARE DENOMINATED IN POUNDS STERLING. FOR THE PURPOSES OF THIS PROSPECTUS, TRIM'S BALANCE SHEET AS OF JUNE 30, 1999 HAS BEEN TRANSLATED TO U.S. DOLLARS AT THE INTERBANK SPOT RATE AT JUNE 30, 1999 OF L1.0 = $1.58. TRIM'S STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 1999 HAS BEEN TRANSLATED TO U.S. DOLLARS AT THE AVERAGE INTERBANK EXCHANGE RATE FOR THE YEAR ENDED APRIL 30, 1999 OF L1.0 = $1.65.


THE EXCHANGE OFFER

SERIES A NOTES


    On April 21, 1998 we completed the private offering of $110.0 million of Series A notes. You are entitled to exchange in the exchange offer your Series A notes for registered Series B notes with terms which are identical in all material respects to the Series A notes, except for a number of transfer restrictions and registration rights.


    Under a registration rights agreement executed as part of the offering of the Series A notes, we agreed to:


    - file a registration statement within 240 days after the issue date of the Series A notes enabling note holders to exchange the Series A notes they hold for publicly registered notes that are identical in all material respects to the form and terms of the Series A notes;


    - use our best efforts to cause the registration statement to become effective within 300 days after the issue date of the Series A notes;


    - use our best efforts to consummate the exchange offer within 30 days of the effective date of our registration statement; and

    - use our best efforts to file a shelf registration statement for the resale of the notes if we cannot effect an exchange offer within the time periods listed above and in various other circumstances.


The interest rate on the Series A notes increased as a form of liquidated damages because we did not comply with some of our obligations under the registration rights agreement. Liquidated damages are currently accruing at the rate of $22,000 per week in the aggregate for the $110.0 million principal amount of outstanding Series A notes. Liquidated damages will cease to accrue once a registration statement registering the Series B notes is declared effective by the Commission. You should read the discussion under the headings "Summary Description of the Series B Notes Exchange Offer; Registration Rights" and "The Exchange Offer--Conditions of the Exchange Offer" for further information regarding the registration rights agreement which relates to the Series A notes.



SERIES C NOTES



    On July 30, 1999 we completed the private offering of $19.0 million of Series C notes. You are entitled to exchange in the exchange offer your Series C notes for registered Series D notes with terms which are identical in all material respects to the Series C notes, except for a number of transfer restriction and registration rights.

    Under a registration rights agreements executed as part of the offering of the Series C notes, we agreed to:


    - file a registration statement within 105 days after the issue date of the Series C notes enabling note holders to exchange the Series C notes they hold for publicly registered notes that are identical in all material respects to the form and terms of the outstanding Series C notes;


    - use our best efforts to cause the registration statement to become effective within 180 days after the issue date of the outstanding Series C notes;


    - use our best efforts to consummate the exchange offer within 30 days of the effective date of our registration statement; and


    - use our best efforts to file a shelf registration for the resale of the notes if we cannot effect an exchange offer within the time periods listed above and various other circumstances.


    If we do not comply with our obligations under the registration rights agreement, our interest rate on the Series C notes may increase as a form of liquidated damages. You should read the discussion under the headings "Summary Description of the Series D Notes Exchange Offer; Registration Rights" and "The Exchange Offer--Conditions of the Exchange Offer" for further information regarding the registration rights agreement which relates to the Series C notes.


    We believe that the Series B and the Series D notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to various conditions. You should read the discussion under the headings "Summary of the Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of the Series B and Series D notes.

COMPASS

    Compass was founded in October 1997 to become a major supplier of precision machined individual metal parts and of higher value-added sub-assemblies, manufacturing kits and structural components used by aerospace manufacturers in structural frames and other metal aircraft components. We intend to capitalize on the trends among aircraft manufacturers which seek to increase outsourcing, concentrate supplier relationships and encourage suppliers of individual parts to manage the supply chain and produce more value-added sub-assemblies, manufacturing kits and structural components. You should read the discussion under the headings "Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of Operations-- Results of Operations" and "The Business" for more information on our business and financial condition.



    At present, we primarily manufacture individual parts for aircraft to precise specifications from metals through the use of precision computer-numerically-controlled machine tools. We use a variety of advanced techniques and machinery. Our precision machining and tooling capabilities provide us with a diverse and flexible manufacturing capability.



    We believe that our machining capabilities are among the broadest, and that we have among the largest number of three-spindle five-axis gantry mills of all aerospace suppliers in the United States and in the United Kingdom. We currently produce original equipment parts, sub-assemblies and structural components for:



    - The Boeing Company (717, 737, 747, 757, 767, 777, MD-11, MD-80 and MD-90)



    - Airbus Industrie (A300, A310, A320, A330 and A340)



    - Bombardier Inc. (Canadair Regional Jet-Registered Trademark- 700, Canadair Global Express, Lear and Dash-8)



    - several other commercial and military aircraft manufacturers



    We believe that the long-standing relationships that our management has established with our key customers, the strong name recognition of our subsidiaries, our subsidiaries' established track records of quality manufacturing and their consistent histories of timely deliveries are among the key factors in our success. For the six months ended June 30, 1999 we had consolidated revenues of

$67.1 million, EBITDA of $15.6 million and a negative net cash flow of $0.8 million. Net cash provided by operating activities was $1.9 million. Investing activities consisting of purchases of property and equipment used $2.8 million of cash flow. Financing activities generated $0.1 million in cash consisting of a draw on our revolving line of credit partly offset by principal payments on long term debt. At August 31, 1999 we had a total revenue backlog of approximately $156.0 million, of which approximately $43.0 million is deliverable in the remainder of 1999.

INDUSTRY OVERVIEW

    Commercial aircraft manufacturers are experiencing a period of high demand for new aircraft. According to the Aerospace Industries Association of America, the annual worldwide market for commercial and military aircraft was approximately $78.0 billion in 1998. Manufacturing U.S.A., Sixth Edition, estimates the value of aircraft equipment shipped in 1998 was approximately $20.4 billion. In response to the increased demand for aircraft, the major aircraft manufacturers are increasing outsourcing and imposing increased responsibilities on a smaller number of qualified suppliers to enable the aircraft manufacturers to increase production rates.

STRATEGY
    Our principal strategic objective is to increase revenues and profits by managing the supply chain for our customers. We also seek to increase our operating efficiencies and to reduce our customer concentration by diversifying our revenue mix among aerospace customers. To reach our objectives we intend to:
    - consolidate our acquired businesses;
    - increase operating efficiencies and asset utilization;
    - maximize the production volume of our manufacturing facilities;
    - increase our production of sub-assemblies, manufacturing kits and structural components by more effective use of our broad, flexible manufacturing capabilities;
    - continue to centralize various administrative functions at the corporate level to generate economies of scale and minimize costs;

    - continue to update and consolidate our management information systems to improve internal controls and coordinate operations;

    - consolidate engineering functions;

    - improve marketing by proactively marketing our broad, flexible manufacturing capabilities;

    - target customers that our subsidiaries could not significantly penetrate individually;


    - increase outsourcing of some production functions to small machine shops to increase manufacturing efficiencies and capacity; and



    - diversify our revenue mix among aerospace customers by targeting the Airbus and the business jet markets, and United States military programs.



RECENT DEVELOPMENTS



    On July 30, 1999 we acquired Trim and its subsidiaries in the United Kingdom. Trim's subsidiaries are Trefn, Trefn Fabrications, Trefn Metal Treatments, Diac and Maybrey. Trim and its subsidiaries primarily produce parts and sub-assemblies for divisions of Airbus. You should read the discussions under the headings "Risk Factors--Our International Operations Are Subject To A Number Of Risks That Could Adversely Affect The Results From These Operations And Our Overall Business," "Risk Factors--Our Other Operations Are Located In The United States And We May Not Have The Resources To Successfully Integrate And Manage Our Combined Entity," "Unaudited Pro Forma Financial Data" and "The Business" for further information on the business of Trim and the effects on us of our acquisition of Trim.

                            ------------------------


    Our principal executive offices are located at 1501 Hughes Way, Suite 400, Long Beach, California 90810. Our telephone number is (310) 522-0600.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to $110.0 million aggregate principal amount of outstanding Series A notes for an equal aggregate principal amount of Series B notes and to the exchange of up to $19.0 million aggregate principal amount of outstanding Series C Notes for an equal aggregate principal amount of Series D notes. The Series B notes will be obligations of ours entitled to the benefits of the indenture governing the Series A notes, and the Series D notes will be obligations of ours entitled to the benefits of the indenture governing the Series C notes. The Series B and Series D notes will be fully, irrevocably and unconditionally guaranteed by each of our subsidiaries except for Maybrey on a joint and several basis. The form and terms of the Series B notes are identical in all material respects to the form and terms of the Series A notes and the form and term of the Series D notes are identical in all material respects to the form and terms of the Series C notes, except that the Series B and Series D notes have been registered under the Securities Act.



Termination of Rights...................  You are entitled to exchange your notes for registered notes that are identical in all material respects to the form and terms of the Series
                                          A or Series C notes that you hold, except for various transfer restrictions and registration rights. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.
The Exchange Offer......................  We are offering to exchange $1,000 principal amount of Series B notes which have been registered under the Securities Act for each $1,000 principal amount of Series A notes which we issued in April 1998 in a private offering. We are also offering to exchange $1,000 principal amount of Series D notes which have been registered under the
                                          Securities Act for each $1,000 principal amount of Series C notes which we issued in July 1999 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted.
                                          All outstanding notes that are validly tendered, and not validly withdrawn, will be exchanged. We will issue registered notes on or promptly after the expiration of the exchange offer.
                                          At this date there is $129.0 million principal amount of notes outstanding.
Resale of the Series B and Series D
  Notes.................................  Based on an interpretation of the staff of the Securities and Exchange
                                          Commission set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available May 13,
                                          1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991),
                                          "Mary Kay Cosmetics, Inc." (available June 5, 1991) and "Warnaco,
                                          Inc." (available October 11, 1991), we believe that the notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
                                          -  the notes issued in the exchange offer are being acquired in the ordinary course of business;

                                          -  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the notes issued to you in the exchange offer;
                                          -  you are not a broker-dealer who purchased such notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
                                          -  you are not an "affiliate" of ours.
                                          If our belief is inaccurate and you transfer any note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.
Expiration Date.........................  The exchange offer will expire at 5:00 p.m., New York City time, on
                                                     , 1999, or, at our option, at the time that 100% of the
                                          outstanding notes have been validly tendered and not withdrawn, unless we decide to extend the expiration date.
Accrued Interest on the Series B and
  Series D Notes and Series A and Series
  C Notes...............................  The Series B and Series D notes will bear interest from their date of issuance. Holders of Series A and Series C notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest on such outstanding notes accrued on and after the date of issuance of the Series B and Series D notes.
                                          Consequently, holders who exchange their Series A notes for Series B notes and holders who exchange their Series C notes for Series D notes will receive the same interest payment on April 15, 2000, which is the fourth interest payment date with respect to the Series A notes, the second interest payment date with respect to the Series C notes, and the first interest payment date with respect to the Series B and
                                          Series D notes to be issued in the exchange offer, that they would have received had they not accepted the exchange offer.
Termination of the Exchange Offer.......  We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Holders of outstanding notes will have rights against us under the registration rights agreements executed as part of the offerings of the Series A and Series C notes should we fail to consummate the exchange offer.

Procedures for Tendering Outstanding
  Notes.................................  If you are a holder of a note and you wish to tender your note for exchange pursuant to the exchange offer you must transmit to The Bank of New York, as exchange agent, on or prior to the expiration date:
                                          either:
                                          -  a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, the certificates for the outstanding notes being tendered, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or
                                          -  a computer-generated message transmitted to The Depository Trust
                                             Company by means of the Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;
                                          and, either
                                          -  a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described in this prospectus under the headings "The Exchange Offer-- Procedures for Tendering
                                             Outstanding Notes," and "The Exchange Offer--Book-Entry Transfer;"
                                             or
                                          -  the documents necessary for compliance with the guaranteed delivery procedures described below, must be received by the Exchange Agent on or prior to the expiration date.
                                          By executing the letter of transmittal, each holder will represent to us that, among other things:
                                          -  the notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such notes whether or not such person is the holder;
                                          -  neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such notes; and
                                          -  neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of ours.
Special Procedures for Beneficial
  Owners................................  If you are the beneficial owner of outstanding notes and your name does not appear on a security position listing of DTC as the holder of such notes or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such notes in the exchange offer, you should

                                          contact the person in whose name your notes are registered promptly and instruct that person to tender on your behalf. If you are a beneficial owner and you wish to tender your outstanding notes on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
Guaranteed Delivery Procedures..........  If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for outstanding notes cannot be delivered on time, you may tender your notes pursuant to the procedures set forth under the heading "The Exchange Offer-- Guaranteed Delivery Procedures."
Withdrawal of Tenders...................  You may withdraw the tender of your notes at any time before 5:00
                                          p.m., New York City time, on         , 1999, one business day prior to
                                          the expiration date, unless your notes were previously accepted for exchange.
Acceptance of Outstanding Notes and
  Delivery of Series B and Series D
  Notes.................................  Subject to various conditions, including those summarized above in
                                          "Termination of the Exchange Offer" and described more fully under the heading "The Exchange Offer--Termination," we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.
Federal Income Tax Consequences.........  We believe the exchange of the Series B notes for the Series A notes and the exchange of the Series D notes for the Series C notes should not be a sale or exchange for United States federal income tax purposes and therefore, that you will not recognize any taxable gain or loss or any interest income as a result of such exchange.
Use of Proceeds.........................  We will not receive any proceeds from the issuance of notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.
Exchange Agent..........................  The Bank of New York is serving as the exchange agent in connection with the exchange offer. The exchange agent can be reached at The Bank of New York, Debt Processing Group-7E, P.O. Box 11265, New York, NY
                                          10286. For more information with respect to the exchange offer, the telephone number for the exchange agent is (212) 815-2568. The facsimile for the exchange agent is (212) 815-6339.

             SUMMARY DESCRIPTION OF THE SERIES B AND SERIES D NOTES


    The terms of the Series A notes and the Series B notes are identical in all material respects, except that the Series A notes are subject to various transfer restrictions and have registration rights that the Series B notes do not. The terms of the Series C notes and the Series D notes are identical in all material respects, except that the Series C notes are subject to various transfer restrictions and have registration rights that the Series D notes do not.



Notes Offered to Holders of
  Series A Notes................  $110.0 million aggregate principal amount of 10 1/8%
                                  Series B senior subordinated notes due 2005.
Notes Offered to Holders of
  Series C Notes................  $19.0 million aggregate principal amount of 10 1/8% Series
                                  D senior subordinated notes due 2005.
Issuer..........................  Compass Aerospace Corporation
Maturity Date...................  April 15, 2005.
Interest Payment Dates..........  April 15 and October 15 of each year, commencing April 15,
                                  2000.
Ranking.........................  The Series B and Series D notes will be unsecured senior subordinated obligations and will be subordinated to all
                                  our existing and future senior indebtedness. The Series B
                                  and Series D notes will rank equal to each other and
                                  senior to or equal to all our existing and future
                                  subordinated indebtedness. Because the Series B and Series
                                  D notes are subordinated to our senior indebtedness, in
                                  the event of bankruptcy, liquidation or dissolution,
                                  holders of the Series B and Series D notes will not
                                  receive any payment until holders of senior indebtedness
                                  have been paid in full. The terms "senior indebtedness"
                                  and "subordinated indebtedness" are defined in the
                                  "Description of the Series B Notes--Subordination,"
                                  "Description of the Series B Notes--Definitions,"
                                  "Description of the Series D Notes--Subordination"and
                                  "Description of the Series D Notes-- Definitions" sections of this prospectus.
                                  At August 31, 1999 we had outstanding $106.7 million of
                                  senior indebtedness which will rank senior to the Series B and Series D notes and $131.6 million of senior
                                  subordinated indebtedness.
Guarantees......................  The Series B and Series D notes will be jointly and severally, fully, irrevocably and unconditionally
                                  guaranteed on a senior subordinated basis by each of our
                                  present and future restricted subsidiaries. The guarantees will be unsecured senior subordinated obligations of our
                                  restricted subsidiaries and will be subordinated to all
                                  existing and future senior indebtedness of our restricted
                                  subsidiaries. At June 30, 1999 our subsidiaries had $5.1
                                  million of indebtedness outstanding.

Optional Redemption.............  We may redeem the Series B or Series D notes, in whole or in part, at any time on or after April 15, 2002, at the
                                  redemption prices set forth in this prospectus. You should read the discussions under the headings "Description of
                                  the Series B Notes--Optional Redemption" and "Description
                                  of the Series D Notes--Optional Redemption" for more
                                  information on the optional redemption of the notes.
Public Equity Offering Optional
  Redemption of Series B and
  Series D Notes................  Before April 15, 2001, we may redeem up to 35% of the aggregate principal amount of the Series B notes
                                  originally outstanding with the net proceeds of a public
                                  equity offering at 110.125% of the principal amount of the redeemed notes, plus accrued interest, if at least 65% of
                                  the aggregate principal amount of the Series B notes
                                  originally issued remains outstanding after such
                                  redemption. Before April 15, 2001, we may also redeem up
                                  to 35% of the aggregate principal amount of the Series D
                                  notes originally outstanding with the net proceeds of a
                                  public equity offering at 110.125% of the principal amount of the redeemed notes, plus accrued interest, if at least
                                  65% of the aggregate principal amount of the Series D
                                  notes originally issued remains outstanding after such
                                  redemption. You should read the discussions under the
                                  headings "Description of the Series B Notes--Optional
                                  Redemption" and "Description of the Series D
                                  Notes--Optional Redemption" for more information on the
                                  optional redemption of the Series B and Series D notes.
Change of Control...............  Upon a change of control event, each holder of Series B or
                                  Series D notes may require us to repurchase all or a
                                  portion of their Series B or Series D notes at a purchase
                                  price equal to 101% of the principal amount of the
                                  repurchased notes, plus accrued interest. You should read
                                  the discussions under the headings "Description of the
                                  Series B Notes--Covenants," "Description of the Series B
                                  Notes--Definitions," "Description of the Series D
                                  Notes--Covenants" and "Description of the Series D
                                  Notes--Definitions" for a more complete definition of
                                  "Change of Control."
Covenants.......................  The indenture governing the Series B notes and the indenture governing the Series D notes each contain
                                  covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
                                      - incur additional indebtedness,
                                      - issue some kinds of capital stock,
                                      - pay dividends or make other distributions with
                                      respect to our capital stock,
                                      - create liens,
                                      - sell assets,

                                      - sell the capital stock of our subsidiaries,
                                      - engage in transactions with affiliates, and
                                      - effect consolidations or mergers.
                                  These covenants are subject to important exceptions and
                                  qualifications which are described under the headings
                                  "Description of the Series B Notes" and "Description of
                                  the Series D Notes" in this prospectus.
Exchange Offer; Registration
  Rights........................  In connection with the offering of the Series A notes, we entered into a registration rights agreement with
                                  Donaldson, Lufkin & Jenrette Securities Corporation,
                                  BancBoston Securities Inc. and Libra Investments, Inc., as
                                  the initial purchasers of the Series A notes. We also
                                  entered into a registration rights agreement with
                                  BancBoston Robertson Stephens Inc. as the initial
                                  purchasers of the Series C notes in connection with the
                                  offering of the Series C notes. Under the registration
                                  rights agreements, we agreed to register new notes and
                                  exchange them for the Series A or Series C notes. Upon
                                  completion of this exchange offer, the Series B and Series
                                  D notes and the remaining outstanding Series A and Series
                                  C notes will not be entitled to the benefits of the
                                  registration rights granted under the registration rights
                                  agreements. You should read the discussion under the
                                  heading "The Exchange Offer--Conditions of the Exchange
                                  Offer" for further information about these registration
                                  rights.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    In the table below, we provide you with a summary of our historical consolidated financial data. We have prepared this information using our consolidated financial statements as of and for the period October 21, 1997, the date of incorporation through December 31, 1997 and for the year ended December 31, 1998. These financial statements have been audited by Ernst & Young LLP, independent auditors. We have also included data from our unaudited consolidated financial statements as of and for the six months ended June 30, 1998 and 1999. This data does not include financial information for Trim and its subsidiaries which we acquired on July 30, 1999.


    When you read this summary historical consolidated financial data, it is important that you read along with it the historical consolidated financial statements and the related notes thereto, as well as the sections titled "Unaudited Pro Forma Financial Data," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of Operations," included elsewhere in this prospectus.


                                                                                   COMPASS
                                                             ----------------------------------------------------
                                                                 YEAR        36 DAYS     SIX MONTHS   SIX MONTHS
                                                                ENDED         ENDED         ENDED        ENDED
                                                             DECEMBER 31,  DECEMBER 31,   JUNE 30,     JUNE 30,
                                                                 1998          1997         1999         1998
                                                             ------------  ------------  -----------  -----------
                                                                            (DOLLARS IN THOUSANDS)

                                                                                               (UNAUDITED)
Statement of Operations Data:
  Revenues.................................................   $   96,547    $    3,057    $  67,116    $  34,851
  Gross profit.............................................       26,137           671       19,304        8,812
  Operating income.........................................       11,600           267        7,520        4,062
  Net income (loss)........................................          915            74       (1,953)         918
Other Data:
  Cash flow provided by (used in):
    operating activities...................................   $   (6,677)   $      269    $   1,856    $   1,969
    investing activities...................................     (172,117)      (23,456)      (2,750)     (77,985)
    financing activities...................................      186,222        23,630          119      103,105
  Net increase in cash.....................................        7,428           443         (775)      27,089
  EBITDA(1)................................................       20,550           486       15,648        6,633
  EBITDA margin............................................         21.3%         15.9%        23.3%        19.0%
  Depreciation and amortization............................   $    8,440    $      219    $   8,766    $   2,713
  Capital expenditures.....................................        5,701            25        2,750        3,009
Balance Sheet Data (at period end):
  Cash and cash equivalents................................   $    7,871    $      443    $   7,096    $  27,532
  Total assets.............................................      255,505        33,789      248,129      158,306
  Long-term obligations (including current portion)(2).....      196,968        20,585      197,087      115,442
  Stockholders' Equity.....................................       29,955         9,074       28,002       29,958


------------------------

(1) EBITDA is defined as operating income plus depreciation, goodwill amortization and management fees paid to an affiliate. EBITDA is not a defined term under generally accepted accounting principles ("GAAP") and should not be construed as an alternative to operating income or cash flows from operating activities as determined by GAAP. EBITDA data is presented because such data is used by some investors to determine our ability to meet debt service requirements and is used in some debt covenant calculations required under the indentures and our existing credit agreement. EBITDA is not indicative of our operating performance, does not provide a measure of liquidity and does not represent our available or discretionary funds. Furthermore, EBITDA as reported by us may not be comparable to EBITDA reported by other companies.


(2) Long-term obligations include long-term debt, including the current portion, and capital leases.

                       RATIO OF EARNINGS TO FIXED CHARGES

    In the table below, we provide you with the ratio of earnings to fixed charges for us and our predecessor, Brittain Machine.


                                                                                          BRITTAIN MACHINE FOR
                                                                          ----------------------------------------------------
                                                      COMPASS FOR THE                            THE YEARS ENDED JUNE 30,
                                                                           THE PERIOD FROM   ---------------------------------
                                                    YEARS ENDED DECEMBER    JULY 1, 1997                              1995
                                                            31,                THROUGH                                -----
                                                    --------------------      APRIL 21,
                                                      1998       1997           1998           1997       1996     (UNAUDITED)
                                                    ---------  ---------  -----------------  ---------  ---------

Ratio of earnings to fixed charges(1).............       1.3x       1.5x          20.6x          14.6x      10.9x


                                                                      COMPASS FOR THE
                                                               ------------------------------

                                                      1994       SIX MONTHS      SIX MONTHS
                                                    ---------       ENDED           ENDED
                                                                  JUNE 30,        JUNE 30,
                                                                    1999            1998
                                                               ---------------  -------------
                                                                        (UNAUDITED)
Ratio of earnings to fixed charges(1).............      10.4x                          1.6x


------------------------------

(1) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges, by fixed charges. Fixed charges consist of interest expense and 33% of operating rental expense, which management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges for the year ended June 30, 1995 and the six months ended June 30, 1999 by $0.4 million and $3.4 million, respectively.

                                  RISK FACTORS

    You should carefully consider the following factors and other information in this prospectus before deciding to invest in the notes.


WE HAVE A SIGNIFICANT AMOUNT OF DEBT WHICH LIMITS OUR FLEXIBILITY AND INCREASES
  OUR VULNERABILITY TO A DECREASE IN REVENUES OR CASH FLOW AND WHICH MAY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES



    At June 30, 1999 we had approximately $197.1 million of consolidated indebtedness outstanding, approximately $7.1 million of cash, approximately $248.1 million of total assets, approximately $129.8 million of total tangible assets and approximately $28.0 million of stockholders' equity. On a pro forma basis, our EBITDA for the year ended December 31, 1998 would have equaled 2.7 times pro forma net interest expense. On a pro forma basis at December 31, 1998, we would have had net debt equal to 3.9 times pro forma 1998 EBITDA. You should read the discussions under the headings "Capitalization," "Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of Operations" and "Unaudited Pro Forma Financial Data" for further information on our financial results.



    Our high level of indebtedness could have important consequences to note holders such as:



    - limiting our ability to obtain additional financing to fund our working capital needs, capital expenditures, debt service requirements or other purposes;



    - limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and pay interest expense;



    - increasing our vulnerability to a decrease in revenues or cash flow because a greater portion of our resources must be dedicated to servicing our debt obligations and we may have fewer resources available to assist us in maintaining our business operations during adverse conditions; and



    - increasing our vulnerability to interest rate increases because borrowings under our bank credit facilities are at variable interest rates.



    Pro forma interest expense for the year ended December 31, 1998 was $23.3 million which was 37.7% of pro forma EBITDA for the year ended December 31, 1998. Pro forma interest expense for the six months ended June 30, 1999 was $12.0 million which was 61.0% of pro forma EBITDA for the six months ended June 30, 1999.



    Our ability to pay interest on the notes and to satisfy our other debt obligations will depend upon, among other things, our future operating performance and our ability to refinance indebtedness when necessary. Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from operations to make scheduled payments on the notes or to meet our other obligations we will need to refinance, obtain additional financing or sell assets. We cannot assure you that our business will generate cash flow, or that we will be able to obtain funding sufficient to satisfy our debt service requirements.


WE ARE DEPENDENT ON A KEY CUSTOMER AND COULD SUFFER FINANCIAL HARM IF WE WERE TO
  LOSE THAT CUSTOMER'S BUSINESS


    Our largest customer is Boeing, which directly accounted for approximately 59.0% of our combined pro forma revenues for the year ended December 31, 1998. In addition, approximately 11.0% of the remainder of our combined pro forma revenues for the year ended December 31, 1998 were derived from Boeing indirectly through sales to suppliers of Boeing. Most of our sales to Boeing are pursuant to contracts and purchase orders which may be terminated by Boeing at any time. Boeing has announced that it will stop producing the MD-80 and MD-90 in 2000 and the MD-11 in 2001, models for which we currently produce parts, and may stop producing other models for which we produce parts. In addition, under some circumstances, Boeing may enforce alternative economic terms pursuant to such contracts, in which case the contracts could become less commercially favorable to us. Alternatively, we may elect to terminate the applicable portion of such contracts. We cannot assure you that Boeing will not terminate its contracts with us, or that we will be able to maintain our current level of sales to Boeing and Boeing's suppliers.



    Our subsidiaries that operate in the United States have experienced a decrease in the value and number of orders from Boeing for delivery in 1999 as compared to 1998. Boeing has announced it intends to increase its annual inventory turn rate, which is currently approximately two times, to an annual inventory turn rate of four times. We believe the reduction in the value and number of orders from Boeing is due to changes in Boeing's purchasing practices implemented as part of Boeing's strategy to reduce inventories and increase its use of just-in-time manufacturing techniques. In addition, Boeing is forecasting a reduction in its delivery of commercial aircraft to 480 aircraft in 2000 relative to projected deliveries of 620 aircraft in 1999, which may also reduce the value and number of orders we receive from Boeing. Furthermore, Boeing recently entered into an agreement with the union which represents approximately 30% of its employees in which Boeing agreed it would not lay off employees due to Boeing's use of subcontractors. Boeing also agreed to establish a joint labor-management committee to review outsourcing plans, although Boeing retains the right to outsource to subcontractors. As a result of the new agreement with the union, Boeing may produce some parts itself rather than outsourcing production of parts to subcontractors such as ourselves. Boeing orders could continue to decline and we cannot assure you that Boeing orders will increase or return to the 1998 level in 1999 or in 2000. The loss of all or a substantial portion of our revenues from Boeing could have a material adverse effect on our business, financial condition or results of operations.



WE ARE DEPENDENT ON THE COMMERCIAL AIRCRAFT INDUSTRY WHICH HAS HISTORICALLY BEEN
  HIGHLY CYCLICAL AND COULD SUFFER FINANCIALLY IF A DOWNWARD CYCLE CONTINUED TOO LONG



    Changes in the rate of future aircraft deliveries, including cancellations or deferrals of scheduled deliveries, could have a material adverse effect on our business, financial condition or results of operations because our principal customers are commercial aircraft manufacturers. Our business is closely related to the financial performance of the commercial airlines, which has historically been highly cyclical and competitive. Consequently, demand from the aircraft industry has historically been subject to cyclical fluctuations and has been adversely affected in the past by a number of factors, including, but not limited to, increased fuel and labor costs and intense price competition. Several domestic and foreign commercial airlines have in the past encountered significant financial difficulties, resulting in several airlines delaying aircraft orders, canceling their options to purchase aircraft, or seeking protection under bankruptcy laws. Deferrals or cancellations in aircraft orders could adversely affect the volume and price of orders placed for products used to manufacture commercial aircraft, including the individual parts and sub-assemblies, manufacturing kits and structural components we manufacture. You should read the discussion under the heading "Business--Industry Overview and Trends" for more information on the commercial aircraft industry.



    In particular, Boeing has developed a large backlog of aircraft sales to customers in Asia. Recent financial turmoil in Asia, including currency devaluations affecting Boeing's Asian customers, has resulted in Boeing announcing that it will adjust its production schedule over the next several years to adjust for delays or cancellations of orders. One Boeing customer, the People's Republic of China, has announced that it will seek to postpone deliveries of approximately 25 aircraft from Boeing presently scheduled for delivery in 2000 and 2001. Boeing has announced that it expects to deliver 480 aircraft in 2000, compared to expected deliveries of approximately 620 aircraft in 1999. Boeing's changes in its production schedules may reduce Boeing's demand for our products and could thus have a material adverse effect on our business, financial condition or results of operations.



RESTRICTIVE COVENANTS IN OUR INDENTURES AND OUR CREDIT AGREEMENT COULD CAUSE US
  TO DEFAULT AND ACCELERATE OUR INDEBTEDNESS UNDER THE CREDIT AGREEMENT



    If we fail to meet various restrictive covenants in the indentures governing our notes or in our credit agreement, we could default and our payments could be accelerated. In such an event, sufficient funds may not be available to pay the noteholders. The restrictive covenants, among other things, restrict us and our restricted subsidiaries from:


    - incurring additional indebtedness;

    - incurring liens;

    - paying dividends;

    - making some types of other restricted payments or investments;

    - consummating some types of asset sales;

    - entering into some types of transactions with affiliates;

    - merging or consolidating with another entity;

    - disposing of all or substantially all of our assets; and

    - prepaying the notes, except in a few specific circumstances.


    The credit agreement also requires us to maintain specified financial ratios and satisfy various financial tests. At March 31, 1999 we failed to meet three of the financial covenants under our credit agreement. We have retroactively amended the credit agreement effective March 31, 1999 such that we are deemed to have been in compliance on March 31, 1999 and we are in compliance with the financial covenants at this time. We cannot assure you that we will be able to continue to meet such tests. Our ability to meet such financial ratios and tests may be affected by events beyond our control. A breach of any of these covenants could result in an event of default under the credit agreement. If such an event of default occurs, the lenders could accelerate our indebtedness to them under the credit agreement. We cannot assure you that our assets would be sufficient to repay our indebtedness in full, including the notes. You should read the discussions under the headings "Description of the Series B Notes--Covenants," "Description of the Series D Notes--Covenants" and "Description of Credit Agreement" for more details about our indebtedness.



WE BEGAN OPERATIONS IN NOVEMBER 1997 AND WE MAY NOT HAVE THE RESOURCES TO
  SUCCESSFULLY INTEGRATE AND MANAGE OUR COMBINED ENTITY



    We began operations in November 1997. Between November 1997 and July 1999, we acquired fourteen operating companies. Prior to our acquisition of our subsidiaries in the United States, each of those subsidiaries operated independently. Trim and its subsidiaries operated as a group prior to our acquisition of those subsidiaries. We may not be able to integrate these businesses successfully. Our combined financial results covers periods when all of our subsidiaries were not under the common control of our management and may not be indicative of our future financial or operating results. In addition, our management group has been assembled only recently. Our management control structure is still in its formative stages and we are currently seeking additional qualified senior managers. Our ability to continue to achieve our goals will depend upon our ability to integrate effectively our prior and any future acquisitions and to achieve operating and cost efficiencies. Any failure by us to effectively oversee the combined entity could have a material adverse effect on our business, financial condition, or results of operations.

OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO A NUMBER OF RISKS THAT COULD
  ADVERSELY AFFECT THE RESULTS FROM THESE OPERATIONS AND OUR OVERALL BUSINESS



    Trim and its subsidiaries were our first acquisitions outside the United States. For the six months ended June 30, 1999 on a pro forma basis, approximately 25.0% of our combined revenues would be derived from our international operations. Having acquired our subsidiaries located in the United Kingdom will require us to manage international operations for the first time. International operations generally are subject to a number of risks including:



    - foreign currency risks



    - differences in accounting practices



    - work stoppages



    - transportation delays and interruptions



    - tariffs and import and export controls



    - differing licensing and permit requirements



    - conflicting U.S. and foreign laws



    We cannot predict what effect, if any, these risks would have on our business.



WE MAY HAVE ACQUIRED UNKNOWN OR UNDISCOVERED LIABILITIES WHEN WE ACQUIRED TRIM
  AND ITS SUBSIDIARIES WHICH MAY AFFECT OUR FINANCIAL CONDITION



    Although we have performed a legal and financial due diligence investigation of Trim and its subsidiaries, including environmental studies of Trim and its subsidiaries' major facilities, unknown or undisclosed legal, financial or operational weakness or liabilities may exist or arise. We could become liable as a successor owner of Trim and its subsidiaries for such liabilities, which could include, among other things, liabilities arising from litigation, product liability claims, employee benefit obligations or non-compliance with environmental requirements of taxation regulation. Although the terms of the share purchase agreement relating to our acquisition of Trim and its subsidiaries is likely to provide warranty protection in relation to such potential liabilities, we cannot assure you that we will be able to enforce those warranties, which are in themselves subject to significant limitations, or that they would be sufficient to fully protect us against such liabilities. The acquisition or undisclosed or unknown liabilities could have a material adverse effect on our business, financial condition, or results of operations.



WE MAY NOT HAVE THE RESOURCES TO SUCCESSFULLY INTEGRATE AND MANAGE OUR
  OPERATIONS LOCATED IN THE UNITED STATES WITH OUR OPERATIONS LOCATED IN THE UNITED KINGDOM



    We may not be able to successfully integrate our operations in the United States with our operations in the United Kingdom. The consolidated financial results of Trim cover periods when Trim and its subsidiaries were not under the common control of our management and may not be indicative of our future financial or operating results. Our ability to continue to achieve our goals will depend upon our ability to integrate our United Kingdom operations effectively with our companies that operate in the United States and to achieve operating and cost efficiencies. Any failure by us to effectively oversee the combined entity could have a material adverse effect on our business, financial condition, or results of operations.

WE ARE DEPENDENT ON CUSTOMER CERTIFICATION OF OUR MANUFACTURING FACILITIES WHICH
  COULD BE TERMINATED RESULTING IN FINANCIAL LOSS

    We manufacture parts to exact specifications provided by our aerospace customers in engineering drawings. You should read the discussions under the headings "Business--Operations--Certification" and "Business--Sales and Marketing" for more information on our manufacturing and operations. Our customers require us to perform quality standards testing and certification procedures on all manufactured parts and provide detailed records to ensure traceability of each part. Our customers typically certify our manufacturing facilities as meeting their quality standards. Such customer certification is necessary for us to manufacture parts for our aerospace customers. From time to time, other aerospace industry subcontractors have lost their customer certifications by reason of, among other things, problems with product quality, manufacturing processes or documentation. We have no reason to believe that any of our certified manufacturing facilities will lose any of their customer certifications, but we cannot assure you that such an event will not occur. If a significant customer were to terminate our facility certification at one or more of our facilities, it could have a material adverse effect on our business, financial condition or results of operations.

YOU MAY NOT BE ABLE TO RELY ON FORWARD LOOKING STATEMENTS BECAUSE UNEXPECTED
  CIRCUMSTANCES COULD ALTER CONDITIONS AND HARM OUR BUSINESS

    This prospectus contains forward looking statements which involve risks and uncertainties. Those statements appear in a number of places in this prospectus. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things:

    - Our anticipated growth strategies,

    - Our expected internal growth,

    - Our intention to produce integrated parts,

    - Technological advances in our industry,

    - Anticipated trends and conditions in our industry,


    - The on-going needs of our existing customers, especially Boeing,


    - Our ability to integrate acquired businesses,

    - Our ability to expand our customer base,

    - Our future capital needs,

    - Our future operating performance,

    - Our ability to compete, including internationally, and


    - Our ability to complete our Year 2000 readiness program.


    In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur. You should be aware that any such forward looking statements are not guarantees of future performance and that actual results may differ from those in the forward looking statements as a result of various factors. The accompanying information contained in this prospectus identifies important factors that could cause such differences.

OUR CONTRACTS ASSOCIATED WITH OUR BACKLOG COULD BE TERMINATED, WHICH WOULD
  DECREASE OUR FUTURE REVENUE


    Our backlog and bookings are subject to fluctuations and are not necessarily indicative of future revenues. Our contracts typically contain contingency provisions permitting termination by the customer at any time without penalty. We cannot assure you that backlog will be completed and booked as revenue. Cancellations of pending contracts or terminations or reductions of contracts in progress could have a material adverse effect on our business, financial condition or results of operations. You should read the discussion under the heading "Business--Backlog" for more information on how backlog affects our business.

WE MAY BE EXPOSED TO ENVIRONMENTAL RISKS AT OUR MANUFACTURING FACILITIES AND ARE
  SUBJECT TO ENVIRONMENTAL REGULATION

    We are subject to federal, state, local and foreign laws, regulations and ordinances establishing health and environmental quality standards, and may be subject to liabilities or penalties for violations of those standards. We are also subject to laws and regulations governing remediation of contamination at facilities currently or formerly owned or operated by us or to which we have sent hazardous substances or wastes for treatment, recycling or disposal. We acquire, and expect to continue to acquire, pre-existing businesses that have historical and ongoing operations. We have and will have limited information about the past activities of those businesses and their operations on the acquired properties. We have acquired at least one leased property that is currently under investigation by governmental authorities for groundwater contamination and we have been asked to conduct additional investigations. We have also been named a defendant in an action filed by an owner of property adjacent to property we lease. At this time, we cannot determine, in either case, what cleanup activities, if any, will be required. Soil and groundwater contamination may also exist on our other properties as a result of current or former operations on our properties, or operations on other properties. We may be subject to future liabilities or obligations as a result of new or more stringent interpretations of existing laws and regulations. In addition, we may have liabilities or obligations in the future if we discover any environmental contamination or liability at any of our facilities, or at facilities we may acquire. Such matters may have a material adverse effect on our business, financial condition or results of operations.

WE MAY BE REQUIRED TO PAY OUT OF POCKET COSTS IF AVIATION-RELATED OR PRODUCT
  LIABILITY CLAIMS EXCEED INSURANCE COVERAGE

    We currently carry aviation products insurance. To date, we have not experienced any significant uninsured or insured aviation-related claims or any material product liability claims. However, we cannot assure you that our existing insurance coverage will be adequate to cover future claims that may arise or we will be able to renew such coverage at commercially reasonable rates.

FRAUDULENT TRANSFER STATUTES MAY LIMIT YOUR RIGHTS AS A NOTE HOLDER TO RECEIVE
  PAYMENTS ON THE NOTES


    Each of our restricted subsidiaries is a guarantor of the notes. In the event of the bankruptcy or other financial difficulty of a guarantor, the guarantees of the notes by the guarantors may be subject to review under state or federal fraudulent transfer laws. Under those laws a court could avoid a guarantor's guarantee and direct the return of any amounts paid under its guarantee to the guarantor or to a fund for the benefit of the guarantor's creditors. As a result, such funds would not be available to repay the guarantor's obligations to the note holders. A court would consider factors such as whether a guarantor received less than fair consideration for incurring its obligations under its guarantee, and whether:


    - a guarantor was insolvent at the time it entered into the guarantee or was rendered insolvent by entering into the guarantee;

    - a guarantor's remaining unencumbered assets constituted sufficient capital for the conduct of the guarantor's business or operations; and

    - a guarantor intended to incur or believed it would incur debts beyond its ability to pay as such debts matured.

    A court could also avoid a guarantor's guarantee if it found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.


    If a guarantor's liability under its guarantee exceeds the amount by which the guarantor directly benefits from the proceeds of the notes, a court is likely to find that it did not receive fair consideration or reasonably equivalent value for its guarantee.



    A court will use a different measure of insolvency for purposes of the foregoing depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair market value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. Similar laws exist in the United Kingdom with respect to the above matters.


THE NOTES WILL BE SUBORDINATED TO OUR OTHER DEBT AND OUR HOLDING COMPANY
  STRUCTURE MAY ADVERSELY AFFECT OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE NOTES


    The outstanding Series A and Series C notes and the Series B and Series D notes will rank equally in right of payment and will be subordinated in right of payment to all our existing and future senior indebtedness. In addition, the guarantees effectively rank junior to the senior debt of our restricted subsidiaries. At June 30, 1999 we had outstanding $82.0 million of senior indebtedness and $110.0 million of senior subordinated indebtedness and our subsidiaries had $5.1 million in outstanding indebtedness. At June 30, 1999 after giving pro forma effect to the acquisition of Trim and its subsidiaries and the related financial transactions, we would have had outstanding $101.7 million of senior indebtedness and $131.6 million of senior subordinated indebtedness and our subsidiaries would have had $5.1 million in outstanding indebtedness. We may also incur additional senior indebtedness consistent with the terms of our debt agreements, such as borrowings in connection with future acquisitions.



    In the event of our default in any payment due on our senior indebtedness, or our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations on the notes only after all payments had been made on our senior indebtedness. As a result, the lenders under our credit facility may receive more ratably, and note holders may receive less ratably, than our other creditors and may receive no compensation of any kind in the event of bankruptcy, liquidation, reorganization, or a similar proceeding. You should read the discussions under the headings, "Description of the Series B Notes--Subordination" and "Description of the Series D Notes--Subordination" for more information on the ranking of the notes in relation to our other indebtedness.



    We are a holding company whose material assets consist primarily of the capital stock of our subsidiaries. Consequently, we are dependent upon the legal and contractual ability of our subsidiaries to pay dividends in order to make payments on the notes and satisfy any repurchase obligations relating to the notes, as a result of a Change of Control or a sale or other disposition of various assets. You should read the discussions under the headings "--Fraudulent Transfer Statutes May Limit Your Rights as a Note Holder to Receive Payment on the Notes," "Description of the Series B Notes" and "Description of the Series D Notes" for more information on our dependence on our subsidiaries. We cannot assure you that our subsidiaries will make sufficient dividend payments to enable us to meet our obligations under the notes.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE
  OF CONTROL OFFER REQUIRED BY THE INDENTURES



    Upon the occurrence of some specific kinds of change of control events, we will be required by the indentures to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit agreement will not allow such repurchases. Our failure to repurchase the notes could result in a default under the indentures and could also result in a default under our credit agreement, thus restricting our ability to make payments to the holders of the notes. If we default on our obligations under the indentures, including the obligation to repurchase the notes upon a change in control, holders of the notes would be entitled to exercise remedies under the indentures. You should read the discussions under the headings "Description of the Series B Notes--Events of Default and Remedies" and "Description of the Series D Notes--Events of Default and Remedies" for more information on the remedies which may be available to you if we are unable to repurchase the notes upon a change in control.



WE MAY NOT BE REQUIRED TO MAKE A CHANGE OF CONTROL OFFER IF WE SELL OR TRANSFER
  OUR ASSETS TO ANOTHER PARTY



    The ability of a holder of notes to require us to repurchase such notes as a result of a sale or transfer of less than all of our assets and those of the guarantors to another person or group may be uncertain. The definition of change of control includes a phrase relating to the direct or indirect sale or transfer of "all or substantially all" of our assets on a consolidated basis. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. The interpretation of the phrase "substantially all" will be dependent upon particular facts and circumstances. You should read the discussions under the headings "Description of the Series B Notes--Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control" and "Description of the Series D Notes--Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control" for more information on your ability to require us to repurchase your notes upon a change of control.


NO PUBLIC TRADING MARKET FOR THE NOTES EXISTS AND YOU MAY NOT BE ABLE TO SELL
  THEM


    There has not been an established trading market for the notes. Although two of the initial purchasers have told us they currently make a market in the Series A notes, and, if issued, intend to make a market in the Series B notes which will replace the Series A notes, and the initial purchaser of the Series C notes has told us it intends to make a market in the Series D notes, which, if issued, will replace the Series C notes, they have no obligation to do so and may discontinue making a market at any time without notice.



    The notes are eligible for trading in the Private Offerings, Resale and Trading through the Automatic Linkage ("PORTAL") market. However, we do not intend to apply for listing of the Series A or Series C notes, or, if issued, the Series B or Series D notes, on any securities exchange or for quotation through the National Association of Securities Dealers' Automated Quotation System. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, prevailing interest rates, the market for similar securities, the interest of securities dealers in making a market for the notes, and other factors. A liquid trading market may not develop for the notes. We cannot assure you that a liquid trading market will develop for the notes, or that holders of the notes will be able to sell the notes at an acceptable price, if at all.

OUTSTANDING SERIES A AND SERIES C NOTES THAT ARE NOT EXCHANGED WILL CONTINUE TO
  BE SUBJECT TO TRANSFER RESTRICTIONS



    Untendered Series A notes that are not exchanged for Series B notes, and untendered Series C notes that are not exchanged for Series D notes, pursuant to the exchange offer will remain restricted securities. Series A and Series C notes will continue to be subject to the following restrictions on transfer:



    - Series A and Series C notes may be resold only if registered under the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law;



    - Series A and Series C notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom;



    - a holder of Series A or Series C notes who desires to sell or otherwise dispose of all or any part of its Series A or Series C notes to an institutional accredited investor under an exemption from registration under the Securities Act, must deliver to the trustee a signed letter containing various representations and agreements relating to the transfer of the Series A or Series C notes. If such transfer is for an aggregate principal amount of Series A or Series C notes less than $250,000, the holder must deliver to us, if we so request, an opinion of counsel acceptable to us that the transfer is in compliance with the Securities Act; and



    - a holder of Series A or Series C notes who desires to sell or otherwise dispose of all or any part of its Series A or Series C notes under specific exemptions to the Securities Act must deliver to us, upon our request, an opinion of counsel satisfactory to us that such exemption is available.

                                 CAPITALIZATION


    The following table sets forth our unaudited consolidated cash and consolidated capitalization at June 30, 1999 on an actual basis and on a pro forma basis as adjusted to give effect to our acquisition of Trim and its subsidiaries on July 30, 1999. This table should be read in conjunction with our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus.



                                                                                               AT JUNE 30, 1999
                                                                                            -----------------------
                                                                                              ACTUAL     PRO FORMA
                                                                                            ----------  -----------
                                                                                                  (UNAUDITED)
(DOLLARS IN THOUSANDS)
CASH AND CASH EQUIVALENTS.................................................................  $    7,096   $   6,861
                                                                                            ----------  -----------
                                                                                            ----------  -----------
DEBT (INCLUDING CURRENT PORTION):
  Notes (1)...............................................................................  $  110,000   $ 129,000
  Term Loan A.............................................................................      33,250      33,250
  Term Loan B.............................................................................      44,775      44,775
  Acquisition Line........................................................................       1,000      20,700
  Capital leases and other................................................................       8,062       8,062
  Seller variable rate note due 2002......................................................          --       2,600
                                                                                            ----------  -----------
    Long-term obligations (including current portion) (2).................................  $  197,087   $ 238,387
STOCKHOLDERS' EQUITY:
  Common stock............................................................................         248         350
  Additional paid-in capital..............................................................      28,718      43,616
  Retained earnings.......................................................................        (964)       (964)
                                                                                            ----------  -----------
    TOTAL STOCKHOLDERS' EQUITY............................................................      28,002      43,002
                                                                                            ----------  -----------
    TOTAL CAPITALIZATION..................................................................  $  225,089   $ 281,389
                                                                                            ----------  -----------
                                                                                            ----------  -----------


------------------------


(1) Includes $2.9 million of original issue discount from the Series C notes.



(2) Long-term obligations include long-term debt, including the current portion, and capital leases.

                       UNAUDITED PRO FORMA FINANCIAL DATA


    The following unaudited pro forma financial data are derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus. The historical consolidated financial statements for Trim have been presented using U.S. GAAP.



    The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 1998 give effect to the acquisitions we completed in 1998 and 1999 as if such acquisitions were consummated as of January 1, 1998. The unaudited consolidated statements of operations data for Trim for the twelve months ended March 31, 1999 has been translated from pounds sterling to U.S. dollars at the average exchange rate for the twelve months ended March 31, 1999 of L1.0=$1.65.



    The unaudited pro forma combined condensed statement of operations data for the six months ended June 30, 1999 give effect to the acquisitions we completed in 1999 as if such acquisitions were consummated as of January 1, 1999. The consolidated statement of operations data for Trim for the year ended April 30, 1999 has been translated from pounds sterling to U.S. dollars at the average interbank exchange rate for the year ended April 30, 1999 of L1.0=$1.65.



    The unaudited pro forma combined condensed balance sheet data as of June 30, 1999 gives effect to our acquisition of Trim and its subsidiaries as if such acquisitions were consummated as of June 30 1999 and combines our June 30, 1999 unaudited consolidated balance sheet with Trim's unaudited consolidated June 30, 1999 balance sheet. The unaudited consolidated balance sheet data for Trim as of June 30, 1999 has been translated from pounds sterling to U.S. dollars at the June 30, 1999 interbank spot rate of L1.0=$1.58.



    The unaudited pro forma financial data are not necessarily indicative of operating results or financial position that would have been achieved had the events described above been consummated at January 1, 1998 or at January 1, or June 30, 1999 and should not be construed as representative of our future operating results or financial position. The unaudited pro forma financial data set forth below are derived in part from the historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.



    The pro forma adjustments are applied to the historical consolidated financial statements to reflect and account for the acquisitions completed by us in 1998 and 1999 as a purchase. Accordingly, the pro forma data reflect the preliminary allocations of purchase prices, based on estimated fair values of the tangible and intangible assets and liabilities of the acquired businesses. Management believes that the final allocations will not vary significantly from such preliminary allocations.

                         COMPASS AEROSPACE CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                             COMPASS
                           YEAR ENDED
                          DECEMBER 31,
(DOLLARS IN THOUSANDS)       1998(1)
------------------------  -------------
                                         1998 ACQUISITIONS        COMPASS              TRIM         ADJUSTMENTS(5)      COMPASS
                                               FROM            COMBINED WITH       TWELVE MONTHS    ---------------    PRO FORMA
                                          JANUARY 1, 1998          1998           ENDED MARCH 31,                     YEAR ENDED
                                              THROUGH         ACQUISITIONS(3)         1999(4)         (UNAUDITED)    DECEMBER 31,
                                            THE DATE OF     -------------------  -----------------                      1998(6)
                                          ACQUISITION(2)                                                             -------------
                                         -----------------      (UNAUDITED)         (UNAUDITED)
                                                                                                                      (UNAUDITED)
                                            (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Revenues................    $  96,547        $  86,897           $ 183,444           $  43,921         $      --       $ 227,365
Cost of sales...........       70,410           50,538             120,948              27,847               852         149,647
                          -------------        -------            --------             -------      ---------------  -------------
Gross profit............       26,137           36,359              62,496              16,074              (852)         77,718
Selling, general and
  administrative
  expenses..............       14,537           17,216              31,753               8,317            (5,819)         34,251
                          -------------        -------            --------             -------      ---------------  -------------
Operating income........       11,600           19,143              30,743               7,757             4,967          43,467
Interest (income)
  expense, net(7).......        8,493              717               9,210                (700)           14,796          23,306
Other (income)
  expense...............          670            1,212               1,882                (387)              (50)          1,445
                          -------------        -------            --------             -------      ---------------  -------------
Income (loss) before
  taxes.................        2,437           17,214              19,651               8,844            (9,779)         18,716
Income taxes............        1,522            2,061               3,583               2,399             3,002           8,984
                          -------------        -------            --------             -------      ---------------  -------------
Net income (loss).......    $     915        $  15,153           $  16,068           $   6,445         $ (12,781)      $   9,732
                          -------------        -------            --------             -------      ---------------  -------------
                          -------------        -------            --------             -------      ---------------  -------------
OTHER DATA:
Net cash flow provided
  by (used in):
  operating
  activities............    $  (6,677)       $  14,179           $   7,502           $   8,245         $    (463)      $  15,284
EBITDA(8)...............       20,550           20,578              41,128               9,051            11,677          61,856
EBITDA margin...........         21.3%            23.7%               22.4%               20.6%                             27.2%
Depreciation and
  amortization..........    $   8,440        $   1,435           $   9,875           $   1,294         $   6,102       $  17,271


------------------------


(1) Reflects the results of operations of Brittain Machine, Wichita Manufacturing, Barnes Machine, Sea-Lect and Pacific Hills for the period from each of their dates of acquisition by us through December 31, 1998. Also reflects our operations and those of Aeromil and Western Methods for the year ended December 31, 1998.



(2) Reflects the results of operations of: (a) Brittain Machine and its subsidiary, Wichita Manufacturing and Barnes Machine for the period from January 1, 1998 through April 21, 1998, (b) Sea-Lect for the period from January 1, 1998 through May 11, 1998, (c) Pacific Hills for the period from January 1, 1998 through November 20, 1998, and (d) Modern for the year ended December 31, 1998.

       The 1998 results of operations for each of these companies for the period prior to acquisition is as follows:


                             BRITTAIN MACHINE
                               & SUBSIDIARY      BARNES MACHINE        SEA-LECT          PACIFIC HILLS           MODERN
                                   FROM               FROM               FROM                FROM                 FROM
                              JANUARY 1, 1998    JANUARY 1, 1998    JANUARY 1, 1998     JANUARY 4, 1998      JANUARY 1, 1998
                                  THROUGH            THROUGH            THROUGH             THROUGH              THROUGH
(DOLLARS IN THOUSANDS)        APRIL 21, 1998     APRIL 21, 1998      MAY 11, 1998      NOVEMBER 20, 1998    DECEMBER 31, 1998
---------------------------  -----------------  -----------------  -----------------  -------------------  -------------------
                                         (UNAUDITED)
STATEMENT OF OPERATIONS
  DATA:
Revenues...................      $  21,344          $   5,854          $   5,369           $  28,282            $  26,048
Cost of sales..............         14,121              3,795              4,474              10,687               17,461
                                   -------             ------             ------             -------              -------
Gross profit...............          7,223              2,059                895              17,595                8,587
Selling, general and
  administrative
  expenses.................          4,901                185                772               7,389                3,969
                                   -------             ------             ------             -------              -------
Operating income...........          2,322              1,874                123              10,206                4,618
Interest expense, net......            114                 34                 66                  --                  503
Other expense (income).....           (123)                --                 (4)                 --                1,339
                                   -------             ------             ------             -------              -------
Income before income
  taxes....................          2,331              1,840                 61              10,206                2,776
Income taxes...............            936                645                 --                  --                  480
                                   -------             ------             ------             -------              -------
Net income.................      $   1,395          $   1,195          $      61           $  10,206            $   2,296
                                   -------             ------             ------             -------              -------
                                   -------             ------             ------             -------              -------
OTHER DATA:
Net cash flow provided by
  (used) in operating
  activities...............      $   2,739          $     (55)         $    (138)          $  10,789            $     844
EBITDA.....................          2,935              1,950                203              10,386                5,104
EBITDA margin..............           13.8%              33.3%               3.8%               36.7%                19.6%
Depreciation and
  amortization.............      $     613          $      76          $      80           $     180            $     486



(3) Presents an aggregate of the first two columns reflecting historical data of our results of operations combined with results of operations from pre-acquisition periods in 1998 of Brittain Machine and Subsidiary, Barnes Machine, Sea-Lect, and Pacific Hills.



(4) The unaudited pro forma consolidated statement of operations for Trim for the twelve months ended March 31, 1999 was derived from Trim's historical consolidated statement of operations for the year ended April 30, 1999, adjusted to exclude the month ended April 30, 1999 and to include the month ended April 30, 1998 as follows:



                                                          TRIM
                                                          YEAR
                                                       ENDED APRIL
(DOLLARS IN THOUSANDS)                                  30, 1999
                                                      -------------       TRIM             TRIM             TRIM
                                                                        ONE MONTH        ONE MONTH      TWELVE MONTHS
                                                                     ENDED APRIL 30,  ENDED APRIL 30,  ENDED MARCH 31,
                                                                          1998             1999             1999
                                                                     ---------------  ---------------  ---------------
                                                                       (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues............................................    $  45,602       $   3,478        $   5,159        $  43,921
Cost of sales.......................................       28,935           2,208            3,296           27,847
                                                      -------------        ------           ------          -------
Gross profit........................................       16,667           1,270            1,863           16,074
Selling, general and administrative expenses........        9,060             998            1,741            8,317
                                                      -------------        ------           ------          -------
Operating income....................................        7,607             272              122            7,757
Interest (income) expense, net......................         (651)            (31)              18             (700)
Other expense (income)..............................         (361)             --               26             (387)
                                                      -------------        ------           ------          -------
Income before income taxes..........................        8,619             303               78            8,844
Income taxes........................................        2,462              91              154            2,399
                                                      -------------        ------           ------          -------
Net income (loss)...................................    $   6,157       $     212        $     (76)       $   6,445
                                                      -------------        ------           ------          -------
                                                      -------------        ------           ------          -------
OTHER DATA:
Cash flow provided by (used in) operating
  activities........................................    $   8,245       $     469        $     343        $   8,245
EBITDA..............................................        8,909             513              371            9,051
EBITDA margin.......................................         19.5%           14.8%             7.2%            20.6%
Depreciation and amortization.......................    $   1,294       $     241        $     241        $   1,294



(5) Includes positive and negative pro forma adjustments, as if each acquisition were consummated as of January 1, 1998, as follows:


    (a) Cost of Sales:

       - Additional depreciation expense of $1.1 million from step up of asset values related to acquisitions completed in 1998.


       - Reduced expense of $0.3 million to eliminate the costs associated with discontinued lease payments by the acquired business to an affiliate of the former owner(s) of the acquired business. We will not be continuing such payments.


    (b) Selling, General and Administrative Expenses:


       - Reduced expense of $7.1 million to eliminate compensation to former owners/executives of acquired companies under obligations that existed under the previous ownership and which we are not obligated to, and will not, continue. In each case the amounts involved relate to compensation to individuals that have no continuing association with us.



       - Increased expense of $4.9 million to reflect the amortization of goodwill related to acquired businesses. Goodwill is amortized on a straight-line basis over a period of 20 years.


       - Reduced expense of $0.2 million to eliminate the cost associated with discontinued lease payments by the acquired company to an affiliate of the former owner(s) of the acquired businesses.


       - Reduced expense of $3.8 million related to one-time non-recurring bonus payments by the former owner(s) of acquired companies to employees of acquired businesses. The former owners are no longer in our employ or that of the acquired businesses. We are under no obligation and do not intend to make such payments in the future.



       - Increased expense of $0.6 million related to increased management fees associated with increased pro forma earnings.

    (c) Interest Expense:


       - Includes additional interest expense of $14.8 million based on actual debt incurred to complete our acquisitions in 1998 and 1999 as if the acquisitions and additional borrowings had been completed/incurred as of January 1, 1998.


    (d) Income Taxes:


       - Assumes a pro forma combined 48.0% income tax rate.



(6) Presents an aggregate of the third and fourth columns in order to present pro forma data for the year ended December 31, 1998.



    We filed suit against the former shareholder of Pacific Hills and the stockholders of that former shareholder on May 28, 1999. Our suit alleges violations of federal securities laws, fraud and breach of contract, among other allegations. One of the remedies we are seeking is recission. While we can give no assurance that recission will be granted as a remedy, were recission to be granted the effect on our financial statements as of and for the six month period ended June 30, 1999 would include a decrease in revenues of $5.7 million to $84.3 million from $90.0 million and an increase in net income of $1.7 million to $0.5 million from a loss of $1.2 million. Our operating income would not change. In addition, our current assets would decrease by $2.4 million to $75.2 million from $77.6 million, our total assets would decrease by $70.1 million to $247.0 million from $317.0 million, our current liabilities would decrease by $1.8 million to $32.3 million from $34.1 million, our total liabilities would decrease by $75.5 million to $198.5 million from $274.0 million and our stockholders' equity would increase by $5.4 million to $48.4 million from $43.0 million. The effect on our statements of operations for the year ended December 31, 1998 were recission to be granted would include a decrease in revenues of $30.0 million to $197.4 million from $227.4 million, a decrease in operating income of $13.8 million to $29.7 million from $43.5 million and a decrease in net income of $3.6 million to $6.1 million from $9.7 million. You should read the discussion under the heading "Business--Legal Proceedings" for further information on this suit.



(7) The pro forma adjustment to interest expense assumes that the additional borrowings related to the acquisitions we completed in 1998 and 1999 were incurred as of January 1, 1998. The pro forma adjustment to interest expense for the pro forma year ended December 31, 1998 consists of:


    - Interest expense on the senior subordinated debt of $110.0 million at 10 1/8% for the period from January 1, 1998 through April 20, 1998 of approximately $3.4 million.


    - Interest expense on senior debt of $81.0 million at 9% for the period from January 1, 1998 through December 31, 1998, less actual interest on senor debt incurred during the period November 20,1998 through December 31, 1998, of approximately $6.5 million.



    - Interest expense on the senior subordinated debt of $19.0 million at 10 1/8% for the period from January 1, 1998 through December 31, 1998 of approximately $1.9 million, plus amortization of original issue discount of approximately $0.4 million.



    - Interest expense on senior debt of $19.7 million at 8 1/2% for the period from January 1, 1998 through December 31, 1998 of approximately $1.7 million.



    - Interest expense on a $2.6 million seller variable rate note at 9.0% for the period from January 1, 1998 through December 31, 1998 of approximately $0.2 million.



    - The elimination of $0.7 million of interest income from Trim and its subsidiaries.


    The effect on interest expense of a 1/4% change in interest rate of our variable rate debt would be approximately $0.2 million.

(8) EBITDA is defined as operating income plus depreciation, goodwill amortization and management fees paid to an affiliate. EBITDA is not a defined term under GAAP and should not be construed as an alternative to operating income or cash flows from operating activities as determined by GAAP. EBITDA data is presented because such data is used by some investors to determine our ability to meet debt service requirements and is used in some debt covenant calculations required under the indentures and our existing credit agreement. EBITDA is not indicative of our operating performance, does not provide a measure of liquidity and does not represent our available or discretionary funds. Furthermore, EBITDA as reported by us may not be comparable to EBITDA reported by other companies.

                         COMPASS AEROSPACE CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                                                     TRIM
                                                                  SIX MONTHS                         COMPASS
                                                   COMPASS           ENDED                          PRO FORMA
(DOLLARS IN THOUSANDS)                        SIX MONTHS ENDED     APRIL 30,                    SIX MONTHS ENDED
(UNAUDITED)                                     JUNE 30, 1999        1999       ADJUSTMENTS(1)  JUNE 30, 1999(2)
                                              -----------------  -------------  --------------  -----------------
STATEMENT OF OPERATIONS DATA:
Revenues....................................      $  67,116        $  22,903      $       --        $  90,019
Cost of sales...............................         47,812           14,823              --           62,635
                                                    -------      -------------       -------          -------
Gross profit................................         19,304            8,080              --           27,384
Selling, general and administrative
  expenses..................................         11,784            4,744             603           17,131
                                                    -------      -------------       -------          -------
Operating income............................          7,520            3,336            (603)          10,253
Interest (income) expense, net(3)...........          9,932             (227)          2,323           12,028
Other (income) expense......................            987             (361)             --              626
                                                    -------      -------------       -------          -------
Income (loss) before taxes..................         (3,399)           3,424          (2,926)          (2,401)
Income taxes................................         (1,446)           2,462          (2,168)          (1,152)
                                                    -------      -------------       -------          -------
Net income (loss)...........................      $  (1,953)       $   1,462      $     (758)       $  (1,249)
                                                    -------      -------------       -------          -------
                                                    -------      -------------       -------          -------
OTHER DATA:
Net cash flow provided by (used in):
operating activities........................      $   1,856        $   2,962      $     (603)       $   4,215
EBITDA(4)...................................         15,648            3,976      $      123           19,747
EBITDA margin...............................           23.3%            17.4%             --             21.9%
Depreciation and amortization...............      $   8,766        $     632      $      665        $  10,063


------------------------


(1) Includes positive and negative pro forma adjustments as if the acquisition of Trim and its subsidiaries were consummated as of January 1, 1998, as follows:



    (a) Selling, General and Administrative Expenses:



       - Reduced expense of $0.1 million to eliminate compensation to the former owners that existed under previous ownership and which we are not obligated to, and will not, continue.



       - Increased expense of $0.1 million related to increased management fees associated with increased pro forma earnings.



       - Increased expense of $0.7 to reflect amortization of goodwill related to an acquired business. Goodwill is amortized on a straight line basis over 20 years.



    (b) Interest Expense:



       - Eliminates interest income of $0.2 million.



       - Increases interest expense based on the estimated rates and additional borrowings as if the acquisition of Trim and its subsidiaries was completed as of January 1, 1999.



    (c) Income Taxes:



       - Assumes a pro forma combined 48.0% income tax rate.



(2) Presents an aggregate of the first three columns in order to present pro forma data for the six month period ended June 30, 1999.

(3) The pro forma adjustment to interest expense for the six month period ended June 30, 1999 consists of:



       - Interest expense on the senior subordinated debt of $19.0 of 10 1/8% for the period from January 1, 1999 to June 30, 1999 of approximately $1.0 million, plus amortization of original issue discount of approximately $0.2 million.



       - Interest expense on senior debt of $19.7 million at 8 1/2% for the period from January 1, 1999 to June 30, 1999 of approximately $0.9 million.



       - Interest expense on a $2.6 million seller variable rate note at 9.0% from the period January 1, 1999 to June 30, 1999 of approximately $0.1 million.



       - The elimination of $0.2 million of interest income from Trim and its subsidiaries.



(4) EBITDA is defined as operating income plus depreciation, goodwill amortization and management fees paid to an affiliate. EBITDA is not a defined term under GAAP and should not be construed as an alternative to operating income or cash flows from operating activities as determined by GAAP. EBITDA data is presented because such data is used by some investors to determine our ability to meet debt service requirements and is used in some debt covenant calculations required under the indentures and our existing credit agreement. EBITDA is not indicative of our operating performance, does not provide a measure of liquidity and does not represent our available or discretionary funds. Furthermore, EBITDA as reported by us may not be comparable to EBITDA reported by other companies.

                         COMPASS AEROSPACE CORPORATION
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                              AS OF JUNE 30, 1999



                                                                                                      COMPASS
                                                                                                     PRO FORMA
                                                          COMPASS AT    TRIM AT                    WITH TRIM AT
(DOLLARS IN THOUSANDS)                                     JUNE 30,    JUNE 30,                      JUNE 30,
(UNAUDITED)                                                  1999        1999     ADJUSTMENTS(1)      1999(2)
                                                          -----------  ---------  --------------  ---------------
Assets
Current assets:
  Cash and cash equivalents.............................   $   7,096   $  20,764    $  (20,999)     $     6,861
  Accounts receivable...................................      17,045      11,028            --           28,073
  Inventories...........................................      32,671       6,499            --           39,170
  Prepaid expenses and other current assets.............       3,450          --            --            3,450
                                                          -----------  ---------  --------------  ---------------
Total current assets....................................      60,262      38,291       (20,999)          77,554
Property and equipment..................................      56,911      19,079            --           75,990
Goodwill, net...........................................     118,337          --        26,670          145,007
Other assets............................................      12,619          --         5,850           18,469
                                                          -----------  ---------  --------------  ---------------
Total assets............................................   $ 248,129   $  57,370    $   11,521      $   317,020
                                                          -----------  ---------  --------------  ---------------
                                                          -----------  ---------  --------------  ---------------
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable......................................   $   6,695   $  21,388    $  (10,784)     $    17,299
  Accrued expenses......................................       8,500          --            --            8,500
  Current portion of long-term debt and capital
    leases..............................................       8,325          --            --            8,325
                                                          -----------  ---------  --------------  ---------------
Total current liabilities...............................      23,520      21,388       (10,784)          34,124
Other long term liabilities.............................       7,845       1,994            --            9,839
Long-term debt and capital leases, less current
  portion...............................................     188,762          --        41,293          230,055
Minority interest.......................................          --       4,053        (4,053)              --
Stockholders' equity:
  Common stock..........................................         248          --           102              350
  Paid-in capital.......................................      28,718         604        14,294           43,616
  Retained earnings (deficient).........................        (964)     29,331       (29,331)            (964)
                                                          -----------  ---------  --------------  ---------------
Total stockholders' equity..............................      28,002      29,935       (14,935)          43,002
Total liabilities and stockholders' equity..............   $ 248,129   $  57,370    $   11,521      $   317,020
                                                          -----------  ---------  --------------  ---------------
                                                          -----------  ---------  --------------  ---------------


------------------------


(1) Includes positive and negative pro forma adjustments, as if our acquisition of Trim and its subsidiaries were consummated as of January 1, 1999, as follows:



    - The incurrence of $19.0 million in long-term liabilities related to the issuance of the Series C notes, including $2.9 million or original issue discount.



    - The incurrence of an additional $19.7 million in long-term liabilities under our credit agreement.



    - The incurrence of $2.6 million in long-term liabilities under a seller variable rate note issued in favor of the former owners of Trim.



    - The reclassification to accounts payable of the consolidated Trim cash overdraft of $10.8 million at June 30, 1999.

    - Goodwill of $26.7 million based on an allocation of the purchase price for our acquisition of Trim and its subsidiaries.



    - Additional acquisition and financing fees estimated at $3.0 million.



    - The elimination of the minority interest of $4.1 million on Trim's June 30, 1999 balance sheet.



    - The elimination of Trim's historical paid in capital and retained earnings accounts in connection with our acquisition of Trim and its subsidiaries.



    - An additional $15.0 million in equity contributions, partly used to finance our acquisition of Trim and its subsidiaries.



(2) Presents an aggregate of the first three columns in order to present pro forma data as of June 30, 1999.



    The purchase price for each company we acquired in 1998 and 1999 was as follows:



    - Brittain Machine--$46.9 million



    - Wichita Manufacturing--$8.0 million



    - Barnes Machine--$15.0 million



    - Sea-Lect (including J&J Leasing, Inc., acquired as a subsidiary of Sea-Lect and merged into Sea-Lect in March 1999)--$12.2 million



    - Pacific Hills--$73.7 million



    - Modern (including Modern Holdings, Inc. and Modern Manufacturing, Inc., a Washington corporation, acquired as subsidiaries of Modern and merged into Modern in January 1999)-- $23.1 million



    - Trim and its subsidiaries--$50.7 million

    The purchase price for each of our subsidiaries was allocated as follows:



                                  BARNES    BRITTAIN      WICHITA                   PACIFIC
                                  MACHINE    MACHINE   MANUFACTURING   SEA-LECT      HILLS      MODERN      TRIM
                                 ---------  ---------  --------------  ---------  -----------  ---------  ---------
Assets
Current Assets:
  Cash and cash equivalents....  $     687  $     971    $      631    $      --   $      --   $   1,590  $      --
  Accounts receivable..........      2,035      7,093         1,732        2,246       2,258       1,294     11,028
  Inventories..................      1,584      7,043         1,803        2,584       2,662       6,632      6,499
  Prepaid expenses and other
    current assets.............         13         36            25           --          34         358         --
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Total current assets...........      4,319     15,143         4,191        4,830       4,954       9,874     17,527
Property and equipment, net....      6,712     19,329         4,488        4,587       1,584       6,782     19,079
Other Assets...................        133        637            --           --          --          --         --
Goodwill.......................      6,768     19,258         2,359        4,155      67,920       8,664     26,670
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Total assets...................  $  17,932  $  54,367    $   11,038    $  13,572   $  74,458   $  25,320  $  63,276
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Liabilities and stockholders'
  equity
Current liabilities:
  Accounts payable.............  $   1,162  $   1,191    $    1,596    $   1,169   $     510   $     892  $  10,604
  Accrued expenses.............        242      1,917           272          240         276         296         --
  Income taxes payable.........        489       (644)          222           --          --          --         --
  Current portion of long term
    debt.......................         --         55            --           --          --          --         --
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Total current liabilities......      1,893      2,519         2,090        1,409         786       1,188     10,604
Deferred tax liability.........      1,050      4,282           976           --          --       1,037      1,754
Other debt, less current
  portion......................         --        645            --           --          --          --        240
Stockholders' equity:
Paid-in-capital................     14,989     46,921         7,972       12,163      73,672      23,095     50,678
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Total stockholders' equity.....     14,989     46,921         7,972       12,163      73,672      23,095     50,678
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
Total liabilities and
  stockholders' equity.........  $  17,932  $  54,367    $   11,038    $  13,572   $  74,458   $  25,320  $  63,276
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------
                                 ---------  ---------       -------    ---------  -----------  ---------  ---------

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA



    The following selected historical consolidated financial data are derived from our consolidated financial statements and those of our predecessor, Brittain Machine. See "Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of Operations-- Consolidated Results of Operations." Our consolidated financial statements as of December 31, 1997 and 1998 and for the period October 21, 1997 (date of incorporation) through December 31, 1997 and for the year ended December 31, 1998 have been audited by Ernst & Young, LLP, independent auditors, and are included elsewhere in this prospectus. Our consolidated financial statements for the six months ended June 30, 1998 and 1999 are derived from unaudited financial statements included elsewhere in this prospectus. The consolidated financial statements of Brittain Machine as of and for the period from July 1, 1997 through April 21, 1998 and as of and for the year ended June 30, 1997 have been audited by other independent auditors and are included elsewhere in this prospectus. The consolidated financial statements of Brittain Machine as of and for the year ended June 30, 1996 have been audited by Ernst & Young, LLP, independent auditors, and are included elsewhere in this prospectus. The following selected historical consolidated financial data for Brittain Machine as of and for the years ended June 30, 1994 and 1995 are derived from unaudited financial statements which are not included herein.



    The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Consolidated Financial Condition and Consolidated Results of Operations" and the financial statements and related notes thereto included elsewhere in this prospectus.

                                                                                                                     COMPASS
                                                           BRITTAIN                                                  FOR THE
                              COMPASS        COMPASS      MACHINE FOR                                                  SIX
                              FOR THE        FOR THE      THE PERIOD                                                 MONTHS
                               YEAR          36 DAYS     FROM JULY 1,         BRITTAIN MACHINE FOR THE YEARS          ENDED
                               ENDED          ENDED      1997 THROUGH                 ENDED JUNE 30,                JUNE 30,
                           DECEMBER 31,   DECEMBER 31,     APRIL 21,    ------------------------------------------  ---------
(DOLLARS IN THOUSANDS)         1998           1997           1998         1997       1996       1995       1994       1999
-------------------------  -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)       (UNAUDITED)
INCOME STATEMENT DATA:
Revenues.................    $  96,547      $   3,057      $  49,682    $  35,481  $  26,892  $  19,244  $  20,788  $  67,116
Cost of sales............       70,410          2,386         34,640       25,656     19,076     16,708     14,729     47,812
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
Gross profit.............       26,137            671         15,042        9,825      7,816      2,536      6,059     19,304
Selling, general and
  administrative
  expenses...............       14,537            404          6,798        3,229      2,953      2,654      2,632     11,784
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
Operating income
  (loss).................       11,600            267          8,244        6,596      4,863       (118)     3,427      7,520
Interest expense, net....        8,493            166            386          398        403        359        293      9,932
Other (income) expense...          670            (16)           (20)          84         77        (63)       (20)       987
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
  taxes..................        2,437            117          7,878        6,114      4,383       (414)     3,154     (3,399)
Income taxes.............        1,522             43          2,901        2,208      1,637       (194)     1,282     (1,446)
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
Net income (loss)........    $     915      $      74      $   4,977    $   3,906  $   2,746  $    (220) $   1,872  $  (1,953)
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
Net cash flow provided by
  (used in):
  operating activities...    $  (6,677)     $     269      $   7,978    $    (155) $   2,381  $   1,027  $   2,858  $   1,856
  investing activities...     (172,117)       (23,456)        (3,535)      (1,244)    (1,619)    (2,293)    (1,198)    (2,750)
  financing activities...      186,222         23,630         (3,215)       1,763       (835)     1,331     (1,234)       119
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
Net increase (decrease)
  in cash................    $   7,428      $     443      $   1,228    $     364  $     (73) $      65  $     426  $    (775)
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
                           -------------  -------------  -------------  ---------  ---------  ---------  ---------  ---------
EBITDA(1)................    $  20,550      $     486      $   9,755    $   8,265  $   6,255  $   1,185  $   4,544  $  15,648
EBITDA margin............         21.3%          15.9%          19.6%        23.3%      23.3%       6.2%      21.9%      23.3%
Depreciation and
  amortization...........    $   8,440      $     219      $   1,511    $   1,669  $   1,392  $   1,303  $   1,117  $   8,766
Capital expenditures.....        5,701             25          3,559        1,072      1,519      2,575      1,056      2,750
BALANCE SHEET DATA (AT
  PERIOD END):
Cash and cash
  equivalents............    $   7,871      $     443      $   1,683    $     455  $      91  $     164  $     589  $   7,096
Total assets.............      255,505         33,789      $  32,776       28,602     22,095     17,290     15,110    248,129
Long-term obligations
  (including current
  portion) (2)...........      196,968         20,585      $   3,775        3,950      4,495      5,131      3,957    197,087
Stockholders' equity.....       29,955          9,074         20,243       15,266     11,360      8,614      8,834     28,002


(DOLLARS IN THOUSANDS)       1998
-------------------------  ---------

INCOME STATEMENT DATA:
Revenues.................  $  34,851
Cost of sales............     26,039
                           ---------
Gross profit.............      8,812
Selling, general and
  administrative
  expenses...............      4,750
                           ---------
Operating income
  (loss).................      4,062
Interest expense, net....      2,370
Other (income) expense...        187
                           ---------
Income (loss) before
  taxes..................      1,505
Income taxes.............        587
                           ---------
Net income (loss)........  $     918
                           ---------
                           ---------
OTHER DATA:
Net cash flow provided by
  (used in):
  operating activities...  $   1,969
  investing activities...    (77,985)
  financing activities...    103,105
                           ---------
Net increase (decrease)
  in cash................  $  27,089
                           ---------
                           ---------
EBITDA(1)................  $   6,633
EBITDA margin............       19.0%
Depreciation and
  amortization...........  $   2,713
Capital expenditures.....      3,009
BALANCE SHEET DATA (AT
  PERIOD END):
Cash and cash
  equivalents............  $  27,532
Total assets.............    158,306
Long-term obligations
  (including current
  portion) (2)...........    115,442
Stockholders' equity.....     29,958


------------------------


(1) EBITDA is defined as operating income plus depreciation, goodwill amortization and management fees paid to an affiliate. EBITDA is not a defined term under GAAP and should not be construed as an alternative to operating income or cash flows from operating activities as determined by GAAP. EBITDA data is presented because such data is used by some investors to determine our ability to meet debt service requirements and is used in some debt covenant calculations required under the indentures and our existing credit agreement. EBITDA is not indicative of our operating performance, does not provide a measure of liquidity and does not represent our available or discretionary funds. Furthermore, EBITDA as reported by us may not be comparable to EBITDA reported by other companies.


(2) Long-term obligations include long-term debt, including the current portion, and capital leases.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                      CONSOLIDATED FINANCIAL CONDITION AND
                       CONSOLIDATED RESULTS OF OPERATIONS


    The following discussion should be read in conjunction with the "Selected Historical Consolidated Financial Data," "Unaudited Pro Forma Financial Data" and our consolidated financial statements and notes related thereto and those of our predecessor, Brittain Machine, and other more detailed financial data appearing elsewhere in this prospectus.


GENERAL


    We began operations in November 1997 with the simultaneous acquisitions of Western Methods and Aeromil. Since November 1997 we have completed the following acquisitions:



April 1998:................  Brittain Machine, Wichita Manufacturing and Barnes
                             Machine
May 1998:..................  Sea-Lect
November 1998:.............  Pacific Hills
December 1998:.............  Modern
July 1999:.................  Trim and its subsidiaries



    Prior to our acquisition of our subsidiaries, each of our subsidiaries, except for Brittain Machine and its subsidiary, Wichita Manufacturing, had been operating independently and were not subject to common management. Trim and its subsidiaries had been operating as a group prior to our acquisition of those companies. We intend to integrate our acquired businesses, their operations and their administrative functions.


CONSOLIDATED RESULTS OF OPERATIONS


    For accounting and financial reporting purposes, Brittain Machine is deemed to be our predecessor based on the relative significance of Brittain Machine's revenues, size and operating capacity. When we acquired Brittain Machine on April 21, 1998, Brittain Machine represented, on a historical basis, 68% of the revenues and 87% of the pre-tax income of the combined historical results of Aeromil, Western Methods and Brittain Machine prior to our acquisition of those companies. The acquisition of Brittain Machine added additional operating capacity and manufacturing capabilities that significantly advanced our goal of producing more sub-assemblies, manufacturing kits and structural components. The following discussion therefore includes the results of operations of Brittain Machine as our predecessor for the periods shown below.



COMPASS FOR THE SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1998.



    REVENUES. Revenues increased $32.2 million to $67.1 million for the six months ended June 30, 1999 from $34.9 million for the six months ended June 30, 1998. Combined revenues of Western Methods and Aeromil for the six months ended June 30, 1999 decreased by $1.1 million, a decrease of 6.2%, as compared to the six months ended June 30, 1998 as a result of lower Boeing requirements in 1999 as compared to 1998. Consolidated revenues increased as a result of our acquisitions of Brittain Machine, Barnes Machine, Wichita Manufacturing, Sea-Lect, Pacific Hills and Modern.



    COST OF SALES. Cost of sales increased $21.8 million to $47.8 million for the six months ended June 30, 1999 from $26.0 million for the six months ended June 30, 1998. The increase in cost of sales was primarily attributable to the acquisitions we completed in 1998. Cost of sales as a percentage of revenues decreased to 71.2% for the six months ended June 30, 1999 from 74.7% for the six months ended June 30, 1998. This percentage decrease was primarily attributable to the acquisitions we completed in 1998 which provided a higher level of average margins.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $7.0 million to $11.8 million for the six months ended June 30, 1999 from $4.8 million for the six months ended June 30, 1998. This increase in selling, general and administrative expenses was primarily attributable to the acquisitions we completed in 1998. Selling, general and administrative expenses as a percentage of revenues increased to 17.6% for the six months ended June 30, 1999 from 13.6% for the six months ended June 30, 1998. Selling, general and administrative expenses as a percentage of revenues for Western Methods and Aeromil was 10.4% for the six months ended June 30, 1999 as compared to 9.8% for the six months ended June 30, 1998. Selling, general and administrative expenses as a percentage of revenues for the six months ended June 30, 1999 for the companies we acquired in 1998 was 13.8%. Corporate office selling, general and administrative expenses, including management fees, was $2.9 million for the six months ended June 30, 1999 as compared to $1.8 million for the six months ended June 30, 1998. The increase in selling, general and administrative expenses is primarily attributable to our overall growth and the development of our corporate office. The increase in selling, general and administrative expenses as a percentage of revenues for the six months ended June 30, 1999 is primarily attributable to the goodwill associated with the acquisitions we completed in 1998.



    OPERATING INCOME. Operating income increased $3.4 million to $7.5 million for the six months ended June 30, 1999 from $4.1 million for the six months ended June 30, 1998. The increase in operating income was primarily attributable to the operating income derived from acquisitions we completed in 1998, partly offset by higher selling, general and administrative expenses related to those acquisitions and increased corporte expenses related to our growth. Operating income as a percentage of revenues decreased to 11.2% for the six months ended June 30, 1999 from 11.7% for the six months ended June 30, 1998 as a result of higher selling, general and administrative expenses associated with the acquisitions we completed in 1998 and the development of our corporate office.



    INTEREST EXPENSE. Interest expense increased $7.5 million to $9.9 million for the six months ended June 30, 1999 from $2.4 million for the six months ended June 30, 1998. $3.4 million of the increase in interest expense is attributable to our issuance of the Series A notes in April 1998, $3.7 million of the increase is attributable to increased bank borrowings by us in November 1998 and $0.4 million of the increase is attributable to interest on operating leases. Interest expense attributable to our issuance of the Series A notes in April 1998 will decrease once we cease paying increased interest on the Series A notes as a form of liquidated damages after the registration statement of which this prospectus is a part becomes effective. As of June 30, 1999 increased interest on the Series A notes as a form of liquidated damages totaled $0.2 million.



    NET INCOME. Net income decreased $2.9 million to a net loss of $2.0 million for the six months ended June 30, 1999 from net income of $0.9 million for the six months ended June 30, 1998. The decrease in net income was primarily attributable to increased operating income of $3.4 million, offset by increased interest expense of $7.6 million, increased amortization of deferred financial fees of $0.8 million and a decrease in income tax expense of $2.0 million.



    NET CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES. Net cash flow from operating activities decreased $0.1 million to $1.9 million for the six months ended June 30, 1999 from $2.0 million for the six months ended June 30, 1998. The decrease in net cash flow provided by operating activities during the six months ended June 30, 1999 was primarily attributable to a $6.1 million increase in depreciation and amortization expense, partly offset by a reduction in net income of $2.8 million and a reduction in the change in operating assets and liabilities of $3.4 million during the six months ended June 30, 1999 compared to the six months ended June 30, 1998.



    NET CASH FLOW PROVIDED BY (USED IN) INVESTING ACTIVITIES. Net cash flow used on investing activities was related to the purchase of property, plant and equipment and was $2.8 million for the six months ended June 30, 1999 and $78.0 million for the six months ended June 30, 1998.

    NET CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES. Net cash flow used in financing activities was $0.1 million for the six months ended June 30, 1999 as compared to net cash flow provided by financing activities of $103.1 million for the six months ended June 30, 1998. The decrease in net cash flow provided by financing activities for the six months ended June 30, 1999 was primarily attributable to the issuance of the Series A notes and to the proceeds from the sale of some of our capital stock during the six months ended June 30, 1998.



    EBITDA. EBITDA increased $9.0 million to $15.6 million for the six months ended June 30, 1999 from $6.6 million for the six months ended June 30, 1998 as a result of the acquisitions we completed in 1998. EBITDA as a percentage of revenues increased to 23.3% for the six months ended June 30, 1999 from 19.0% for the six months ended June 30, 1998. The increase in EBITDA was primarily attributable to increased revenues of $32.7 million, increased gross profit of $10.5 million and increased operating income of $3.4 million in the six months ended June 30, 1999.



HISTORICAL RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998



    REVENUES. Historical revenues were $96.5 million for the year ended December 31, 1998 compared to pro forma revenues of $227.4 million for the same period. The difference was primarily attributable to the timing of our acquisitions in 1998 of Brittain Machine, Barnes Machine, Wichita Manufacturing, Sea-Lect and Pacific Hills and our acquisition of Trim and its subsidiaries in 1999.



    COST OF SALES. Historical cost of sales was $70.4 million for the year ended December 31, 1998 compared to pro forma cost of sales of $149.6 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 and to pro forma adjustments which increased pro forma cost of sales $0.9 million. Historical cost of sales as a percentage of historical revenues was 73.0% for the year ended December 31, 1998 as compared to pro forma cost of sales as a percentage of pro forma revenues of 65.8% for the same period. The difference was primarily attributable to our acquisitions in 1998 of Brittain Machine, Barnes Machine, Wichita Manufacturing, Sea-Lect and Pacific Hills and our acquisition in 1999 of Trim and its subsidiaries which provided a higher level of average margins.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Historical selling, general and administrative expenses were $14.5 million for the year ended December 31, 1998 compared to pro forma selling, general and administrative expenses of $34.3 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 and to pro forma adjustments which reduced pro forma selling, general and administrative expenses by $5.8 million. Historical selling, general and administrative expenses as a percentage of historical revenues was 15.0% for the year ended December 31, 1998 compared to pro forma selling, general and administrative expenses as a percentage of pro forma revenues of 15.1% for the same period.



    OPERATING INCOME. Historical operating income was $11.6 million for the year ended December 31, 1998 compared to pro forma operating income of $43.5 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 and to pro forma adjustments which increased pro forma operating income by $5.0 million. Historical operating income as a percentage of historical revenues was 12.0% for the year ended December 31, 1998 compared to pro forma operating income as a percentage of pro forma revenues of 19.1% for the same period. The difference was primarily attributable to our acquisitions in 1998 of Brittain Machine, Barnes Machine, Wichita Manufacturing, Sea-Lect and Pacific Hills and our acquisition in 1999 of Trim and its subsidiaries which provided a higher level of operating income.



    INTEREST EXPENSE. Historical interest expense was $8.5 million for the year ended December 31, 1998 compared to pro forma interest expense of $23.3 million for the same period. The difference was primarily attributable to pro forma adjustments to increase interest expense related to increased borrowings required to reflect the acquisitions we completed in 1998 and 1999 as if they had occurred on January 1, 1998.



    NET INCOME. Historical net income was $0.9 million for the year ended December 31, 1998 compared to pro forma net income of $9.7 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 and pro forma adjustments.



    NET CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES. Historical net cash flow used in operating activities was $6.7 million for the year ended December 31, 1998 compared to pro forma net cash flow provided by operating activities of $15.3 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 which increased pro forma net cash flow offset by increased pro forma working capital requirements.



    EBITDA. Historical EBITDA was $20.6 million for the year ended December 31, 1998 compared to pro forma EBITDA of $61.9 million for the same period. The difference was primarily attributable to the acquisitions we completed in 1998 and 1999 and to higher margins of the acquired companies. Historical EBITDA as a percentage of historical revenues was 21.3% for the year ended December 31, 1998 compared to pro forma EBITDA as a percentage of pro forma revenues of 27.2% for the same period.


BRITTAIN MACHINE FOR THE PERIOD FROM JULY 1, 1997 THROUGH APRIL 21, 1998 COMPARED TO THE YEAR ENDED JUNE 30, 1997.


    REVENUES. Revenues increased $14.2 million to $49.7 million for the period from July 1, 1997 through April 21, 1998 from $35.5 million for the year ended June 30, 1997. The increase was primarily attributable to a further increase in capacity by the addition of two high-speed, three-spindle five-axis gantry mills and two machining centers, as well as increased shipments to both Boeing and Northrop Grumman Corporation.


    COST OF SALES. Cost of sales increased $8.9 million to $34.6 million for the period from July 1, 1997 to April 21, 1998 from $25.7 million for the year ended June 30, 1997. Cost of sales increased primarily as a result of the increase in sales. Cost of sales as a percentage of revenues decreased to 69.7% for the period from July 1, 1997 to April 21, 1998 from 72.3% for the year ended June 30, 1997. This decrease was primarily attributable to a reduction in the level of start up costs encountered in the previous period as well as improved productivity gains.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $3.6 million to $6.8 million for the period from July 1, 1997 to April 21, 1998 from $3.2 million for the year ended June 30, 1997. Selling, general and administrative expenses for the period from July 1, 1997 to April 21, 1998 include $3.8 million of non-recurring management and employee bonuses paid in connection with the sale of Brittain Machine. Selling, general and administrative expenses as a percentage of revenues increased to 13.7% for the period from July 1, 1997 to April 21, 1998 from 9.1% for the year ended June 30, 1997. Excluding non-recurring bonuses, selling, general and administrative expenses as a percentage of revenues for the period from July 1, 1997 to April 21, 1998 was 6.0%.


    OPERATING INCOME. Operating income increased $1.6 million to $8.2 million for the period from July 1, 1997 through April 21, 1998 from $6.6 million for the year ended June 30, 1997 as a result of an increase in revenues. Operating income as a percentage of revenues decreased to 16.6% for the period from July 1, 1997 through April 21, 1998 from 18.6% for the year ended June 30, 1997.

    NET INCOME. Net income increased $1.1 million to $5.0 million for the period from July 1, 1997 through April 21, 1998 from $3.9 million for the year ended June 30, 1997. The increase in net income was primarily attributable to increased revenues and higher gross profit margins.

    NET CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES. Net cash flow provided by operating activities increased $8.2 million to $8.0 million for the period from July 1, 1997 through April 21, 1998 from net cash flow used in operating activities of $0.2 million for the year ended June 30, 1997. The primary sources of cash during the period from July 1, 1997 through April 21, 1998 related to increases in net income, accounts payable and accrued expenses, and a decrease in inventories.

    NET CASH FLOW PROVIDED BY (USED IN) INVESTING ACTIVITIES. Net cash flow used in investing activities was primarily related to purchases of property and equipment. Net cash flow used in investing activities was $3.5 million for the period from July 1, 1997 through April 21, 1998 and $1.2 million for the year ended June 30, 1997.

    NET CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES. Net cash flow used in financing activities increased $5.0 million to net cash flow used in financing activities of $3.2 million for the period from July 1, 1997 through April 21, 1998 from $1.8 million of net cash flow provided by financing activities for the year ended June 30, 1997. The increase in net cash flow used in financing activities was primarily attributable to the repayments of outstanding lines of credit and principal payments on debt.


    EBITDA. EBITDA increased $1.5 million to $9.8 million for the period from July 1, 1997 through April 21, 1998 from $8.3 million for the year ended June 30, 1997. The increase was primarily the result of an increase in revenues. EBITDA as a percentage of revenues decreased to 19.6% for the period from July 1, 1997 through April 21, 1998 from 23.3% for the year ended June 30, 1997, primarily as a result of increased selling, general and administrative expense related to non-recurring bonuses above paid in connection with the sale of Brittain Machine to us.


    BRITTAIN MACHINE FOR THE YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 30, 1996.

    REVENUES. Revenues increased $8.6 million to $35.5 million for the year ended June 30, 1997 from $26.9 million for the year ended June 30, 1996. The increase was primarily attributable to the addition of four high-speed, three-spindle five-axis gantry mills, increased sales of 747 parts to Northrop, increased sales to Boeing-Wichita under a series of contracts relating to the Next-Generation 737 and increased sales of fabricated tooling and fixtures.

    COST OF SALES. Cost of sales increased $6.6 million to $25.7 million for the year ended June 30, 1997 from $19.1 million for the year ended June 30, 1996. Cost of sales as a percentage of revenues increased to 72.3% for the year ended June 30, 1997 from 70.9% for the year ended June 30, 1996. The increase in cost of sales was primarily attributable to the high percentage of new work undertaken during the year ended June 30, 1997, requiring higher start up costs.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $0.2 million to $3.2 million for the year ended June 30, 1997 from $3.0 million for the year ended June 30, 1996. Selling, general and administrative expense as a percentage of revenues decreased to 9.1% for the year ended June 30, 1997 from 11.0% for the year ended June 30, 1996. The increase in selling, general and administrative expense was primarily attributable to increased selling activity.

    OPERATING INCOME. Operating income increased $1.7 million to $6.6 million for the year ended June 30, 1997 from $4.9 million for the year ended June 30, 1996 as a result of an increase in revenues. Operating income as a percentage of revenues increased to 18.6% for the year ended June 30, 1997 from 18.1% for the year ended June 30, 1996.

    NET INCOME. Net income increased $1.2 million to $3.9 million for the year ended June 30, 1997 from $2.7 million for the year ended June 30, 1996. The increase in net income was primarily attributable to the increase of revenues.

    NET CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES. Net cash flow provided by operating activities decreased $2.6 million to net cash flow used in operating activities of $0.2 million for the year ended June 30, 1997 from $2.4 million of net cash flow provided by operating activities for the year ended June 30, 1996. The primary uses of cash during the year ended June 30, 1997 related to an increase in inventories partly offset by an increase in net income.

    NET CASH FLOW PROVIDED BY (USED IN) INVESTING ACTIVITIES. Net cash flow used in investing activities was primarily related to purchases of property and equipment. Net cash flow used in investing activities was $1.2 million for the year ended June 30, 1997 compared to $1.6 million for the year ended June 30, 1996.

    NET CASH FLOW PROVIDED BY (USED IN) FINANCING ACTIVITIES. Net cash flow provided by financing activities increased $2.6 million to $1.8 million for the year ended June 30, 1997 from $0.8 million net cash flow used in financing activities for the year ended June 30, 1996. The increase in net cash flow provided by financing activities was primarily attributable to increased short term borrowings.

    EBITDA. EBITDA increased $2.0 million to $8.3 million for the year ended June 30, 1997 from $6.3 million for the year ended June 30, 1996 as a result of an increase in revenues. EBITDA as a percentage of revenues was 23.3% for the years ended June 30, 1997 and June 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES


    Our principal sources of liquidity have been borrowings, proceeds from the sale of stock and, to a lesser extent, cash flows from operating activities. At June 30, 1999 we had cash of approximately $7.1 million, working capital of approximately $36.7 million and total debt, including the current portion of long term debt, of approximately $197.1 million. On a pro forma basis for the acquisition of Trim and its subisidiaries, at June 30, 1999 we had cash of approximately $6.9 million, working capital of approximately $43.4 million and total debt, including the current portion of long term debt, of approximately $238.4 million.



    On April 21, 1998, we completed the private offering of $110.0 million of Series A notes. After fees and expenses of $3.3 million, the net cash proceeds of $106.7 million from the issuance and sale of the Series A notes were used to repay existing bank debt, to finance acquisitions and for general corporate purposes. In April and May 1998, we also issued additional shares of common stock for approximately $13.5 million in cash.



    On July 30, 1999, we completed the private offering of $19.0 million of Series C notes. After the original issue discount of $2.9 million, the net cash proceeds of $16.1 million were used to partly finance our acquisition of Trim and our other subsidiaries located in the United Kingdom. We also issued additional shares of common stock in July 1999 for $15.0 million in cash.



    We entered into a credit agreement dated November 20, 1998, as amended and restated on February 11, 1999, as amended further on June 7, 1999, as amended further on July 30, 1999, with BankBoston, N.A. as Agent, NationsBank, N.A. as Co-Agent, the lenders named therein, including BankBoston as a lender, Royal Bank of Canada as Syndication Agent, General Electric Capital Corporation as Documentation Agent and BancBoston Robertson Stephens Inc., an affiliate of BankBoston, as arranger, providing for borrowing availability, after the amendments, of up to $140.0 million. Our obligations under the credit agreement are guaranteed on a senior basis by our direct and indirect subsidiaries, except for Maybrey, and secured by a security interest in substantially all of our assets and those of our subsidiaries. The credit agreement contains customary conditions to borrowing and contains customary restrictions and covenants. The June 7, 1999 amendment to the credit agreement retroactively amended some of these covenants effective as of March 31, 1999, particularly covenants based on EBITDA targets and EBITDA ratios, to enable us to maintain compliance with the terms of the credit agreement, as amended. The June 7, 1999 amendment also increased interest rates by 0.25% and increased some fees which are based on leverage ratios. You should read the discussions under the headings "Risk Factors--Restrictive Covenants In Our Indenture And Our Credit Agreement Could Cause Us To Default And Accelerate Our Indebtedness Under The Credit Agreement" and "The Credit Agreement" for further information on restrictive covenants contained in the credit agreement and the amendments to the credit agreement.



    The credit agreement, as amended, consists of a revolving credit facility of $25.0 million, a $35 million term loan ("Term Loan A"), a $45 million term loan ("Term Loan B") and a $35 million acquisition line (the "Acquisition Line"). At August 31, 1999 we had borrowed $100.7 million under the credit agreement, consisting of the full amount of Term A Loan and Term B Loan, $20.7 million of the Acquisition Line and $3.0 million under the revolving credit facility. You should read the discussion under the heading "Description of Credit Agreement" for more information on the terms of the credit agreement. The credit agreement replaced and terminated a $20.0 million senior secured revolving credit facility with BankBoston as lender and administrative agent.



    The Series A notes call for semi-annual interest payments on April 15 and October 15 of each year, beginning October 15, 1998. The Series C notes call for semi-annual interest payments on April 15 and October 15 of each year, beginning October 15, 1999. The Series A and Series C notes are guaranteed by all of our current subsidiaries except for Maybrey, are subordinate to borrowings under the credit agreement and require us to meet specific financial ratios, and satisfy other financial condition tests prior to incurring additional debt or making some payments. The terms of the notes and the credit agreement include restrictive covenants that restrict our ability to pay dividends, sell some assets and incur additional indebtedness. Our ability to pay principal and interest on our indebtedness, including the notes, will depend upon the future operating performance of our subsidiaries and will require a substantial portion of our cash flow from operations.



    Operating activities provided $1.9 million of cash flow during the six months ended June 30, 1999. Net cash used in investing activities during the six months ended June 30, 1999 related to purchases of property and equipment and was $2.8 million. Net cash provided by financing activities during the six months ended June 30, 1999 was $0.1 million.



    The principal use of cash during the year ended December 31, 1998 was to fund the acquisitions we completed during 1998 and to repay indebtedness incurred to finance our first two acquisitions in 1997. We used $6.7 million in net cash for operating activities for the year ended December 31, 1998. Net cash provided by financing activities was $186.2 million for the year ended December 31, 1998. Net cash used for investing activities was $172.1 million for the year ended December 31, 1998.



    Capital expenditures during the six months ended June 30, 1999 were approximately $2.8 million for machinery and miscellaneous equipment. Capital expenditures for the year ended December 31, 1998 were approximately $5.7 million. The capital expenditures were primarily for high-speed manufacturing equipment. We believe that funds generated from operations and borrowing availability under the credit agreement will be sufficient to finance our current operations and planned capital expenditure requirements for the next 12 months.



    We may pursue other acquisition opportunities. We expect to fund future acquisitions, if any, through the issuance of additional equity securities, incurrence of additional indebtedness, including use of amounts available under the credit agreement, and cash flow from operations. To the extent we fund a significant portion of the consideration for future acquisitions with cash, we may have to increase the amount of our credit agreement or obtain other sources of financing. There can be no assurance that we will be able to obtain financing for potential acquisitions on satisfactory terms and conditions.

INDUSTRY TRENDS


    We and other suppliers to Boeing have recently experienced a decrease in the value and number of orders from Boeing for delivery in 1999 as compared to 1998. We believe the reduction is due to changes in Boeing's purchasing practices implemented as part of Boeing's strategy to reduce inventories and increase its use of just-in-time manufacturing techniques. Boeing's stated goal is to increase its annual inventory turn rate, which is currently approximately two times, to an annual inventory turn rate of four times. In addition, Boeing is forecasting a reduction in its delivery of commercial aircraft to 480 aircraft in 2000 relative to projected deliveries of 620 aircraft in 1999. We are particularly experiencing a decline in the value of orders by Boeing for delivery in 1999 at Brittain Machine and at Pacific Hills. Our consolidated revenues for the six months ended June 30, 1999 were $67.1 million, a decrease of approximately 28.1% from the combined revenues of our subsidiaries that are located in the United States during the same period in 1998. Boeing orders could continue to decline and we cannot assure you that Boeing orders will increase or return to the 1998 level in 1999 or in 2000. In addition, our results of operations in 1999 probably will not exceed 1998 pro forma results.


MARKET RISK AND RISK MANAGEMENT POLICIES


    Our results of operations are affected by numerous external factors such as general economic conditions, domestic and foreign competition, raw material availability and production delays by aerospace manufacturers. You should read the discussions under the section entitled "Risk Factors" for further information on factors that may affect our results of operations. We are also exposed to changes in interest rates primarily from our long term debt issued at a fixed rate. Under our current policies we do not use interest rate derivative instruments to manage exposure to interest rate changes. A hypothetical 100 basis point decrease in interest rates along the entire interest rate yield curve would adversely affect the net fair value of all interest sensitive financial instruments by $0.3 million for the six months ended June 30, 1999. Based on the current holdings of debt, we do not believe our exposure to interest rate risk is material. Fixed rate debt obligations currently issued by us are callable prior to maturity under some circumstances. You should read the discussions under the headings "Description of the Series B Notes--Optional Redemption" and "Description of the Series D Notes--Optional Redemption" for further information regarding redemption of the notes.


INFLATION


    We believe that inflation has not had a material impact on its results of operations for the 36 days ended December 31, 1997, the year ended December 31, 1998 and the six months ended June 30, 1999.


RECENT ACCOUNTING PRONOUNCEMENTS


    We adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), effective January 1, 1998. This Statement establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There was no impact on the financial statements of Compass due to the adoption of SFAS No. 130.



    We also adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS" No. 131"), on January 1, 1998. This statement requires us to report financial and descriptive information about its reportable operating segments. There was no impact on our financial statements due to the adoption of SFAS No. 131.



    Also effective January 1, 1998, we adopted Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"). SFAS No. 132 supersedes the disclosure requirements in Statements of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," Statements of Financial Accounting Standards No. 88, "Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination

Benefits," and Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." SFAS No. 132 is intended to improve and standardize disclosures regarding pensions and post-retirement benefits. There was no impact on our financial statements due to the adoption of SFAS No. 132.



    In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") was issued, effective for all fiscal quarters of fiscal years beginning after June 15, 1999. We do not expect the impact of SFAS No. 133 to have a material effect on our financial reporting.



    In June 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires capitalization and amortization of qualified computer software costs over their estimated useful life. We do not expect the adoption of SOP 98-1 to have a material impact on our financial statements.


    In April 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities, as defined in Statement SOP 98-5, to be expenses as incurred. Compass does not expect the adoption of SOP 98-5 to have a material impact on its financial statements.

YEAR 2000

    The Year 2000 issue concerns the inability of information systems to recognize properly and process date-sensitive information beyond January 1, 2000.


    As a result of our acquisition program, we have acquired and operate a number of stand-alone computer systems. We have completed an evaluation of our primary computer software programs and operating systems used for business processes to identify Year 2000 issues. Based upon this review, we have determined that some of our subsidiaries' primary systems are not Year 2000 compliant. These primary systems handle such functions as purchasing, sales order entry, warehouse inventory management, invoicing and accounts receivable, and accounts payable.



    We have developed plans to address the possible impact of the Year 2000 issue on our computer systems. In 1998 we decided to replace our Year 2000 non-compliant computer systems and install replacement systems. The installation of the replacement systems is substantially complete and we believe we will complete our replacement program by November 30, 1999.



    We are currently developing a plan to evaluate Year 2000 compliance for all of our non-information technology systems such as telephone systems, fax machines and security systems. We have substantially completed our evaluation and remediation of non-compliant non-information technology systems and we expect to complete the remaining necessary remediation by November 30, 1999.



    The majority of our cost to become Year 2000 compliant is related to the purchase and installation of the computer system upgrades and the new computer systems described above. We are expensing all costs except major software packages as the costs are incurred. The cost of major software packages will be amortized over a period of three to five years. Costs to remediate non-compliant non-information technology systems will be expensed as incurred. At June 30, 1999 we had spent an estimated $0.6 million on development and implementation of Year 2000 compliant computer systems. We estimate the remaining system replacement or upgrade costs will be approximately $0.2 million. We have not sought independent verification by third parties of our Year 2000 risk or cost estimates.

    We are developing a plan to identify third parties with which we have a significant business relationship and to survey such parties as to their Year 2000 compliance. We cannot ensure that all third parties significant to our operations will be compliant by December 31, 1999. We believe a reasonably likely worst case scenario resulting from non-compliance by some of our major customers or critical vendors could include adverse effects on our revenue collection, disbursements and communications, as well as the scheduling and delivery of inventory resulting in a material adverse effect on our business, financial condition or results of operations. In addition, loss of utility service resulting from disruptions in power generation, transmission or distribution could adversely affect our manufacturing facilities, leading to delays in or the inability to provide products to our customers, resulting in a material adverse effect on our business, financial condition or results of operations. If it appears likely that any major customer or critical vendor will not be compliant, we intend to develop contingency plans, if possible, to mitigate the impact of non-compliance.



    While we expect to resolve our Year 2000 risks without a material adverse effect on our business, financial condition or results of operations, there can be no assurance as to the ultimate success of our Year 2000 compliance program. Uncertainties exist as to our ability to detect all Year 2000 issues as well as our ability to achieve successful and timely resolution of all Year 2000 issues. Uncertainties also exist concerning the preparedness of our major customers and critical vendors to avoid Year 2000 issue related service and delivery interruptions. We cannot predict the eventual outcome associated with the possible situations that could result from the impact of Year 2000 issues on its customers or vendors.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


SERIES A NOTES



    The outstanding Series A notes were sold by us on April 21, 1998 to Donaldson, Lufkin & Jenrette, BancBoston Securities and Libra Investments as the initial purchasers of the Series A notes, pursuant to a purchase agreement dated April 15, 1998 by and among us, Aeromil, Western Methods and the initial purchasers. The initial purchasers are qualified institutional buyers, as defined in Rule 144A under the Securities Act. As a condition to the purchase agreement, we entered into a registration rights agreement with the initial purchasers on April 21, 1998. Pursuant to the registration rights agreement, we agreed to:



    - file a registration statement under the Securities Act with the Commission with respect to the Series B notes within 240 days after the date of the original issuance of the Series A notes,



    - use our best efforts to cause the registration statement covering the exchange offer to become effective under the Securities Act within 300 days after the Series A notes were originally issued, and



    - use our best efforts to consummate the exchange offer within 30 days after the registration statement covering the exchange offer is declared effective.



We did not file a registration statement within the required 240 days from the date we issued the Series A notes and the registration statement did not become effective within the required 300 days from the date we issued the Series A notes. As a result, increased interest is accruing on the outstanding Series A notes at the rate of $22,000 per week. The registration statement of which this prospectus is a part is intended to satisfy our obligations under the registration rights agreement. When the registration statement goes effective, liquidated damages will cease to accrue. You should read the discussion under the heading "--Conditions of the Exchange Offer" for further information regarding the registration rights agreement.



SERIES C NOTES



    The outstanding Series C notes were sold by us on July 30, 1999 to BancBoston Robertson Stephens Inc. as the initial purchaser of the Series C notes, pursuant to a purchase agreement dated July 23, 1999 by and among us, all of our subsidiaries at that time and the initial purchaser. The initial purchaser is a qualified institutional buyer, as defined in Rule 144A under the Securities Act. As a condition to the purchase agreement, we entered into a registration rights agreement with the initial purchaser on July 30, 1999. Pursuant to the registration rights agreement, we agreed to:



    - file a registration statement under the Securities Act with the Commission with respect to the Series D notes within 105 days after the date of the original issuance of the Series C notes,



    - use our best efforts to cause the registration statement covering the exchange offer to become effective under the Securities Act within 180 days after the Series C notes were originally issued, and



    - use our best efforts to consummate the exchange offer within 30 days after the registration statement covering the exchange offer is declared effective.



If we do not comply with the requirements of the registration rights agreement, increased interest will accrue on the outstanding Series C notes as a form of liquidated damages. The registration statement of which this prospectus is a part is intended to satisfy our obligations under the registration rights agreement. You should read the discussion under the heading "Conditions of the Exchange Offer" for further information regarding the registration rights agreement.

TERMS OF THE EXCHANGE OFFER


    We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 in principal amount of Series B notes for each $1,000 in principal amount of the Series A notes, and to exchange $1,000 in principal amount of Series D notes for each $1,000 in principal amount of the Series C notes. Series B notes will be issued only in integral multiples of $1,000 to each tendering holder whose outstanding Series A notes are accepted in the exchange offer. Series D notes will be issued only in integral multiples of $1,000 to each tendering holder whose outstanding Series C notes are accepted in the exchange offer. We will accept any outstanding notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. Outstanding notes that are not accepted for exchange will be returned as promptly as practicable after the expiration date. Registered holders of Series A and Series C notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indentures governing the notes are each eligible holders and may tender all or a portion of the Series A or Series C notes they hold pursuant to the exchange offer.



    The form and terms of the Series B notes under the indenture governing the Series A and Series B notes will be identical in all material respects to the form and terms of the Series A notes. The form and terms of the Series D notes under the indenture governing the Series C and Series D notes will be identical in all material respects to the form and terms of the Series C notes. The Series B and Series D notes evidence the same debt as the Series A and Series C notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture governing the Series A in the case of the Series B notes, or the indenture governing the Series C notes in the case of the Series D notes. The Series B notes will bear interest from their date of issuance at the same rate and upon the same terms as the Series A notes. The Series D notes will bear interest from their date of issuance at the same rate and upon the same terms as the Series C notes. You should read the discussions under the headings "Description of the Series B Notes" and "Description of the Series D Notes" for more information on the form and terms of the Series B and Series D notes.



    As of the date of this prospectus, $110.0 million aggregate principal amount
of the Series A notes are outstanding and there are       registered holders
thereof. As of the date of this prospectus, $19.0 million aggregate principal
amount of the Series C notes are outstanding and there are       registered
holders thereof. Solely for reasons of administration (and for no other purpose)
we have      fixed the close of business of       , 1999, as the record date for
the exchange offer for purposes of determining the holders of certificated Series A and Series C notes to whom this prospectus and the letter of transmittal will be mailed initially. Only an eligible holder may participate in the exchange offer. There will be no fixed record date for determining registered holders of Series A and Series C notes entitled to participate in the exchange offer.



    Eligible holders of Series A and Series C notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indentures governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.



    We shall be deemed to have accepted validly tendered Series A and Series C notes when, as, and if we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders of Series A and Series C notes for the purposes of receiving the Series B and Series D notes from us.



    If any tendered Series A or Series C notes are not accepted for exchange because of an invalid tender, the occurrence of some other events described in this prospectus or otherwise, any such unaccepted Series A or Series C notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

    Tendering eligible holders will not be required to pay broker commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Series A notes for Series B notes or with respect to the exchange of Series C notes for Series D notes pursuant to the exchange offer. We will pay all charges and expenses, other than some taxes which may be levied in the event of any transfer of ownership, in connection with the exchange offer. You should read the discussion under the heading "--Fees and Expenses" for more information on the allocation of fees.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The "expiration date" shall be 5:00 p.m., New York City time, on       ,
1999, or, at our option, such earlier date upon which 100% of the outstanding notes shall have been validly tendered pursuant to the exchange offer and not withdrawn. We may, however, in our sole discretion, extend the exchange offer, in which case the "expiration date" shall be the latest date and time to which the exchange offer is extended.



    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.



    We reserve the right, in our sole discretion:


    - to delay accepting any outstanding notes,

    - to extend the exchange offer,

    - to terminate the exchange offer if it is determined that the exchange offer does not meet the conditions set forth in "Conditions of the Exchange Offer" below, in each case by giving oral or written notice of such delay, extension, or termination to the exchange agent, or

    - to amend the terms of the exchange offer in any manner.


Any delay in acceptance of the outstanding notes, or extension, termination, or amendment or the exchange offer will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of Series A and Series C notes. We will then extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that five to ten business day period.



    Without limiting the manner in which we may choose to make a public announcement of the delay, extension, termination, or amendment of the exchange offer, we shall not have an obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.



INTEREST ON THE SERIES B AND SERIES D NOTES



    The Series B and Series D notes will bear interest from their date of issuance. Holders of Series A or Series C notes that are accepted for exchange will be entitled to receive, in cash, accrued and unpaid interest thereon to, but not including, the date of issuance of the Series B or Series D notes, respectively, and will be deemed to have waived the right to receive any payment in respect of interest on the Series A or Series C notes accrued from and after the date of issuance of the Series B or Series D notes, respectively. Such accrued and unpaid interest on the outstanding notes will be paid to registered holders of the Series B and Series D notes, as applicable, with the first interest payment on the Series B and Series D notes. Interest on the outstanding Series A and Series C notes accepted for exchange will cease to accrue on the day prior to the issuance of the Series B and Series D notes.

    The Series B and Series D notes and the Series A and Series C notes bear interest at a rate equal to 10 1/8% per annum. Interest on the Series B and Series D notes is payable on each April 15 and October 15, commencing on April 15, 2000.



PROCEDURES FOR TENDERING SERIES A AND SERIES C NOTES



    The tender by an eligible holder as set forth below and the acceptance thereof will constitute a binding agreement between the tendering eligible holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, an eligible holder who wishes to tender Series A or Series C notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, the certificates for the outstanding notes being tendered, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal on or prior to 5:00 p.m., New York City time, on the expiration date. Eligible holders wishing to accept the exchange offer through the book-entry transfer procedure described below, if such procedure is available, may transfer the Series A or Series C notes being tendered via ATOP. In tendering the Series A or Series C notes via ATOP, such holder will expressly acknowledge the receipt, and agree to be bound by, the terms of the letter of transmittal. In the case of a tender by guaranteed delivery, a holder who tenders Series A or Series C notes via ATOP will acknowledge the receipt of, and agree to be bound by, the Notice of Guaranteed Delivery. Book-Entry Confirmation must be received by the exchange agent by 5:00 p.m., New York City time, on the expiration date. Alternatively, an eligible holder may accept the exchange offer by complying with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF SERIES A OR SERIES C NOTES, LETTERS OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.


    Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution, unless the outstanding notes surrendered for exchange pursuant thereof are tendered:


    - by a registered holder of the Series A notes who has completed either the box entitled "Special Issuance Instructions for Series B Notes" or the box entitled "Special Delivery Instructions for Series B Notes " on the letter of transmittal,



    - be a registered holder of the Series C notes who has completed either the box entitled "Special Issuance Instructions for Series D Notes" or the box entitled "Special Delivery Instructions for Series D Notes" on the letter of transmittal, or


    - by an eligible institution.


    An eligible institution is a firm which is a member of a registered national securities exchange or a member of the NASD, a commercial bank or trust company having an office or correspondent in the United States or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act. If Series A or Series C notes are registered in the name of a person other than a signer of the letter of transmittal, the Series A or Series C notes surrendered for exchange must either:


    - be endorsed by the registered holder, with the signature thereon guaranteed by an eligible institution, or


    - be accompanied by a bond power, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution along with any other documents required upon transfer.



The term "registered holder" as used with respect to the outstanding notes means any person in whose name the Series A or Series C notes are registered on the books of the registrar for the Series A and Series C notes.

    Tenders of Series A or Series C notes may be made only in principal amounts of $1,000 and integral multiples thereof. Subject to the foregoing, eligible holders may tender less than the aggregate principal amount represented by the Series A or Series C notes deposited with the exchange agent provided they appropriately indicate this fact on the letter of transmittal accompanying the tendered Series A and Series C notes.



    All questions as to the validity, form, eligibility, time of receipt, acceptance, and withdrawal of outstanding notes tendered for exchange will be determined by us in our sole, reasonable discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to reject any particular Series A or Series C notes whose acceptance might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date. We reserve the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to that letter, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A or Series C notes for exchange must be cured within such reasonable period of time as we shall determine. We will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Series A or Series C notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Series A and Series C notes will not be deemed to have been made until such irregularities have been cured or waived.



    If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of a person's authority to act in a fiduciary or representative capacity must be submitted.



    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender outstanding notes in the exchange offer should contact such registered holder promptly and instruct such registered holder to tender on the beneficial owner's behalf. If a beneficial owner wishes to tender directly, the beneficial owner must make appropriate arrangements to register ownership of the Series A or Series C notes in that beneficial owner's name prior to completing and executing the letter of transmittal and tendering outstanding notes. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.



    Each eligible holder accepting the exchange offer is required to make the representations to us described under "--Resales of the Series B and Series D Notes" below.


BOOK ENTRY TRANSFER


    The exchange agent will make a request to establish an account with respect to the Series A notes and an account with respect to the Series C notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of Series A or Series C notes by causing DTC to transfer such Series A or Series C notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. A holder tendering the notes via ATOP will expressly acknowledge the receipt of, and agree to be bound by, the terms of the letter of transmittal. In the case of a tender by guaranteed delivery, the holder will expressly acknowledge the receipt of, and agree to be bound by, the Notice of Guaranteed Delivery.

GUARANTEED DELIVERY PROCEDURES


    If a registered holder of outstanding notes desires to tender their Series A or Series C notes other than through book-entry transfer procedures and such outstanding notes are not immediately available, or if time will not permit such holder's Series A or Series C notes or other required documents to reach the exchange agent on or prior to the expiration date, a tender may be effected if:


    - the tender is made by or through an eligible institution,


    - prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal or facsimile thereof and Notice of Guaranteed Delivery, substantially in the form provided by us, by either facsimile transmission, mail or hand delivery.


The letter and notice should set forth:


    - the name and address of the holder of Series A or Series C notes,



    - the certificate number or numbers of any Series A or Series C notes which will not be tendered by book-entry transfer,



    - the amount of Series A or Series C notes tendered,


    - a statement that the tender is being made thereby,


    - a guarantee that within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Series A or Series C notes, in proper form for transfer, and any documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and



    - the certificates for all physically tendered Series A or Series C notes, in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three business days after the date of execution of the Notice of Guaranteed Delivery.



If a registered holder of Series A or Series C notes desires to tender such outstanding notes by book-entry transfer and the procedure for book-entry transfer cannot be completed on or prior to the expiration date, a tender may be effected if:


    - the tender is made by or through an eligible institution,

    - the exchange agent receives confirmation from DTC of receipt by DTC of a Notice of Guaranteed Delivery via ATOP, by which the tendering holder will expressly acknowledge the receipt of, and agree to be bound by, the Notice of Guaranteed Delivery, including guarantee that Book-Entry Confirmation will be received by the exchange agent within three business days after the date of the transmittal of the Notice of Guaranteed Delivery via ATOP, and

    - Book-Entry Confirmation is received by the exchange agent within three business days after the date of the transmittal of the Notice of Guaranteed Delivery via ATOP.


ACCEPTANCE OF SERIES A AND SERIES C NOTES FOR EXCHANGE; DELIVERY OF SERIES B AND
  SERIES D NOTES



    Except as set forth under "--Conditions of the Exchange Offer" below, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue the Series B and Series D notes promptly after acceptance of the Series A and Series C notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Series A and Series C notes for exchange when, as, and if we have given oral or written notice to that effect to the exchange agent.

    In all cases, issuances of Series B for Series A notes or Series D notes for Series C notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for outstanding Series A or Series C notes or a Book-Entry Confirmation of such outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, and all other required documents; PROVIDED, HOWEVER, that we have given oral or written notice thereof to the exchange agent, and PROVIDED FURTHER that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered Series A or Series C notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Series A or Series C notes are submitted for a greater principal amount than the eligible holder desires to exchange, such unaccepted or non-exchanged outstanding notes or substitute outstanding notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering eligible holder thereof as promptly as practicable after the expiration or termination of the exchange offer.


WITHDRAWAL RIGHTS


    Tenders of the Series A or Series C notes may be withdrawn at any time prior to 5:00 p.m., New York City time, one business day prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at its address set forth under "-- Exchange Agent" below. Any such notice of withdrawal must:



    - specify the name of the person having tendered the Series A or Series C notes to be withdrawn,



    - identify the Series A or Series C notes to be withdrawn, including the principal amount of such outstanding notes, and



    - if certificates for Series A or Series C notes were tendered, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.



    If certificates for Series A or Series C notes have been delivered or otherwise identified to the exchange agent then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Series A or Series C notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series A or Series C notes, and otherwise comply with the procedures of DTC. All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by us in our sole, reasonable discretion. This determination shall be final and binding on all parties. The Series A and Series C notes so withdrawn, if any, will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Series A and Series C notes that have been tendered for exchange but which are withdrawn will be returned to the eligible holder without cost to the eligible holder as soon as practicable after withdrawal. Properly withdrawn Series A or Series C notes may be retendered by following one of the procedures described under "--Procedures for Tendering Series A or Series C Notes" above at any time on or prior to the expiration date.



CONDITIONS OF THE EXCHANGE OFFER



    Notwithstanding any other provisions of the exchange offer, we shall not be required to accept any Series A or Series C notes for exchange, or to issue the Series B notes in exchange for the Series A notes, or to issue the Series D notes in exchange for the Series C notes. We may terminate or amend the exchange offer if, prior to the exchange of the Series B notes for the Series A notes and the

Series D notes for the Series C notes, we determine, in our sole discretion, that any of the following situations exist:



    - there has been a commencement of any action, legal or governmental, with respect to the exchange offer or which we reasonably determine would make it inadvisable to proceed with the exchange offer,


    - there has been a banking moratorium or similar event or international calamity involving the United States,


    - there has been a change in our business or prospects that may have a material adverse effect on us, or


    - the exchange offer violates any applicable law.


If we make any of the foregoing determinations, we may:



    - refuse to accept any Series A or Series C notes and return all tendered Series A and Series C notes to the tendering holders, or



    - extend the exchange offer, retain all Series A and Series C notes tendered prior to the expiration date, and use reasonable efforts to satisfy any such condition, subject, however, to the rights of eligible holders to withdraw such outstanding notes.



You should read the discussion under the heading "--Withdrawal Rights" for further information regarding your rights to withdraw tendered notes. In addition, we will not accept for exchange any Series A or Series C notes tendered, and no Series B or Series D notes will be issued in exchange for any such outstanding notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement or the qualification of the indentures governing the notes under the Trust Indenture Act of 1939, as in effect on the date of the indentures.



    Holders of outstanding notes may have rights and remedies against us under the registration rights agreement should we fail to consummate the exchange offer, notwithstanding any nonfulfillment of the above conditions. Such conditions are not intended to modify such rights and remedies in any respect.



    Under the registration rights agreement relating to the Series A notes, during the first 90-day period immediately following the occurrence of any of the following events, we agreed to pay to each holder of the Series A notes an additional amount equal to $0.05 per week or partial week, per $1,000 principal amount of the Series A notes held by such holder as liquidated damages, if, other than as a result of actions by the holders of the Series A notes:



    - the registration statement relating to the Series B notes was not filed by December 17, 1998,



    - the registration statement filed with the Commission relating to the exchange offer for the Series A notes was not declared effective by the Commission by February 16, 1999, or



    - the exchange offer for the Series A notes is not consummated within 30 days after the registration statement is declared effective.



    The amount of liquidated damages will increase by an additional $0.05 per week or partial week, per $1,000 principal amount at the beginning of each subsequent 90-day period to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount. Liquidated damages will continue to accrue until the conditions noted above have been cured. Liquidated damages accrued as of any interest payment date will be payable on that date. Because we did not comply with some of these provisions, liquidated damages are currently accruing with respect to the Series A notes at the rate of $22,000 per week. Liquidated damages will cease to accrue when this registration statement is declared effective.

    Under the registration rights agreement relating to the Series C notes, during the first 90-day period immediately following the occurrence of any of the following events, we have agreed to pay to each holder of the Series C notes an additional amount equal to $0.05 per week or partial week, per $1,000 principal amount of the Series C notes held by such holder as liquidated damages, if, other than as a result of actions by the holders of the Series C notes:



    - the registration statement relating to the Series D notes is not filed by November 12, 1999,



    - the registration statement filed with the Commission relating to the exchange offer for the Series C notes is not declared effective by the Commission by January 26, 2000, or



    - the exchange offer for the Series C notes is not consummated within 30 days after the registration statement is declared effective.



    The amount of liquidated damages will increase by an additional $0.05 per week or partial week, per $1,000 principal amount at the beginning of each subsequent 90-day period to a maximum amount of liquidated damages of $0.05 per week per $1,000 principal amount. Liquidated damages will continue to accrue until the conditions noted above have been cured. Liquidated damages accrued as of any interest payment date will be payable on that date.



TERMINATION OF RIGHTS



    Eligible holders of the Series A notes to whom this exchange offer is made have rights under the registration rights agreement and purchase agreement which relate to the Series A notes that will terminate upon the consummation of the exchange offer. These rights include, without limitation the right to require us:



    - to file the exchange offer registration statement relating to the Series B notes under the Securities Act with the Commission within 240 days after the Series A notes were originally issued;



    - to use our best efforts to cause the registration statement relating to the Series B notes to become effective under the Securities Act within 300 days after the Series A notes were originally issued;



    - to consummate the exchange offer for the Series A notes within 30 days after the registration statement covering the exchange offer is declared effective; and



    - if some events described in the registration rights agreement relating to the Series A notes occur, to:



       - file a shelf registration statement covering resales of the notes,



       - use our best efforts to cause such shelf registration statement to be declared effective under the Securities Act, and



       - keep such shelf registration statement effective for the period described in the registration rights agreement.



    Eligible holders of the Series C notes to whom this exchange offer is made have rights under the registration rights agreement and purchase agreement which relate to the Series C notes that will terminate upon the consummation of the exchange offer. These rights include, without limitation the right to require us:



    - to file the exchange offer registration statement relating to the Series D notes under the Securities Act with the Commission within 105 days after the Series C notes were originally issued;

    - to use our best efforts to cause the registration statement relating to the Series D notes to become effective under the Securuties Act within 180 days after the Series C notes were originally issued;



    - to consummate the exchange offer for the Series C notes within 30 days after the registration statement covering the exchange offer is declared effective; and



    - if some events described in the registration rights agreement relating to the Series C notes occur, to;



       - file a shelf registration statement covering resales of the notes,



       - use our best efforts to cause such shelf registration statement to be declared effective under the Series Act, and



       - keep such shelf registration statement effective for the period described in the registration rights agreement.



The right to receive liquidated damages from us under specific circumstances described in the registration rights agreements will also terminate upon consummation of exchange offer.


EXCHANGE AGENT


    All tendered Series A and Series C notes, executed letters of transmittal, and other related documents should be directed to the exchange agent at one of the addresses set forth below. In addition, any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal, and other related documents should be addressed to the exchange agent as follows:



IF BY OVERNIGHT CARRIER OR BY  IF BY REGISTERED OR CERTIFIED  IF BY FACSIMILE:
  HAND:                        MAIL:                          (212) 815-6339
  Bank of New York             Bank of New York               CONFIRM BY TELEPHONE:
  101 Barclay Street           Debt Processing Group-7E       (212) 815-6331
  Reorg. Department-7E         P.O. Box 11265
  New York, NY 10286           New York, NY 10286


    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES


    The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and regular employees and our affiliates. We have not retained any dealer-manager in connection with the exchange offer. We will, however, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding this prospectus and the related exchange offer documents to the beneficial owners of Series A or Series C notes held by them as nominee or in a fiduciary capacity. We will also pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated to be approximately $350,000. Such expenses include fees and expenses of the exchange agent, accounting and legal fees, filing fees and printing costs.



    We will pay all transfer taxes, if any, applicable to the exchange of Series A and Series C notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Series A and Series C notes pursuant to the exchange offer, then the amount of any such transfer taxes will be payable by the tendering holder, whether imposed on the registered holder or any other persons. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT


    The Series B notes will be recorded at the same carrying value as the Series A notes and the Series D notes will be recorded at the same carrying value as the Series C notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the Series B and Series D notes.



RESALES OF THE SERIES B AND SERIES D NOTES



    With respect to resales of Series B and Series D notes, based on an interpretation by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that an eligible holder, other than:



    - an affiliate of our within the meaning of Rule 405 under the Securities Act, or



    - a broker-dealer, who exchanges Series A notes for Series B notes or Series C notes for Series D notes in the ordinary course of its business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the Series B or Series D notes, will be allowed to resell the Series B or Series D notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B or Series D notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any eligible holder acquires Series B or Series D notes in the exchange offer for the purpose of distributing or participating in a distribution of the Series B or Series D notes, that eligible holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in "Exxon Capital Holdings Corporation" (available May 13, 1988) or similar no-action letters or any similar interpretive letters. In that case, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.



    As contemplated by the above no-action letters and the registration rights agreement, each holder of Series A or Series C notes accepting the exchange offer is required to represent to us in the letter of transmittal that:



    - any Series B or Series D notes are to be acquired in the ordinary course of business of the person receiving such Series B or Series D notes,



    - neither the holder of the Series A or Series C notes nor any such other person receiving the Series B or Series D notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in a distribution of the Series B or Series D notes, as applicable, and



    - except as otherwise disclosed, neither the holder of the Series A or Series C notes, as applicable, nor any such other person is an affiliate of ours within the meaning of Rule 405 under the Securities Act.



Further, each holder of Series A or Series C notes accepting the exchange offer must acknowledge that any person participating in the exchange offer for the purpose of distributing the Series B notes in the case of the Series A note holders, or the Series D notes in the case of the Series C note holders, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Series B or Series D notes and cannot rely on the no-action letters discussed above.



    Each broker-dealer that receives Series B or Series D notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B or Series D notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B or Series D notes received in exchange for Series A or Series C notes, respectively, where such Series A or Series C notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, for a period of up to one year after the expiration date. We have agreed to make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer, at no charge, for use in connection with any such resale for a period of up to one year after the expiration date of the exchange offer, or for such shorter period that will terminate when such broker-dealers have sold all of such Series B and Series D notes. You should read the discussion under the heading "Plan of Distribution" for further information on the continuing availability of this prospectus after the expiration date.


CONSEQUENCES OF FAILURE TO EXCHANGE


    Holders of Series A or Series C notes who do not exchange their Series A notes for Series B notes or Series C notes for Series D notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Series A and Series C notes as set forth in the legends thereon. In general, the Series A and Series C notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. We do not intend to register the Series A or Series C notes under the Securities Act or any state securities laws.

                                    BUSINESS

COMPASS


    We commenced operations in November 1997 with the simultaneous acquisitions of two established precision machining subcontractors. In 1998 and 1999 we acquired a total of twelve additional operating companies. Our acquisitions to date and our principal manufacturing facilities are summarized in the following table.


                                    YEAR          DATE                                 MANUFACTURING
                                  BUSINESS      BUSINESS                               CAPABILITIES/
BUSINESS ACQUIRED                  FOUNDED      ACQUIRED          LOCATION              SPECIALITIES
-------------------------------  -----------  -------------  -------------------  ------------------------

Aeromil........................        1971   Nov. 1997      Santa Ana, CA         Medium-sized machined
                                                                                           parts

Western Methods................        1978   Nov. 1997      Gardena, CA           Small to medium-sized
                                                                                       machined parts

Brittain Machine...............        1966   April 1998     Wichita, KS            Small to large-sized
                                                                                      machined parts,
                                                                                  fabrication and tooling

Wichita Manufacturing..........        1992   April 1998     Cerritos, CA          Small to medium-sized
                                                                                       machined parts

Barnes Machine.................        1982   April 1998     Shelton, WA           Small to medium-sized
                                                                                       machined parts

Sea-Lect(1)....................        1989   May 1998       Kent, WA                 Sheet metal and
                                                                                  extruded/machined parts,
                                                                                     assembly including
                                                                                  bonding/ riveting, tool
                                                                                       and die making

Pacific Hills..................        1962   Nov. 1998      Valencia, CA          Shim stock, laminated
                                                             Kent, WA                      shims,
                                                                                  stampings, flat patterns

Modern(3)......................        1966   Dec. 1998      Renton, WA            Small to medium-sized
                                                                                       machined parts

Trim...........................        1962   July 1999      Wallisdown, Poole,     Machining, assembly,
                                                             Dorset(4)                    turning

Diac...........................        1984   July 1999      New Addington          Machining, assembly
                                                             Croydon and Biggin
                                                             Hill, Kent(4)

                                             MAJOR
BUSINESS ACQUIRED                        CUSTOMERS(2)
-------------------------------  -----------------------------
Aeromil........................    Boeing, Korean Airlines,
                                       Hughes Aircraft,
                                           Raytheon
Western Methods................        Boeing, Northrop,
                                      Lockheed, NASA-JPL
Brittain Machine...............        Boeing, Raytheon,
                                   Hughes Aircraft, Cessna,
                                        Shorts Brothers
Wichita Manufacturing..........        Boeing, Northrop,
                                             Tolo
Barnes Machine.................        Boeing, Northrop,
                                           Kawasaki
Sea-Lect(1)....................  Boeing, Japan Airlines, B.F.
                                  Goodrich, Lucas Aerospace,
                                     Mitsubishi, Kawasaki
Pacific Hills..................          Boeing, Rohr
Modern(3)......................         Boeing, Hawker
Trim...........................    Applied Materials, Shorts
                                       Brothers, British
                                       Aerospace-Airbus
Diac...........................         Shorts Brothers

                                    YEAR          DATE                                 MANUFACTURING
                                  BUSINESS      BUSINESS                               CAPABILITIES/
BUSINESS ACQUIRED                  FOUNDED      ACQUIRED          LOCATION              SPECIALITIES
-------------------------------  -----------  -------------  -------------------  ------------------------
Maybrey........................        1962   July 1999      Lower Sydenham(4)      Non-ferrous casting

Trefn..........................        1978   July 1999      Llay, Wrexham,         Machining, assembly,
                                                             Wales(4)                     turning

Trefn Metal Treatments.........        1982   July 1999      Llay, Wrexham,            Heat treating,
                                                             Wales(4)             anodizing, shot- peening

Trefn Fabrications.............        1994   July 1999      Llay, Wrexham,            Metal forming,
                                                             Wales(4)              fabrication, assembly

                                             MAJOR
BUSINESS ACQUIRED                        CUSTOMERS(2)
-------------------------------  -----------------------------
Maybrey........................             Edwards
Trefn..........................   Applied Materials, British
                                       Aerospace- Airbus
Trefn Metal Treatments.........    British Aerospace- Airbus
Trefn Fabrications.............    British Aerospace- Airbus


------------------------


(1) We simultaneously acquired the assets of Sea-Lect and the stock of J&J Leasing, Inc. as a subsidiary of Sea-Lect in May 1998. Subsequent to the acquisition of these businesses, J&J, which had previously leased machinery and equipment to Sea-Lect and did not conduct any manufacturing operations, was merged into Sea-Lect.



(2) Major customers include Boeing, British Aerospace-Airbus, Northrop, Korean Airlines Co., Ltd., Hughes Aircraft Company, Raytheon Aircraft Company, Lockheed Martin Corporation, National Air Space Administration-Jet Propulsion Laboratory, Cessna Aircraft Co., Japan Airlines Co., Ltd., B.F. Goodrich Aerospace, a division of The B.F. Goodrich Company, Lucas Aerospace, a division of LucasVarity plc, Mitsubishi Heavy Industries Ltd., Kawasaki Heavy Industries, Ltd., Hawker de Havilland Inc., Shorts Brothers PLC, Edwards High Vacuum, Tolo Inc., a subsidiary of B.F. Goodrich and Rohr, Inc., a subsidiary of B.F. Goodrich.



(3) We are in the process of consolidating the business operations of Modern with Barnes Machine and Sea-Lect, including moving machinery and equipment from the Modern facility to the facilities at Barnes Machine and Sea-Lect. We believe this consolidation will assist us in achieving our strategic goals by improving our utilization of our existing facilities and decreasing our costs.



(4) There are multiple buildings and manufacturing sites at each location.



    Prior to our acquisition of our subsidiaries, our subsidiaries operated under independent management. As part of our strategy, we intend to leverage the consolidated capabilities of our subsidiaries, expand production of sub-assemblies, manufacturing kits and structural components and acquire businesses with complementary capabilities.



    At present, we are principally engaged in manufacturing individual parts for aircraft to precise specifications from metals including aluminum, titanium and steel through the use of precision computer numerically-controlled machine tools and metal forming equipment. Our facilities in the United Kingdom are also engaged in metal treatment, non-ferrous casting and produce welded assemblies and components. We use a variety of advanced techniques and machinery including horizontal and vertical machining centers and state-of-the-art high-speed precision machining equipment, as well as three-spindle five-axis gantry mills.



    We produce original equipment parts, sub-assemblies, manufacturing kits and structural components for:


       - all of the commercial jet models (717, 737, 747, 757, 767, 777, MD-11,
         MD-80 and MD-90) produced by Boeing,

       - Airbus single-aisle (A319, A320 and A321) and twin-aisle (A300, A310, A330 and A340), models,



       - Bombardier (Canadair Regional Jet-Registered Trademark-, Canadair Global Express, Lear and Dash-8 models)


       - Embrear Aircraft Corporation (ERJ-145),

       - as well as for several United States military programs and various other commercial aircraft manufacturers.


    We believe that among the key factors in our success are the long-standing relationships that our management has established with its our customers, as well as the strong name recognition of our subsidiaries, established track records of quality manufacturing and consistent histories of timely deliveries by our subsidiaries.


STRATEGY


    Our principal strategic objective is to increase revenues and profits by managing the supply chain for our customers, by consolidating our acquired businesses and by producing sub-assemblies, manufacturing kits and structural components as well as individual parts. We also seek to increase our operating efficiencies and to reduce our customer concentration by diversifying our revenue mix among aerospace customers. To reach our objectives we intend to:


CONSOLIDATE ACQUIRED BUSINESSES; INCREASE REVENUES AND MARGINS


    We believe that there are significant opportunities to increase revenues and margins by increasing operating efficiencies and asset utilization through strategic coordination of production among our manufacturing facilities to increase production runs, reduce set-up times and utilize the most appropriate machinery for each production job. We have begun to introduce lean management practices to reduce scrap rates, decrease direct manufacturing time per part, decrease inventory levels and improve margins. We also believe that some of our manufacturing facilities are underutilized. This excess capacity gives us the opportunity to shift production among our manufacturing facilities to achieve increased operating efficiencies. We are also in the process of consolidating the operations of Modern with those of Barnes Machine and Sea-Lect and expect to complete this consolidation during the fourth quarter of 1999. We believe that the consolidation of the specialized and complementary manufacturing capabilities of our facilities in the United States, combined with our strong customer relationships, reputation for quality and ability to coordinate production among our facilities, should allow us to grow internally and increase profits by producing individual parts more efficiently. We believe that many of the same opportunities also exist with respect to our facilities located in the United Kingdom.



    Each of our subsidiaries has substantial experience in the aerospace industry and has experienced management and highly-skilled employees. We seek to retain the technical expertise of many of these individuals and utilize their expertise throughout our manufacturing facilities.



    In addition, we are centralizing a number of administrative functions at the corporate level including finance, accounting, purchasing, tax, sales and marketing, payroll, employee benefits and insurance and other administrative activities to realize economies of scale and reduce costs. We are updating and consolidating our management information systems to improve internal controls and coordinate operations and our consolidating some of the engineering functions currently spread across our manufacturing facilities.

FOCUS ON SUPPLY CHAIN MANAGEMENT AND INCREASE PRODUCTION OF SUB-ASSEMBLIES,
  MANUFACTURING KITS AND STRUCTURAL COMPONENTS


    We intend to increase our production of sub-assemblies, manufacturing kits and structural components while maintaining our on-going business of manufacturing individual parts. While we currently produce a limited number of sub-assemblies and manufacturing kits, we believe that we are capable of producing a wide range of sub-assemblies, manufacturing kits and structural components by more effective use of our broad, flexible manufacturing capabilities without significant additional capital expenditures. We believe the ability to produce sub-assemblies, manufacturing kits and structural components will become increasingly important as customers such as Boeing reduce their inventories of individual parts. We intend to offer our customers supply chain management services by providing just-in-time delivery and electronic data interchange with our customers. We believe that we will be able to leverage our specialized and complementary manufacturing capabilities and marketing expertise to be awarded additional production contracts for sub-assemblies, manufacturing kits and structural components.


IMPROVE MARKETING


    Although our subsidiaries have enjoyed strong customer relationships and repeat business as a result of strong name recognition, established track records of quality manufacturing and consistent histories of timely deliveries, they have not maximized marketing opportunities. We intend to proactively market our broad, flexible manufacturing capabilities to secure additional long-term production contracts from existing customers. We intend to position ourself as an outsource alternative to our customers' own facilities by offering our customers lower part costs and increased inventory turnover. In addition, we are targeting customers that our subsidiaries could not significantly penetrate individually, including Airbus which represented less than one percent of our 1998 consolidated revenues. We believe that improved marketing of our ability to produce precision machined individual parts and sub-assemblies, manufacturing kits and structural components to precise specifications with timely deliveries should allow us to achieve our objectives of becoming a major supplier to the aerospace industry.


DIVERSIFY REVENUE MIX


    We participate in all Boeing commercial jet programs, and, with the acquisition of Trim and its subsidiaries, we participate in all of the Airbus commercial jet programs. We believe that our recent acquisition of our facilities in the United Kingdom will assist us in achieving our goal of diversifying our revenue mix within the aerospace industry. We believe that our United Kingdom facilities will provide us with a platform from which to grow our business with European aircraft manufacturers because of the equipment for machining and surface treatments of long parts which is located at those facilities. We also believe our facilities located in the United Kingdom are of sufficient size to meet our customers outsourcing needs and that they have an established reputation in the European market. In addition, we believe that there are opportunities to increase revenues from regional and business jet manufacturers and from United States military programs beyond our current participation in the C-17 transport and F-18 fighter aircraft programs.


INCREASE OUTSOURCING


    We utilize small machine shops for some production functions to increase manufacturing efficiencies and capacity. We intend to increase outsourcing to these small machine shops to augment our capacity and supplement our capabilities without additional capital expenditures, thus enhancing our ability to produce sub-assemblies, manufacturing kits and structural components. We will pre-qualify, execute formal supply agreements and be held accountable for meeting the quality standards of our customers. To ensure that the outsourced parts shipped under its supplier numbers and purchase order numbers meet the requirements of our customers, we will impose the quality requirements in our contracts and audit our subcontractors in a similar manner to which we are required to perform and are audited by our customers. We will also inspect the outsourced parts in our own quality control departments.



INDUSTRY OVERVIEW AND TRENDS


    In response to an increased demand for aircraft, the major aircraft manufacturers are dramatically changing their manufacturing and purchasing practices to increase production rates and reduce costs. More specifically, aircraft manufacturers are increasing outsourcing and imposing increased responsibilities, such as the production of more sub-assemblies, manufacturing kits and structural components, just-in-time deliveries and quality control inspections before shipping on a smaller number of qualified suppliers. Outsourcing also reduces costs because subcontractors can produce parts at a fraction of the cost of in-house manufacturing. At present, the aerospace supplier industry is highly fragmented, consisting of a limited number of well-capitalized companies which offer a broad range of products and services, and a large number of smaller, specialized companies. As a result of the aircraft manufacturers' new manufacturing and purchasing practices, the supplier industry has been consolidating at an increasing pace in recent years and management believes that such consolidation will continue.

    Significant trends currently affecting the market for parts for aircraft manufacturers include the following:

INCREASES IN AIR TRANSIT AND AIRCRAFT PRODUCTION


    Boeing's 1999 Current Market Outlook projected that, through the year 2008, global air travel will increase by 59% and that the number of passenger and cargo delivery aircraft in service will increase by 52%, with approximately 8,900 new airplanes delivered worldwide through the year 2008. At December 31, 1998 Boeing reported unfilled announced orders for 1,786 aircraft, with orders for 656 aircraft received as of December 31, 1998. Boeing delivered 270, 375 and 563 airplanes in 1996, 1997 and 1998, respectively. These numbers include airplanes delivered by the former McDonnell Douglas Corporation, which was acquired by Boeing in 1997. Boeing has publicly announced plans to increase its delivery of aircraft to approximately 620 airplanes in 1999, followed by a decrease in deliveries of aircraft to approximately 480 airplanes in 2000. At September 30, 1999 Boeing reported unfilled announced orders for 1,469 aircraft. At September 30, 1999 Boeing had delivered 455 commercial aircraft in 1999.



    Airbus' 1999 Global Market Forecast projected that through the year 2018, the number of aircraft in active service should increase by 91% and over 89% of the current passenger jet fleet should be replaced, requiring approximately 14,768 new passenger aircraft. At September 30, 1999 Airbus' reported unfilled announced orders for 1,427 aircraft. At September 30, 1999 Airbus had delivered 211 commercial aircraft in 1999.



    We believe that the following factors, among others, are contributing to the high levels of new aircraft production:


    - a turnaround in worldwide airline operating performance from substantial operating losses in 1992 to approximately $12.0 billion and $15.5 billion of operating profit in 1996 and 1997, respectively;

    - projected worldwide airline traffic growth of 5.0% per year and projected cargo traffic growth of 6.4% per year over the next decade;

    - increased aircraft load factors during the 1990-96 period;

    - increases in the average age of commercial aircraft during the 1990-96 period; and

    - the increasing importance to the airline industry of city pair marketing and flight frequencies.


    We believe that over the longer term this trend will be driven, in part, by the anticipated continued growth of carriers engaged in the air freight and package delivery businesses and the expected commencement of new airlines, especially in China and other Asian countries where air traffic was previously limited. Further, retirement of aging aircraft and the anticipated removal of approximately 1,000 airplanes domestically from the operating fleet to comply with mandatory noise reduction standards by December 31, 1999 should contribute to the increased demand for new aircraft production. The number of surplus aircraft is expected to decline significantly while new aircraft production is expected to increase over the next several years. The expected growth in air transit and aircraft production should increase the demand for structural parts from subcontractors as aircraft manufacturers increase outsourcing to reduce costs and increase production rates.


REDUCTION IN THE NUMBER OF APPROVED SUBCONTRACTORS


    In order to devote additional resources to their core competencies, reduce operating and purchasing costs and streamline purchasing decisions while retaining control over quality, aircraft manufacturers have been reducing the number of approved subcontractors. Additionally, aircraft manufacturers have established quality and operating criteria to ensure that approved subcontractors operate with the required proficiency. We believe that, due to the established market presence of our subsidiaries, their ability to manufacture precision machined parts and their track records for quality, our manufacturing facilities will continue to be approved suppliers to Boeing, British Aerospace-Airbus and other major aircraft manufacturers.


OPERATIONS


    Our existing manufacturing capabilities are principally centered around the precision machining of aluminum, titanium and steel and the production of sheet metal details, as well as the production of sub-assemblies, manufacturing kits and structural components. In addition, we engage in fabrication, metal bonding, metal treatment, non-ferrous casting and minor assembly.


MANUFACTURING FACILITIES


    At August 31, 1999 we maintained our corporate headquarters and operated at the manufacturing facilities listed below, comprising an aggregate of approximately 782,650 square feet of space. The following table describes the principal manufacturing facilities and indicates the location, function, approximate size and ownership status of each location. We believe that our facilities are suitable for their present intended purposes and adequate for our present and anticipated level of operations.



                                                                              APPROXIMATE
                                                                                FACILITY
                                                        PRODUCTS                  SIZE
LOCATION                                              AND FUNCTION             (SQ. FEET)         OWNERSHIP
------------------------------------------  --------------------------------  ------------  ----------------------
Long Beach, CA............................  Corporate Headquarters                  8,670                   Leased
Santa Ana, CA.............................  Manufacturing                          65,000                   Leased(1)
Gardena, CA...............................  Manufacturing                          20,500                   Leased
Wichita, KS...............................  Manufacturing                         153,000                    Owned
Cerritos, CA..............................  Manufacturing                          42,500                   Leased
Shelton, WA...............................  Manufacturing                          50,000                    Owned
Kent, WA..................................  Manufacturing                          77,180                   Leased
Valencia, CA..............................  Manufacturing                          31,280                   Leased
Kent, WA..................................  Manufacturing                          10,450                   Leased
Renton, WA................................  Manufacturing                          95,070                    Owned(2)
Wallisdown, Poole, Dorset.................  Manufacturing                          30,000         Leased and Owned
Llay, Wrexham, Wales......................  Manufacturing                          75,000                    Owned
Llay Wrexham, Wales.......................  Manufacturing                          36,000                    Owned
New Addington, Croydon and Biggin Hill,
  Kent....................................  Manufacturing                          28,000                   Leased
Lower Sydenham, Croydon...................  Manufacturing                          40,000         Leased and Owned
Llay, Wrexham, Wales......................  Manufacturing                          20,000                    Owned


------------------------


(1) We lease our Santa Ana facility from a former Aeromil affiliate at a fair market rent.



(2) We currently intend to offer this facility for sale following the consolidation of Modern, which presently operates at this facility, with Barnes Machine and Sea-Lect.

    We have a large portfolio of complex machinery which cut, fold, form and drill metals and other materials used during our manufacturing processes, including: sheet metal forming equipment, high-speed and conventional computer numerically-controlled horizontal and vertical machining centers and three-spindle five-axis gantry mills, computer-numerically-controlled long-bed machining and milling centers, conventional and gap lathes, stretch presses, bladder presses, and brakes and shears. These machines provide broad, flexible manufacturing capabilities. We maintain in-house engineering departments at each manufacturing facility, some of which utilize CATIA-CADAM Solutions and Unigraphics systems to create machine control programs from digital parts specifications received directly from the aircraft manufacturers.



    We are is also engaged in metal bonding and assembly operations at several of our manufacturing facilities. Western Methods has developed its own Boeing-certified specialized bonding process which enables the assembly/bonding department to bond composite material to aluminum and mechanical hardware to milled parts. Britain Machine fabricates assembly and tooling platforms and has diversified into complex assembly production involving bonding and riveting individual parts together. Western Methods, Britain Machine and Barnes Machine also participate in Boeing's Advanced Technology Assembly program under which they manufacture parts requiring drilling precise manufacturing assembly location holes. In addition, Trefn Fabrications engages in specialty welding and Maybrey has a full range of non-ferrous casting capabilities, including sand, die and investment casting.



PRODUCTS



    We manufacture parts for all of the Boeing and Airbus commercial aircraft models, as well as for a variety of aircraft from other commercial aircraft manufacturers and several U.S. military aircraft and other programs. Our products range in size from large ribs used in wings and vertical stabilizers to engine mounts, door stops and shims and range in value from less than $50 to more than $20,000. We primarily manufacture original equipment parts from various metals such as aluminum, titanium and steel which are used in the structural elements of aircraft.


SOURCES AND AVAILABILITY OF RAW MATERIALS


    We use a variety of metals in our manufacturing processes, including aluminum, titanium and steel. We generally acquire these metals from third party suppliers. The availability and prices of these materials may fluctuate. Any delay in our ability to obtain necessary raw materials may affect our ability to meet our customer's needs. In some instances, Boeing may supply us with the metals we will use in manufacturing parts under a specific purchase order. Boeing may also require us to acquire metals from some third party suppliers identified by Boeing. If Boeing requires us to acquire metals from third party suppliers, Boeing has agreed to reimburse us for the actual cost of those metals.



CERTIFICATION



    We manufacture parts to exact specifications provided by our aerospace customers in engineering drawings. Our customers require our manufacturing facilities to perform quality standards testing and certification procedures on all manufactured parts and provide detailed records to ensure traceability of each part. Such customers typically certify our manufacturing facilities as meeting specific quality standards, which certification is necessary for us to submit bids and manufacture parts for such customers. You should read the discussions under the headings "Risk Factors--Certification" and "--Sales and Marketing" for more information on the impact of certification on us.



    Our manufacturing facilities have imposed quality control criteria on their manufacturing processes and all of our facilities located in the United States have received Boeing's D1-9000 certification. Boeing's D1-9000 certification is site specific and certifies that a facility meets a number of specific customer satisfaction requirements, including manufacturing parts that comply with specifications and delivery of parts on time and at cost. Furthermore, all but one of our facilities located in the United States have received Boeing's D1-9000-A certification, which allows the facility to produce more critical parts. Some of our facilities in the United Kingdom have received Boeing's DI-4426 certification, which enables those facilities to produce certain parts for Boeing. Our Shelton, Washington facility and two of our facilities in the United Kingdom have received ISO 9002 certification, which indicates that the facilities have met quality standards set by an international bureau of quality standards.



    Qualified suppliers often subcontract parts to other machine shops while still remaining responsible for quality and delivery schedules. Several of our subsidiaries have been selected as Boeing-Wichita key suppliers, which permits them to subcontract production without Boeing's supervision. Some of our facilities are also certified by other customers including Northrop, Lockheed, Raytheon, Airbus, Menasco Aerospace, a division of Coltec Industries Inc., and B.F. Goodrich. The certification process necessary to become an aerospace supplier, combined with the aircraft manufacturers' desire to reduce their number of approved suppliers, provide barriers to entry for machining companies from industries which have greater tolerances for production variances and which accept parts produced to less precise specifications under less rigorous manufacturing procedures.


QUALITY CONTROL


    We believe that our machining and quality control equipment is among the best of any independent aerospace supplier in the United States and the United Kingdom and represents state-of-the-art technology. Each of our manufacturing facilities maintains quality control departments utilizing computer-assisted inspections which meet or exceed customer requirements and produce required documentation to each customer's standards.



    We maintain the most stringent quality control of our manufactured parts and services. Our customers require our manufacturing facilities to satisfy specific standards relating to the quality of our manufactured parts and services. Our manufacturing facilities perform testing and certification procedures on all manufactured parts and provide detailed records to ensure traceability of parts. In addition, we perform quality control tests on all parts we outsource to small machine shops. We believe that the emphasis on quality control has enabled our manufacturing facilities to obtain D1-9000, D1-9000-A and other customer certifications which contribute to our ability to successfully market our manufacturing and production capabilities. The expense required to institute and maintain quality control procedures comparable to ours represents a barrier to entry for other companies.


BACKLOG


    The growth of orders for new aircraft has created a substantial backlog of purchase orders and parts ordered under long term agreements. We operate under a series of long term contracts with the major aircraft manufacturers which generally cover a two-to five-year period for various part numbers. Each long term contract includes customer estimates of the number of parts the customer will require over the term of the contract and defines the responsibilities of the parties, pricing formulas and product specifications for specific parts covered by the contract. The customer generally issues purchase orders for selected parts six to twelve months prior to the required shipping date under the pricing terms and conditions agreed upon in the contract. Most of our shipments are made pursuant to purchase orders. The long term contracts and purchase orders are often terminable at will by the customer with respect to uncompleted portions of the contract or purchase order. The backlog consists of customers' unfilled purchase orders and therefore is represented largely by contracts and orders that may be canceled by customers. At August 31, 1999 we had a total revenue backlog of approximately $156.0 million, of which approximately $43.0 million is deliverable in the remainder of 1999.

CUSTOMERS


    Our principal customer is Boeing, which directly accounted for approximately 59.0% of our pro forma combined revenues for the year ended December 31, 1998 and indirectly accounted for approximately 11.0% of our pro forma combined revenues for the year ended December 31, 1998. We supply parts to a number of major Boeing divisions, including Boeing-Wichita, Boeing-Seattle, Boeing-Auburn, Boeing-Portland and Douglas Products, which typically make independent purchasing decisions. Boeing has announced that it will decrease its delivery of commercial aircraft from approximately 620 aircraft in 1999 to 480 aircraft in 2000. Boeing orders could decline as a result of such a reduction in deliveries. A decline in Boeing orders could have a material adverse effect on our business, financial condition or results of operations. You should read the discussions under the Headings "Risk Factors--We Are Dependent On A Key Customer And Could Suffer Financial Harm If We Were To Lose That Customer's Business" and "Management's Discussion And Analysis Of Consolidated Financial Condition And Consolidated Results Of Operations--Industry Trends" for further information on our dependence on Boeing as a key customer.



    Our other customers include Airbus, Northrop, Lockheed, Raytheon, Cessna, Learjet, NASA-JPL, Rockwell International Corporation, General Dynamics Corporation, British Aerospace, Bombardier, Inc. Canadair, Shorts Brothers PLC and Embrear Aircraft Corporation, some of which are also Boeing suppliers.


SALES AND MARKETING


    Our products are sold directly to aircraft manufacturers such as Boeing, British Aerospace-Airbus, Lockheed and Raytheon, which perform final assembly of aircraft, and to large aerospace subcontractors through both direct sales efforts and independent sales representatives. The aircraft manufacturers and subcontractors purchase products from qualified subcontractors under rigorous ongoing certification programs such as Boeing's D1-9000 certification.



    The sales process primarily entails relationship management to maximize new sales from existing customers. The direct sales effort is primarily via communication with our key customers and is continually maintained by senior management and dedicated sales professionals. Technical support for such sales, which is a critical component of the marketing process, is provided through line manufacturing managers, engineering and quality control personnel. Our management has long-standing relationships with our key customers and we believe that our integrated capabilities will allow us to bid on sub-assemblies, manufacturing kits and structural components programs which typically offer higher contract value compared to purchase orders for individual parts.



    We produce parts to the exact specifications of customer-provided engineering drawings. We believe a key element of our competitive strength and marketing strategy is our ability to deliver parts on schedule and maintain specifications and quality standards. Sales are generally made under two- to five-year long term contracts in which the customer specifies the number of parts it estimates it will require over the term of the contract and the responsibilities of the parties, pricing formulas and product specifications are documented. The customer generally issues purchase orders for selected parts six to twelve months prior to the required shipping date under the pricing terms and conditions agreed upon in the contract. The customer generally has the right to delay shipment of placed orders or not to place orders previously forecasted. Most of our shipments are made pursuant to purchase orders.


COMPETITION


    The aerospace supplier industry is highly fragmented, consisting of both a limited number of well-capitalized companies which offer a broad range of products and services and a large number of smaller, specialized companies. We believe that the principal competitive factors in the aerospace supplier industry are quality, precision-machining ability, timely deliveries, overall customer service and price. We believe that we compete favorably on the basis of the foregoing factors. We compete with third party manufacturers, some of which are divisions or subsidiaries of aircraft manufacturers or other large companies, in the manufacture of individual parts and sub-assemblies, manufacturing kits and structural components. Some of these competitors have greater financial and other resources than we do.


GOVERNMENT REGULATION


    The aviation industry is highly regulated in the United States by the Federal Aviation Administration and in other countries by similar agencies. The FAA regulates commercial flight operations in the United States and requires that aircraft components meet stringent standards. FAA regulations provide that aircraft manufacturers must operate under one or more of several different FAA authorizations. Manufacturers holding FAA production approvals are known as production approval holders and may engage a supplier to manufacture all or a portion of an authorized part. If the supplier manufactures complete parts, the production approval holder must ensure that the parts are fabricated and inspected under the production approval holder's FAA-approved quality control system. We must satisfy the requirements of our customers that are subject to FAA regulations, and provide these customers with products and services that comply with the government regulations. If material authorizations or approvals held by our customers were revoked or suspended, our operations could be adversely affected.



    An initial parts manufacturer approval is, in general, an approval of a manufacturing or modification facility's production quality control system. A supplemental parts manufacturer approval authorizes the manufacture of a particular part in accordance with the requirements of the corresponding FAA production certificate. We are currently in the process of applying for a parts manufacturer approval for some parts produced at one of our manufacturing facilities. Our FAA approvals will be owned, and may only be used by, the manufacturing facility obtaining such approval. We do not believe a parts manufacturer approval is necessary to operate our business as it is currently being conducted. We believe any delay or failure to obtain the parts manufacturer approval will not have a material adverse effect on our business, financial condition or results of operations.



    The aviation industry is regulated in the United Kingdom by the Civil Aviation Authority and in other European countries by similar agencies. The CAA regulates aircraft operated in the United Kingdom. CAA regulations provide that aircraft manufacturers must operate under CAA authorization. In addition, some of our customers are subject to similar regulation in other European countries. Aircraft manufacturers holding CAA approvals or approvals from other European regulatory agencies may, subject to undertakings to, and regulation by, the relevant state authority, engage a supplier to manufacture all or a portion of an authorized part. The aircraft manufacturer must ensure that the parts manufactured by its suppliers meet approved quality control standards. We must satisfy the requirements of our customers that are subject to CAA and European regulations. If material authorizations or approvals held by our customers were revoked or suspended, our operations could be adversely affected.



    Our manufacturing operations in the United States are subject to a variety of worker and community safety laws. The Occupational Safety and Health Act of 1970 mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of hazardous and toxic substances. Specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. We believe that our operations are in material compliance with OSHA's health and safety requirements.



    Our manufacturing operations in the United Kingdom are subject to a variety of worker and European community safety laws. The Health and Safety at Work Act of 1974, and regulations made thereunder, mandates general requirements for safe workplaces for all employees. We believe that our operations in the United Kingdom are in material compliance with the Health and Safety at Work requirements.


ENVIRONMENTAL MATTERS


    We are subject to federal, state, local and foreign laws, regulation and ordinances that:


    - govern activities or operations that may have adverse environmental effects, such as discharges to air and water,

    - establish handling and disposal practices for solid and hazardous wastes, and

    - impose liability for the clean-up costs of, and some of the damages resulting from, past spills, disposal or other releases of hazardous substances.


Our operations use some substances and generate some wastes that are regulated or may be deemed hazardous under applicable environmental laws. Although we endeavor at each of our facilities to assure compliance with environmental laws and regulations, from time to time our operations and those of our predecessors have resulted in, and may in the future result in, some degree of noncompliance with applicable requirements under environmental laws for which we may incur liability. We believe, based on currently available information, that any such noncompliance under current environmental laws will not have a material adverse effect on our business, financial condition or results of operations. There can be no assurance that future changes in such laws, regulations or interpretations thereof, or the nature of our operations, will not require us to make significant additional capital expenditures to ensure environmental compliance in the future.



    We have acquired and expect to continue to acquire, pre-existing businesses that have historical and ongoing operations. We have and will have limited information about past activities of those companies and operations on our properties. We are aware that at one of our leased properties, governmental authorities are currently investigating groundwater contamination and we have been asked to conduct additional investigations. We have also been named a defendant in an action filed by an owner of property adjacent to property we lease. We are indemnified by the owner of the property leased by us, and that owner has assumed the defense of this action. At this time, we cannot determine, in either case, what cleanup activities, if any, will be required. Soil and groundwater contamination may also exist on our other properties as a result of current or former operations on our properties, or operations on other properties. Based in part on indemnities obtained in connection with our past acquisitions, we believe, although there can be no assurance, that such matters will not have a material adverse effect on our business, financial condition or results of operations.



    We may also incur liability under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act and similar state and local laws. Some of these laws impose strict, and in some cases, joint and several liability, for the cleanup of contamination resulting from past disposal of waste, including disposal at off-site locations. A pre-existing business acquired by us has been named as a potentially responsible party under CERCLA at a site where it disposed of waste in the past. Based on the information available to us, including the apparent limited amount of waste sent to the site by that business, as well as an existing indemnity from the seller of the business, we believe that this matter will not have a material adverse effect on our business, financial condition or results of operation.



    Our operations in the United Kingdom are subject to European community and United Kingdom regulations, directives and legislation, that:



    - govern activities or operations that may have adverse environmental effects, such as discharges to air and water

    - establish handling and disposal practices for solid and hazardous wastes



    - impose liability for the clean-up costs of, and some of the damages resulting from, past spills, disposal or other releases of hazardous substances.



    Our operations in the United Kingdom use some substances and generate some wastes that are regulated or may be deemed hazardous under applicable environmental laws. Although we endeavor at each of our facilities in the United Kingdom to assure compliance with environmental laws and regulations, from time to time our operations or those of our predecessors may have resulted in, and may in the future result in, some degree of noncompliance with applicable requirements under environmental laws for which we may incur liability. We believe, based on currently available information, that any such noncompliance under current environmental laws will not have a material adverse effect on our business, financial condition or results of operations. There can be no assurance that future changes in such laws, regulations or interpreting thereof, or the nature of our operations in the United Kingdom, will not require us to make significant additional capital expenditures to ensure environmental compliance in the future. Based in part on warranties covering Trim and some of its subsidiaries that we obtained in connection with our acquisition of Trim and its subsidiaries, we believe, although there can be no assurance, that such matters will not have a material adverse effect on our business, financial condition or results of operations.



TRADEMARKS



    We hold a trademark registered in the United States and nine other countries through one of our subsidiaries. We believe that the termination, expiration or infringement of our trademark would not have a material adverse effect on our business, financial condition or results of operation.


EMPLOYEES


    We had 707 employees at August 31, 1999 in three states and had no collective bargaining agreements in the United States. We had 515 employees at August 31, 1999 in our United Kingdom facilities. At one of our subsidiaries in the United Kingdom, a union has been granted sole collective bargaining rights for 60 hourly paid employees. The same union is recognized at another of our United Kingdom subsidiaries, but plays no direct role in negotiating employment terms and conditions. Neither of these arrangements is documented. The union is currently seeking recognition at another one of our facilities in the United Kingdom. We have not experienced any strikes or general work stoppages at any of our facilities and we believe that our relations with our employees is excellent.


LEGAL PROCEEDINGS


    On May 28, 1999, we filed suit against Alinabal Holdings Corporation, the former shareholder of Pacific Hills, and the three principal stockholders of Alinabal, Samuel S. Bergami, Jr., Stephen G. Cerri and Kevin M. Conlisk, in U.S. District Court of the Southern District of New York. The suit, which alleges violations of federal securities laws, fraud and breach of contract, seeks recision of the Amended and Restated Stock Purchase Agreement dated November 20, 1998 by and among us. Alinabal and the three stockholders of Alinabal pursuant to which we acquired Pacific Hills, or in the alternative, $79.0 million in damages. On July 9, 1999 the defendants filed an answer and counterclaim seeking, among other relief, release of $0.7 million from escrow. Both sides are engaged in discovery and trial is scheduled to begin in March 2000. At this preliminary stage of the proceedings, we cannot determine or predict the outcome of this suit.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    The following table sets forth information with respect to our directors and executive officers.



NAME                                         AGE                                   POSITION
---------------------------------------      ---      ------------------------------------------------------------------
Douglas M. Hayes.......................          55   Chairman of the Board and Director
Alexander Hogg.........................          52   Chief Executive Officer, President and Director
N. Paul Brost..........................          45   Vice President, Chief Financial Officer and Treasurer
Douglas B. Solomon.....................          44   Secretary and Director
Harald H. Ludwig.......................          44   Director
James P. Angus.........................          53   Director
William R. Monkman.....................          55   Director
Michael Dritz..........................          61   Director
Philip J. Olsson.......................          50   Director



    DOUGLAS M. HAYES has been a Director and our Chairman of the Board since November 1997. Mr. Hayes has been a Managing Director of Macluan Capital Corporation, a private investment company and President of Hayes Capital Corporation, a private investment company since June 1997. From 1986 to June 1997, Mr. Hayes was a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Hayes is a graduate of Dartmouth College and holds an M.B.A. from the Harvard Business School. Mr. Hayes also serves on the board of directors of GameTech International, Inc. and Reliance Steel & Aluminum Co.



    ALEXANDER HOGG has been a Director and our President and Chief Executive Officer since November 1997. Mr. Hogg has spent his entire career in the aerospace industry and has more than 30 years of experience in manufacturing aircraft and major systems such as landing gear, flight controls and complex machine parts. From 1995 to 1997, Mr. Hogg was General Manager of Castle Precision, Inc. and from 1992 to 1995, he held the position of Operating Officer of Hydromil Co. Mr. Hogg's prior work experience includes, among other positions, service as Vice President, General Manager of Menasco (Canada) Aerospace, Director of Production Engineering for Boeing De Havilland and Manager, Manufacturing Engineering, Canadair, Ltd. Mr. Hogg attended Boeing's Senior Management Training Program and personally received Boeing's PRIDE IN EXCELLENCE AWARD for his contributions to the 757 and 767 programs. Mr. Hogg is a graduate of Heriot Watt University with a degree in Mechanical Engineering.



    N. PAUL BROST has been our Vice President, Chief Financial Officer and Treasurer since September 1998. From 1993 to 1998, Mr. Brost served as Segment Financial Executive for Textron Inc. responsible for the Systems and Component Segment, and as Vice President-Finance and Administration for HR Textron, a division of Textron Inc. From 1976 to 1993, Mr. Brost was with Ernst & Young LLP, most recently as a partner, with responsibility for numerous manufacturing, aerospace and defense clients. Mr. Brost is a graduate of Southern Illinois University and is a Certified Public Accountant.



    DOUGLAS B. SOLOMON has been a Director and our Secretary since November 1997. Mr. Solomon has been a Managing Director of Macluan Capital Corporation since December 1998 and a Managing Director of Hayes Capital Corporation since August 1997. From August 1997 to December 1998, Mr. Solomon served as a Senior Vice President of Macluan Capital Corporation. Since 1992, Mr. Solomon has been President of The Woodland Company, which provides financial advisory and consulting services. Mr. Solomon was a Managing Director of The Chase Manhattan Investment Bank from 1989 to 1991. Mr. Solomon is a graduate of the University of California-Davis and holds an M.B.A. from the University of California-Los Angeles.

    HARALD H. LUDWIG has been a Director of Compass since November 1997. Mr. Ludwig co-founded and has been President of Macluan Capital Corporation since 1985. He is a graduate of Simon Fraser University and holds an L.L.B. from Osgoode Hall Law School. An entity controlled by Mr. Ludwig controls Compass Holdings, LLC, which is the majority stockholder of Compass. Mr. Ludwig also serves on the board of directors for Lions Gate Entertainment Corp. and for West Fraser Timber Limited.

    JAMES P. ANGUS has been a Director of Compass since March 1998. Mr. Angus is a co-founder of Macluan Capital Corporation and has been President of Angroup Holdings Limited, a private investment company with interests in marine transportation, real estate development and other industries, since 1986. Mr. Angus is a graduate of the University of Victoria and holds an M.B.A. from the University of Western Ontario.

    WILLIAM R. MONKMAN has been a Director of Compass since March 1998. Mr. Monkman is also the Chief Executive Officer and President of Precision Aerospace Corporation, which manufactures fuel control systems and carburetors for aerospace customers and fuel control systems for industrial engines at plants in Washington, California and Virginia. Mr. Monkman has been affiliated with Precision Aerospace Corporation since 1981. Between 1981 and 1997 Mr. Monkman was also affiliated with Suntree Industries Limited, most recently as Chief Executive Officer. Mr. Monkman is a graduate of the University of Alberta and holds an M.B.A. from the University of Western Ontario.

    MICHAEL DRITZ has been a Director of Compass since March 1998. Mr. Dritz is also the Chairman of Dritz Enterprises LLC which provides consulting services for the financial industry, serving in that capacity since 1997. From 1995 to 1996, Mr. Dritz was a Managing Director for Merrill Lynch and Chairman of the Smith Brothers International Advisory Division. Mr. Dritz was the President and Chief Executive Officer of Smith New Court, Inc. and an Executive Director of Smith New Court PLC from 1985 to 1995. Mr. Dritz is a graduate of Syracuse University.


    PHILIP J. OLSSON has been a Director of Compass since March 1999. Mr. Olsson is also a Managing Director of Royal Bank Equity Partners Limited, having served in such a capacity since 1997. From 1986 to 1997, Mr. Olsson served in various positions at RBC Dominion Securities, including as Vice Chairman. Mr. Olsson is a graduate of and holds an M.B.A. from Vanderbilt University. Mr. Olsson also serves on the board of directors of Anchor Lamina, Inc.



    Our directors will serve until their respective successors are elected or until death, resignation or removal. Executive Officers are appointed by, and serve at the pleasure of, the Board of Directors.



COMMITTEES OF THE BOARD OF DIRECTORS



    Our Board of Directors has established an Audit Committee and a Compensation Committee.



    The responsibilities of the Audit Committee include recommending to the Board of Directors the independent public accountants to be selected to conduct the annual audit of our books and records, reviewing the proposed scope of such audit and approving the audit fees to be paid, reviewing our accounting and financial controls with the independent public accountants and our financial and accounting staff and reviewing and approving transactions between us and our directors, officers and affiliates. Messrs. Angus, Monkman and Solomon are the members of the Audit Committee.



    The Compensation Committee provides a general review of our compensation plans and policies to ensure that they meet corporate objectives. Our existing plans with respect to executive compensation are largely based upon contractual commitments set forth in employment and consulting agreements. You should read the discussion under the heading "Employment Agreements" for further information on the terms and conditions of existing employment contracts with our executive officers. The Compensation Committee's responsibilities also include administering the 1998 Stock Incentive Plan, including selecting the officers and salaried employees to whom awards will be granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Messrs. Hayes, Ludwig and Dritz served as the members of the Compensation Committee in 1998. Mr. Hayes served as our Chairman of the Board and for each of our subsidiaries in 1998. Mr. Hayes did not receive any compensation for such service.



    Mr. Hayes and Mr. Ludwig are affiliates of Hayes Capital Corporation and Dunhill Bank Caribbean Ltd., respectively, which are parties to a management consulting agreement with us. You should read the discussion under "--Certain Relationships and Related Party Transactions" for further information on the terms of the management consulting agreement.


DIRECTOR COMPENSATION


    Directors who are not currently receiving compensation as one of our officers, employees or consultants are entitled to receive an annual retainer fee of $12,000, plus reimbursement of expenses for each Board of Directors' meeting and each committee meeting that they attend in person.

EXECUTIVE COMPENSATION


    The following table sets forth the compensation paid by us to our Chief Executive Officer and one other executive officer for the fiscal year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                              -----------------
                                                       ANNUAL COMPENSATION       SECURITIES
NAME AND                                              ----------------------     UNDERLYING          ALL OTHER
PRINCIPAL POSITION                           YEAR     SALARY ($)  BONUS ($)   OPTIONS/SARS (#)   COMPENSATION ($)
-----------------------------------------  ---------  ----------  ----------  -----------------  -----------------
Alexander Hogg...........................
  Chief Executive Officer and                   1998  $  250,000  $  200,000(1)       346,291        $      --
    President
N. Paul Brost............................
  Vice President, Chief Financial               1998      35,577(2)      5,000        25,000                --
    Officer and Treasurer


------------------------


(1) Pursuant to the terms of his employment agreement, Mr. Hogg may be granted certain stock options based on our 1998 performance. You should read the discussion under the heading "--Employment Agreements" for more information on the terms of Mr. Hogg's employment.



(2) Represents Mr. Brost's salary for the partial year from September 21, 1998 when Mr. Brost began his employment with us. You should read the discussion under the heading "-Employment Agreements" for more information on the terms of Mr. Brost's employment.


                           OPTION/SAR GRANTS IN 1998


                                                 PERCENT OF                                          POTENTIAL REALIZABLE
                                                    TOTAL                                           VALUE AT ANNUAL RATES
                                   NUMBER OF      OPTIONS/                                              OF STOCK PRICE
                                  SECURITIES        SARS                                               APPRECIATION FOR
                                  UNDERLYING     GRANTED TO    EXERCISE OF                               OPTION TERM
                                 OPTIONS/SARS   EMPLOYEES IN   BASE PRICE         EXPIRATION        ----------------------
NAME                              GRANTED (#)       1998         ($/SH)              DATE             5% ($)      10%($)
-------------------------------  -------------  -------------  -----------  ----------------------  ----------  ----------
Alexander Hogg.................      346,291           42.1%    $    1.00   March 10, 2008          $  564,000  $  898,000
N. Paul Brost..................       25,000            3.0     $    1.47   October 14, 2008            60,000      95,000


1998 STOCK INCENTIVE PLAN


    In March 1998 our Board of Directors adopted, and the shareholders approved, the Compass Aerospace Corporation 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All officers, directors, employees and independent contractors of Compass are eligible for discretionary awards under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides for stock-based incentive awards, including incentive stock options, non-qualified stock options and restricted stock. The 1998 Stock Incentive Plan permits the Compensation Committee to select eligible persons to receive awards and to determine terms and conditions of such awards, including the vesting schedule and exercise price of each award, PROVIDED, that the option exercise price may not be less than 85% of the fair market value per share of our common stock on the date of the grant. Under the 1998 Stock Incentive Plan, no participant may be granted incentive stock options that are first exercisable in any one calendar year with fair market value in excess of $100,000. Two million shares of our common stock have been reserved for issuance under the 1998 Stock Incentive Plan.

    The 1998 Stock Incentive Plan may be amended, suspended or terminated at any time. However, neither the maximum number of shares that may be sold or issued under the 1998 Stock Incentive Plan, nor the benefits accruing to participants thereunder may be increased, nor may the class of persons eligible to participate in the 1998 Stock Incentive Plan be altered, without the approval of our shareholders; PROVIDED, HOWEVER, that adjustments to the number of shares subject to the 1998 Stock Incentive Plan and to individual awards thereunder and/or to the exercise price of awards previously granted are permitted without shareholder approval upon the occurrence of specific events affecting our capital structure.


EMPLOYMENT AGREEMENTS


    Effective November 26, 1997 we entered into an employment agreement with Alexander Hogg, pursuant to which we agreed to employ Mr. Hogg as President and Chief Executive Officer for a term of five years at an annual base salary, beginning January 2, 1998 of $250,000. Mr. Hogg also received $21,000 in salary for the period from the agreement's effective date through January 1, 1998. In addition, the agreement provides that Mr. Hogg shall be granted an option to purchase 346,291 shares of our common stock at an exercise price equal to $1.00 per share, which shall vest and become exercisable on November 26, 1999. Mr. Hogg's option will also fully vest and become immediately exercisable if:



    - any entity other than Compass Holdings, LLC or its successors acquires 51% or more of our common stock or if we sell all or substantially all of our assets, or


    -  Mr. Hogg's employment is terminated without cause.


Mr. Hogg will also be granted stock options to purchase an additional 62,500 shares, on each of March 1, 2000, 2001 and 2002 if we meet specific EBITDA targets. Mr. Hogg will also be entitled to receive his base salary to the end of the term of the agreement if he is terminated without cause.



    Effective September 21, 1998 we entered into an employment agreement with N. Paul Brost, pursuant to which we agreed to employ Mr. Brost as Vice President and Chief Financial Officer for a term of three years at an annual base salary of $125,000, which has been raised to $180,000, and a minimum $15,000 bonus payable in 1999. In addition, the agreement provides that Mr. Brost will be granted stock options to purchase 25,000 shares of our common stock at an exercise price equal to $1.47 per share. Such options will vest at the rate of 6,250 shares per year on September 21 of each year, beginning September 21, 1999. On the date, options for 6,250 shares vested. Mr. Brost's options will fully vest and become immediately exercisable:



    - in the event of a sale of 81% or more of our voting common stock in a single transaction or a related series of transactions within a six months period, or


    - Mr. Brost's employment is terminated due to death or permanent disability.


    Mr. Brost will also be granted stock options to purchase an additional 10,000 shares per annum, at an exercise price to be determined which shall vest over a four year period at 25% per year if we meet specific EBITDA targets. Mr. Brost will also be entitled to receive up to six months of his then current base salary if he is terminated without cause.



CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS



    We are a party to a management consulting agreement with Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation, which provides for the payment of management fees from us to Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation in an annual aggregate amount equal to $200,000 plus 1.5% of our EBITDA plus expenses, payable quarterly in arrears. Fifty percent of this management fee is payable to Dunhill Bank Caribbean Ltd. and 50% is payable to Hayes Capital Corporation. Mr. Ludwig is the beneficial owner of Dunhill Bank Caribbean Ltd. Mr. Hayes and

Mr. Solomon are the President and a Managing Director of Hayes Capital Corporation, respectively. Payment of the management fee is subordinated to the notes and is subject to the limitation on restricted payments set forth in the indentures governing the notes to the extent that such fees exceed $500,000 in any fiscal year. You should read the discussions under the headings "Description of the Series B Notes--Limitation on Restricted Payments" and "Description of the Series D Notes--Limitation on Restricted Payments" for further information on the subordination of, and limitations on, the management fee under the indentures. In addition to the management fee described above, we typically also pay advisory fees to Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation in an amount equal to an aggregate of 1% of the consideration paid for each business acquired by us. We believe that the management fees and the advisory fees are on terms no less favorable to us than those that could be obtained from independent third-parties in arms-length negotiations.



    BankBoston, a lender and the administrative agent under the credit agreement, and BancBoston Robertson Stephens, the arranger under the credit agreement, are affiliates of BancBoston Securities, an initial purchaser of the outstanding notes, and are affiliates of BancBoston Ventures Inc. which holds 11.7% of our voting common stock.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information regarding the beneficial ownership of our capital stock as of the date of this prospectus of:



    - each person known to us to beneficially own more than 5% of our voting securities;



    - each of our directors and executive officers; and



    - our directors and executive officers as a group.



                                                                                                     PERCENTAGE OF
                                                                                                       OWNERSHIP
                                                                                    NUMBER OF         OF CLASS A
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  SHARES         COMMON STOCK
---------------------------------------------------------------------------------  ------------  ---------------------
Compass Holdings, L.L.C. (1).....................................................    19,691,602             56.3%
RBC Equity Investments, Inc. (2).................................................    10,238,904             29.3%
BancBoston Ventures, Inc. (4)....................................................     4,085,181             11.7%
Douglas M. Hayes (3)(6)..........................................................       256,000                *
Alexander Hogg (3)...............................................................       416,667              1.2%
N. Paul Brost (3)................................................................         6,250                *
Douglas B. Solomon (3)...........................................................       290,014                *
Harald H. Ludwig (1)(5)..........................................................    19,691,602             56.3%
James P. Angus (1)...............................................................            --                *
William R. Monkman...............................................................            --                *
Michael Dritz....................................................................            --                *
Philip J. Olsson.................................................................            --                *
All directors and officers as a group............................................    20,660,533             58.5%


------------------------

*   Less than one percent.


(1) The stockholder's address is 940-1040 W. Georgia Street, Vancouver, British Columbia, Canada V6E 4H1.



(2) The stockholder's address is 200 Bay Street, Royal Bank Plaza, 4th Floor, North Tower, Toronto, Ontario M51 2W7. Mr. Olsson is an officer of RBC Equity Investments, Inc.



(3) The stockholder's address is 1501 Hughes Way, Suite 400, Long Beach, CA
    90815.



(4) The stockholder's address is 175 Federal Street, M/S75-10-01, Boston, Massachusetts 02110.



(5) Represents shares owned by Compass Holdings, LLC. Under the terms of the Operating Agreement of Compass Holdings, Mr. Ludwig has sole voting power and investment power with respect to the shares held by Compass Holdings. Messrs. Hayes, Dritz, Monkman, Angus and Brost hold membership interests in Compass Holdings or its affiliates.



(6) Represents shares owned by the D&C Hayes Living Trust. Mr. Hayes is a co-trustee of the trust and shares voting power and investment power with respect to the Class A Common Stock held by the trust.

                        DESCRIPTION OF CREDIT AGREEMENT


    We are a party to a $140.0 million senior revolving credit facility. The credit agreement was originally entered into on November 20, 1998, was amended and restated on February 11, 1999, was amended again on June 7, 1999 and was further amended on July 30, 1999. The June 7, 1999 amendment included amendments to the covenants entitled "Minimum Consolidated EBITDA," "Minimum Interest Coverage Ratio," "Maximum Leverage Ratio," "Minimum Debt Service Coverage" and "Maximum Capital Expenditures." The June 7, 1999 amendment also reduced the amount available under the credit facility from $170.0 million to $140.0 million, set the Acquisition Line to $35 million, increased some fees and increased interest rates under the credit agreement. The July 30, 1999 amendment provided for the acquisition of Trim and its subsidiaries and included adjustments to the covenants entitled "Minimum Consolidated EBITDA" and "Maximum Capital Expenditures."



    The proceeds of the credit agreement will be used for working capital and general corporate purposes and to finance permitted acquisitions. The credit agreement currently consists of a $25 million revolving credit facility, a $35 million Acquisition Line, a $35 million "Term Loan A" and a $45 million "Term Loan B". Availability under the revolving credit facility is limited to 85.0% of eligible accounts receivable, plus 50.0% of the net book value of eligible inventory, plus 25.0% of the orderly liquidation value of machinery and equipment, subject to reserves that may be established by BankBoston from time to time. Availability under the Acquisition Line is subject to approval by a majority of the lenders.



    Each of the facilities other than Term Loan B will mature five years following its inception. Term Loan B will mature on February 1, 2005. Amounts outstanding under Term Loan A will bear interest at the agent bank's base rate plus a margin between 1.00% and 1.75%, or the Eurocurrency rate plus a margin between 2.50% and 3.25% based on the leverage ratio. Amounts outstanding under Term Loan B will bear interest at the agent bank's base rate plus a margin between 2.00% and 2.25%, or the Eurocurrency rate plus a margin between 3.50% and 3.75% based on the leverage ratio. We may prepay the indebtedness evidenced by the credit agreement in whole or in part at any time without penalty, subject to reimbursement of the lenders' breakage and redeployment costs actually incurred in the case of prepayment of Eurodollar borrowings.



    Repayment of the indebtedness evidenced by the credit agreement is secured by a security interest in all of our accounts receivable, inventory, property, machinery and equipment, intangibles, contract rights and other personal property and those of our subsidiaries, including the pledge of all of the capital stock of our subsidiaries in the United States and the pledge of 65.0% of the capital stock of our subsidiaries in the United Kingdom. The credit agreement also allows the lenders to place a lien on our real property in the United States. In addition, repayment is guaranteed by all of our subsidiaries, except Maybrey. The credit agreement allows us to incur up to an additional $8.0 million of mortgage indebtedness and allows for capital expenditures and purchase money indebtedness of up to $10.0 million in the aggregate.



    The loan documents also contain representations, indemnification and other provisions that are usual and customary for credit facilities of this type. The credit agreement requires us to meet customary financial maintenance and other covenants.

                       DESCRIPTION OF THE SERIES B NOTES


    You can find the definitions of some of the terms used in this description under the subheading "Definitions." In this description, the words "Compass," "us," "we," and "our" refer only to Compass Aerospace Corporation and not to any of our subsidiaries.



    The outstanding Series A notes were issued under an indenture dated as of April 21, 1998 by and among Compass, Western Methods, Aeromil, Brittain Machine, Barnes Machine and IBJ Whitehall Bank & Trust Company, (formerly known as IBJ Schroder Bank & Trust Company), as trustee. Upon the issuance of the Series B notes the indenture will be subject to and governed by the Trust Indenture Act of 1939. The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Any Series A notes that remain outstanding after the consummation of the exchange offer, together with the Series B notes, will be treated as a single class of securities under the indenture. The outstanding Series A notes and the Series B notes are collectively referred to herein as the "notes."


BRIEF DESCRIPTION OF THE SERIES B NOTES AND THE SUBSIDIARY GUARANTEES

THE SERIES B NOTES

    The Series B notes will be:


    - senior subordinated, unsecured, general obligations of Compass;


    - limited in aggregate principal amount to $110.0 million;


    - subordinated in right of payment to some of our other debt obligations;



    - senior or PARI PASSU in right of payment to all our existing and future subordinated indebtedness; and



    - jointly and severally, fully, irrevocably and unconditionally guaranteed on a senior subordinated basis by each of our present and future restricted Subsidiaries, all of whom are guarantors of the notes.


THE SUBSIDIARY GUARANTEES


    The Subsidiary guarantees of the notes will be:


    - unsecured, general obligations of each of the guarantors;

    - subordinated in right of payment to all senior debt of each of the guarantors; and

    - senior or PARI PASSU in right of payment to all existing and future subordinated indebtedness of each of the guarantors.


    The term "Subsidiaries" as used in this description of the Series B notes does not include Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not guarantee the notes. You should read the discussion under the heading "--Bankruptcy Limitations" for further information regarding the guarantees.


PRINCIPAL, MATURITY AND INTEREST


    The Series B notes will be issued solely in exchange for an equal principal amount of outstanding Series A notes pursuant to the exchange offer. The form and terms of the Series B notes will be identical in all material respects to the form and terms of the outstanding Series A notes except that:


    - the Series B notes will have been registered under the Securities Act, and


    - the registration rights and liquidated damages applicable to the outstanding Series A notes will not be applicable to the Series B notes.

    The Series B notes will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof, and will mature on April 15, 2005. The Series B notes will bear interest at 10 1/8% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2000, to the persons in whose names such notes are registered at the close of business on the April 1 or October 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


METHODS OF RECEIVING PAYMENT ON THE NOTES


    Principal of, premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the notes at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. Until otherwise designated by us, our office or agency will be the corporate trust office of the trustee presently located in the Borough of Manhattan, The City of New York.


SUBORDINATION


    The payment of principal of, premium, if any, and interest on the notes will be subordinated to the prior payment in full of our senior debt and that of each of the guarantors. At August 31, 1999 we and the guarantors had outstanding an aggregate of approximately $106.7 million of secured senior debt.



    If any of our senior debt or that of the guarantors has matured, the holders of senior debt will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of senior debt before the holders of the notes will be entitled to receive any payment, other than with Junior Securities, with respect to the notes, including:


    - the principal of, premium if any, or interest accrued on the notes;

    - payments to repurchase any of the notes; or

    - payments to redeem any of the notes.


    We or a guarantor, as applicable, may also not make any payment with respect to the notes, other than with Junior Securities, if:



    - a payment default on our senior debt or that of that guarantor occurs and is continuing beyond any applicable grace period; or



    - any other default occurs and is continuing on senior debt that permits the holders of that senior debt to accelerate its maturity and we and the trustee receive written notice of that default (a "Payment Notice") from the holders of the senior debt.


    Payments on the notes may and shall be resumed:


    - in the case of a payment default, upon the date on which that default is cured or waived; and



    - in the case of a default other than a payment default, the earlier of the date on which that default is cured or waived or 179 days after the date on which the applicable Payment Notice is received (the "Payment Blockage Period"), unless the maturity of the senior debt has been accelerated.

    Any number of Payment Notices may be given, provided that :

    - no more than one Payment Notice may be given within a period of any 360 consecutive days; and

    - no default that existed upon the date of a Payment Notice or the commencement of a Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period.

    Any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of a Payment Blockage Period that would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default.


    In the event of any distribution of our assets or those of the guarantors in:



    - a total or partial liquidation, dissolution, winding up or reorganization of us or a guarantor, whether voluntary or involuntary;



    - a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;


    - an assignment for the benefit or creditors; or


    - any marshaling of our assets or liabilities;



the holders of all our senior debts or those of the guarantors will be entitled to receive payment in full in cash or Cash Equivalents of all amounts due in respect of senior debt before the holders of notes will be entitled to receive any payment, other than with Junior Securities, with respect to the notes.



    Any payment or distribution of our assets or those of any guarantor whether in cash, property or securities other than Junior Securities to which the holders or the trustee on behalf of the holders would be entitled except for the subordination provisions in the indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of the senior debt or their representative to the extent necessary to make payment in full on all the senior debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the senior debt.



    In the event that any payment or distribution of our assets or those of any guarantor other than Junior Securities shall be received by the trustee or the holders of the notes at a time when that payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of the senior debt. The payment shall be paid or delivered by the trustee or the holders of the notes, as the case may be, to the holders of the senior debt remaining unpaid or to their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of unpaid senior debt may have been issued. The payment or distribution shall be paid to the holders of senior debt ratably according to the aggregate principal amounts remaining unpaid on account of such senior debt. The payment shall be applied to all unpaid senior debt to the extent necessary to pay or to provide for the payment of all such senior debt in full after giving effect to any concurrent payment or distribution to the holders of such senior debt.



    No provision contained in the indenture or the notes will affect our obligation or that of the guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the notes. The subordination provisions of the indenture and the notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the trustee or any holder to pursue any other rights or remedies with respect to the notes.


    As a result of these subordination provisions, holders of the notes may receive ratably less than other creditors in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities. You should read the discussion under the heading "Risk Factors-Subordination" for further information on the risk that you may receive ratably less than other creditors under some circumstances.


BANKRUPTCY LIMITATIONS


    We are a holding company which conducts our business through our Subsidiaries. The Subsidiaries have guaranteed or will guarantee our obligations with respect to the notes. Our Unrestricted Subsidiaries will not guarantee the notes. Holders of the notes will be direct creditors of each guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a guarantor, such guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, a guarantor may avoid its obligations if a court concludes that the obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the offering of the outstanding Series A notes. Similar laws exist in the United Kingdom with respect to these issues. The obligations of each guarantor under its guarantee are limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law although we cannot assure you that a court would give the holder the benefit of such a provision. You should read the discussion under the heading "Risk Factors-Fraudulent Transfer Considerations" for further discussion of the risk that the guarantors may avoid their obligations under their guarantees.


    If the obligations of a guarantor under its guarantee were avoided, holders of notes would have to look to the assets of any remaining guarantors for payment. We cannot assure you that the assets of the remaining guarantors would suffice to pay the outstanding principal and interest on the notes.

OPTIONAL REDEMPTION


    At any time prior to April 15, 2001, upon an Initial Public Equity Offering of common stock for cash, up to 35% of the aggregate principal amount of the notes originally issued under the indenture may be redeemed at our option with cash from the Net Cash Proceeds of the Initial Public Equity Offering at a redemption price equal to 110.125% of principal; PROVIDED HOWEVER that:


    - immediately following such redemption not less than 65% of the original aggregate principal amount of the notes remain outstanding;


    - we must give at least 30 days, but no more than 60 days, notice to each holder of notes to be redeemed; and


    - the redemption must occur within 90 days of the Initial Public Equity Offering.


    Except pursuant to the preceding paragraphs, we may not redeem the notes prior to April 15, 2002.



    At any time on or after April 15, 2002, we may redeem all or a part of the notes for cash upon not less than 30 days nor more than 60 days notice to each holder of notes, at the following redemption prices, expressed as percentages of the principal amount, if redeemed during the 12-month period commencing April 15 of the years indicated below:


YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2002..................................................................................     105.063%
2003..................................................................................     102.531%
2004..................................................................................     100.000%

    Any optional redemption of the notes will in each case be subject to the rights of holders of record on a Record Date to receive the interest due on an Interest Payment Date corresponding to that Record Date that occurs prior to the Redemption Date, together with accrued and unpaid interest on the notes prior to the Redemption Date.

SELECTION AND NOTICE

    If less than all of the notes are to be redeemed at any time, the trustee shall select the notes for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The notes may be redeemed in part in multiples of $1,000 only.

    The notes will not have the benefit of any sinking fund.


    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days before the Redemption Date to each holder of notes to be redeemed at the holder's registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note must state the portion of the principal amount that will not be redeemed and must state that on and after the date of redemption, upon surrender of the note, a new note or notes, in a principal amount equal to the unredeemed portion of the note will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions of them called for redemption, unless we default in the payment thereof.


COVENANTS


    There are covenants in the indenture in addition to those described here. You should read the indenture for more complete information.


    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL


    If a Change of Control occurs, each holder of notes has the right to require us to repurchase all or any part of such holder's notes equal to $1,000 or an aggregate amount thereof pursuant to a Change of Control Offer. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 10 days following any Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Purchase Date which must occur no later than 35 days after the occurrence of the Change of Control. The Change of Control Offer must remain open for 20 business days after we mail a Change in Control Offer to the holders of the notes (the "Change in Control Offer Period").



    Upon expiration of the Change of Control Offer Period, we promptly shall purchase all notes properly tendered in response to the Change of Control Offer.



    On or before the Change of Control Purchase Date, we will:


    - accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

    - deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid interest and liquidated damages, if any, of all notes so tendered; and


    - deliver to the trustee notes so accepted together with an Officers' Certificate listing the notes or portions thereof being purchased by us.

    The Paying Agent will promptly pay the holders of notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid interest and liquidated damages, if any. The trustee will promptly authenticate and deliver to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered. Any notes not so accepted will be delivered promptly by us to the holder thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


    The Change of Control purchase feature of the notes may make more difficult or discourage a takeover of Compass, and, thus, the removal of incumbent management.


    The definition of Change of Control includes a phrase relating to the direct or indirect sale or transfer of "all or substantially all" of our assets on a consolidated basis. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. The interpretation of the phrase "substantially all" will be dependent upon particular facts and circumstances. As a result, the ability of a holder of notes to require us to repurchase such notes as a result of a sale or transfer of less than all of our assets and those of the guarantors to another person or group may be uncertain. In addition, we cannot assure you that we will be able to acquire notes tendered upon the occurrence of a Change of Control.



    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of the guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under the indenture.


    If the Change of Control Purchase Date is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest, due on such Interest Payment Date will be paid to the person in whose name a note is registered at the close of business on such Record Date. Such interest will not be payable to holders who tender the notes pursuant to the Change of Control Offer.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL
     STOCK


    We will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to, or otherwise become responsible for, contingently or otherwise, including as a result of an Acquisition, any Indebtedness or any Disqualified Capital Stock including Acquired Indebtedness, other than Permitted Indebtedness. Notwithstanding the foregoing, we may incur such Indebtedness or Disqualified Capital Stock and the guarantors may incur such Indebtedness, other than Disqualified Capital Stock, if:


    - no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock; and


    - on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Compass for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of the Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 (as applicable, each the "Debt Incurrence Ratio").

    In addition, the foregoing limitations will not apply:


(1) to the incurrence by us or any guarantor of Purchase Money Indebtedness, PROVIDED, that:



    (a) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph shall not exceed $2.0 million, including any Refinancing Indebtedness and other Indebtedness issued to refinance, replace, defease or refund Purchase Money Indebtedness; and



    (b) in each case, Purchase Money Indebtedness shall not constitute more than 100% of the cost determined in accordance with GAAP to us or such guarantor, as applicable, of the property so purchased or leased;



(2) if no Event of Default shall have occurred and be continuing, the incurrence by us or any guarantor of Indebtedness in an aggregate principal amount outstanding at any time of up to $5.0 million, including Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness;



(3) to the incurrence by us or any guarantor of Mortgage Indebtedness or Indebtedness pursuant to the credit agreement up to an aggregate principal amount outstanding under the credit agreement or of Mortgage Indebtedness collectively not to exceed in the aggregate $12.0 million, in each case including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness; PROVIDED, THAT:


    (a) in the case of Indebtedness pursuant to the credit agreement minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant the covenant "Limitation on Sale of Assets and Subsidiary Stock," or

    (b) assumed by a transferee in an Asset Sale, and


    (c) in the case of Mortgage Indebtedness such Indebtedness shall not constitute more than 100% of the cost determined in accordance with GAAP to us or such guarantor, as applicable, of such mortgaged real estate asset.



    Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes our Subsidiary or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes our Subsidiary or is merged with or into or consolidated with us one of our Subsidiaries.



    Upon each incurrence of Indebtedness, we may designate under which provision of this covenant such Indebtedness is being incurred. Such Indebtedness will be deemed to have been incurred under that provision and no other provision of this covenant, except as specifically provided otherwise.


    LIMITATION ON RESTRICTED PAYMENTS


    We will not and we will not permit any of our Subsidiaries, and the guarantors will not and will not permit any of their Subsidiaries, directly or indirectly, to make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:


(1) a Default or an Event of Default shall have occurred and be continuing;


(2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock; or

(3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of:



    (a) 50% of our aggregate Consolidated Net Income for the period taken as one accounting period that commences on the first day of the first full fiscal quarter commencing after the Issue Date and continues to and includes the last day of the fiscal quarter ended immediately prior to the date of each such calculation, or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit; plus



    (b) the aggregate Net Cash Proceeds received by us from a Capital Contribution or the sale of our Qualified Capital Stock, other than to one of our Subsidiaries, to the extent applied in connection with a Qualified Exchange and to the extent credited in accordance with the following paragraph, after the Issue Date, plus



    (c) other than amounts credited pursuant to clauses 1 and 2 of the next following paragraph, the net amount of any Restricted Investments not to exceed the original amount of such Investment made after the Issue Date that are returned to us or the guarantor that made such prior Investment, without restriction in cash on or prior to the date of any such calculation.


    So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:


(1) Restricted Investments in a Related Business, PROVIDED, that, after giving pro forma effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding at any time does not exceed $4.0 million, after giving effect to any such Investments that are returned to us or the Subsidiary guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, or



(2) repurchases of Capital Stock from our employees or employees of our Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees not to exceed $300,000 in any fiscal year or $1.5 million in the aggregate on and after the Issue Date, net of the Net Cash Proceeds received by us from subsequent reissuances of such Qualified Capital Stock to new employees that are not Excluded Persons.


    Even if a Default or Event of Default shall have occurred and is continuing or would be caused thereby, the preceding provisions against making Restricted Payments will not apply to:

(3) a Qualified Exchange,

(4) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, or

(5) Permitted Payments to Parent.

    The full amount of any Restricted Payment made pursuant to the foregoing clauses (1), (2), (4) and (5) of the immediately preceding sentences, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made.


    In addition, we will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, make any Management Fee Payment or similar payment to Affiliates other than Subsidiaries, except for Permitted Payments to Parent if, on a pro forma basis after giving effect to such Management Fee Payments or similar payments, a Default or an Event of Default shall have occurred and be continuing.

    For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors. Additionally, on the date of each Restricted Payment, we shall deliver an Officers' Certificate to the trustee:


    - describing in reasonable detail the nature of such Restricted Payment,

    - stating the amount of such Restricted Payment,

    - stating in reasonable detail the provisions of the indenture pursuant to which such Restricted Payment was made, and

    - certifying that such Restricted Payment was made in compliance with the terms of the indenture.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES


    We will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to:


(1) pay dividends or make other distributions to or on behalf of, or

(2) pay any obligation to or on behalf of, or

(3) otherwise to transfer assets or property to or on behalf of, or


(4) make or pay loans or advances to or on behalf of us or any of our Subsidiaries.


However, the preceding restrictions will not apply to:


(1) restrictions imposed by the notes or the indenture or by our other indebtedness (which may also be guaranteed by the guarantors) ranking senior or PARI PASSU with the notes or the guarantees, provided such restrictions are no more restrictive than those imposed by the indenture and the notes;


(2) restrictions imposed by applicable law;

(3) existing restrictions under Indebtedness outstanding on the Issue Date, including pursuant to the credit agreement;


(4) restrictions under any Acquired Indebtedness not incurred in violation of the indenture or any agreement relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired;


(5) any such restriction or requirement imposed by Indebtedness incurred under the credit agreement pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restriction or requirement is no more restrictive than that imposed by the credit agreement as of the Issue Date;


(6) restrictions with respect solely to a Subsidiary of ours imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;


(7) restrictions on transfer contained in Purchase Money Indebtedness or Mortgage Indebtedness incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and

    Disqualified Capital Stock," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness or Mortgage Indebtedness, as applicable; and

(8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

Notwithstanding the foregoing, neither:

    - customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor

    - Liens permitted under the terms of the indenture on assets securing senior debt, Purchase Money Indebtedness, or Mortgage Indebtedness incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,"

shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets.

    LIMITATIONS ON LAYERING INDEBTEDNESS


    We will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of ours or a guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the notes or the guarantees, as applicable.


    LIMITATION ON LIENS SECURING INDEBTEDNESS


    Unless we provide and cause our Subsidiaries to provide that the notes are equally and ratably secured, we will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the indenture or upon any income or profits therefrom securing any of our Indebtedness or that of any guarantor other than Senior Indebtedness, PROVIDED that:


    - if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the notes, and


    - this clause shall not be applicable to any Liens securing any such Indebtedness which became our Indebtedness pursuant to a transaction subject to the provisions of the indenture described below under "Limitation on Merger, Sale or Consolidation" or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction, unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction, so long as such Liens do not extend to or cover any of our property or assets or that of any of our Subsidiaries other than property or assets acquired in such transaction.

    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK


    We will not, and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our property, business or assets, including by merger, or consolidation of our Subsidiary and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary, whether by us or a Subsidiary and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:



    (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied:


           - within 270 days after the date of such Asset Sale to the optional redemption of the notes in accordance with the terms of the indenture and other Indebtedness of ours ranking on a parity with the notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness then outstanding, or


           - within 300 days after the date of such Asset Sale to the repurchase of the notes and such other Indebtedness on a parity with the notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds for asset sales pursuant to a cash offer pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness then outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and liquidated damages, if any, to the date of payment, made within 270 days of such Asset Sale, or


       (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is:


           - invested, or committed to be invested, and is invested, within an additional 90 days in tangible assets and property other than notes, bonds, obligations and securities which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of ours or such Subsidiary immediately following such transaction, or



           - used to retire Purchase Money Indebtedness, Mortgage Indebtedness or senior debt and, to permanently reduce the amount of such Indebtedness, incurred under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,"


       (c) at least 90% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,

       (d) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and


       (e) our Board of Directors determines in good faith that we or such Subsidiary, as applicable, will receive fair market value for such Asset Sale.



    An acquisition of notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(a) or (b) above (the "Excess Proceeds") exceeds $5.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and liquidated damages, if any, to the purchase of all Indebtedness properly tendered at the Asset Sale Offer Price, together with accrued interest and liquidated damages, if any. The Asset Sale

Offer Amount shall be applied on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered. To the extent that the aggregate amount of notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the indenture. Following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

    For purposes of determining the percentage of the consideration for the Asset Sale received in cash or Cash Equivalents, total consideration received means the total consideration received for such Asset Sales minus the amount of:

    - Purchase Money Indebtedness or Mortgage Indebtedness secured solely by the assets sold and assumed by a transferee, and

    - property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, PROVIDED that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

    Notwithstanding, and without complying with, the provisions of this covenant, we and our Subsidiaries may:

    (1) in the ordinary course of business:

       (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business, and

       (b) liquidate Cash Equivalents;


    (2) convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation;"


    (3) sell or dispose of damaged, worn out, scrap or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of ours or such Subsidiary, as applicable; and


    (4) convey, sell, transfer, assign or otherwise dispose of assets to us or any of our Wholly-owned Subsidiary guarantors;


    (5) in the ordinary course of business, convey, sell, transfer, assign, or otherwise dispose of assets or related assets in related transactions with a fair market value of less than $250,000; and

    (6) surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind or grant Liens not prohibited by the indenture.

    All Net Cash Proceeds from an Event of Loss relating to a Material Facility shall be invested, used for prepayment of Senior Indebtedness or used to repurchase notes, all within the period and as otherwise provided above in clauses (1)(a) or (b) of the first paragraph of this covenant plus 90 days.


    In addition to the foregoing and notwithstanding anything herein to the contrary, we will not, and will not permit any of our Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of ours other than us or a Wholly-owned Subsidiary guarantor, except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.


    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

    If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name a note is registered at the close of business on such Record Date, and such interest will not be payable to holders who tender notes pursuant to such Asset Sale Offer.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES


    Neither we nor any of our Subsidiaries will be permitted to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate, an "Affiliate Transaction", or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, unless:



    - it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate,



    - if involving consideration to either party in excess of $1.0 million, the Affiliate Transaction is evidenced by an Officers' Certificate addressed and delivered to the trustee certifying that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction, and



    - if involving consideration to either party in excess of $5.0 million, we obtain, prior to the consummation of an Affiliate Transaction, a written favorable opinion as to the fairness of the transaction to us from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.


    LIMITATION ON MERGER, SALE OR CONSOLIDATION


    We will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless:



    (1) we are the continuing entity;


    (2) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the notes and the indenture;

    (3) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and


    (4) unless such transaction is solely the merger of us and one of our previously existing Wholly-owned Subsidiaries which is also a guarantor and which transaction is not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."


    Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which

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we are merged or to which such transfer is made shall succeed to and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such successor corporation had been named therein as us. We shall be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.


    For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets shall be deemed to be the transfer of all or substantially all of our properties and assets.

    LIMITATION ON LINES OF BUSINESS


    Neither we nor any of our Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.


    FUTURE SUBSIDIARY GUARANTORS

    All of our present and future Subsidiaries will jointly and severally, fully, irrevocably and unconditionally guarantee all principal, premium, if any, and interest on the notes on a senior subordinated basis. The term Subsidiary does not include Unrestricted Subsidiaries.

    RELEASE OF GUARANTORS

    The indenture provides that no guarantor shall consolidate or merge with or into another person, whether or not such guarantor is the surviving person, unless:


    - subject to the provisions of the following paragraph and other provisions of the indenture, the person formed by or surviving any such consolidation or merger, if other than such guarantor, assumes all the obligations of such guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such guarantor's obligations under such guarantor's guarantee, on the terms set forth in the indenture; and


    - immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

    A guarantor will be deemed released from its obligations under its guarantee of the notes upon the sale or disposition, whether by merger, stock purchase, asset sale or otherwise, of that guarantor or all of its assets to an entity which is not a guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the indenture; PROVIDED, HOWEVER, that any such termination shall occur only in the event that all obligations of that guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure any Indebtedness of ours or any other of our Subsidiary shall also terminate upon such release, sale or transfer.

    LIMITATION ON STATUS AS INVESTMENT COMPANY


    We and our Subsidiaries may not be required to register as an "investment company," as that term is defined in the Investment Company Act of 1940, or may not otherwise become subject to regulation under the Investment Company Act.


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REPORTS

    Whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall deliver to the trustee and to each holder within 15 days after the time period specified in the Securities and Exchange Commission's rules and regulations:

    - all annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission on Forms 10-K and 10-Q, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission; and

    - all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.


    In each case, we shall include a management's discussion and analysis of financial condition and results of operations which would be so required. Unless the Commission will not accept such reports, we will file with the Commission the annual, quarterly and other reports which we are or would have been required to file with the Commission.


EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    - our failure to pay any installment of interest or liquidated damages, if any, on the notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

    - our failure to pay all or any part of the principal, or premium, if any, on the notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price;

    - the failure by us or any Subsidiary of ours to observe or perform any other covenant or agreement contained in the notes or the indenture and, subject to some exceptions, the continuance of such failure for a period of 30 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes outstanding;

    - events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;


    - a default in any issue of our Indebtedness or that of any of our Subsidiaries with an aggregate principal amount in excess of $5.0 million resulting from either the failure to pay principal at maturity or as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and



    - final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time, rendered against us or any of our Subsidiaries which are not stayed, bonded or discharged within 60 days.



    If a Default occurs and is continuing, the trustee must give the holders notice of such default within 90 days after the occurrence of such default.



    Other than an Event of Default resulting from events of bankruptcy, insolvency or reorganization relating to us or any of our Significant Subsidiaries, if an Event of Default occurs and is continuing, then in every such case, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to us and to the trustee if given by holders (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest and liquidated damages, if any, thereon to be due and payable immediately. If any senior debt is


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outstanding pursuant to the credit agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of:

    - the third Business Day after the sending to us and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date; and

    - the date of acceleration of any senior debt under the credit agreement.

    If an Event of Default resulting from events of bankruptcy, insolvency or reorganization relating to Compass or any of its Significant Subsidiaries occurs, all principal and accrued interest and liquidated damages, if any, thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of trustee or the holders. The holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default have been cured or waived, other than:

    - the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration, and

    - except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority.

    Prior to the declaration of acceleration of the maturity of the notes, the holders of a majority in aggregate principal amount of the notes at the time outstanding may waive on behalf of all the holders any default, except:

    - a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority,

    - a default in the payment of principal of or interest on any note not yet cured, or

    - a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note affected.

    Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    We may, at our option, elect to have our obligations and the obligations of the guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented, and the indenture shall cease to be of further effect as to all outstanding notes and guarantees, except as to:

    - rights of holders to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on such notes when such payments are due from the trust funds;

    - our obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

    - the rights, powers, trust, duties, and immunities of the trustee, and our obligations in connection therewith; and

    - the Legal Defeasance provisions of the indenture.

    In addition, we may, at our option and at any time, elect to have our obligations and the guarantors released with respect to some of the covenants that are described in the indenture

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
("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. Covenant Defeasance will not affect holders' rights with respect to non-payment, guarantees, bankruptcy, receivership, rehabilitation and insolvency events.


    In order to exercise either Legal Defeasance or Covenant Defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes:


    (1) U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes, and

    (2) the holders of notes must have a valid, perfected, exclusive security interest in such trust;

    (3) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:


       (a) we have received from, or there has been published by the Internal Revenue Service, a ruling, or


       (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

    (4) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;


    (6) we shall have delivered to the trustee an Officer's Certificate acceptable to the trustee, to the effect that, assuming no intervening bankruptcy of ours between the date of deposit and the 91st day following the deposit and that no holder of the notes is an insider of ours, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;



    (7) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;


    (8) we shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of such notes over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours or others;

    (9) we shall have delivered to the trustee an Officers' Certificate stating that the conditions precedent set forth above in the first eight clauses of this paragraph have been complied with; and

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
    (10) we shall have delivered to the trustee an opinion of counsel, stating that the conditions precedent set forth above in the first clause of this paragraph with respect to the validity and perfection of the security interest, and in the second, third and fifth clauses of this paragraph have been complied with.

    If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then our obligations and those of the guarantors under the indenture and the Collateral Agreement will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

    We, the guarantors and the trustee may enter into a supplemental indenture for limited purposes without the consent of the holders. With the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, we, the guarantors and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders. No such modification may, however, without the consent of holders of at least 66 2/3% in aggregate principal amount of notes at the time outstanding, modify the provisions including the defined terms used therein of the covenant "Repurchase of Notes at the Option of the Holder Upon a Change of Control" in a manner adverse to the holders; and no such modification may, without the consent of each holder affected thereby:

    - change the Stated Maturity on any note;

    - reduce the principal amount thereof or the rate or extend the time for payment of interest thereon or any premium payable upon the redemption at our option thereof;

    - change the place of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable;

    - impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption at our option, on or after the Redemption Date;

    - reduce the Change of Control Purchase Price or the Asset Sale Offer Price;

    - alter the provisions, including the defined terms used therein, regarding our right to redeem the notes as a right, or at our option in a manner adverse to the holders;

    - reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture; or

    - modify any of the waiver provisions, except to increase any required percentage or to provide that other specific provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS


    No past, present or future direct or indirect stockholder, employee, officer or director, as such, of ours, our guarantors or any successor entity shall have any personal liability for any of our obligations or those of the guarantors under the indenture or the notes solely by reason of his, her or its status as such stockholder, employee, officer or director. This provision shall not limit the obligation of any guarantor pursuant to any guarantee of the notes.


DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of ours, including by designation, or is merged or consolidated into or with us or one of our Subsidiaries.

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    "ACQUISITION" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.


    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with us. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, THAT, with respect to ownership interest in us and our Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.


    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing:

    (1) the sum of the products:

       (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal or redemption payment of such security or instrument and

       (b) the amount of each such respective principal or redemption payment;

    (2) by the sum of all such principal or redemption payments.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "BOARD OF DIRECTORS" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL CONTRIBUTION" means any contribution to our equity from our direct or indirect parent for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

    "CAPITALIZED LEASE OBLIGATION" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests, however designated, in stock issued by that corporation.

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    "CASH EQUIVALENT" means any of the following which matures within one year after the date of acquisition:

    - securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

    - time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million; or

    - commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.

    "CHANGE OF CONTROL" means the occurrence of any of the following:


    (1) prior to consummation of an Initial Public Equity Offering, the Excluded Persons shall cease to own beneficially and of record at least 51% of the total voting power in the aggregate of all classes of our Capital Stock then outstanding normally entitled to vote in elections of directors; or


    (2) on or following the consummation of an Initial Public Equity Offering;


       (a) any merger or consolidation of us with or into any person or any direct or indirect sale, transfer or other conveyance, in one transaction or a series of related transactions, of all or substantially all of our assets, on a consolidated basis if, immediately after giving effect to such transaction(s):


        - any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any of the Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees of the transferee(s) or surviving entity or entities; and

        - any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power, than beneficially owned by the Excluded Persons;

       (b) any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any of the Excluded Persons:


        - is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of our Capital Stock then outstanding normally entitled to vote in elections of directors; and


        - any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power, than beneficially owned by the Excluded Persons; or


       (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted our Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors then in office.


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    "CONSOLIDATION" means, with respect to us, the consolidation of the accounts of the Subsidiaries with our accounts, all in accordance with GAAP; PROVIDED that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with our accounts. The term "consolidated" has a correlative meaning to the foregoing.


    "CONSOLIDATED COVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of:

    (1) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period

    (2) to the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period;

PROVIDED, that for purposes of such calculation:

    - Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

    - transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

    - the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and

    - the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest or dividend rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation, which shall remain in effect for the 12-month period immediately following the Transaction Date, that has the effect of fixing the interest rate on the date of computation, in which case such rate, whether higher or lower, shall be used.

    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto, to the extent deducted from net revenues in determining Consolidated Net Income, without duplication:

    (1) the sum of:

       (a) Consolidated income tax expense,

       (b) Consolidated depreciation and amortization expense, and

       (c) Consolidated Fixed Charges,

    (2) less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a

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       less than Wholly-owned Subsidiary shall only be added to the extent of our equity interest in such Subsidiary.


    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount, determined in each case in accordance with GAAP and without duplication, of:

    (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, of such person and its Consolidated Subsidiaries during such period, including:

       (a) original issue discount and non-cash interest payments or accruals on any Indebtedness,

       (b) the interest portion of all deferred payment obligations, and

       (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and


    (2) the amount of dividends accrued or payable or guaranteed by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock, other than by Subsidiaries of such person to such person or such person's Wholly-owned Subsidiaries, except if such Preferred Stock is a payment-in-kind ("PIK") security, issuance of such additional PIK securities would not count as dividends for purposes of this definition.


For purposes of this definition:


    - interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by us to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and


    - interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income or loss of such person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and adjusted to exclude, only to the extent included in computing such net income or loss and without duplication:

    - all gains, but not losses, which are either extraordinary, as determined in accordance with GAAP, or are either unusual or nonrecurring, including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock;

    - the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period;

    - the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and

    - the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

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    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person, whether now existing or hereafter created or acquired, the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.


    "CREDIT AGREEMENT" means the credit agreement entered into by and among Compass, its subsidiaries, various financial institutions, and BancBoston Securities as arranger, BankBoston as a lender and administrative agent, and Donaldson, Lufkin & Jenrette Capital Funding as documentation agent, providing a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the credit agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any credit agreement and all refundings, refinancings and replacements of any credit agreement, including any agreement:


    - extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,


    - adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of us and our Subsidiaries and their respective successors and assigns,


    - increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

    - otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

    "DISQUALIFIED CAPITAL STOCK" means:

    - with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the notes, and


    - with respect to any Subsidiary of such person, including with respect to any Subsidiary of ours, any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.


    "EQUITY INTEREST" of any Person means any shares, interests, participations or other equivalents, however designated, in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

    "EVENT OF LOSS" means, with respect to any property or asset, any:

    - loss, destruction or damage of such property or asset or

    - any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.


    "EXCLUDED PERSON" means our officers and directors and those persons who beneficially own membership interests in Compass Holdings LLC, in each case, as of the Issue Date.


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    "EXEMPTED AFFILIATE TRANSACTION" means:


    - customary employee compensation arrangements approved by a majority of independent members of our Board of Directors who are independent with respect to such transactions;



    - dividends permitted under the terms of the covenant discussed above under "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of our common stock;



    - Management Fee Payments up to $500,000 in any fiscal year and the reimbursement by us of reasonable out-of-pocket costs and expenses incurred in connection with the rendering of management services to us on our behalf;


    - Permitted Payments to Parent;


    - transactions solely between us and any of our Wholly-owned Consolidated Subsidiaries or solely among our Wholly-owned Consolidated Subsidiaries; and


    - the payment of $750,000 to Parent for reimbursement of the nonrefundable deposit against the purchase price for the acquisition of Barnes Machine.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.


    "GUARANTOR" means each Subsidiary of ours that executes a guarantee guaranteeing the notes in accordance with the provisions of the indenture.


    "INDEBTEDNESS" of any person means, without duplication

    (1) all liabilities and obligations, contingent or otherwise, of such any person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP:

       (a) in respect of borrowed money, whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof,

       (b) evidenced by bonds, notes, debentures or similar instruments,

       (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, excluding accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date;

    (2) all liabilities and obligations, contingent or otherwise, of such person

       (a) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

       (b) relating to any Capitalized Lease Obligation, or

       (c) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;

    (3) all net obligations of such person under Interest Swap and Hedging Obligations;

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    (4) all liabilities and obligations of others of the kind described in the preceding clauses that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests;

    (5) any and all deferrals, renewals, extensions, refinancing and refundings, whether direct or indirect, of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses, or this clause, whether or not between or among the same parties; and

    (6) all Disqualified Capital Stock of such Person measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.


For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors or managing general partner of the issuer of such Disqualified Capital Stock.



    "INITIAL PUBLIC EQUITY OFFERING" means an initial underwritten offering of our common stock or that of Parent for cash pursuant to an effective registration statement under the Securities Act as a consequence of which our common stock or that of Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market.



    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.



    "INVESTMENT" by any person in any other person means, without duplication:


    - the acquisition, whether by purchase, merger, consolidation or otherwise, by such person, whether for cash, property, services, securities or otherwise, of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;

    - the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person, including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person, or any commitment to make any such advance, loan or extension, but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business;


    - other than guarantees of Indebtedness of us or any guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person;


    - the making of any capital contribution by such person to such other person; and


    - the designation by our Board of Directors of any person to be an Unrestricted Subsidiary.



    We shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary, or, if neither we nor any of our Subsidiaries have theretofore made an

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Investment in such subsidiary, in an amount equal to the Investments being made, at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from us or a Subsidiary of ours shall be deemed an Investment valued at its fair market value at the time of such transfer.



    "ISSUE DATE" means the date of first issuance of the notes under the indenture.



    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of ours or a guarantor, as applicable, that is subordinated in right of payment to senior debt at least to the same extent as the notes or the guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the notes; PROVIDED, that in the case of subordination in respect of senior debt under the credit agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of ours or the guarantor, as applicable, that:


    - has a final maturity date occurring after the final maturity date of, all senior debt outstanding under the credit agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

    - is unsecured,

    - has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

    - by their terms or by law are subordinated to senior debt outstanding under the credit agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the notes.


    "LIEN" means any mortgage, charge, pledge, statutory or other lien, privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.



    "MANAGEMENT FEE PAYMENTS" means payments from us to Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation under a Management Consulting Agreement, dated March 9, 1998, by and between us, Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation, in accordance with the terms and provisions of such Management Consulting Agreement on the Issue Date, PROVIDED, HOWEVER, that our obligation to make such payments will be subordinated to the payment of all Obligations with respect to the notes and any guarantee thereof.



    "MATERIAL FACILITY" means a facility that has a customer certification including without limitation D1-9000.



    "MORTGAGE INDEBTEDNESS" of any person means any Indebtedness of such person secured by real property of such person which in the reasonable good faith judgment of the Board of Directors is directly related to a Related Business of ours.



    "NET CASH PROCEEDS" means:



    (1) the aggregate amount of cash or Cash Equivalents received by us in the case of a sale of Qualified Capital Stock and by us and our Subsidiaries in respect of an Asset Sale;



    (2) plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities, including options, warrants, rights and convertible or exchangeable debt of ours that were issued for cash on or after the Issue Date the amount of cash originally received by us upon the issuance of such securities, including options, warrants, rights and convertible or exchangeable debt;


    (3) less:

       (a) in each case, the sum of all payments, fees, commissions and, in the case of Asset Sales, reasonable and customary expenses, including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and


       (b) in the case of an Asset Sale only, the amount estimated reasonably and in good faith by us of income, franchise, sales and other applicable taxes, the computation of which shall take into account any available net operating losses and other tax attributes of Parent, and us and our Subsidiaries required to be paid by us or any of our respective Subsidiaries in the taxable year of such sale in connection with such Asset Sale.



    "NON-RECOURSE INDEBTEDNESS" means our Indebtedness or that of our Subsidiaries to the extent that:



    - under the terms thereof or pursuant to law, no personal recourse may be had against us or our Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness, and enforcement of obligations on such Indebtedness, except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects, is limited only to recourse against interests in specified assets and property (the "Special Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets;



    - such Indebtedness is incurred concurrently with the acquisition by us or our Subsidiaries of such Subject Assets, or a Person or interests in a Person holding such Subject Assets, or constitutes Refinancing Indebtedness with respect to Indebtedness so incurred; and


    - the Subject Assets are not existing assets and no existing assets or proceeds from the sale, transfer or other disposition of existing assets were used to acquire such Subject Assets.


    "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by us or any guarantor under the terms of the notes or the indenture, including any liquidated damages due pursuant to the terms of the registration rights agreement.



    "PARENT" means Compass Holdings LLC or its successor, so long as such entity owns at least 51% of the Capital Stock of Compass.



    "PERMITTED INDEBTEDNESS" means that:



    - we and the guarantors may incur Indebtedness evidenced by the notes and represented by the indenture up to the amounts specified therein as of the date thereof;



    - we and the guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in the foregoing clause of this definition or incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date, after giving effect to the issuance of the outstanding notes, and $3.5 million of Mortgage Indebtedness to be incurred in connection with the acquisition of Brittain Machine and within six months after the Issue Date, which will be considered outstanding on the Issue Date for purposes of this clause, provided that in each case such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced;



    - we and our Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, and performance bonds to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in our industry; PROVIDED, that the aggregate principal amount outstanding of such Indebtedness, including any Refinancing Indebtedness and any other Indebtedness issued to refinance, refund, defease or replace such Indebtedness, shall at no time exceed $250,000;



    - we may incur Indebtedness to any guarantor, and any guarantor may incur Indebtedness to any other guarantor or to us; PROVIDED, that, in the case of our Indebtedness, such obligations shall be unsecured and subordinated in all respects to our obligations pursuant to the notes and the date of any event that causes such guarantor no longer to be a guarantor shall be an Incurrence Date; and



    - any guarantor may guaranty any of our Indebtedness or that of another guarantor that was permitted to be incurred pursuant to the indenture, substantially concurrently with such incurrence or at the time such person becomes a guarantor.



    "PERMITTED INVESTMENT" means:


    - Investments in any of the notes;

    - Investments in Cash Equivalents;


    - intercompany notes to the extent permitted under the definition of "Permitted Indebtedness;" and



    - any Investment by us or any guarantor in a Person if as a result of such Investment such Person immediately becomes a Wholly-owned Subsidiary guarantor or such Person is immediately merged with or into us or a Wholly-owned Subsidiary guarantor.



    "PERMITTED LIEN" means:


    (1) Liens existing on the Issue Date;


    (2) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on our books in accordance with GAAP;


    (3) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that:

       (a) the underlying obligations are not overdue for a period of more than 30 days, or


       (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on our books in accordance with GAAP;


    (4) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;


    (5) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by us or any of our Subsidiaries) or interfere with the ordinary conduct of our business or that of any of our Subsidiaries;


    (6) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;


    (7) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;


    (8) Liens securing the notes;


    (9) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into us or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;



    (10) Liens arising from Purchase Money Indebtedness or Mortgage Indebtedness permitted to be incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and

       Disqualified Capital Stock" PROVIDED such Liens relate solely to the property which is subject to such Purchase Money Indebtedness or Mortgage Indebtedness, as applicable;



    (11) Leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of our business or that of any of our Subsidiaries or materially detracting from the value of our relative assets or those of any Subsidiary;



    (12) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by us or any of our Subsidiaries in the ordinary course of business;


    (13) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and


    (14) Liens securing Indebtedness incurred under the credit agreement in accordance with the terms of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



    "PERMITTED PAYMENTS TO PARENT" means without duplication:



    - payments to Parent in an amount sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to us and our Subsidiaries, provided such expenses do not exceed $250,000 in any fiscal year; and



    - payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by us and our Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Parent has an obligation to pay such tax liabilities relating to our operations, assets or capital or those of our Subsidiaries and Unrestricted Subsidiaries;


PROVIDED, HOWEVER, that, notwithstanding the foregoing:


    - in the case of determining the amount of a Tax Payment that is permitted to be paid by us and any of our United States subsidiaries in respect of their Federal income tax liability, such payment shall be determined on the basis of assuming that all payments made to Parent pursuant to the immediately preceding clause shall be treated as a deductible expense of ours in the taxable year during which the obligation to make such payment accrues; and



    - any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.



    "PURCHASE MONEY INDEBTEDNESS" of any person means any Non-Recourse Indebtedness of such person to any seller or other person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired tangible property which, in the reasonable good faith judgment of our Board of Directors of Compass, is directly related to a Related Business of ours and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.



    "QUALIFIED CAPITAL STOCK" means any of our Capital Stock that is not Disqualified Capital Stock.



    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or of our Indebtedness issued on or after the Issue Date with the Net Cash Proceeds received by us from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any of our Capital Stock or for our Indebtedness issued on or after the Issue Date.

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    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters, or such lesser period during which such person has been in existence, ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.



    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock:



    (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the lesser of the following, after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing:


       (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced, and

       (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such Refinancing;

    (2) PROVIDED, that:


       (a) such Refinancing Indebtedness of any Subsidiary of ours shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary,


       (b) such Refinancing Indebtedness shall not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and in all respects, be no less subordinated or junior, if applicable, to the rights of holders of the notes than was the Indebtedness or Disqualified Capital Stock to be refinanced,

       (c) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and

       (d) such Refinancing Indebtedness shall be secured, if secured, in a manner no more adverse to the holders of the notes than the terms of the Liens, if any, securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.


    "RELATED BUSINESS" means the business conducted, or proposed to be conducted, by us and our Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of our Board of Directors are materially related businesses.



    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.



    "RESTRICTED PAYMENT" means, with respect to any person:


    - the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person;

    - any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person;

    - other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness;

    - any Restricted Investment by such person, and


    - any Management Fee Payments or similar payments to any Affiliates other than Subsidiaries in excess of an aggregate of $500,000 in any fiscal year; PROVIDED, HOWEVER, that our obligation to pay such Management Fee Payments will be subordinated to the payment of all Obligations with respect to the notes and any guarantee thereof.



The term "Restricted Payment" shall not include:


    - any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer;


    - any dividend, distribution or other payment to us, or to any of our guarantors, by us or any of our Subsidiaries; or


    - the payment of $750,000 to Parent for reimbursement for the down payment on the purchase price of Barnes Machine.


    "SENIOR DEBT" of ours or any guarantor means Indebtedness, including any monetary obligation in respect of the credit agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the credit agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law, of us or such guarantor arising under the credit agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated senior debt and made senior in right of payment to the notes or the applicable guarantee; PROVIDED, that in no event shall senior debt include:



    - Indebtedness to any of our Subsidiaries or any of our officers, directors or employees or those of any of our Subsidiaries;


    - Indebtedness incurred in violation of the terms of the indenture;

    - Indebtedness to trade creditors;

    - Disqualified Capital Stock;

    - Capitalized Lease Obligations; and


    - any liability for taxes owed or owing by us or such guarantor.



    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.



    "STATED MATURITY," when used with respect to any note, means April 15, 2005.



    "SUBORDINATED INDEBTEDNESS" means our Indebtedness or that of a guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the notes or such guarantee, as applicable, in any respect or has a stated maturity after the Stated Maturity.



    "SUBSIDIARY," with respect to any person, means:


    - a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person;

    - any other person, other than a corporation, in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest; or

    - a partnership in which such person or a Subsidiary of such person is, at the time, a general partner.


Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of ours or of any of our Subsidiaries. Unless the context requires otherwise, Subsidiary means each of our direct and indirect Subsidiaries.



    "UNRESTRICTED SUBSIDIARY" means any of our Subsidiaries that does not own any Capital Stock of, or own or hold any Lien on any of our property or that of any of our Subsidiaries and that, at the time of determination, shall be an Unrestricted Subsidiary as designated by our Board of Directors; PROVIDED, that:


    - such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business;

    - neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default; and


    - immediately after giving pro forma effect thereto, we could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



Our Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that:


    - no Default or Event of Default is existing or will occur as a consequence thereof; and


    - immediately after giving effect to such designation, on a pro forma basis, we could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



Each such designation shall be evidenced by filing with the trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.



    "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.



    "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by us or one or more of our Wholly-owned Subsidiaries.


BOOK-ENTRY; DELIVERY; FORM AND TRANSFER


    The Series B notes will be issued in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants, as defined below.



    Beneficial interests in all Global Notes and all Certificated Notes, as defined below, if any, will be subject to restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants including, if applicable, those of Euroclear and CEDEL, which may change from time to time.



    The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in limited circumstances. You should read the discussion under the heading "--Transfer of Interests in Global Notes for Certificated Notes" for further information regarding such an exchange.

    Initially, the trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES


    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and various other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").


    DTC has also advised Compass that, pursuant to procedures established by it:

    - upon deposit of the Global Notes for exchange, DTC will credit the accounts of the Direct Participants with such portions of the principal amount of the Global Notes as determined based on the portion of outstanding notes deposited by such Direct Participant as designated by the exchange agent, and

    - DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants.

    DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

    The laws of some states in the United States require that some persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. You should read the discussion under the heading "--Transfers of Interests in Global Notes for Certificated Notes" for further information on other restrictions on the transferability of the notes.


    Except as described in "--Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.



    Under the terms of the indenture, we, the guarantors and the trustee will treat the persons in whose names the notes are registered, including notes represented by Global Notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:



    - any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note, or


    - any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.


    DTC has advised us that its current payment practice for payments of principal, interest and the like with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, us or the guarantors. Neither we, the guarantors nor the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.



    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants, other than Indirect Participants who hold an interest in the notes through Euroclear or CEDEL, who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.



    Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL. Delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and U.K. time for CEDEL). Indirect Participants who hold interest in the notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.



    Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.

    DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes, without the direction of one or more of its Direct Participants, for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. You should read the discussion under the heading "--Transfers of Interests in Global Notes for Certificated Notes" for further information regarding such transfers.



    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the guarantors or the trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.



    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.


TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES


    An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") if:



    - DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days, or DTC has ceased to be a clearing agency registered under the Exchange Act,



    - we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes, or


    - there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.


    In any such case, we will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related notes.



    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant for itself or on behalf of an Indirect Participant, to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants in accordance with DTC's customary procedures.



    In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless we determine otherwise in compliance with applicable law.



    Neither we, the guarantors nor the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES


    Certificated Notes may only be transferred if the transferor first delivers to the trustee a written certificate and, in some circumstances, an opinion of counsel confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors."


SAME DAY SETTLEMENT AND PAYMENT


    Payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                       DESCRIPTION OF THE SERIES D NOTES



    You can find the definitions of some of the terms used in this description under the subheading "Definitions." In this description, the words "Compass," "us," "we," and "our" refer only to Compass Aerospace Corporation and not to any of our subsidiaries.



    The outstanding Series C notes were issued under an indenture dated as of July 30, 1999 by and among Compass, Western Methods, Aeromil, Brittain Machine, Barnes Machine, Wichita Manufacturing, Sea-Lect, Pacific Hills, Modern, Compass Limited, Trim Engineering, Trefn Engineering, Trefn Metal Treatments, Trefn Fabrications, Diac and IBJ Whitehall Bank & Trust Company as trustee. Upon the issuance of the Series D notes the indenture will be subject to and governed by the Trust Indenture Act of 1939. The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Any Series C notes that remain outstanding after the consummation of the exchange offer, together with the Series D notes, will be treated as a single class of securities under the indenture. The outstanding Series C notes and the Series D notes are collectively referred to herein as the "notes."



BRIEF DESCRIPTION OF THE SERIES D NOTES AND THE SUBSIDIARY GUARANTEES



THE SERIES D NOTES



    The Series D notes will be:



    - senior subordinated, unsecured, general obligations of Compass;



    - limited in aggregate principal amount to $19.0 million;



    - subordinated in right of payment to some of our other debt obligations;



    - senior or PARI PASSU in right of payment to all our existing and future subordinated indebtedness; and



    - jointly and severally, fully, irrevocably and unconditionally guaranteed on a senior subordinated basis by each of our present and future restricted Subsidiaries, all of whom are guarantors of the notes.



THE SUBSIDIARY GUARANTEES



    The Subsidiary guarantees of the notes will be:



    - unsecured, general obligations of each of the guarantors;



    - subordinated in right of payment to all senior debt of each of the guarantors; and



    - senior or PARI PASSU in right of payment to all existing and future subordinated indebtedness of each of the guarantors.



    The term "Subsidiaries" as used in this description of the Series D notes does not include Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not guarantee the notes. You should read the discussion under the heading "--Bankruptcy Limitations" for further information regarding the guarantees.

PRINCIPAL, MATURITY AND INTEREST



    The Series D notes will be issued solely in exchange for an equal principal amount of outstanding Series C notes pursuant to the exchange offer. The form and terms of the Series D notes will be identical in all material respects to the form and terms of the outstanding Series C notes except that:



    - The Series D notes will have been registered under the Securities Act, and



    - the registration rights and liquidation damages applicable to the outstanding Series C notes will not be applicable to the Series D notes.



    The Series D notes will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof, and will mature on April 15, 2005. The Series D notes will bear interest at 10 1/8% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest will be payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2000, to the persons in whose names such notes are registered at the close of business on the April 1 or October 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.



METHODS OF RECEIVING PAYMENT ON THE NOTES



    Principal of, premium, if any, interest and liquidated damages, if any, on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the notes at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. Until otherwise designated by us, our office or agency will be the corporate trust office of the trustee presently located in the Borough of Manhattan, The City of New York.



SUBORDINATION



    The payment of principal of, premium, if any, and interest on the notes will be subordinated to the prior payment in full of all our senior debt and that of each of the guarantors. At August 31, 1999 we and the guarantors had outstanding an aggregate of approximately $106.7 million of secured senior debt.



    If any of our senior debt or that of the guarantors has matured, the holders of senior debt will be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect of senior debt before the holders of the notes will be entitled to receive any payment, other than with Junior Securities, with respect to the notes, including:



    - the principal of, premium if any, or interest accrued on the notes;



    - payments to repurchase any of the notes; or



    - payments to redeem any of the notes.



    We or a guarantor, as applicable, may also not make any payment with respect to the notes, other than with Junior Securities, if:



    - a payment default on our senior debt or that of that guarantor occurs and is continuing beyond any applicable grace period; or

    - any other default occurs and is continuing on senior debt that permits the holders of that senior debt to accelerate its maturity and we and the trustee receive written notice of that default (a "Payment Notice") from the holders of the senior debt.



    Payments on the notes may and shall be resumed:



    - in the case of a payment default, upon the date on which that default is cured or waived; and



    - in the case of a default other than a payment default, the earlier of the date on which that default is cured or waived or 179 days after the date on which the applicable Payment Notice is received (the "Payment Blockage Period"), unless the maturity of the senior debt has been accelerated.



    Any number of Payment Notices may be given, provided that:



    - no more than one Payment Notice may be given within a period of any 360 consecutive days; and



    - no default that existed upon the date of a Payment Notice or the commencement of a Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period.



    Any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of a Payment Blockage Period that would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default.



    In the event of any distribution of our assets or those of the guarantors in:



    - a total or partial liquidation, dissolution, winding up or reorganization of us or a guarantor, whether voluntary or involuntary;



    - a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;



    - an assignment for the benefit or creditors; or



    - any marshaling of our assets or liabilities;



the holders of all our senior debts or those of the guarantors will be entitled to receive payment in full in cash or Cash Equivalents of all amounts due in respect of senior debt before the holders of notes will be entitled to receive any payment, other than with Junior Securities, with respect to the notes.



    Any payment or distribution of our assets or those of any guarantor whether in cash, property or securities other than Junior Securities to which the holders or the trustee on behalf of such holders would be entitled except for the subordination provisions in the indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of the senior debt or their representative to the extent necessary to make payment in full on all the senior debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the senior debt.



    In the event that any payment or distribution of our assets or those of any guarantor other than Junior Securities shall be received by the trustee or the holders of the notes at a time when that payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of the senior debt. The payment shall be paid or delivered by the trustee or the holders of the notes, as the case may be, to the holders of the senior debt remaining unpaid or to their representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of unpaid senior debt may have been issued. The payment or distribution shall be paid to the holders of senior debt ratably according to the aggregate principal amounts remaining unpaid on account of such senior debt. The payment shall be applied to all unpaid senior debt to the extent necessary to pay or to provide for the payment of all such senior debt in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such senior debt.



    No provision contained in the indenture or the notes will affect our obligations or that of the guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the notes. The subordination provisions of the indenture and the notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the trustee or any holder to pursue any other rights or remedies with respect to the notes.



    As a result of these subordination provisions, holders of the notes may receive ratably less than other creditors in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities. You should read the discussion under the heading "Risk Factors--Subordination" for further information on the risk that you may receive ratably less than other creditors under some circumstances.



BANKRUPTCY LIMITATIONS



    We are a holding company which conducts our business through our Subsidiaries. Our Subsidiaries have guaranteed or will guarantee our obligations with respect to the notes. Our Unrestricted Subsidiaries will not guarantee the notes. Holders of the notes will be direct creditors of each guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a guarantor, such guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, a guarantor may avoid its obligations if a court concludes that the obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the offering of the outstanding Series C notes. Similar laws exist in the United Kingdom with respect to these issues. The obligations of each guarantor under its guarantee are limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law although we cannot assure you that a court would give the holder the benefit of such a provision. You should read the discussion under the heading "Risk Factors--Fraudulent Transfer Considerations" for further discussion of the risk that the guarantors may avoid their obligations under their guarantees.



    If the obligations of a guarantor under its guarantee were avoided, holders of notes would have to look to the assets of any remaining guarantors for payment. We cannot assure you that the assets of the remaining guarantors would suffice to pay the outstanding principal and interest on the notes.



OPTIONAL REDEMPTION



    At any time prior to April 15, 2001, upon an Initial Public Equity Offering of common stock for cash, up to 35% of the aggregate principal amount of the notes originally issued under the indenture with cash from the Net Cash Proceeds of the Initial Public Equity Offering at a redemption price equal to 110.125% of principal; PROVIDED HOWEVER that:



    - immediately following such redemption not less than 65% of the original aggregate principal amount of the notes remain outstanding;

    - we must give at least 30 days, but no more than 60 days, notice to each holder of notes to be redeemed; and



    - the redemption must occur within 90 days of the Initial Public Equity Offering.



    Except pursuant to the preceding paragraph, we may not redeem the notes prior to April 15, 2002.



    At any time on or after April 15, 2002, we may redeem all or a part of the notes for cash upon not less than 30 days nor more than 60 days notice to each holder of notes, at the following redemption prices, expressed as percentages of the principal amount, if redeemed during the 12-month period commencing April 15 of the years indicated below:



YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2002..................................................................................     105.063%
2003..................................................................................     102.531%
2004..................................................................................     100.000%



    Any optional redemption of the notes will in each case be subject to the rights of holders of record on a Record Date to receive the interest due on an Interest Payment Date corresponding to that Record Date that occurs prior to the Redemption Date, together with accrued and unpaid interest on the notes prior to the Redemption Date.



SELECTION AND NOTICE



    If less than all of the notes are to be redeemed at any time, the trustee shall select the notes for redemption on a PRO RATA basis, by lot or in such other manner it deems appropriate and fair. The notes may be redeemed in part in multiples of $1,000 only.



    The notes will not have the benefit of any sinking fund.



    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days before the Redemption Date to each holder of notes to be redeemed at the holder's registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note must state the portion of the principal amount that will not be redeemed and must state that on and after the date of redemption, upon surrender of the note, a new note or notes, in a principal amount equal to the unredeemed portion of the note will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions of them called for redemption, unless we default in the payment thereof.



COVENANTS



    There are covenants in the indenture in addition to those described here. You should read the indenture for more complete information.



    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL



    If a Change of Control occurs, each holder of notes has the right to require us to repurchase all or any part of such holder's notes equal to $1,000 or an aggregate amount thereof pursuant to a Change of Control Offer. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 10 days following any Change of Control, we will mail a notice to each holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on the Change of Control Purchase Date which must occur no later than 35 days after the occurrence of the Change of Control. The Change of


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

Control Offer must remain open for 20 business days after we mail a Change in Control Offer to the holders of the notes (the "Change in Control Offer Period").



    Upon expiration of the Change of Control Offer Period, we promptly shall purchase all notes properly tendered in response to the Change of Control Offer.



    On or before the Change of Control Purchase Date, we will:



    - accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;



    - deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price, together with accrued and unpaid interest and liquidated damages, if any, of all notes so tendered; and



    - deliver to the trustee the notes so accepted together with an Officers' Certificate listing the notes or portions thereof being purchased by us.



    The Paying Agent will promptly pay the holders of notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid interest and liquidated damages, if any. The trustee will promptly authenticate and deliver to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered. Any notes not so accepted will be delivered promptly by us to the holder thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.



    The Change of Control purchase feature of the notes may make more difficult or discourage a takeover of Compass, and, thus, the removal of incumbent management.



    The definition of Change of Control includes a phrase relating to the direct or indirect sale or transfer of "all or substantially all" of our assets on a consolidated basis. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. The interpretation of the phrase "substantially all" will be dependent upon particular facts and circumstances. As a result, the ability of a holder of notes to require us to repurchase such notes as a result of a sale or transfer of less than all of our assets and those of the guarantors to another person or group may be uncertain. In addition, we cannot assure you that we will be able to acquire notes tendered upon the occurrence of a Change of Control.



    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of the guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under the indenture.



    If the Change of Control Purchase Date is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest, due on such Interest Payment Date will be paid to the person in whose name a note is registered at the close of business on such Record Date. Such interest will not be payable to holders who tender their notes pursuant to the Change of Control Offer.



    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL
     STOCK



    We will not and we will not permit any of our Subsidiaries to, the guarantors will not and will not permit any of their subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to, or otherwise become responsible for, contingently or otherwise, including as a result of an Acquisition, any Indebtedness or any Disqualified Capital Stock including


                                      122
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Acquired Indebtedness, other than Permitted Indebtedness. Notwithstanding the foregoing, we may incur such Indebtedness or Disqualified Capital Stock and the guarantors may incur such Indebtedness, other than Disqualified Capital Stock, if:



    - no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock; and



    - on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Compass for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 (as applicable, each the "Debt Incurrence Ratio").



    In addition, the foregoing limitations will not apply:



(1) to the incurrence by us or any guarantor of Purchase Money Indebtedness, PROVIDED, that:



    (a) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph shall not exceed $2.0 million, including any Refinancing Indebtedness and other Indebtedness issued to refinance, replace, defease or refund Purchase Money Indebtedness; and



    (b) in each case, Purchase Money Indebtedness shall not constitute more than 100% of the cost determined in accordance with GAAP to us or such guarantor, as applicable, of the property so purchased or leased;



(2) if no Event of Default shall have occurred and be continuing, the incurrence by us or any guarantor of Indebtedness in an aggregate principal amount outstanding at any time of up to $5.0 million, including Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness;



(3) to the incurrence by us or any guarantor of Mortgage Indebtedness or Indebtedness pursuant to the credit agreement up to an aggregate principal amount outstanding under the credit agreement or of Mortgage Indebtedness collectively not to exceed in the aggregate $12.0 million, in each case including any Refinancing Indebtedness and other Indebtedness incurred to refinance, replace, defease or refund such Indebtedness; PROVIDED, THAT:



    (a) in the case of Indebtedness pursuant to the credit agreement minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant the covenant "Limitation on Sale of Assets and Subsidiary Stock," or



    (b) assumed by a transferee in an Asset Sale, and



    (c) in the case of Mortgage Indebtedness such Indebtedness shall not constitute more than 100% of the cost determined in accordance with GAAP to us or such guarantor, as applicable, of such mortgaged real estate asset.



    Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes our Subsidiary or is merged with or into or consolidated with us or a Subsidiary of ours shall be deemed to have been incurred at the time such Person becomes our Subsidiary or is merged with or into or consolidated with us or a Subsidiary of ours.



    Upon each incurrence of Indebtedness, we may designate under which provision of this covenant such Indebtedness is being incurred. Such Indebtedness will be deemed to have been incurred under that provision and no other provision of this covenant, except as specifically provided otherwise.


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

    LIMITATION ON RESTRICTED PAYMENTS



    We will not and we will not permit any of our Subsidiaries, and the guarantors will not and will not permit any of their subsidiaries, directly or indirectly, to make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:



(1) a Default or an Event of Default shall have occurred and be continuing;



(2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; or



(3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of:



    (a) 50% of our aggregate Consolidated Net Income for the period taken as one accounting period that commences on the first day of the first full fiscal quarter commencing after the Issue Date and continues to and includes the last day of the fiscal quarter ended immediately prior to the date of each such calculation, or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit; plus



    (b) the aggregate Net Cash Proceeds received by us from a Capital Contribution or the sale of our Qualified Capital Stock, other than to one of our Subsidiaries, to the extent applied in connection with a Qualified Exchange and to the extent credited in accordance with the following paragraph, after the Issue Date; plus



    (c) other than amounts credited pursuant to clauses 1 and 2 of the next following paragraph, the net amount of any Restricted Investments not to exceed the original amount of such Investment made after the Issue Date that are returned to us or the guarantor that made such prior Investment, without restriction in cash on or prior to the date of any such calculation.



    So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:



(1) Restricted Investments in a Related Business, PROVIDED, that, after giving pro forma effect to such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding at any time does not exceed $4.0 million, after giving effect to any such Investments that are returned to us or the Subsidiary guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, or



(2) repurchases of Capital Stock from our employees or employees of our Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees not to exceed $300,000 in any fiscal year or $1.5 million in the aggregate on and after the Issue Date, net of the Net Cash Proceeds received by us from subsequent reissuances of such Qualified Capital Stock to new employees that are not Excluded Persons.



    Even if a Default or Event of Default shall have occurred and is continuing or would be caused thereby, the preceding provisions against making Restricted Payments will not apply to:



(3) a Qualified Exchange,



(4) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions, or



(5) Permitted Payments to Parent.


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

    The full amount of any Restricted Payment made pursuant to the foregoing clauses (1), (2), (4) and (5) of the immediately preceding sentences, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made.



    In addition, we will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, make any Management Fee Payment or similar payment to Affiliates other than Subsidiaries, except for Permitted Payments to Parent if, on a pro forma basis after giving effect to such Management Fee Payments or similar payments, a Default or an Event of Default shall have occurred and be continuing.



    For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors. Additionally, on the date of each Restricted Payment, we shall deliver an Officers' Certificate to the trustee:



    - describing in reasonable detail the nature of such Restricted Payment,



    - stating the amount of such Restricted Payment,



    - stating in reasonable detail the provisions of the indenture pursuant to which such Restricted Payment was made, and



    - certifying that such Restricted Payment was made in compliance with the terms of the indenture.



    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES



    We will not and we will not permit any of our Subsidiaries to, and the the guarantors will not and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to:



(1) pay dividends or make other distributions to or on behalf of, or



(2) pay any obligation to or on behalf of, or



(3) otherwise to transfer assets or property to or on behalf of, or



(4) make or pay loans or advances to or on behalf of us or any of our Subsidiaries.



However, the preceding restrictions will not apply to:



(1) restrictions imposed by the notes or the indenture or by our other indebtedness (which may also be guaranteed by the guarantors) ranking senior or PARI PASSU with the notes or the guarantees, provided such restrictions are no more restrictive than those imposed by the indenture and the notes;



(2) restrictions imposed by applicable law;



(3) existing restrictions under Indebtedness outstanding on the Issue Date, including pursuant to the credit agreement;



(4) restrictions under any Acquired Indebtedness not incurred in violation of the indenture or any agreement relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired;



(5) any such restriction or requirement imposed by Indebtedness incurred under the credit agreement pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified

    Capital Stock," provided such restriction or requirement is no more restrictive than that imposed by the credit agreement as of the Issue Date;



(6) restrictions with respect solely to a Subsidiary of ours imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;



(7) restrictions on transfer contained in Purchase Money Indebtedness or Mortgage Indebtedness incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness or Mortgage Indebtedness, as applicable; and



(8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.



Notwithstanding the foregoing, neither:



    - customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor



    - Liens permitted under the terms of the indenture on assets securing senior debt, Purchase Money Indebtedness, or Mortgage Indebtedness incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,"



shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets.



    LIMITATIONS ON LAYERING INDEBTEDNESS



    We will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of ours or a guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks PARI PASSU with, the notes or the guarantees, as applicable.



    LIMITATION ON LIENS SECURING INDEBTEDNESS



    Unless we provide and cause our Subsidiaries to provide that the notes are equally and ratably secured, we will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the indenture or upon any income or profits therefrom securing any of our Indebtedness or that of any guarantor other than Senior Indebtedness, PROVIDED that:



    - if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the notes, and



    - this clause shall not be applicable to any Liens securing any such Indebtedness which became our Indebtedness pursuant to a transaction subject to the provisions of the indenture described below under "Limitation on Merger, Sale or Consolidation" or which constitutes Acquired Indebtedness and which in either case were in existence at the time of such transaction, unless such Indebtedness was incurred or such Lien created in connection with or in contemplation of, such transaction, so long as such Liens do not extend to or cover any of our property or assets or that of any of our Subsidiaries other than property or assets acquired in such transaction.



    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK



    We will not and we will not permit any of our Subsidiaries to, and the guarantors will not and will not permit and of their Subsidiaries to, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our property, business or assets, including by merger, or consolidation of our Subsidiaries and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or a Subsidiary, or through the issuance, sale or transfer of Equity Interests by any of our Subsidiaries, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:



    (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied:



        - within 270 days after the date of such Asset Sale to the optional redemption of the notes in accordance with the terms of the indenture and other Indebtedness of ours ranking on a parity with the notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness then outstanding, or



        - within 300 days after the date of such Asset Sale to the repurchase of the notes and such other Indebtedness on a parity with the notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds for asset sales pursuant to a cash offer pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness then outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (the "Asset Sale Offer Price") together with accrued and unpaid interest and liquidated damages, if any, to the date of payment, made within 270 days of such Asset Sale, or



       (b) within 270 days following such Asset Sale, the Asset Sale Offer Amount is:



        - invested, or committed to be invested, and is invested, within an additional 90 days in tangible assets and property other than notes, bonds, obligations and securities which in the good faith reasonable judgment of the Board will immediately constitute or be a part of a Related Business of ours or such subsidiary immediately following such transaction, or



        - used to retire Purchase Money Indebtedness, Mortgage Indebtedness or senior debt and, to permanently reduce the amount of such Indebtedness, incurred under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,"



       (c) at least 90% of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents,



       (d) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and



       (e) our Board of Directors determines in good faith that we or such Subsidiary, as applicable, will receive fair market value for such Asset Sale.



    An acquisition of notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(a) or (b) above (the

"Excess Proceeds") exceeds $5.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and liquidated damages, if any, to the purchase of all Indebtedness properly tendered at the Asset Sale Offer Price, together with accrued interest and liquidated damages, if any. The Asset Sale Offer Amount shall be applied on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered. To the extent that the aggregate amount of notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the indenture. Following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.



    For purposes of determining the percentage of the consideration for the Asset Sale received in cash or Cash Equivalents, total consideration received means the total consideration received for such Asset Sales minus the amount of:



    - Purchase Money Indebtedness or Mortgage Indebtedness secured solely by the assets sold and assumed by a transferee, and



    - property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, PROVIDED that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.



    Notwithstanding, and without complying with, the provisions of this covenant, we and our Subsidiaries may:



    (1) in the ordinary course of business:



       (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business, and



       (b) liquidate Cash Equivalents;



    (2) convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";



    (3) sell or dispose of damaged, worn out, scrap or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of ours or such Subsidiary, as applicable; and



    (4) convey, sell, transfer, assign or otherwise dispose of assets to us or any of our Wholly-owned Subsidiary guarantors;



    (5) in the ordinary course of business, convey, sell, transfer, assign, or otherwise dispose of assets or related assets in related transactions with a fair market value of less than $250,000; and



    (6) surrender or waive contract rights or settle, release or surrender of contract, tort or other claims of any kind or grant Liens not prohibited by the indenture.



    All Net Cash Proceeds from an Event of Loss relating to a Material Facility shall be invested, used for prepayment of Senior Indebtedness or used to repurchase notes, all within the period and as otherwise provided above in clauses (1)(a) or (b) of the first paragraph of this covenant plus 90 days.

    In addition to the foregoing and notwithstanding anything herein to the contrary, we will not, and will not permit any of our Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of ours other than us or a Wholly-owned Subsidiary guarantor, except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.



    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, compliance by us or any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.



    If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name a note is registered at the close of business on such Record Date, and such interest will not be payable to holders who tender notes pursuant to such Asset Sale Offer.



    LIMITATION ON TRANSACTIONS WITH AFFILIATES



    Neither we nor any of our Subsidiaries will be permitted to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate, an "Affiliate Transaction", or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, unless:



    - it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate,



    - if involving consideration to either party in excess of $1.0 million, the Affiliate Transaction is evidenced by an Officers' Certificate addressed and delivered to the trustee certifying that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction, and



    - if involving consideration to either party in excess of $5.0 million, we obtain, prior to the consummation of an Affiliate Transaction, a written favorable opinion as to the fairness of the transaction to us from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.



    LIMITATION ON MERGER, SALE OR CONSOLIDATION



    We will not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons unless:



    (1) we are the continuing entity;



    (2) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the notes and the indenture;



    (3) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and



    (4) unless such transaction is solely the merger of us and one of our previously existing Wholly-owned Subsidiaries which is also a guarantor and which transaction is not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



    Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such successor corporation had been named therein as us. We shall be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.



    For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets shall be deemed to be the transfer of all or substantially all of our properties and assets.



    LIMITATION ON LINES OF BUSINESS



    Neither we nor any of our Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.



    FUTURE SUBSIDIARY GUARANTORS



    All of our present and future Subsidiaries will jointly and severally, fully, irrevocably and unconditionally guarantee all principal, premium, if any, and interest on the notes on a senior subordinated basis. The term Subsidiary does not include Unrestricted Subsidiaries.



    RELEASE OF GUARANTORS



    The indenture provides that no guarantor shall consolidate or merge with or into another person, whether or not such guarantor is the surviving person, unless:



    - subject to the provisions of the following paragraph and other provisions of the indenture, the person formed by or surviving any such consolidation or merger, if other than such guarantor, assumes all the obligations of such guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such guarantor's obligations under such guarantor's guarantee, on the terms set forth in the indenture; and



    - immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.



    A guarantor will be deemed released from its obligations under its guarantee of the notes upon the sale or disposition, whether by merger, stock purchase, asset sale or otherwise, of that guarantor or all of its assets to an entity which is not a guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the indenture; PROVIDED, HOWEVER, that any such termination shall occur only in the event that all obligations of that guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure any Indebtedness of ours or any other of our Subsidiary shall also terminate upon such release, sale or transfer.



    LIMITATION ON STATUS AS INVESTMENT COMPANY



    We and our Subsidiaries may not be required to register as an "investment company," as that term is defined in the Investment Company Act of 1940, or may not otherwise become subject to regulation under the Investment Company Act.


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

REPORTS



    Whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we shall deliver to the trustee and to each holder within 15 days after the time period specified in the Securities and Exchange Commission's rules and regulations:



    - all annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission on Forms 10-K and 10-Q, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission; and



    - all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.



    In each case, we shall include a management's discussion and analysis of financial condition and results of operations which would be so required. Unless the Commission will not accept such reports, we will file with the Commission the annual, quarterly and other reports which we are or would have been required to file with the Commission.



EVENTS OF DEFAULT AND REMEDIES



    Each of the following is an Event of Default:



    - our failure to pay any installment of interest or liquidated damages, if any, on the notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;



    - our failure to pay all or any part of the principal, or premium, if any, on the notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price;



    - the failure by us or any Subsidiary of ours to observe or perform any other covenant or agreement contained in the notes or the indenture and, subject to some exceptions, the continuance of such failure for a period of 30 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes outstanding;



    - events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;



    - a default in any issue of our Indebtedness or that of any of our Subsidiaries with an aggregate principal amount in excess of $5.0 million resulting from either the failure to pay principal at maturity or as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and



    - final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time, rendered against us or any of our Subsidiaries which are not stayed, bonded or discharged within 60 days.



    If a Default occurs and is continuing, the trustee must give the holders notice of such default within 90 days after the occurrence of such default.



    Other than an Event of Default resulting from events of bankruptcy, insolvency or reorganization relating to us or any of our Significant Subsidiaries, if an Event of Default occurs and is continuing, then in every such case, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to us and to the trustee if given by holders (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest and liquidated damages, if any, thereon to be due and payable immediately. If any senior debt is


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

outstanding pursuant to the credit agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of:



    - the third Business Day after the sending to us and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date; and



    - the date of acceleration of any senior debt under the credit agreement.



    If an Event of Default resulting from events of bankruptcy, insolvency or reorganization relating to us or any of our Significant Subsidiaries occurs, all principal and accrued interest and liquidated damages, if any, thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of trustee or the holders. The holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default have been cured or waived, other than:



    - the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration, and



    - except on default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority.



    Prior to the declaration of acceleration of the maturity of the notes, the holders of a majority in aggregate principal amount of the notes at the time outstanding may waive on behalf of all the holders any default, except:



    - a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority,



    - a default in the payment of principal of or interest on any note not yet cured, or



    - a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note affected.



    Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.



LEGAL DEFEASANCE AND COVENANT DEFEASANCE



    We may, at our option, elect to have our obligations and the obligations of the guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented, and the indenture shall cease to be of further effect as to all outstanding notes and guarantees, except as to:



    - rights of holders to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on such notes when such payments are due from the trust funds;



    - our obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;



    - the rights, powers, trust, duties, and immunities of the trustee, and our obligations in connection therewith; and



    - the Legal Defeasance provisions of the indenture.


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

    In addition, we may, at our option and at any time, elect to have our obligations and the guarantors released with respect to some of the covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. Covenant Defeasance will not affect holders' rights with respect to non-payment, guarantees, bankruptcy, receivership, rehabilitation and insolvency events.



    In order to exercise either Legal Defeasance or Covenant Defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes:



    (1) U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such notes, and



    (2) the holders of notes must have a valid, perfected, exclusive security interest in such trust;



    (3) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:



       (a) we have received from, or there has been published by the Internal Revenue Service, a ruling, or



       (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.



    (4) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to such trustee confirming that the holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;



    (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;



    (6) we shall have delivered to the trustee an Officer's Certificate acceptable to the trustee, to the effect that, assuming no intervening bankruptcy of ours between the date of deposit and the 91st day following the deposit and that no holder of the notes is an insider of ours, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally;



    (7) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;



    (8) we shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of such notes over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours or others;


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

    (9) we shall have delivered to the trustee an Officers' Certificate stating that the conditions precedent set forth above in the first eight clauses of this paragraph have been complied with; and



    (10) we shall have delivered to the trustee an opinion of counsel, stating that the conditions precedent set forth above in the first clause of this paragraph with respect to the validity and perfection of the security interest, and in the second, third and fifth clauses of this paragraph have been complied with.



    If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the notes when due, then our obligations and those of the guarantors under the indenture and the Collateral Agreement will be revived and no such defeasance will be deemed to have occurred.



AMENDMENTS AND SUPPLEMENTS



    We, the guarantors and the trustee may enter into a supplemental indenture for limited purposes without the consent of the holders. With the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, we, the guarantors and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders. No such modification may, however, without the consent of holders of at least 66 2/3% in aggregate principal amount of notes at the time outstanding, modify the provisions including the defined terms used therein of the covenant "Repurchase of Notes at the Option of the Holder Upon a Change of Control" in a manner adverse to the holders; and no such modification may, without the consent of each holder affected thereby:



    - change the Stated Maturity on any note;



    - reduce the principal amount thereof or the rate or extend the time for payment of interest thereon or any premium payable upon the redemption at our option thereof;



    - change the place of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable;



    - impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption at our option, on or after the Redemption Date;



    - reduce the Change of Control Purchase Price or the Asset Sale Offer Price;



    - alter the provisions, including the defined terms used therein, regarding our right to redeem the notes as a right, or at our option in a manner adverse to the holders;



    - reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture; or



    - modify any of the waiver provisions, except to increase any required percentage or to provide that other specific provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.



NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS



    No past, present or future direct or indirect stockholder, employee, officer or director, as such, of ours, our guarantors or any successor entity shall have any personal liability for any of our obligations or those of the guarantors under the indenture or the notes solely by reason of his, her or its status as such stockholder, employee, officer or director. This provision shall not limit the obligation of any guarantor pursuant to any guarantee of the notes.

DEFINITIONS



    "ACQUIRED INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of ours, including by designation, or is merged or consolidated into or with us or one of our Subsidiaries.



    "ACQUISITION" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.



    "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with us. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, PROVIDED, THAT, with respect to ownership interest in us and our Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.



    "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing:



    (1) the sum of the products:



       (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal or redemption payment of such security or instrument and



       (b) the amount of each such respective principal or redemption payment;



    (2) by the sum of all such principal or redemption payments.



    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.



    "BOARD OF DIRECTORS" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.



    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.



    "CAPITAL CONTRIBUTION" means any contribution to our equity from our direct or indirect parent for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.



    "CAPITALIZED LEASE OBLIGATION" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.



    "CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests, however designated, in stock issued by that corporation.

    "CASH EQUIVALENT" means any of the following which matures within one year after the date of acquisition:



    - securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);



    - time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million; or



    - commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.



    "CHANGE OF CONTROL" means the occurrence of any of the following:



    (1) prior to consummation of an Initial Public Equity Offering, the Excluded Persons shall cease to own beneficially and of record at least 51% of the total voting power in the aggregate of all classes of our Capital Stock then outstanding normally entitled to vote in elections of directors; or



    (2) on or following the consummation of an Initial Public Equity Offering;



       (a) any merger or consolidation of us with or into any person or any direct or indirect sale, transfer or other conveyance, in one transaction or a series of related transactions, of all or substantially all of our assets, on a consolidated basis if, immediately after giving effect to such transaction(s):



           - any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any of the Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees of the transferee(s) or surviving entity or entities; and



           - any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power, than beneficially owned by the Excluded Persons;



       (b) any "person" or "group" as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any of the Excluded Persons:



           - is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of our Capital Stock then outstanding normally entitled to vote in elections of directors; and



           - any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power, than beneficially owned by the Excluded Persons; or



       (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted our Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our Board of Directors then in office.



    "CONSOLIDATION" means, with respect to us, the consolidation of the accounts of the Subsidiaries with our accounts, all in accordance with GAAP; PROVIDED that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with our accounts. The term "consolidated" has a correlative meaning to the foregoing.



    "CONSOLIDATED COVERAGE RATIO" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of:



    (1) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period



    (2) to the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period;



PROVIDED, that for purposes of such calculation:



    - Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;



    - transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;



    - the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and



    - the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest or dividend rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation, which shall remain in effect for the 12-month period immediately following the Transaction Date, that has the effect of fixing the interest rate on the date of computation, in which case such rate, whether higher or lower, shall be used.



    "CONSOLIDATED EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto, to the extent deducted from net revenues in determining Consolidated Net Income, without duplication:



    (1) the sum of:



       (a) Consolidated income tax expense,



       (b) Consolidated depreciation and amortization expense, and



       (c) Consolidated Fixed Charges,



    (2) less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, provided that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-owned Subsidiary shall only be added to the extent of our equity interest in such Subsidiary.

    "CONSOLIDATED FIXED CHARGES" of any person means, for any period, the aggregate amount, determined in each case in accordance with GAAP and without duplication, of:



    (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, of such person and its Consolidated Subsidiaries during such period, including:



       (a) original issue discount and non-cash interest payments or accruals on any Indebtedness,



       (b) the interest portion of all deferred payment obligations, and



       (c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and



    (2) the amount of dividends accrued or payable or guaranteed by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock, other than by Subsidiaries of such person to such person or such person's Wholly-owned Subsidiaries, except if such Preferred Stock is a payment-in-kind ("PIK") security, issuance of such additional PIK securities would not count as dividends for purposes of this definition.



For purposes of this definition:



    - interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by us to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, and



    - interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.



    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the net income or loss of such person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and adjusted to exclude, only to the extent included in computing such net income or loss and without duplication:



    - all gains, but not losses, which are either extraordinary, as determined in accordance with GAAP, or are either unusual or nonrecurring, including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock;



    - the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's PRO RATA share of such person's net income for such period;



    - the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and



    - the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.



    "CONSOLIDATED SUBSIDIARY" means, for any person, each Subsidiary of such person, whether now existing or hereafter created or acquired, the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

    "CREDIT AGREEMENT" means the credit agreement entered into by and among us, our subsidiaries, various financial institutions, and BancBoston Robertson Stephens Inc. as arranger, BankBoston, N.A. as a lender and agent, Bank of America, N.A. (formerly known as NationsBank, N.A.) as co-agent, the lenders named therein, Royal Bank of Canada as syndication agent and General Electric Capital Corporation as documentation agent, providing a revolving credit facility, term loans and an acquisition line, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any credit agreement and all refundings, refinancings and replacements of any credit agreement, including any agreement:



    - extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,



    - adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of us and our Subsidiaries and their respective successors and assigns,



    - increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or



    - otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.



    "DISQUALIFIED CAPITAL STOCK" means:



    - with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased, including at the option of the holder thereof, such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the notes, and



    - with respect to any Subsidiary of such person, including with respect to any Subsidiary of ours, any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.



    "EQUITY INTEREST" of any Person means any shares, interests, participations or other equivalents, however designated, in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.



    "EVENT OF LOSS" means, with respect to any property or asset, any:



    - loss, destruction or damage of such property or asset or



    - any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.



    "EXCLUDED PERSON" means our officers and directors and those persons who beneficially own membership interests in Compass Holdings LLC, in each case, as of the Issue Date.



    "EXEMPTED AFFILIATE TRANSACTION" means:



    - customary employee compensation arrangements approved by a majority of independent members of our Board of Directors who are independent with respect to such transactions;


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    - dividends permitted under the terms of the covenant discussed above under
      "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of our common stock;



    - Management Fee Payments up to $500,000 in any fiscal year and the reimbursement by us of reasonable out-of-pocket costs and expenses incurred in connection with the rendering of management services to us on our behalf;



    - Permitted Payments to Parent; and



    - transactions solely between us and any of our Wholly-owned Consolidated Subsidiaries or solely among our Wholly-owned Consolidated Subsidiaries.



    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.



    "GUARANTOR" means each Subsidiary of ours that executes a guarantee guaranteeing the notes in accordance with the provisions of the indenture.



    "INDEBTEDNESS" of any person means, without duplication



    (1) all liabilities and obligations, contingent or otherwise, of such any person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP:



       (a) in respect of borrowed money, whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof,



       (b) evidenced by bonds, notes, debentures or similar instruments,



       (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, excluding accounts payable or other obligations to trade creditors which have remained unpaid for greater than 60 days past their original due date;



    (2) all liabilities and obligations, contingent or otherwise, of such person



       (a) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,



       (b) relating to any Capitalized Lease Obligation, or



       (c) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;



    (3) all net obligations of such person under Interest Swap and Hedging Obligations;



    (4) all liabilities and obligations of others of the kind described in the preceding clauses that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests;



    (5) any and all deferrals, renewals, extensions, refinancing and refundings, whether direct or indirect, of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses, or this clause, whether or not between or among the same parties; and


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    (6) all Disqualified Capital Stock of such Person measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.



For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors or managing general partner of the issuer of such Disqualified Capital Stock.



    "INITIAL PUBLIC EQUITY OFFERING" means an initial underwritten offering of our common stock or that of Parent for cash pursuant to an effective registration statement under the Securities Act as a consequence of which our common stock or that of Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market.



    "INTEREST SWAP AND HEDGING OBLIGATION" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.



    "INVESTMENT" by any person in any other person means, without duplication:



    - the acquisition, whether by purchase, merger, consolidation or otherwise, by such person, whether for cash, property, services, securities or otherwise, of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;



    - the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person, including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person, or any commitment to make any such advance, loan or extension, but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business;



    - other than guarantees of Indebtedness of us or any guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person;



    - the making of any capital contribution by such person to such other person; and



    - the designation by our Board of Directors of any person to be an Unrestricted Subsidiary.



    We shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary, or, if neither we nor any of our Subsidiaries have theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made, at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from us or a Subsidiary of ours shall be deemed an Investment valued at its fair market value at the time of such transfer.



    "ISSUE DATE" means the date of first issuance of the notes under the indenture.


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    "JUNIOR SECURITY" means any Qualified Capital Stock and any Indebtedness of ours or a guarantor, as applicable, that is subordinated in right of payment to senior debt at least to the same extent as the notes or the guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the notes; PROVIDED, that in the case of subordination in respect of senior debt under the credit agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of ours or the guarantor, as applicable, that:



    - has a final maturity date occurring after the final maturity date of, all senior debt outstanding under the credit agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,



    - is unsecured,



    - has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and



    - by their terms or by law are subordinated to senior debt outstanding under the credit agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the notes.



    "LIEN" means any mortgage, charge, pledge, statutory or other lien, privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.



    "MANAGEMENT FEE PAYMENTS" means payments from us to Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation under a Management Consulting Agreement, dated March 9, 1998, by and between us, Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation, in accordance with the terms and provisions of such Management Consulting Agreement on the Issue Date, PROVIDED, HOWEVER, that our obligation to make such payments will be subordinated to the payment of all Obligations with respect to the notes and any guarantee thereof.



    "MATERIAL FACILITY" means a facility that has a customer certification including without limitation D1-9000.



    "MORTGAGE INDEBTEDNESS" of any person means any Indebtedness of such person secured by real property of such person which in the reasonable good faith judgment of the Board of Directors is directly related to a Related Business of ours.



    "NET CASH PROCEEDS" means:



    (1) the aggregate amount of cash or Cash Equivalents received by us in the case of a sale of Qualified Capital Stock and by us and our Subsidiaries in respect of an Asset Sale;



    (2) plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities, including options, warrants, rights and convertible or exchangeable debt of ours that were issued for cash on or after the Issue Date the amount of cash originally received by us upon the issuance of such securities, including options, warrants, rights and convertible or exchangeable debt;



    (3) less:



       (a) in each case, the sum of all payments, fees, commissions and, in the case of Asset Sales, reasonable and customary expenses, including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and

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       (b) in the case of an Asset Sale only, the amount estimated reasonably and in good faith by us of income, franchise, sales and other applicable taxes, the computation of which shall take into account any available net operating losses and other tax attributes of Parent, and us and our Subsidiaries required to be paid by us or any of our respective Subsidiaries in the taxable year of such sale in connection with such Asset Sale.



    "NON-RECOURSE INDEBTEDNESS" means our Indebtedness or that of our Subsidiaries to the extent that:



    - under the terms thereof or pursuant to law, no personal recourse may be had against us or our Subsidiaries for the payment of the principal of or interest or premium on such Indebtedness, and enforcement of obligations on such Indebtedness, except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects, is limited only to recourse against interests in specified assets and property (the "Special Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets;



    - such Indebtedness is incurred concurrently with the acquisition by us or our Subsidiaries of such Subject Assets, or a Person or interests in a Person holding such Subject Assets, or constitutes Refinancing Indebtedness with respect to Indebtedness so incurred; and



    - the Subject Assets are not existing assets and no existing assets or proceeds from the sale, transfer or other disposition of existing assets were used to acquire such Subject Assets.



    "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by us or any guarantor under the terms of the notes or the indenture, including any liquidated damages due pursuant to the terms of the registration rights agreement.



    "PARENT" means Compass Holdings LLC or its successor, so long as such entity owns at least 51% of our Capital Stock.



    "PERMITTED INDEBTEDNESS" means that:



    - we and the guarantors may incur Indebtedness evidenced by the notes and represented by the indenture up to the amounts specified therein as of the date thereof;



    - we and the guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in the foregoing clause of this definition or incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which is outstanding on the Issue Date, provided that in each case such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced;



    - we and our Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, and performance bonds to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in our industry; PROVIDED, that the aggregate principal amount outstanding of such Indebtedness, including any Refinancing Indebtedness and any other Indebtedness issued to refinance, refund, defease or replace such Indebtedness, shall at no time exceed $250,000;



    - we may incur Indebtedness to any guarantor, and any guarantor may incur Indebtedness to any other guarantor or to us; PROVIDED, that, in the case of our Indebtedness, such obligations shall be unsecured and subordinated in all respects to our obligations pursuant to the notes and the date of any event that causes such guarantor no longer to be a guarantor shall be an Incurrence Date; and

    - any guarantor may guaranty any of our Indebtedness or that of another guarantor that was permitted to be incurred pursuant to the indenture, substantially concurrently with such incurrence or at the time such person becomes a guarantor.



    "PERMITTED INVESTMENT" means:



    - Investments in any of the notes;



    - Investments in Cash Equivalents;



    - intercompany notes to the extent permitted under the definition of "Permitted Indebtedness" and



    - any Investment by us or any guarantor in a Person if as a result of such Investment such Person immediately becomes a Wholly-owned Subsidiary guarantor or such Person is immediately merged with or into us or a Wholly-owned Subsidiary guarantor.



    "PERMITTED LIEN" means:



    (1) Liens existing on the Issue Date;



    (2) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on our books in accordance with GAAP;



    (3) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that:



       (a) the underlying obligations are not overdue for a period of more than 30 days, or



       (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on our books in accordance with GAAP;



    (4) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;



    (5) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by us or any of our Subsidiaries) or interfere with the ordinary conduct of our business or that of any of our Subsidiaries;



    (6) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;



    (7) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;



    (8) Liens securing the notes;



    (9) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into us or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;



    (10) Liens arising from Purchase Money Indebtedness or Mortgage Indebtedness permitted to be incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and

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       Disqualified Capital Stock" PROVIDED such Liens relate solely to the property which is subject to such Purchase Money Indebtedness or Mortgage Indebtedness, as applicable;



    (11) Leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of our business or that of any of our Subsidiaries or materially detracting from the value of our relative assets or those of any Subsidiary;



    (12) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by us or any of our Subsidiaries in the ordinary course of business;



    (13) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and



    (14) Liens securing Indebtedness incurred under the credit agreement in accordance with the terms of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



    "PERMITTED PAYMENTS TO PARENT" means without duplication:



    - payments to Parent in an amount sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to us and our Subsidiaries, provided such expenses do not exceed $250,000 in any fiscal year; and



    - payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by us and our Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Parent has an obligation to pay such tax liabilities relating to our operations, assets or capital or those of our Subsidiaries and Unrestricted Subsidiaries;



PROVIDED, HOWEVER, that, notwithstanding the foregoing:



    - in the case of determining the amount of a Tax Payment that is permitted to be paid by us and any of our United States subsidiaries in respect of their Federal income tax liability, such payment shall be determined on the basis of assuming that all payments made to Parent pursuant to the immediately preceding clause shall be treated as a deductible expense of ours in the taxable year during which the obligation to make such payment accrues; and



    - any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.



    "PURCHASE MONEY INDEBTEDNESS" of any person means any Non-Recourse Indebtedness of such person to any seller or other person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired tangible property which, in the reasonable good faith judgment of our Board of Directors, is directly related to a Related Business of ours and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.



    "QUALIFIED CAPITAL STOCK" means any of our Capital Stock that is not Disqualified Capital Stock.



    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or of our Indebtedness issued on or after the Issue Date with the Net Cash

Proceeds received by us from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any of our Capital Stock or for our Indebtedness issued on or after the Issue Date.



    "REFERENCE PERIOD" with regard to any person means the four full fiscal quarters, or such lesser period during which such person has been in existence, ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.



    "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock:



    (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the lesser of the following, after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing:



       (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced, and



       (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such Refinancing;



    (2) PROVIDED, that:



       (a) such Refinancing Indebtedness of any Subsidiary of ours shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary,



       (b) such Refinancing Indebtedness shall not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and in all respects, be no less subordinated or junior, if applicable, to the rights of holders of the notes than was the Indebtedness or Disqualified Capital Stock to be refinanced,



       (c) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced, and



       (d) such Refinancing Indebtedness shall be secured, if secured, in a manner no more adverse to the holders of the notes than the terms of the Liens, if any, securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.



    "RELATED BUSINESS" means the business conducted, or proposed to be conducted, by us and our Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of our Board of Directors are materially related businesses.



    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

    "RESTRICTED PAYMENT" means, with respect to any person:



    - the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person;



    - any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person;



    - other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness;



    - any Restricted Investment by such person, and



    - any Management Fee Payments or similar payments to any Affiliates other than Subsidiaries in excess of an aggregate of $500,000 in any fiscal year; PROVIDED, HOWEVER, that our obligation to pay such Management Fee Payments will be subordinated to the payment of all Obligations with respect to the notes and any guarantee thereof.



The term "Restricted Payment" shall not include:



    - any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or



    - any dividend, distribution or other payment to us, or to any of our guarantors, by us or any of our Subsidiaries.



    "SENIOR DEBT" of ours or any guarantor means Indebtedness, including any monetary obligation in respect of the credit agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the credit agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law, of us or such guarantor arising under the credit agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated senior debt and made senior in right of payment to the notes or the applicable guarantee; PROVIDED, that in no event shall senior debt include:



    - Indebtedness to any of our Subsidiaries or any of our officers, directors, or employees or those of any of our Subsidiaries;



    - Indebtedness incurred in violation of the terms of the indenture;



    - Indebtedness to trade creditors;



    - Disqualified Capital Stock;



    - Capitalized Lease Obligations; and



    - any liability for taxes owed or owing by us or such guarantor.



    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.



    "STATED MATURITY," when used with respect to any note, means April 15, 2005.



    "SUBORDINATED INDEBTEDNESS" means our Indebtedness or that of a guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the notes or such guarantee, as applicable, in any respect or has a stated maturity after the Stated Maturity.

    "SUBSIDIARY," with respect to any person, means:



    - a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person;



    - any other person, other than a corporation, in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest; or



    - a partnership in which such person or a Subsidiary of such person is, at the time, a general partner.



Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of ours or of any of our Subsidiaries. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of ours.



    "UNRESTRICTED SUBSIDIARY" means any of our Subsidiaries that does not own any Capital Stock of, or own or hold any Lien on any of our property or that of any of our Subsidiaries and that, at the time of determination, shall be an Unrestricted Subsidiary as designated by our Board of Directors; PROVIDED, that:



    - such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business;



    - neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default; and



    - immediately after giving pro forma effect thereto, we could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



Our Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, PROVIDED, that:



    - no Default or Event of Default is existing or will occur as a consequence thereof; and



    - immediately after giving effect to such designation, on a pro forma basis, we could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."



Each such designation shall be evidenced by filing with the trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.



    "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.



    "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by us or one or more of our Wholly-owned Subsidiaries.



BOOK-ENTRY; DELIVERY; FORM AND TRANSFER



    The Series D notes will be issued in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants, as defined below.

    Beneficial interests in all Global Notes and all Certificated Notes, as defined below, if any, will be subject to restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants including, if applicable, those of Euroclear and CEDEL, which may change from time to time.



    The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. Beneficial interests in the Global Notes may be exchanged for notes in certificated form in limited circumstances. You should read the discussion under the heading "--Transfer of Interests in Global Notes for Certificated Notes" for further information regarding such an exchange.



    Initially, the trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.



DEPOSITORY PROCEDURES



    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and various other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").



    DTC has also advised us that, pursuant to procedures established by it:



    - upon deposit of the Global Notes for exchange, DTC will credit the accounts of the Direct Participants with such portions of the principal amount of the Global Notes as determined based on the portion of outstanding Series C notes deposited by such Direct Participant as designated by the exchange agent, and



    - DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants.



    DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.



    Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.



    The laws of some states in the United States require that some persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. You should read the discussion under the heading "--Transfers of Interests in Global Notes for Certificated Notes" for further information on other restrictions on the transferability of the notes.

    Except as described in "--Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.



    Under the terms of the indenture, we, the guarantors and the trustee will treat the persons in whose names the notes are registered, including notes represented by Global Notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:



    - any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note, or



    - any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.



    DTC has advised us that its current payment practice for payments of principal, interest and the like with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, us or the guarantors. Neither we, the guarantors nor the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.



    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants, other than Indirect Participants who hold an interest in the notes through Euroclear or CEDEL, who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.



    Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or CEDEL, on the other hand, will be effected by Euroclear's or CEDEL's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL. Delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or CEDEL, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or CEDEL and within their established deadlines (Brussels time for Euroclear and U.K. time for CEDEL). Indirect Participants who hold interest in the notes through Euroclear and CEDEL may not deliver instructions directly to Euroclear's or CEDEL's Nominee. Euroclear or CEDEL will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or CEDEL's behalf in the relevant

Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.



    Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or CEDEL purchasing an interest in a Global Note from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or CEDEL during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and CEDEL customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or CEDEL immediately following DTC's settlement date.



    DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes, without the direction of one or more of its Direct Participants, for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. You should read the discussion under the heading "--Transfers of Interests in Global Notes for Certificated Notes" for further information regarding such transfers.



    Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the guarantors or the trustee shall have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.



    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.



TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES



    An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated Notes") if:



    - DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days, or DTC has ceased to be a clearing agency registered under the Exchange Act,



    - we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes, or



    - there shall have occurred and be continuing a Default or an Event of Default with respect to the notes.



    In any such case, we will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related notes.



    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant for itself or on behalf of an

Indirect Participant, to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants in accordance with DTC's customary procedures.



    In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless we determine otherwise in compliance with applicable law.



    Neither we, the guarantors nor the trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.



TRANSFERS OF CERTIFICATED NOTES FOR INTERESTS IN GLOBAL NOTES



    Certificated Notes may only be transferred if the transferor first delivers to the trustee a written certificate and, in some circumstances, an opinion of counsel confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors."



SAME DAY SETTLEMENT AND PAYMENT



    Payments in respect of the notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                         FOR HOLDERS OF SERIES B NOTES



    The following is a summary of material United States federal income tax consequences of the exchange offer to holders of Series A notes and the ownership and disposition of Series B notes by holders who acquire Series B notes pursuant to the exchange offer. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. We have not and will not seek any rulings or opinions from the Internal Revenue Service or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer and the ownership and disposition of Series B notes which are different from those discussed herein. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their specific circumstances, such as:



    - to investors subject to special tax rules, including financial institutions, insurance companies, broker-dealers and tax-exempt organizations, or



    - to persons that will hold the Series B notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for United States federal income tax purposes, or



    - to persons that have a functional currency other than the United States dollar, or



    - to investors in pass-through entities.



All of these persons may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that investors will hold their notes as "capital assets" (generally, property held for investment) within the meaning of the United States Internal Revenue code of 1986. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT HIS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE SERIES B NOTES IN LIGHT OF THEIR PARTICULAR SITUATION.



    The exchange of Series A notes for Series B notes under the terms of the exchange offer should not constitute a taxable exchange. As a result:



    - a holder should not recognize taxable gain or loss as a result of exchanging Series A notes for Series B notes under the terms of the exchange offer,



    - the holding period of the Series B notes should include the holding period of the Series A notes exchanged for the Series B notes, and



    - the adjusted tax basis of the Series B notes should be the same as the adjusted tax basis of the Series A notes exchanged therefor immediately before the exchange.



UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS



    For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Series B note who is:



    - an individual who is a citizen or resident of the United States,



    - a corporation created or organized in, or under the laws of, the United States or any State thereof,



    - an estate that is subject to United States federal income taxation without regard to the source of its income, or

    - a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.



DISPOSITION OF THE SERIES B NOTES



    A U.S. Holder will recognize capital gain or loss upon the sale, redemption, or other disposition of a Series B note in an amount equal to the difference between the amount realized from such disposition and his adjusted tax basis in the Series B note. Any such gain or loss will be long-term gain or loss if the Series B note has been held for more than one year at the time of the disposition.



BACKUP WITHHOLDING AND INFORMATION REPORTING



    In general, payments of interest on, and the proceeds from the sale, redemption or other disposition of Series B notes, other than Series B notes held by certain exempt persons, including most corporations and other persons who, when required, demonstrate their exempt status, will be subject to information reporting requirements. "Backup withholding" at a rate of 31% may apply to such payments of the U.S. Holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with all backup withholding requirements.



    The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular United States federal income tax liability or refunded by the Internal Revenue Service.



    The payment of proceeds from the disposition of Series B notes to or through the United States office of a broker will be subject to information reporting and backup withholding rules unless the owner establishes an exemption. Special rules may apply with respect to the payment of the proceeds from the disposition of Series B notes to or through foreign offices of certain brokers.



UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS.



    As used herein the term "Non-U.S. Holder" means a beneficial owner of a Series B note that is, for United States federal income tax purposes:



    - a nonresident alien individual,



    - a foreign corporation, or



    - a nonresident alien fiduciary of a foreign estate or trust.



    Interest that we pay to Non-U.S. Holders will not be subject to United States federal income or withholding tax; PROVIDED THAT:



    - such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,



    - such holder is not a controlled foreign corporation that is related to us through stock ownership, a foreign tax-exempt organization or foreign private foundation for United States federal income tax purposes, and



    - the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "Owner Statement Requirement."



    Notwithstanding the above, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to:



    - United States federal income tax on interest that is effectively connected with the conduct of such trade or business, and

    - if the Non-U.S. Holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.



GAIN ON DISPOSITION



    A Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, or other disposition of a Series B note if such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, except that in the case of a Non-U.S. Holder who is an individual, such holder may be subject to tax at a flat rate of 30%, unless exempt by an applicable treaty, on any such gain if the Non-U.S. Holder who is an individual is present in the United States for 183 or more days during the taxable year and other specific requirements are met. Any gain recognized on a sale, redemption, or other disposition of a Series B note that is effectively connected with the conduct of a United States trade or business by a Non-U.S. Holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder. If such Non-U.S. Holder is a corporation, such gain may also be subject to the 30% United States branch profits tax described above.



OWNER STATEMENT REQUIREMENT



    Sections 871(h) and 881(c) of the Code require that either:



    - the beneficial owner of a Series B note, or



    - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a Series B note on behalf of a benefical owner of a Series B note, file a statement with us or our agent to the effect that the beneficial owner is not a United States person for United States federal income tax purposes in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if we or our agent receive:



    - a statement from the beneficial owner of a Series B note in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides its name and address, or



    - a statement from the financial institution holding the Series B note on behalf of the beneficial owner in which the financial institution certifies, under penalties of perjury, that it has received a statement from the beneficial owner of the Series B note, together with a copy of the statement.



The beneficial owner must inform us or our agent, or, in the case of a statement made to a financial institution, the financial institution, within 30 days of any change in information on the statement made by such beneficial owner.



BACKUP WITHHOLDING AND INFORMATION REPORTING



    Current United States federal income tax law provides that in the case of payments of interest to Non-U.S. Holders, the 31% backup withholding tax will not apply to payments made outside the United States by us or a paying agent on a Series B note if a statement by the beneficial owner as described above is received or an exemption has otherwise been established; provided in each case that we or the paying agent, as the case may be, do not have actual knowledge that the payee is a United States person.

    Under current Treasury Regulations, payments of the proceeds of the sale of a Series B note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is, for United States federal income tax purposes:



    - a United States person,



    - a controlled foreign corporation,



    - a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period or,



    - in the case of payments made after December 31, 2000, a foreign partnership with specific connections to the United States,



unless the broker has in its records documentary evidence that the holder is not a U.S. Holder and other specific conditions are met or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.



    The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are anticipated to be effective for payments made after December 31, 2000, subject to some transition rules.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                         FOR HOLDERS OF SERIES D NOTES



    The following is a summary of material United States federal income tax consequences of the exchange offer to holders of Series C notes and the ownership and disposition of Series D notes by holders who acquire Series D notes pursuant to the exchange offer. This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. We have not and will not seek any rulings or opinions from the Internal Revenue Service or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer and the ownership and disposition of Series D notes which are different from those discussed herein. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their specific circumstances, such as:



    - to investors subject to special tax rules, including financial institutions, insurance companies, broker-dealers and tax-exempt organizations, or



    - to persons that will hold the Series D notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for United States federal income tax purposes, or



    - to persons that have a functional currency other than the United States dollar, or



    - to investors in pass-through entities.



All of these persons may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes that investors will hold their notes as "capital assets" (generally, property held for investment) within the meaning of the United States Internal Revenue code of 1986. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT HIS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE SERIES D NOTES IN LIGHT OF THEIR PARTICULAR SITUATION.



    The exchange of Series C notes for Series D notes under the terms of the exchange offer should not constitute a taxable exchange. As a result:



    - a holder should not recognize taxable gain or loss as a result of exchanging Series C notes for Series D notes under the terms of the exchange offer,



    - the holding period of the Series D notes should include the holding period of the Series C notes exchanged for the Series D notes, and



    - the adjusted tax basis of the Series D notes should be the same as the adjusted tax basis of the Series C notes exchanged therefor immediately before the exchange.



UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS



    For purposes of this summary, a "U.S. Holder" is a beneficial owner of a Series D note who is:



    - an individual who is a citizen or resident of the United States,



    - a corporation created or organized in, or under the laws of, the United States or any State thereof,



    - an estate that is subject to United States federal income taxation without regard to the source of its income, or

    - a trust the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.



ORIGINAL ISSUE DISCOUNT



    The Series C notes were issued with original issue discount for United States federal income tax purposes. Accordingly, U.S. Holders of Series C notes and persons who exchange Series C notes for Series D notes pursuant to the exchange offer will be required to include original issue discount in gross income over the period that they hold the Series D notes in advance of the receipt of the cash attributable thereto. The amount of original issue discount to be included in income will be determined using a constant yield method, which will result in a greater portion of such discount being included in income in the later part of the term of the Series D notes. Any amount of original issue discount included in income will increase a U.S. Holder's tax basis in the Series D notes.



    We will report annually to the Internal Revenue Service and to record U.S. Holders information with respect to the amount of original issue discount accruing during the calendar year.



DISPOSITION OF THE SERIES D NOTES



    A U.S. Holder will recognize capital gain or loss upon the sale, redemption, or other disposition of a Series D note in an amount equal to the difference between the amount realized from such disposition and his adjusted tax basis in the Series D note. Any such gain or loss will be long-term gain or loss if the Series D note has been held for more than one year at the time of the disposition.



BACKUP WITHHOLDING AND INFORMATION REPORTING



    In general, payments of interest on, and the proceeds from the sale, redemption or other disposition of Series D notes, other than Series D notes held by certain exempt persons, including most corporations and other persons who, when required, demonstrate their exempt status, will be subject to information reporting requirements. "Backup withholding" at a rate of 31% may apply to such payments of the U.S. Holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with all backup withholding requirements.



    The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular United States federal income tax liability or refunded by the Internal Revenue Service.



    The payment of proceeds from the disposition of Series D notes to or through the United States office of a broker will be subject to information reporting and backup withholding rules unless the owner establishes an exemption. Special rules may apply with respect to the payment of the proceeds from the disposition of Series D notes to or through foreign offices of certain brokers.



UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO US; DIVIDENDS RECEIVED
  DEDUCTION



    The Series D note will constitute "applicable high yield discount obligations," for United States federal income tax purposes. We will not be entitled to claim a deduction for original issue discount that accrues on the Series D notes for United States federal income tax purposes, until amounts attributable to such original issue discount are paid in cash. In addition, to the extent that the yield to maturity of the Series D notes exceeds the sum of the "applicable Federal rate" plus six percentage points, any deduction we claim that is attributable to such excess yield will be disallowed. Such disallowed deduction will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, a U.S. Holder that is a corporation may be entitled to a dividends received deduction with respect to any such disallowed interest received by such corporate U.S. Holder with respect to a Series D note.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS.



    As used herein the term "Non-U.S. Holder" means a beneficial owner of a Series D note that is, for United States federal income tax purposes:



    - a nonresident alien individual,



    - a foreign corporation, or



    - a nonresident alien fiduciary of a foreign estate or trust.



    Interest, including original issue discount, that we pay to Non-U.S. Holders will not be subject to United States federal income or withholding tax; PROVIDED
THAT:



    - such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,



    - such holder is not a controlled foreign corporation that is related to us through stock ownership, a foreign tax-exempt organization or foreign private foundation for United States federal income tax purposes, and



    - the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading "Owner Statement Requirement."



    Notwithstanding the above, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to:



    - United States federal income tax on interest, including original issue discount, that is effectively connected with the conduct of such trade or business, and



    - if the Non-U.S. Holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.



GAIN ON DISPOSITION



    A Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, or other disposition of a Series D note if such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, except that in the case of a Non-U.S. Holder who is an individual, such holder may be subject to tax at a flat rate of 30%, unless exempt by an applicable treaty, on any such gain if the Non-U.S. Holder who is an individual is present in the United States for 183 or more days during the taxable year and other specific requirements are met. Any gain recognized on a sale, redemption, or other disposition of a Series D note that is effectively connected with the conduct of a United States trade or business by a Non-U.S. Holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder. If such Non-U.S. Holder is a corporation, such gain may also be subject to the 30% United States branch profits tax described above.



OWNER STATEMENT REQUIREMENT



    Sections 871(h) and 881(c) of the Code require that either:



    - the beneficial owner of a Series D note, or



    - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a Series D note on behalf of a beneficial owner, file a statement with us or our agent to the effect that the beneficial owner is not a United States person for United States federal income tax purposes in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if we or our agent receive:



    - a statement from the beneficial owner of a Series D note in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides its name and address, or



    - a statement from the financial institution holding the Series D note on behalf of the beneficial owner in which the financial institution certifies, under penalties of perjury, that it has received a statement from the beneficial owner of the Series D note, together with a copy of the statement.



The beneficial owner must inform us or our agent, or, in the case of a statement made to a financial institution, the financial institution, within 30 days of any change in information on the statement made by such beneficial owner.



BACKUP WITHHOLDING AND INFORMATION REPORTING



    Current United States federal income tax law provides that in the case of payments of interest to Non-U.S. Holders, the 31% backup withholding tax will not apply to payments made outside the United States by us or a paying agent on a Series D note if a statement by the beneficial owner as described above is received or an exemption has otherwise been established; provided in each case that we or the paying agent, as the case may be, do not have actual knowledge that the payee is a United States person.



    Under current Treasury Regulations, payments of the proceeds of the sale of a Series D note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is, for United States federal income tax purposes:



    - a United States person,



    - a controlled foreign corporation,



    - a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period or,



    - in the case of payments made after December 31, 2000, a foreign partnership with specific connections to the United States,



unless the broker has in its records documentary evidence that the holder is not a U.S. Holder and other specific conditions are met or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.



    The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are anticipated to be effective for payments made after December 31, 2000, subject to some transition rules.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives Series B or Series D notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B or Series D notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B notes received in exchange for Series A notes, or of Series D notes received in exchange for Series C notes, where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales for a period of up to one year after the expiration date, or for such shorter period that will terminate when such broker-dealers have sold all of such Series B or Series D notes.



    We will not receive any proceeds from any sale of Series B notes or Series D by broker-dealers. Series B and Series D notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B or Series D notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B or Series D notes. Any broker-dealer that resells Series B or Series D notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Series B or Series D notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B or Series D notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



    We have been advised by two of the initial purchasers of the Series A notes and the initial purchaser of the Series C notes that following completion of the exchange offer they intend to make a market in the Series B and Series D notes to be issued in the exchange offer. However, such entities are under no obligation to do so and any such market-making activities with respect to the Series B or Series D notes may be discontinued at any time.

                                 LEGAL MATTERS


    The validity of the Series B and Series D notes offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Los Angeles, California.


                                    EXPERTS


    Our consolidated financial statements as of December 31, 1997 and 1998 and for the period October 21, 1997 through December 31, 1997 and for the year ended December 31, 1998, the financial statements of Aeromil, the consolidated financial statements of Brittain Machine as of June 30, 1996 and for the year then ended, the financial statements of Barnes Machine, the combined financial statements of Sea-Lect and the consolidated financial statements of Modern and Subsidiary appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.



    The consolidated financial statements of Trim as of and for the year ended April 30, 1999 appearing in this prospectus and registration statement have been audited by Ernst & Young, independent auditors, to the extent indicated in their report thereon also appearing elsewhere herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.



    The consolidated financial statements of Brittain Machine as of April 21, 1998 and June 30, 1997 and for the period July 1, 1997 through April 21, 1998 and for the year ended June 30, 1997 appearing in this prospectus and registration statement have been audited by Grant Thornton LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the registration statement. Such consolidated financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.



    The financial statements of Pacific Hills appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, to the extent indicated in their reports thereon also appearing herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.



    The consolidated financial statements of Trim as of April 30, 1997 and 1998 and for the years ended April 30, 1997 and 1998 appearing in this prospectus and registration statement have been audited by Pricecroft Redman, independent auditors, to the extent indicated in their reports thereon also appearing herein and in the registration statement. Such financial statements have been included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                         COMPASS AEROSPACE CORPORATION
                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------

COMPASS AEROSPACE CORPORATION

For the six months ended June 30, 1999 and June 30, 1998

  Consolidated Condensed Balance Sheets at June 30, 1999 (unaudited) and December 31, 1998...............        F-4

  Consolidated Condensed Statements of Operations (unaudited)............................................        F-5

  Consolidated Condensed Statements of Cash Flows (unaudited)............................................        F-6

  Notes to Unaudited Interim Consolidated Condensed Financial Statements.................................        F-7

For the year ended December 31, 1998 and for the period from October 21, 1997 (date of incorporation)
  through December 31, 1997

  Report of Independent Auditors.........................................................................        F-9

  Consolidated Balance Sheets............................................................................       F-10

  Consolidated Statements of Income......................................................................       F-11

  Consolidated Statements of Stockholders' Equity........................................................       F-12

  Consolidated Statements of Cash Flows..................................................................       F-13

  Notes to Consolidated Financial Statements.............................................................       F-14

AEROMIL ENGINEERING COMPANY

For the period from January 1, 1997 through November 25, 1997

  Report of Independent Auditors.........................................................................       F-25

  Balance Sheet..........................................................................................       F-26

  Statement of Operations and Retained Earnings..........................................................       F-27

  Statement of Cash Flows................................................................................       F-28

  Notes to Financial Statements..........................................................................       F-29

BRITTAIN MACHINE, INC.

For the period from July 1, 1997 through April 21, 1998

  Report of Independent Certified Public Accountants.....................................................       F-35

  Consolidated Balance Sheet.............................................................................       F-36

  Consolidated Statement of Earnings and Retained Earnings...............................................       F-37

  Consolidated Statement of Cash Flows...................................................................       F-38

  Notes to Consolidated Financial Statements.............................................................       F-39

For the years ended June 30, 1997 and June 30, 1996

  Report of Independent Certified Public Accountants.....................................................       F-46

  Report of Independent Auditors.........................................................................       F-47

  Consolidated Balance Sheets............................................................................       F-48

  Consolidated Statements of Earnings and Retained Earnings..............................................       F-50

  Consolidated Statements of Cash Flows..................................................................       F-51

  Notes to Consolidated Financial Statements.............................................................       F-52

                                                                                                             PAGE
                                                                                                           ---------
BARNES MACHINE, INC.

For the period from October 1, 1997 through April 21, 1998 and for the year ended September 30, 1997

  Report of Independent Auditors.........................................................................       F-60

  Balance Sheets.........................................................................................       F-61

  Statements of Income and Retained Earnings.............................................................       F-62

  Statements of Cash Flows...............................................................................       F-63

  Notes to Financial Statements..........................................................................       F-64

SEA-LECT PRODUCTS, INC.

For the period from January 1, 1998 through May 11, 1998 and for the year ended December 31, 1997

  Report of Independent Auditors.........................................................................       F-69

  Combined Balance Sheets................................................................................       F-70

  Combined Statements of Income..........................................................................       F-71

  Combined Statements of Shareholders' Equity............................................................       F-72

  Combined Statements of Cash Flows......................................................................       F-73

  Notes to Combined Financial Statements.................................................................       F-74

PACIFIC HILLS MANUFACTURING CO. (formerly known as Lamsco West, Inc.)

For the period from January 4, 1998 through November 20, 1998 and for the years ended January 3, 1998 and
  December 28, 1996

  Independent Auditor's Report...........................................................................       F-77

  Balance Sheets.........................................................................................       F-78

  Statements of Income...................................................................................       F-79

  Statements of Retained Earnings........................................................................       F-80

  Statements of Cash Flows...............................................................................       F-81

  Notes to Financial Statements..........................................................................       F-82

MODERN MANUFACTURING, INC. (formerly Y.F. Americas, Inc.)

For the years ended December 31, 1998, December 31, 1997 and December 31, 1996

  Report of Independent Auditors.........................................................................       F-86

  Consolidated Balance Sheets............................................................................       F-87

  Consolidated Statements of Income......................................................................       F-88

  Consolidated Statements of Shareholders' Equity........................................................       F-89

  Consolidated Statements of Cash Flows..................................................................       F-90

  Notes to Consolidated Financial Statements.............................................................       F-91

TRIM ENGINEERING LIMITED

For the year ended April 30, 1999

  Report of Independent Auditors.........................................................................       F-97

  Consolidated Profit and Loss Account...................................................................       F-98

  Consolidated Balance Sheet.............................................................................       F-99

                                                                                                             PAGE
                                                                                                           ---------
  Consolidated Cash Flow Statement.......................................................................      F-100

  Notes to the Accounts..................................................................................      F-101

For the years ended April 30, 1998 and April 30, 1997

  Report of the directors................................................................................      F-110

  Statement of director's responsibilities...............................................................      F-112

  Report of the auditors.................................................................................      F-113

  Consolidated Profit and Loss Account...................................................................      F-114

  Consolidated Balance Sheet.............................................................................      F-115

  Balance Sheet..........................................................................................      F-116

  Consolidated Cash Flow Statement.......................................................................      F-117

  Notes to the Consolidated Cash Flow Statement..........................................................      F-118

  Notes to the Accounts..................................................................................      F-119

                         COMPASS AEROSPACE CORPORATION



                     CONSOLIDATED CONDENSED BALANCE SHEETS



                                 (IN THOUSANDS)



                                                                                                     DECEMBER 31,
                                                                                                         1998
                                                                                         JUNE 30,    ------------
                                                                                           1999
                                                                                        -----------
                                                                                        (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................................................   $   7,096    $    7,871
                                                                                        -----------  ------------
                                                                                        -----------  ------------
  Accounts receivable, net............................................................      17,045        19,553
  Inventories.........................................................................      32,671        32,631
  Prepaid expenses and other current assets...........................................       3,450         3,407
                                                                                        -----------  ------------
Total current assets..................................................................      60,262        63,462
                                                                                        -----------  ------------
                                                                                        -----------  ------------

Property and equipment, net...........................................................      56,911        58,914
Goodwill, net.........................................................................     118,337       120,412
Other assets..........................................................................      12,619        12,717
                                                                                        -----------  ------------
Total assets..........................................................................   $ 248,129    $  255,505
                                                                                        -----------  ------------
                                                                                        -----------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $   6,695    $   10,827
  Accrued expenses....................................................................       8,500         9,910
  Current portion of long-term debt and capital leases................................       8,325         4,632
                                                                                        -----------  ------------
Total current liabilities.............................................................      23,520        25,369

Deferred income taxes.................................................................       7,845         7,845
Long-term debt and capital leases, less current portion...............................     188,762       192,336

Stockholders' equity:
  Common stock........................................................................         248           248
  Paid-in capital.....................................................................      28,718        28,718
  Retained earnings...................................................................        (964)          989
                                                                                        -----------  ------------
Total stockholders' equity............................................................      28,002        29,955
                                                                                        -----------  ------------
Total liabilities and stockholders' equity............................................   $ 248,129    $  255,505
                                                                                        -----------  ------------
                                                                                        -----------  ------------



                            See accompanying notes.

                         COMPASS AEROSPACE CORPORATION
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)



                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                              --------------------
                                                                                                1999       1998
                                                                                              ---------  ---------
                                                                                                  (UNAUDITED)
Net sales...................................................................................  $  67,116  $  34,851
Cost of sales...............................................................................     47,812     26,039
                                                                                              ---------  ---------
Gross profit................................................................................     19,304      8,812

Selling, general and administrative expenses................................................      8,744      4,157
Amortization of goodwill....................................................................      3,040        593
                                                                                              ---------  ---------
                                                                                                 11,784      4,750

Operating income............................................................................      7,520      4,062

Interest expense, net.......................................................................      9,932      2,370
Other expense...............................................................................        987        187
                                                                                              ---------  ---------
Income (loss) before income taxes...........................................................     (3,399)     1,505

Income tax expense (benefit)................................................................     (1,446)       587
                                                                                              ---------  ---------
Net income (loss)...........................................................................  $  (1,953) $     918
                                                                                              ---------  ---------
                                                                                              ---------  ---------



                            See accompanying notes.

                         COMPASS AEROSPACE CORPORATION



                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)



                                                                                                  SIX MONTHS
                                                                                                ENDED JUNE 30,
                                                                                             ---------------------
                                                                                               1999        1998
                                                                                             ---------  ----------
                                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..........................................................................  $  (1,953) $      918
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
  Depreciation and amortization............................................................      8,766       2,713
  Stock issued for compensation............................................................         --         466
  Changes in operating assets and liabilities:
    Accounts receivable....................................................................      2,508        (658)
    Inventories............................................................................        (40)        (72)
    Prepaid expenses and other assets......................................................        (43)      1,129
    Accounts payable.......................................................................     (4,132)       (522)
    Accrued expenses and other liabilities.................................................     (1,410)     (2,005)
  Change in other assets...................................................................     (1,840)         --
                                                                                             ---------  ----------
Net cash (used in) provided by operating activities........................................      1,856       1,969

INVESTING ACTIVITIES
Purchase of property and equipment.........................................................     (2,750)     (3,009)
Acquired businesses, net of cash acquired..................................................         --     (74,976)
                                                                                             ---------  ----------
Net cash used in investing activities......................................................     (2,750)    (77,985)

FINANCING ACTIVITIES
Proceeds from long-term debt...............................................................         --       1,527
Proceeds from note offering................................................................         --     110,000
Repayment of debt..........................................................................     (2,881)    (17,888)
Net increase (decrease) in line of credit..................................................      3,000      (4,034)
Proceeds from the sale of stock............................................................         --      13,500
                                                                                             ---------  ----------
Net cash (used in) provided by financing activities........................................        119     103,105
Net increase (decrease) in cash............................................................       (775)     27,089
Cash and cash equivalents at beginning of period...........................................      7,871         443
                                                                                             ---------  ----------
Cash and cash equivalents at end of period.................................................  $   7,096  $   27,532
                                                                                             ---------  ----------
                                                                                             ---------  ----------



                             See accompanying notes

                         COMPASS AEROSPACE CORPORATION



     NOTES TO UNAUDITED INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 JUNE 30, 1999



1.  BASIS OF PRESENTATION



    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation, with respect to the interim financial statements have been included. The results of operations for the six month period ended June 30, 1999 are not necessarily indicative of the results for the full year ending December 31, 1999. For further information, refer to the Compass Aerospace Corporation consolidated financial statements and notes thereto for the year ended December 31, 1998.



    The accompanying consolidated financial statements include the accounts of Compass Aerospace Corporation and its wholly owned subsidiaries as of June 30, 1999, Western Methods Machinery Corporation, Aeromil Engineering Company, Barnes Machine, Inc., Brittain Machine, Inc., Wichita Manufacturing, Inc., Sea-Lect Products, Inc., Pacific Hills Manufacturing Company, and Modern Manufacturing, Inc. (collectively, the Company). All significant intercompany accounts have been eliminated in consolidation.



2.  OTHER FINANCIAL INFORMATION



    Earnings before interest, income taxes, depreciation and amortization for the six month period ended June 30,1999 and June 30,1998 are as follows:



                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                           --------------------
                                                                             1999       1998
                                                                           ---------  ---------
                                                                               (UNAUDITED)
Operating Income.........................................................  $   7,520  $   4,062
Plus: Depreciation.......................................................      4,753      1,854
Plus: Amortization.......................................................      3,040        593
Plus: Management Fees....................................................        335        200
Less: Extraordinary Expenses.............................................         --        (76)
                                                                           ---------  ---------
EBITDA...................................................................  $  15,648  $   6,633



3.  RECENT DEVELOPMENTS



    On July 31, 1999 the Company acquired 100% of the outstanding capital stock of Trim Engineering Limited ("Trim") for $51.2 million, net of acquired cash, including a $2.6 million seller variable rate note due 2002. Trim is a leading manufacturer of aerospace structural parts in the United Kingdom. The company manufactures individual parts, sub-assemblies and structural components for aerospace manufacturers from a variety of metals including aluminum, titanium and steel through the use of precision computer-numerically-controlled and conventional machine tools and metal forming equipment. Trim also provides its customers with metal treatments, non-ferrous castings and welded assemblies and components.



    In July 1999, the Company sold approximately 10.2 million shares of common stock for $15.0 million in cash. The proceeds are to be used to fund current and anticipated working capital requirements, capital expenditures and in part to fund the aforementioned acquisition of Trim.

                         COMPASS AEROSPACE CORPORATION



     NOTES TO UNAUDITED INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (CONTINUED)



                                 JUNE 30, 1999



3.  RECENT DEVELOPMENTS (CONTINUED)


    The acquisition of Trim was funded through the issuance of $19.0 million of 10 1/8% Senior Subordinated Notes (net proceeds of $16.1 million), a $19.7 million bank loan under the Company's existing acquisition line, a $2.6 million variable rate note payable to the seller (due in 2002) and available cash.



4.  YEAR 2000 COMPLIANCE



    The Year 2000 issue concerns the inability of information systems to recognize properly and process date-sensitive information beyond January 1, 2000.



    The Company has developed plans to address the possible impact of the Year 2000 issue on its computer systems. In 1998, the Company decided to replace its Year 2000 non-compliant systems and install replacement systems. The installation of the replacement systems is underway and the Company believes it will complete this program by September 30, 1999.



    The Company is in the process of its evaluation of Year 2000 compliance of non-information technology systems such as telephone systems, fax machines, security systems, etc. The Company expects to complete its evaluation and remediation of non-compliant, non-information technology systems by September 30, 1999.



    The Company is developing a plan to identify third parties with which it has a significant business relationship and to survey such parties as to their Year 2000 compliance. The Company cannot ensure that all third parties significant to the Company's operations will be compliant by December 31, 1999. The Company believes a reasonably likely worst case scenario resulting from non-compliance by certain of the Company's major customers or critical vendors could include adverse effects on the Company's revenue collection, disbursements and communications, as well as the scheduling and delivery of inventory resulting in a material adverse effect on the Company's business, financial condition or results of operations. In addition, loss of utility service resulting from disruptions in power generation, transmission or distribution could adversely affect the Company's manufacturing facilities, leading to delays in or the inability to provide products to the Company's customers, resulting in a material adverse effect on the Company's business, financial condition or results of operations. If it appears likely that any major customer or critical vendor will not be compliant, the Company intends to develop contingency plans, if possible, to mitigate the impact of non-compliance.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders
Compass Aerospace Corporation

    We have audited the accompanying consolidated balance sheets of Compass Aerospace Corporation and subsidiaries as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1998 and the period October 21, 1997 (date of incorporation) through December 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compass Aerospace Corporation and subsidiaries at December 31, 1998 and 1997 and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and the period October 21, 1997 (date of incorporation) through December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presented fairly, in all material respects the information set forth therein.

Long Beach, California
March 15, 1999

                         COMPASS AEROSPACE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                  DECEMBER 31
                                                                                             ---------------------
                                                                                                1998       1997
                                                                                             ----------  ---------
ASSETS
Current assets:
  Cash and cash equivalents................................................................  $    7,871  $     443
  Accounts receivable less allowance for doubtful accounts of $756 in 1998 and $31 in
    1997...................................................................................      19,553      2,168
  Inventories..............................................................................      32,631      5,559
  Deferred income taxes....................................................................       2,100        123
  Refundable income taxes..................................................................         889         --
  Prepaid expenses and other current assets................................................         418        350
                                                                                             ----------  ---------
  Total current assets.....................................................................      63,462      8,643
  Property and equipment, net..............................................................      58,914     11,947
  Goodwill, net of accumulated amortization of $2,519 in 1998 and $53 in 1997..............     120,412     13,199
  Other assets.............................................................................      12,717         --
                                                                                             ----------  ---------
  Total assets.............................................................................  $  255,505  $  33,789
                                                                                             ----------  ---------
                                                                                             ----------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................................  $   10,827  $   2,084
  Accrued liabilities......................................................................       9,910        742
  Income taxes payable.....................................................................          --        889
  Current portion of long-term debt and capital leases.....................................       4,632      2,104
  Line of credit...........................................................................          --      4,034
                                                                                             ----------  ---------
  Total current liabilities................................................................      25,369      9,853
  Deferred income taxes....................................................................       7,845        415
  Long-term debt and capital leases, less current portion..................................     192,336      8,447
  Mezzanine debt with related party........................................................          --      6,000
  Commitments and contingencies
  Stockholders' equity:
  Common stock, $.01 par value:
    Authorized shares:
      36,000,000 at December 31, 1998
      20,000,000 at December 31, 1997
    Issued and Outstanding:
      24,775,628 at December 31, 1998
      9,000,000 at December 31, 1997.......................................................         248         90
  Paid-in capital..........................................................................      28,718      8,910
  Retained earnings........................................................................         989         74
                                                                                             ----------  ---------
  Total stockholders' equity...............................................................      29,955      9,074
                                                                                             ----------  ---------
  Total liabilities and stockholders' equity...............................................  $  255,505  $  33,789
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                            See accompanying notes.

                         COMPASS AEROSPACE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                                                                       PERIOD FROM
                                                                                                       OCTOBER 21
                                                                                         YEAR ENDED      THROUGH
                                                                                        DECEMBER 31,  DECEMBER 31,
                                                                                            1998          1997
                                                                                        ------------  -------------
Net sales.............................................................................   $   96,547     $   3,057
Cost of sales.........................................................................       70,410         2,386
                                                                                        ------------       ------
Gross profit..........................................................................       26,137           671
Selling, general and administrative expenses..........................................       14,537           404
                                                                                        ------------       ------
Operating income......................................................................       11,600           267
Interest expense......................................................................        8,493           166
Other (expense) income................................................................         (670)           16
                                                                                        ------------       ------
Income before income taxes............................................................        2,437           117
Income tax expense....................................................................        1,522            43
                                                                                        ------------       ------
Net income............................................................................   $      915     $      74
                                                                                        ------------       ------
                                                                                        ------------       ------

                         COMPASS AEROSPACE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 ADDITIONAL                   TOTAL
                                                                                   PAID-IN     RETAINED    STOCKHOLDERS'
                                                        SHARES        AMOUNT       CAPITAL     EARNINGS       EQUITY
                                                     -------------  -----------  -----------  -----------  ------------
                                                            COMMON STOCK
                                                     --------------------------
Balance at October 21, 1997 (date of
  incorporation)...................................  $          --   $      --    $      --    $      --    $       --
Proceeds from initial private placement of stock...      9,000,000          90        8,910           --         9,000
Net income.........................................                         --           --           74            74
                                                     -------------       -----   -----------       -----   ------------
Balance at December 31, 1997.......................      9,000,000          90        8,910           74         9,074
Issuance of stock..................................        582,376           6          460           --           466
Conversion of mezzanine debt to stock..............      6,000,000          60        5,940           --         6,000
Issuance of stock..................................      9,193,252          92       13,408           --        13,500
Net income.........................................             --          --           --          915           915
                                                     -------------       -----   -----------       -----   ------------
Balance at December 31, 1998.......................     24,775,628   $     248    $  28,718    $     989    $   29,955
                                                     -------------       -----   -----------       -----   ------------
                                                     -------------       -----   -----------       -----   ------------

                            See accompanying notes.

                         COMPASS AEROSPACE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                      PERIOD FROM
                                                                                                       OCTOBER 21
                                                                                         YEAR ENDED     THROUGH
                                                                                        DECEMBER 31   DECEMBER 31
                                                                                            1998          1997
                                                                                        ------------  ------------
OPERATING ACTIVITIES
  Net income..........................................................................   $      915    $       74
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation........................................................................        5,974           166
  Amortization........................................................................        2,466            53
  Stock issued for compensation.......................................................          466            --
  Deferred taxes......................................................................         (317)           --
  Changes in operating assets and liabilities:
    Accounts receivable...............................................................         (681)          249
    Inventories.......................................................................       (5,253)          308
    Prepaid expenses and other assets.................................................      (14,829)         (136)
    Accounts payable..................................................................        2,432          (530)
    Accrued expenses and other liabilities............................................        2,150            85
                                                                                        ------------  ------------
  Net cash (used in) provided by operating activities.................................       (6,677)          269

INVESTING ACTIVITIES
  Purchase of property and equipment..................................................       (5,701)          (25)
  Acquired businesses, net of cash acquired...........................................     (166,416)      (23,431)
                                                                                        ------------  ------------
  Net cash used in investing activities...............................................     (172,117)      (23,456)

FINANCING ACTIVITIES
  Proceeds from note offering.........................................................      110,000            --
  Proceeds from long-term debt........................................................       81,000        10,262
  Proceeds from mezzanine debt........................................................           --         6,000
  Proceeds from sale of stock.........................................................       13,500         9,000
  Payments on long-term debt and capital leases.......................................      (14,244)       (5,666)
  Net (decrease) increase in line of credit...........................................       (4,034)        4,034
                                                                                        ------------  ------------
  Net cash provided by financing activities...........................................      186,222        23,630
                                                                                        ------------  ------------
  Net increase in cash................................................................        7,428           443
  Cash and cash equivalents at beginning of period....................................          443            --
                                                                                        ------------  ------------
  Cash and cash equivalents at end of period..........................................   $    7,871    $      443
                                                                                        ------------  ------------
                                                                                        ------------  ------------

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
  Cash paid during the period for:
  Interest............................................................................   $    6,600    $       33
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Income taxes........................................................................   $    2,100    $      110
                                                                                        ------------  ------------
                                                                                        ------------  ------------

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES
  Conversion of mezzanine debt to stock...............................................   $    6,000    $       --
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Assets acquired under capital leases................................................   $    4,672    $       --
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                            See accompanying notes.

                         COMPASS AEROSPACE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Compass Aerospace Corporation and its wholly owned subsidiaries, Western Methods Machinery Corporation (Western), Aeromil Engineering Company (Aeromil), Barnes Machine, Inc. (Barnes), Brittain Machine Inc. (Brittain), Wichita Manufacturing Inc. (Wichita), Sea-Lect Products Inc. (Sea-Lect), Lamsco West, Inc. (Lamsco), and Modern Manufacturing, Inc. (formerly known as Y.F. Americas, Inc.) (Modern) (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

BUSINESS

    The Company was founded in October 1997 to become a major supplier of precision machined individual parts, and of higher value-added sub-assemblies, manufacturing kits and structural components used by aerospace manufacturers in structural frames and other metal aircraft components. Customers include domestic and foreign entities.

    The Company manufactures its products using various metals including aluminum, titanium and steel through the use of precision computer numerically controlled machine tools. The Company uses a variety of advanced techniques and machinery including horizontal and vertical machining centers and state-of-the-art high-speed precision machining equipment, as well as three-spindle five-axis gantry mills.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

    The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held by major financial institutions. The Company is subject to risk for amounts in excess of federal deposit insurance limits.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company conducts a major portion of its business with a limited number of customers. Credit is extended based upon an evaluation of each customer's financial condition, with terms consistent with those present throughout the industry. Typically, the Company does not require collateral from customers.

    Sales to the Boeing Company accounted for 72% and 77% of total consolidated sales for the year ended December 31, 1998 and for the period October 21, 1997 through December 31, 1997, respectively.

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Trade accounts receivable from the Boeing Company accounted for 63% and 76% of total consolidated accounts receivable as of December 31, 1998 and 1997, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash and cash equivalents approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms of maturity, approximate the carrying amounts in the consolidated financial statements.

INVENTORIES

    Inventories are valued under methodologies that approximate the first-in first-out method of cost, and are stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. The provision for depreciation of property and equipment, which includes amortization of assets under capital leases, is generally computed on the straight-line method over the following useful lives:

Buildings and improvements......  5-40 years
Machinery and equipment.........  2-10 years
Furniture and fixtures..........  5-10 years
                                  Lease term or life of asset, whichever is
Leasehold improvements..........  shorter

GOODWILL

    Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in connection with business combinations. Amortization is provided for on a straight-line basis over 20 years. Amortization expense related to goodwill was $2,466,000 for the year ended December 31, 1998 and $53,000 for the period October 21, 1997 through December 31, 1997.

IMPAIRMENT OF LONG-LIVED ASSETS

    The carrying values of long-lived assets are reviewed periodically and if future cash flows are believed insufficient to recover the remaining carrying value of the related assets, the carrying value is written down to its estimated fair value in the period the impairment is identified.

STOCK-BASED COMPENSATION

    The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    The Company recognizes revenue from product sales at the time of shipment. The Company provides its customers the right to return products that are damaged or defective. Provisions are made currently for estimated returns.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," effective January 1, 1998. This Statement establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There was no impact on the financial statements of the Company due to the adoption of SFAS No. 130.

    SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," was also adopted on January 1, 1998, which requires the Company to report financial and descriptive information about its reportable operating segments. There was no impact on the financial statements of the Company due to the adoption of SFAS No. 131.

    Also effective January 1, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement supersedes the disclosure requirements in Statements of Financial Accounting Standards 87, "Employers' Accounting for Pensions," 88, "Accounting for Settlements and Curtailments of Defined Benefit Pension Plans for Termination Benefits," and 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." The objective of SFAS No. 132 is to improve and standardize disclosures regarding pensions and postretirement benefits. There was no impact on the financial statements of the Company due to the adoption of SFAS No. 132.

    In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Company believes that there will be no impact due to the adoption of Statement No. 133.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires capitalization of qualified computer software costs with amortization recognized over their estimated useful lives. The Company believes that there will be no impact due to the adoption of SOP 98-1.

    In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities, as defined in the Statement, to be expensed as incurred. The Company believes that there will be no impact due to the adoption of SOP 98-5.

2. ACQUISITIONS

    Each of the following transactions has been accounted for under the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of operations include

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

2. ACQUISITIONS (CONTINUED)
revenues and expenses related to these entities since their respective closing dates. The financial statements reflect the preliminary allocations of the purchase price, though the purchase price allocation has not been finalized on certain of the Company's business combinations.

    During 1997, the Company funded the November 26, 1997 acquisitions of Western and Aeromil under its then existing credit facility. The purchase prices for Western and Aeromil were $16.8 million and $13.2 million, respectively. During 1998, the Company paid down the debt related to the 1997 acquisitions and funded its 1998 acquisitions through the proceeds provided by the $110 million Offering and the $170 million Credit Agreement (see Notes 5 and 7).

    Each of the businesses discussed below, acquired during 1998, manufactures parts for aerospace customers, including precision machined parts from titanium, aluminum, and steel.

    On April 21, 1998, the Company acquired all of the outstanding common stock of Barnes Machine, Inc., located in Shelton, Washington. The Company also acquired certain land and buildings owned by the stockholders and used in the operation of the business. The purchase price was $15.0 million. The Company also retired debt of approximately $0.8 million upon acquisition.

    On April 21, 1998, the Company acquired all of the outstanding stock of Brittain Machine, Inc. and its wholly-owned subsidiary, Wichita Manufacturing, Inc. Brittain is located in Wichita, Kansas, and Wichita is located in Cerritos, California. The purchase price was $54.9 million. The Company also retired debt of approximately $3.0 million upon acquisition.

    On May 11, 1998, the Company acquired certain assets and liabilities of Sea-Lect Products, Inc. and all of the outstanding common stock of its affiliate J&J Leasing (collectively Sea-Lect). Sea-Lect is located in Kent, Washington. The purchase price was $12.2 million. The Company also retired debt of $0.9 million upon acquisition.

    On November 20, 1998, the Company purchased all of the outstanding stock of Lamsco West, Inc. Lamsco's operations are located in Santa Clarita, California, and Kent, Washington. The purchase price was $73.7 million. At December 31, 1998, $2.5 million is held for the seller in escrow pending fulfillment of provisions in the purchase agreement.

    On December 31, 1998, the Company acquired all of the outstanding common stock of Modern Manufacturing, Inc. (formerly Y.F. Americas, Inc.), located in Renton, Washington. The purchase price was $23.1 million. At December 31, 1998, $2.5 million is held in escrow for the seller pending fulfillment of certain provisions in the purchase agreement.

    The following unaudited consolidated supplemental pro forma information includes the accounts of Compass Aerospace Corporation and its wholly owned subsidiaries, Western, Aeromil, Barnes, Brittain, Wichita Manufacturing, Sea-Lect, Lamsco and Modern. The pro forma information assumes that all the acquisitions were consummated on January 1, 1997 (in thousands).

                                                                             DECEMBER 31
                                                                        ----------------------
                                                                           1998        1997
                                                                        ----------  ----------
Net sales.............................................................  $  183,444  $  150,785
                                                                        ----------  ----------
                                                                        ----------  ----------
Net income............................................................  $    8,188  $    5,745
                                                                        ----------  ----------
                                                                        ----------  ----------

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

2. ACQUISITIONS (CONTINUED)
    The pro forma consolidated results of operations included adjustments to give effect to amortization of goodwill, interest on acquisition debt, additional depreciation expense based on the fair market value of the property, plant and equipment acquired and certain other adjustments, together with the income tax effects. The unaudited consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions and borrowings occurred on those dates, nor is it indicative of the results that may occur in the future.

3. INVENTORY

    The following is a summary of inventory (in thousands):

                                                                               DECEMBER 31
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Raw materials............................................................  $  10,048  $      --
Work in process..........................................................     16,970      5,356
Finished goods...........................................................      5,613        203
                                                                           ---------  ---------
                                                                           $  32,631  $   5,559
                                                                           ---------  ---------
                                                                           ---------  ---------

4. PROPERTY AND EQUIPMENT

    The following is a summary of property and equipment, which is recorded at cost (in thousands):

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Land....................................................................  $   1,991  $      --
Building and improvements...............................................      6,098         --
Furniture and fixtures..................................................      1,376        264
Leasehold improvements..................................................        547        301
Machinery and equipment.................................................     55,042     11,548
                                                                          ---------  ---------
                                                                             65,054     12,113
Accumulated depreciation................................................     (6,140)      (166)
                                                                          ---------  ---------
                                                                          $  58,914  $  11,947
                                                                          ---------  ---------
                                                                          ---------  ---------

    Included in machinery and equipment is approximately $2,565,000 of equipment under capital lease arrangements (see Note 12).

5. DEBT OFFERING

    On April 21, 1998, the Company completed a $110 million debt offering of 10 1/8% Senior Subordinated Notes (the Notes) due 2005 (the Offering). The Notes are unconditionally guaranteed on a senior subordinated basis by the Company's existing subsidiaries and all future subsidiaries. The net proceeds from the Offering were used to repay all outstanding bank debt, to finance the acquisitions, and for general corporate purposes. The transaction costs of $7.3 million incurred in connection with the Offering were recorded as a deferred charge and are amortized over the seven-year life of the Notes using the straight-line method.

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

5. DEBT OFFERING (CONTINUED)

    The Notes mature on April 15, 2005, unless redeemed prior to that time. Interest on the Notes is payable semiannually on April 15 and October 15 of each year, commencing October 15, 1998, to holders of record. The Notes will be redeemable at the option of the Company, in whole or in part, on or after April 15, 2002 at the redemption price as defined in the agreement. In addition, on or before April 15, 2001 the Company may redeem up to 35% of the Notes at a redemption price of 110.125% of the principal amount with the net proceeds of one or more public equity offerings as defined and provided for in the agreement.

    Under provisions of the indenture applicable to the Notes, the Company may, under certain circumstances, be limited in its ability to incur additional indebtedness or issue Disqualified Capital Stock (as defined), pay dividends or make other distributions, create certain liens on assets, sell certain assets and stock of subsidiaries, enter into certain transactions with affiliates, and effect certain mergers and consolidations. The Company is also subject to certain restrictive covenants and is required to maintain certain financial ratios in connection with the Notes.

6. MEZZANINE DEBT

    In connection with the acquisitions of Western Methods and Aeromil, the Company entered into a subordinated note with its largest stockholder for $6 million bearing interest at 11%, payable quarterly. On March 18, 1998, the Note and related accrued interest was exchanged for 6 million shares of the Company's common stock.

7. BANK BORROWINGS

    Long-term debt and capital leases consist of the following (dollars in thousands):

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                            1998       1997
                                                                         ----------  ---------
Senior subordinated notes..............................................  $  110,000  $      --
Term Loan A............................................................      35,000         --
Term Loan B............................................................      45,000         --
Acquisition line of credit.............................................       1,000         --
Capital leases and other...............................................       5,968     10,551
                                                                         ----------  ---------
                                                                         $  196,968  $  10,551
                                                                         ----------  ---------
                                                                         ----------  ---------

    On November 20, 1998, the Company entered into a $170 million credit agreement (Credit Agreement) with BankBoston, N.A. and its participants. This credit agreement, as amended and restated on February 11, 1999, replaced a prior revolving credit facility with BankBoston. The credit agreement includes a $25 million revolving credit note (Revolver), Term Loan A with available lending of up to $35 million, Term Loan B with available lending of up to $45 million, and an acquisition line of credit (Acquisition Line) for up to $65 million. The transaction costs of $5.2 million incurred in connection with the credit agreement were recorded as a deferred charge and are amortized over the life of the credit agreement using the straight-line method. The credit agreement accrues interest at variable rates based upon the bank's prime rate or Eurocurrency rate and is payable quarterly. The interest rate in effect at

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

7. BANK BORROWINGS (CONTINUED)
December 31, 1998, was approximately 10.1%. The Revolver matures November 2003. Term Loan A is payable in equal quarterly installments, totaling 10% of the outstanding principal in 1999, 15% of the outstanding principal in 2000 and 2001, 23.75% of the outstanding principal in 2002, and the remainder in 2003. Term Loan B is payable in equal quarterly installments totaling 1% of the outstanding principal in 1999 through 2003, and 47.5% of the outstanding principal in 2004 and 2005. Payments on the Acquisition Line begin at December 31, 2000 and are payable in 13 equal quarterly installments. The credit agreement contains certain restrictive covenants and requires the maintenance of certain financial ratios.

    As prescribed by and defined in the credit agreement, availability under the Revolver is limited to 85% of eligible accounts receivable, plus 50% of the net book value of eligible inventory, plus 25% of the orderly liquidation value of machinery and equipment, subject to reserves that may be established by the lender. Subject to these provisions, the Company has $25 million available under the Revolver and an initial availability of $35 million under the Acquisition Line. The remaining $30 million of the Acquisition Line will become available provided the Company raises one dollar of equity for every additional dollar of borrowings over the initial $35 million of availability.

    As of December 31, 1997, the Company had a note payable to a bank for $10.3 million. The note was secured by substantially all of the Company's assets and accrued interest at 9.5%. Interest and principal payments were due monthly. The note had a maturity date of November 2000. At December 31, 1997, the Company also had outstanding an installment loan with a bank for $300,000 that was payable monthly with 8.6% interest and an original maturity of October 2002. Both of these loans were paid in full during 1998 and there are no outstanding balances under either credit facility at the end of 1998.

    Maturities of long-term debt, excluding capital lease payments (see Note 12) as of December 31, 1998 are as follows (in thousands):

1999..............................................................  $   4,304
2000..............................................................      6,159
2001..............................................................      6,422
2002..............................................................      9,509
2003..............................................................     13,633
Thereafter........................................................    154,376
                                                                    ---------
                                                                      194,403
Less current portion..............................................      4,304
                                                                    ---------
Long-term debt....................................................  $ 190,099
                                                                    ---------
                                                                    ---------

8. INCOME TAXES

    Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The provision for income taxes reflects the taxes

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

8. INCOME TAXES (CONTINUED)
to be paid for the period and the change during the period in the deferred tax assets and liabilities. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Deferred tax assets:
  Accrued expenses not deductible for tax...............................  $     735  $      62
  Inventories...........................................................      1,365         61
                                                                          ---------  ---------
  Total deferred tax assets.............................................      2,100        123
Deferred tax liabilities:
  Depreciation and amortization.........................................     (7,645)        --
  Other.................................................................       (200)      (415)
                                                                          ---------  ---------
  Total deferred tax liabilities........................................     (7,845)      (415)
                                                                          ---------  ---------
  Net deferred tax liability............................................  $  (5,745) $    (292)
                                                                          ---------  ---------
                                                                          ---------  ---------

    Significant components of the provision for income taxes are as follows (in thousands):

                                                                                     PERIOD FROM
                                                                                     OCTOBER 21,
                                                                    YEAR ENDED         THROUGH
                                                                   DECEMBER 31,     DECEMBER 31,
                                                                       1998             1997
                                                                   -------------  -----------------
Current:
  Federal........................................................    $   1,770        $      36
  State..........................................................           69                7
                                                                        ------              ---
                                                                         1,839               43
Deferred:
  Federal........................................................         (270)              --
  State..........................................................          (47)              --
                                                                        ------              ---
(317)............................................................           --
                                                                        ------              ---
                                                                     $   1,522        $      43
                                                                        ------              ---
                                                                        ------              ---

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

8. INCOME TAXES (CONTINUED)
    The reconciliation of income tax at the U.S. federal statutory rate to income tax expense is as follows:

                                                                                         PERIOD FROM
                                                                                         OCTOBER 21,
                                                                      YEAR ENDED           THROUGH
                                                                     DECEMBER 31,       DECEMBER 31,
                                                                         1998               1997
                                                                   -----------------  -----------------
Income tax at U.S. statutory rates...............................             34%                34%
State income tax, net of federal benefit.........................              3                  3
Goodwill.........................................................             27                 --
Other............................................................             (2)                --
                                                                              --                 --
                                                                              62%                37%
                                                                              --                 --
                                                                              --                 --

9. STOCKHOLDERS' EQUITY

    In October 1997, the Company was incorporated with the issuance of 9 million shares of common stock in a private placement, generating net proceeds of $9 million. The proceeds from this placement were primarily used to acquire Western and Aeromil.

    In April 1998, the Company amended its articles of incorporation to increase the number of authorized shares from 20 million to 36 million and to establish a second class of common stock, Class B. All rights remain the same as Class A, except Class B stock is nonvoting and contains conversion rights based upon certain criteria.

    In connection with the Offering, the Company issued approximately 5.4 million shares of Class B and 3.7 million shares of Class A shares for $13.5 million in cash. Additionally, 582,376 shares of stock were issued to board members and the president as compensation for services related to the acquisitions. Shares outstanding as of December 31, 1998, under Class A and Class B, amounted to 19,327,775 and 5,447,853, respectively.

10. STOCK OPTION PLAN

    In March 1998, the Company's Board of Directors adopted, and the shareholders approved, the Compass Aerospace Corporation 1998 Stock Incentive Plan (the Plan). The Plan will be administered by the Compensation Committee of the Board of Directors (the Committee). All officers, directors, employees and independent contractors of the Company are eligible for discretionary awards under the Plan. The Plan provides for stock-based incentive awards, including incentive stock options, non-qualified stock options and restricted stock. The Plan permits the Committee to select eligible persons to receive awards and to determine certain terms and conditions of such awards, including the vesting schedule and exercise price of each award, provided, that the option exercise price may not be less than 85% of the fair market value per share of the Company's Common Stock on the date of the grant. Under the Plan, no participant may be granted incentive stock options that are first exercisable in any one calendar year with fair market value in excess of $100,000. 2,000,000 shares of the Company's Common Stock have been reserved for issuance under the Plan.

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

10. STOCK OPTION PLAN (CONTINUED)
    No options were granted as of December 31, 1997. The status of the Company's stock option plan during 1998 is summarized as follows:

                                                                                      NUMBER
                                                                                    OF OPTIONS
                                                                                    -----------
Outstanding at January 1, 1998....................................................          --
Granted...........................................................................     888,291
Exercised.........................................................................          --
Canceled..........................................................................          --
                                                                                    -----------
Outstanding at December 31, 1998..................................................     888,291
                                                                                    -----------
                                                                                    -----------
Options Exercisable at December 31, 1998..........................................      60,000
                                                                                    -----------
                                                                                    -----------

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options, as allowed for under FASB Statement No. 123, "Accounting for Stock-Based Compensation." Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma net income, as required to be disclosed by SFAS No. 123, determined as if the Company had accounted for its employee stock options under the fair value method of that Statement, would be $840,000. The fair value for these options was estimated at the date of grant using a binomial option pricing model with the following weighted-average assumptions for December 31, 1998: dividend yield of 0.0%; volatility of 36.30%; risk-free interest rates ranging from 4.58% to 4.66% depending on a weighted-average expected life ranging from two to four years.

    The weighted average fair value of options granted during 1998 is $.37 per option. The weighted average exercise price for 1998 was $1.22. The weighted average remaining contractual life of options outstanding is 9.5 years.

    During 1998, the Company approved several stock option agreements to purchase 888,291 shares of the Company's common stock at an exercise price ranging from $1.00 to $1.47 per share. All options granted have 10-year terms. One option for 60,000 shares is fully vested and immediately exercisable. The remainder of the options vest and become exercisable at various dates through December 1, 2002.

11. RELATED PARTY TRANSACTIONS

    The Company has entered into a management fee agreement with certain entities controlled by directors of the Company. Under this agreement, the Company is required to pay an annual aggregate amount equal to $200,000 plus 1.5% of the Company's earnings before income taxes, depreciation, amortization, and management fees. The Company also typically pays advisory fees to these affiliates in an amount equal to an aggregate of 1% of the consideration paid for each business acquired by the Company. Management and advisory fees paid to these affiliates were $3,165,000 and $282,000 in 1998 and 1997.

                         COMPASS AEROSPACE CORPORATION

                               DECEMBER 31, 1998

12. COMMITMENTS AND CONTINGENCIES

    The Company leases certain machinery and equipment under capital leases expiring at various dates through 2007. The Company also leases office spaces under operating leases with terms expiring at various dates through 2008. Rent expense for operating leases amounted to $1,125,000 and $53,000 for the year ended December 31, 1998 and the period October 21 through December 31, 1997, respectively.

    Future minimum payments by year and in the aggregate under all non-cancelable operating and capital leases with terms in excess of one year at December 31, 1998 are as follows (in thousands):

                                                                            OPERATING    CAPITAL
YEAR ENDED DECEMBER 31                                                       LEASES      LEASES
-------------------------------------------------------------------------  -----------  ---------
1999.....................................................................   $   1,205   $     494
2000.....................................................................       1,110         494
2001.....................................................................       1,122         494
2002.....................................................................       1,126         494
2003.....................................................................       1,036         484
Thereafter...............................................................       3,574         725
                                                                           -----------  ---------
                                                                            $   9,173       3,185
                                                                           -----------
                                                                           -----------
Less amount representing interest........................................                     620
                                                                                        ---------
Present value of net minimum lease payments..............................                   2,565
Less current portion.....................................................                     328
                                                                                        ---------
Long-term leases payable.................................................               $   2,237
                                                                                        ---------
                                                                                        ---------

    During the normal course of business, the Company is involved in various lawsuits. Management, in consultation with legal counsel, does not believe that the outcome of these lawsuits will have a materially adverse impact on the financial position or future operations of the Company.

13. PROFIT SHARING PLANS

    As a result of the acquisitions of the subsidiaries, the Company has maintained the profit-sharing plans covering all of its eligible employees for those entities acquired. Contributions to the plans are at the discretion of the Board of Directors and may not exceed the maximum amount permitted by the Internal Revenue Code. During the year ended December 31, 1998 and the period from October 21, 1997 through December 31, 1997, the Company charged $1,078,000 and $26,000, respectively, to expense pursuant to the Plans.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders
Aeromil Engineering Company

    We have audited the accompanying balance sheet of Aeromil Engineering Company as of November 25, 1997, and the related statements of operations and retained earnings and cash flows for the period January 1, 1997 through November 25, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aeromil Engineering Company at November 25, 1997, and the results of its operations and its cash flows for the period January 1, 1997 through November 25, 1997, in conformity with generally accepted accounting principles.

Long Beach, California
March 19, 1998

                          AEROMIL ENGINEERING COMPANY

                                 BALANCE SHEET

                               NOVEMBER 25, 1997

                             (DOLLARS IN THOUSANDS)

ASSETS
Current assets:
  Cash and cash equivalents........................................................  $     182
  Accounts receivable..............................................................      1,680
  Inventories......................................................................      3,213
  Related party receivables........................................................         32
  Prepaid expenses and other assets................................................         52
                                                                                     ---------
Total current assets...............................................................      5,159
Property and equipment, net........................................................      4,860
                                                                                     ---------
Total assets.......................................................................  $  10,019
                                                                                     ---------
                                                                                     ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................  $   1,310
  Accrued expenses.................................................................        276
  Loan payable, shareholder........................................................        677
  Current portion of long-term debt................................................        600
  Line of credit...................................................................      1,445
                                                                                     ---------
Total current liabilities..........................................................      4,308
Long-term debt, less current portion...............................................      1,556
Commitments........................................................................         --
                                                                                     ---------
Stockholders' equity:
  Capital stock, $100 par value:
    Authorized shares-750
    Issued and outstanding shares-300..............................................         30
Retained earnings..................................................................      4,125
                                                                                     ---------
Total stockholders' equity.........................................................      4,155
                                                                                     ---------
Total liabilities and stockholders' equity.........................................  $  10,019
                                                                                     ---------
                                                                                     ---------

                            See accompanying notes.

                          AEROMIL ENGINEERING COMPANY

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH NOVEMBER 25, 1997

                             (DOLLARS IN THOUSANDS)

Net sales..........................................................................  $  11,077
Cost of sales......................................................................     11,095
                                                                                     ---------
Gross loss.........................................................................        (18)
Selling, general and administrative expenses.......................................        499
                                                                                     ---------
Operating loss.....................................................................       (517)
Interest expense...................................................................       (229)
Other income, net..................................................................         48
                                                                                     ---------
Loss before income taxes...........................................................       (698)
                                                                                     ---------
Income taxes.......................................................................          1
Net loss...........................................................................       (699)
Retained earnings at beginning of period...........................................      4,824
                                                                                     ---------
Retained earnings at end of period.................................................  $   4,125
                                                                                     ---------
                                                                                     ---------

                            See accompanying notes.

                          AEROMIL ENGINEERING COMPANY

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH NOVEMBER 25, 1997

                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net loss............................................................................   $    (699)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation......................................................................         681
  Changes in operating assets and liabilities:
    Accounts receivables............................................................        (549)
    Inventories.....................................................................        (283)
    Prepaid expenses and other assets...............................................          (7)
    Accounts payable................................................................        (441)
    Accrued expenses................................................................         159
                                                                                      -----------
Net cash used in operating activities...............................................      (1,139)
INVESTING ACTIVITIES
Increase in related party receivables...............................................         (29)
Purchase of property and equipment..................................................      (1,665)
                                                                                      -----------
Net cash used in investing activities...............................................      (1,694)
                                                                                      -----------
FINANCING ACTIVITIES
Proceeds from long-term debt........................................................       2,420
Payments on long-term debt..........................................................        (343)
Net increase in line of credit......................................................         935
                                                                                      -----------
Net cash provided by financing activities...........................................       3,012
                                                                                      -----------
Net increase in cash................................................................         179
Cash at beginning of period.........................................................           3
                                                                                      -----------
Cash at end of period...............................................................   $     182
                                                                                      -----------
                                                                                      -----------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest..........................................................................   $     229

                            See accompanying notes.

                          AEROMIL ENGINEERING COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 25, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    Aeromil Engineering Company (the "Company"), a closely held California corporation, manufactures medium-sized parts for aerospace customers, specializing in the precision machining of hard metals such as titanium, as well as the high-speed precision machining of aluminum.

    Effective on the close of business on November 25, 1997 the Company sold substantially all of its net assets to Compass Aerospace Corporation for $7,985,000 in cash. The Company's financial statements have been prepared on a historical basis and, as such, do not reflect any adjustments that may result from the sale.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company sells its products to limited number of customers within the aerospace and defense industry. Credit is extended based upon an evaluation of each customer's financial condition, with terms consistent in the industry and no collateral required. The Company has historically incurred minimal credit losses.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair value of cash and cash equivalents, short-term borrowings and the current portion of long-term debt approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms or maturity, approximate the carrying amounts in the financial statements.

CASH EQUIVALENTS

    The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held by major financial institutions.

INVENTORIES

    Inventories which consist primarily of work-in-process, are valued at average cost, which approximates first-in first-out cost, and finished goods and are stated at the lower of cost or market. Finished goods amounted to approximately $192,000 at November 25, 1997.

                          AEROMIL ENGINEERING COMPANY

                               NOVEMBER 25, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) PROPERTY AND EQUIPMENT

    The provision for depreciation of property and equipment is generally computed on the straight-line method over the following useful lives:

Machinery and equipment..............  8 - 10 years
Furniture and fixtures...............  5 years
Automotive equipment.................  3 - 5 years
Leasehold improvements...............  Term of lease or life of asset, whichever is shorter

INCOME TAXES

    The Company adopted S corporation status for both federal and state income tax purposes. Accordingly, the Company has no current liability or provision for federal taxes based on income. The provision for California franchise tax is at the statutory rate applicable to S corporations.

REVENUE RECOGNITION

    The Company recognizes revenue from product sales at the time of shipment. The Company provides its customers the right to return products that are damaged or defective. The effect of these programs is estimated and current period sales and cost of sales are adjusted accordingly.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997 the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income," which is effective for financial statements for periods beginning after December 15, 1997. This Statement establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company believes there will be no impact on its financial statements due to the adoption of Statement 130.

    In June 1997 the FASB also issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for financial statements for periods beginning after December 15, 1997. At that time, the Company will be required to report financial and descriptive information about its reportable operating segments. The Company believes there will be no impact on its financial statements due to the adoption of Statement 131.

                          AEROMIL ENGINEERING COMPANY

                               NOVEMBER 25, 1997

2. PROPERTY AND EQUIPMENT

    The following is a summary of property and equipment, which is recorded at cost (in thousands):

                                                                                  NOVEMBER 25,
                                                                                      1997
                                                                                  ------------
Automotive equipment............................................................   $       85
Furniture and fixtures..........................................................          421
Leasehold improvements..........................................................          450
Machinery and equipment.........................................................       12,030
                                                                                  ------------
                                                                                       12,986
Allowance for depreciation......................................................       (8,126)
                                                                                  ------------
                                                                                   $    4,860
                                                                                  ------------
                                                                                  ------------

3. LOAN PAYABLE, STOCKHOLDER

    During 1996, the Company received an advance of $677,000 from a Company stockholder. The loan is unsecured, non-interest bearing and payable on demand.

4. LINE OF CREDIT

    The Company has a line of credit with National Bank of Southern California which provides for borrowings up to $1,500,000. Interest is payable monthly at 1% over the Wall Street Journal's prime interest rate. The balance outstanding was $1,445,000 at November 25, 1997. The line of credit is guaranteed by the Company's stockholders and is secured by substantially all of the Company's assets.

5. LONG-TERM DEBT

    The following is a summary of long-term debt at November 25, 1997 (in thousands):

Note payable to National Bank of Southern California, payable in monthly installments of $25,000 including interest at 1% over prime, maturity date January 3, 2001, secured by one Cincinnati
  Milacron milling machine and attachments..........................  $     750

Note payable to National Bank of Southern California, payable in monthly installments of $25,000 plus interest at 1% over prime,
  maturity July 30, 2002, secured by assets of the Company..........      1,406
                                                                      ---------

                                                                          2,156

Long-term Debt, less current portion................................       (600)
                                                                      ---------

                                                                      $   1,556
                                                                      ---------
                                                                      ---------

                          AEROMIL ENGINEERING COMPANY

                               NOVEMBER 25, 1997

5. LONG-TERM DEBT (CONTINUED)
    Future minimum payments of long-term debt are (in thousands):

1998................................................................  $     600
1999................................................................        558
2000................................................................        537
2001................................................................        300
2002................................................................        161
                                                                      ---------
                                                                      $   2,156
                                                                      ---------
                                                                      ---------

6. PROFIT SHARING PLANS

    The Company has a profit-sharing plan covering all of its employees. Contributions to the plan are at the discretion of the Board of Directors and may not exceed the maximum amount permitted by the Internal Revenue Code. The Company did not make a contribution to the plan during the period from January 1, 1997 through November 25, 1997.

    The Company has also adopted a profit sharing plan which qualifies under
Section 401(k) of the Internal Revenue Code. The plan covers all eligible employees who may elect to contribute a percentage of their gross earnings to the plan. Contributions to the plan by the Company equal up to a maximum of 6% of each participating employee's annual salary. The Company's contribution to the plan for the period from January 1, 1997 through November 25, 1997 was $50,000.

7. PROVISION FOR CALIFORNIA FRANCHISE TAX

    Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for state income tax purposes. The provision for California franchise tax consists of $800 California minimum franchise tax. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                                   NOVEMBER 25,
                                                                                       1997
                                                                                  ---------------
Deferred tax assets:
  Net Operating Loss carryforward...............................................     $       9
  Tax credit carryforward.......................................................            37
                                                                                           ---
                                                                                     $      46
Deferred tax liabilities:
  Tax depreciation in excess of book............................................           (15)
                                                                                           ---
                                                                                            31
Valuation allowance.............................................................           (31)
                                                                                           ---
Net deferred taxes..............................................................            --
                                                                                           ---
                                                                                           ---

    The Company is providing for deferred taxes using a rate of 1.5% for California purposes.

                          AEROMIL ENGINEERING COMPANY

                               NOVEMBER 25, 1997

7. PROVISION FOR CALIFORNIA FRANCHISE TAX (CONTINUED)
    For California purposes, the Company has a net operating loss carryforward of $1,097,000 available to offset its state taxable income in future years, expiring through 2012. The Company also has an enterprise zone sales tax credit carryforward of $36,900 available to offset its state income tax in future years, expiring in 2010.

8. COMMITMENTS AND RELATED PARTY TRANSACTIONS

    The Company leases its manufacturing and office facility and its warehouse space from a shareholder under ten-year noncancelable operating leases expiring on November 25, 2007. The leases provide for periodic adjustments to the monthly rent payments based on changes in the consumer price index. The leases also require the Company to pay property taxes. Rent expense under these leases amounted to $354,000 during the period from January 1, 1997 through November 25, 1997.

    Future minimum lease payments by year under these leases consisted of the following as of November 26, 1997 (in thousands):

1998................................................................  $     467
1999................................................................        471
2000................................................................        513
2001................................................................        513
2002................................................................        513
Thereafter..........................................................      2,523
                                                                      ---------
                                                                      $   5,000

9. REVENUES FROM MAJOR CUSTOMERS

    Due to the nature of the aerospace industry, the Company conducts a major portion of its business with a limited number of customers. For the period from January 1, 1997 through November 25, 1997, revenues from one major customer amounted to 79% of sales. The total accounts receivable from this customer at November 25, 1997 amounted to 70% of the total trade accounts receivable balance.

10. IMPACT ON YEAR 2000 (UNAUDITED)

    The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

    Based on a recent assessment, the Company determined that it will replace its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company presently believes that with conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company.

                          AEROMIL ENGINEERING COMPANY

                               NOVEMBER 25, 1997

10. IMPACT ON YEAR 2000 (UNAUDITED) (CONTINUED)
    The Company will initiate formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems. The Company has determined it has no exposure to contingencies related to the Year 2000 issue for the products it has sold.

    The Company anticipates completing the Year 2000 project no later than December 31, 1998, which is prior to any anticipated impact on its operating systems. Company management is currently working with outside consultants to estimate the costs associated with replacing or modifying its operating systems. The total cost of the project is expected to be funded through operating cash flows and will be capitalized or expensed based upon generally accepted accounting principles and corporate policy. To date, the Company has not incurred any costs related to the assessment of, and preliminary efforts on, its Year 2000 project and the development of a modification plan, purchase of new systems and systems modifications.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Brittain Machine, Inc. and Subsidiary

    We have audited the accompanying consolidated balance sheet of Brittain Machine, Inc. and Subsidiary as of April 21, 1998, and the related consolidated statements of earnings and retained earnings and cash flows for the period July 1, 1997 through April 21, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brittain Machine, Inc. and Subsidiary as of April 21, 1998, and the consolidated results of their operations and their consolidated cash flows for the period July 1, 1997 through April 21, 1998 in conformity with generally accepted accounting principles.

/s/ Grant Thornton LLP

Wichita, Kansas
July 9, 1998

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 APRIL 21, 1998

                                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............................................................              $1,683,235
  Accounts receivable
    Trade accounts receivable...........................................................               7,672,400
    Other...............................................................................                  46,955
  Inventories...........................................................................               8,845,527
  Refundable income taxes...............................................................                 401,691
  Prepaid expenses and other............................................................                  73,147
  Deferred income taxes.................................................................                 606,936
                                                                                                      ----------
      Total current assets..............................................................              19,329,891
PROPERTY AND EQUIPMENT, AT COST
  Land..................................................................................  $  200,604
  Buildings.............................................................................   3,691,276
  Machinery and equipment...............................................................  20,828,710
  Vehicles..............................................................................     148,425
  Office equipment......................................................................     730,218
  Construction in progress..............................................................   2,892,234
                                                                                          ----------
                                                                                          28,491,467
  Less accumulated depreciation.........................................................  15,134,005  13,357,462
                                                                                          ----------
INVESTMENTS AND OTHER ASSETS
  Funds held by trustee.................................................................      55,408
  Bond issuance costs...................................................................      33,682      89,090
                                                                                          ----------  ----------
                                                                                                      $32,776,443
                                                                                                      ----------
                                                                                                      ----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable......................................................................              $1,784,819
  Accrued payroll, bonuses and employee benefits........................................               3,992,423
  Payable to affiliate..................................................................               1,600,000
  Other accrued liabilities.............................................................                 233,937
  Current maturities of capital lease obligations.......................................                 428,757
  Current maturities of long-term debt..................................................                 508,151
  Current maturities of industrial revenue bonds........................................                  55,000
                                                                                                      ----------
      Total current liabilities.........................................................               8,603,087
LONG-TERM LIABILITIES
  Capital lease obligations.............................................................               1,585,953
  Long-term debt........................................................................                 551,809
  Industrial revenue bonds..............................................................                 645,000
  Deferred income taxes.................................................................               1,147,273
                                                                                                      ----------
                                                                                                       3,930,035
STOCKHOLDERS' EQUITY
  Common stock, Class A, voting, par value $1 Authorized-300,000 shares Issued and
    outstanding-90,000 shares...........................................................  $   90,000
  Common stock, Class B, nonvoting, par value $1 Authorized-300,000 shares Issued and
    outstanding-90,000 shares...........................................................      90,000
  Additional paid-in capital............................................................      55,004
  Retained earnings.....................................................................  20,008,317  20,243,321
                                                                                          ----------  ----------
                                                                                                      $32,776,443
                                                                                                      ----------
                                                                                                      ----------

         The accompanying notes are an integral part of this statement.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS

                   PERIOD JULY 1, 1997 THROUGH APRIL 21, 1998

Sales..........................................................................  $49,682,444
Cost of sales..................................................................  34,640,582
                                                                                 ----------
Gross margin on sales..........................................................  15,041,862
General, administrative and selling expenses...................................   2,966,547
Nonrecurring management and employee bonuses paid in connection with sale of
  Company......................................................................   3,831,472
                                                                                 ----------
Earnings from operations.......................................................   8,243,843
Other income (expense)
  Interest income..............................................................      13,327
  Interest expense.............................................................    (398,808)
  Loss on sale of assets.......................................................     (59,184)
  Other........................................................................      79,410
                                                                                 ----------
                                                                                   (365,255)
                                                                                 ----------
Earnings before income taxes...................................................   7,878,588
Income taxes...................................................................   2,901,353
                                                                                 ----------
    NET EARNINGS...............................................................   4,977,235
Retained earnings at July 1, 1997..............................................  15,031,082
                                                                                 ----------
Retained earnings at April 21, 1998............................................  $20,008,317
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   PERIOD JULY 1, 1997 THROUGH APRIL 21, 1998

Increase (decrease) in cash and cash equivalents

Cash flows from operating activities
  Net earnings..................................................................  $4,977,235
  Adjustments to reconcile net earnings to net cash provided by operating activities
    Depreciation and amortization...............................................   1,510,526
    Deferred income taxes.......................................................      72,078
    Loss on disposal of property and equipment..................................      59,184
    Change in assets and liabilities
      Increase in accounts receivable...........................................  (2,618,103)
      Increase in income taxes receivable.......................................    (294,205)
      Decrease in inventories...................................................   2,132,289
      Increase in accounts payable..............................................     172,920
      Increase in accrued payroll, bonuses and employee benefits................   2,273,572
      Other.....................................................................    (307,565)
                                                                                  ----------
        Net cash provided by operating activities...............................   7,977,931
Cash flows from investing activities
  Purchase of property and equipment............................................  (3,558,952)
  Proceeds from disposal of property and equipment..............................      24,418
                                                                                  ----------
        Net cash used in investing activities...................................  (3,534,534)
Cash flows from financing activities
  Net increase in payable to affiliate..........................................   1,600,000
  Net decrease in line of credit................................................  (3,855,000)
  Repayments of long-term debt and industrial revenue bonds.....................    (702,314)
  Repayments of capital lease obligations.......................................    (258,125)
                                                                                  ----------
        Net cash used in financing activities...................................  (3,215,439)
                                                                                  ----------
Net increase in cash and cash equivalents.......................................   1,227,958
Cash and cash equivalents at July 1, 1997.......................................     455,277
                                                                                  ----------
Cash and cash equivalents at April 21, 1998.....................................  $1,683,235
                                                                                  ----------
                                                                                  ----------

         The accompanying notes are an integral part of this statement.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 APRIL 21, 1998

NOTE A--SUMMARY OF ACCOUNTING POLICIES

    A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. BUSINESS ACTIVITY, BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

    Brittain Machine, Inc. manufactures parts according to customer specification primarily for use in the aerospace industry. The Company also designs, manufactures and sells tooling, machinery and equipment for use in the aerospace industry.

    Wichita Manufacturing, Inc., a wholly-owned subsidiary, is located in Cerritos, California, and is engaged in the same line of business as Brittain Machine, Inc.

    The consolidated financial statements include the consolidated accounts of Brittain Machine, Inc. and its wholly-owned subsidiary, Wichita Manufacturing, Inc. immediately prior to the sale of the Company to Compass Aerospace Corporation (see Note L). All significant intercompany accounts have been eliminated.

2. ACCOUNTS RECEIVABLE

    The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

3. USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. INVENTORIES

    Inventories are stated at the lower of weighted average cost or net realizable value.

5. PROPERTY AND EQUIPMENT

    Land, buildings and equipment are carried at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                                                                  10-30
Buildings.......................................................  years
Machinery and equipment.........................................  7-10 years
Vehicles........................................................  4- 6 years
Office equipment................................................  5- 7 years

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE A--SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
6. INCOME TAXES

    The Company files a consolidated income tax return with its subsidiary.

    Deferred income tax assets and liabilities are determined based on the temporary differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.

7. SELF INSURANCE

    The Company participates in various self-insurance programs for medical and workers' compensation risks. In connection with these programs the Company has mitigated its exposure through the purchase of stipulated stop-loss coverage with insurance companies. The Company estimates and accrues its liability for the self-insurance portions of the risks covered by such programs.

8. CASH EQUIVALENTS

    For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with maturities of less than three months to be cash equivalents.

9. REVENUE RECOGNITION

    The Company's sales contracts are generally of a short-term nature and are billed upon delivery. Revenue from such contracts is recognized upon passage of title to the customer which, in most cases, coincides with shipments of the related products to customers. Provisions for anticipated losses on contracts, if any, are made currently as the amount of the loss is determinable.

NOTE B--INVENTORIES

    Inventories consist of the following at April 21, 1998:

Raw material and supplies.......................................  $2,889,886
Work in progress................................................  5,306,881
Finished goods..................................................    648,760
                                                                  ---------
                                                                  $8,845,527
                                                                  ---------
                                                                  ---------

NOTE C--LINE OF CREDIT

    At April 21, 1998, the Company had available a line of credit with a bank for up to $5,000,000. There were no borrowings outstanding at April 21, 1998. Interest is payable monthly on the outstanding balance at a variable rate equal to the bank's base rate (9.5% at April 21, 1998). There are no compensating balance or commitment fee requirements. Borrowings under the line of credit are collateralized by substantially all assets of the Company.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE D--INCOME TAXES

    Income tax expense for the period July 1, 1997 through April 21, 1998 consists of the following:

Current.........................................................  $2,829,275
Deferred........................................................     72,078
                                                                  ---------
                                                                  $2,901,353
                                                                  ---------
                                                                  ---------

    The principal reason for the variation between income taxes computed at the federal tax rate of 34% and actual income taxes is state income tax expense.

    The tax effects of temporary differences that give rise to deferred tax assets and liabilities at April 21, 1998 are as follows:

Deferred tax assets
  Inventory valuation differences...............................  $ 438,819
  Accrued expenses not deductible until paid....................    168,117
                                                                  ---------
                                                                    606,936
Deferred tax liabilities
  Depreciation of property and equipment........................    891,579
  Capital leases treated as operating leases for tax purposes...    255,694
                                                                  ---------
                                                                  1,147,273
                                                                  ---------
    Net deferred tax liability..................................  $ 540,337
                                                                  ---------
                                                                  ---------

NOTE E--LONG-TERM DEBT

    Long-term debt consists of the following at April 21, 1998:

Note payable to bank, payable in monthly installments including variable interest at the bank's base interest rate adjusted annually (effective rate 9.25% April 21, 1998), due in 2000 and collateralized by certain equipment and machinery.........  $ 906,452
Note payable to bank, payable in monthly installments including variable interest, due in 1998 and collateralized by a
  $250,000 real estate mortgage.................................      7,458
Note payable to former stockholder, payable in equal monthly installments including fixed interest at 9%, due in 2007-not
  collateralized................................................    146,050
                                                                  ---------
                                                                  1,059,960
Less current maturities.........................................    508,151
                                                                  ---------
                                                                  $ 551,809
                                                                  ---------
                                                                  ---------

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE E--LONG-TERM DEBT (CONTINUED)
    In connection with the sale of the Company (see Note K), all notes payable were paid in full subsequent to April 21, 1998.

NOTE F--INDUSTRIAL REVENUE BONDS

    The Company financed $2,500,000 for the purchase of certain equipment and the construction of a building through industrial revenue bonds issued by the City of Wichita, Kansas and maturing through 2006. The principal and interest (6% to 8%) on the bonds are serviced by biannual payments by the Company to a trustee who then remits the funds to the City on the scheduled interest payment and bond maturity dates. Certain of the proceeds from the bonds and the biannual payments made by the Company have been and are deposited with the trustee.

    The total amount of bonds outstanding at April 21, 1998 was $700,000. Aggregate annual maturities are as follows:

1999..............................................................  $  55,000
2000..............................................................     60,000
2001..............................................................     65,000
2002..............................................................     70,000
2003..............................................................     75,000
Thereafter........................................................    375,000
                                                                    ---------
                                                                    $ 700,000
                                                                    ---------
                                                                    ---------

NOTE G--RELATED PARTY TRANSACTIONS

LEASING ACTIVITIES

    The Company has entered into several agreements with an entity, affiliated by common stockholders, to lease a building and certain machinery and equipment. Due to the related party relationship with the affiliate and based upon the underlying economic substance of the leasing arrangements, the leases have been recorded as capital lease obligations. The recorded lease obligations represent the outstanding principal balance on the loans incurred by the affiliated entity to finance that entity's purchase of the building and machinery and equipment (the "underlying debt"). In addition, the Company is the guarantor of such debt.

    A summary of lease payments made during the period July 1, 1997 through April 21, 1998 under these capital leases is as follows:

Total lease payments.............................................  $ 653,100
Amount representing interest.....................................   (105,401)
Amount representing excess lease payments........................   (289,574)
                                                                   ---------
Principal payments...............................................  $ 258,125
                                                                   ---------
                                                                   ---------

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)
    In connection with the leases, property, plant and equipment at April 21, 1998 included the following:

Machinery and equipment.........................................  $2,293,024
Building........................................................    347,561
                                                                  ---------
                                                                  2,640,585
Less accumulated depreciation...................................   (566,142)
                                                                  ---------
                                                                  $2,074,443
                                                                  ---------
                                                                  ---------

    Depreciation expense for the property under lease was $307,270 for the period July 1, 1997 through April 21, 1998.

    The following is a schedule by years of future minimum lease payments under capital leases:

1999............................................................  $  975,720
2000............................................................     975,720
2001............................................................     751,720
2002............................................................     551,720
2003............................................................     311,720
Thereafter......................................................   1,005,480
                                                                  ----------
Total minimum lease payments....................................   4,572,080
Amount representing interest....................................    (521,176)
Amount representing excess lease payments.......................  (2,036,194)
                                                                  ----------
Total capital lease obligations.................................   2,014,710
Less current maturities.........................................     428,757
                                                                  ----------
                                                                  $1,585,953
                                                                  ----------
                                                                  ----------

    In connection with the sale of the Company (see Note K), all capital leases were paid in full subsequent to April 21, 1998.

    In addition, the Company leased equipment under an operating lease from this affiliated entity which expired March 1, 1998. The lease which began March 1996 provided for monthly payments of $14,000 per month.

    The Company also has a month-to-month rental agreement with a stockholder for two warehouses. In connection with such agreement rental expense charged to operations by the Company for the period July 1, 1997 through April 21, 1998 was $33,500.

OTHER TRANSACTIONS

    The Company purchased goods from an entity controlled by the spouse of a stockholder in the amount of $2,956,000 during the period July 1, 1997 through April 21, 1998. An amount of $204,000 was due to such affiliate at April 21, 1998 and was included in accounts payable in the accompanying consolidated balance sheet. The Company also paid $344,000 to an individual related to the Company's

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED) principal stockholders during the period July 1, 1997 through April 21, 1998 for debarring services performed.

NOTE H--RETIREMENT PLAN

    All employees who have completed one year of service and who have attained 21 years of age are eligible to participate in the Company's Profit Sharing Retirement Plan. Contributions to the Plan are discretionary and made by the Company for amounts that are determined by the Board of Directors based on a percentage of each participant's annual compensation. Employees may also contribute a portion of their compensation to the Plan. The Company charged $864,000 to expense pursuant to the plan during the period July 1, 1997 through April 21, 1998.

NOTE I--COMMITMENTS

    The Company provides group medical insurance for its employees through a self-insured medical plan. The Company has purchased a stop-loss insurance policy that will pay claims in excess of $30,000 per year per individual and in excess of annual aggregate claims of $420,000.

    The Company is self-insured for workers' compensation claims. The Company has purchased a stop-loss insurance policy that pays workers' compensation claims in excess of $175,000 per occurrence and aggregate annual claims in excess of $430,292. The Company has obtained a $655,000 letter of credit from a bank in favor of the State of Kansas in connection with a self-insurance program.

    Wichita Manufacturing, Inc. leases its facility located in Cerritos, California at a rental cost of $12,000 per month through October 31, 1998 for a total commitment of $72,000.

NOTE J--CONTINGENCY

    In January 1996, the Company was found liable in a civil action for, inter alia, breach of contract and termination of joint venture/partnership associated with a relationship the Company had with another entity. A judgment was recorded against the Company in the amount of $600,000. The Company secured a $750,000 letter of credit in favor of the plaintiffs and filed a Notice of Appeal. The plaintiffs filed a Notice of Cross-Appeal seeking damages of approximately $1,500,000. Through April 21, 1998 the Company recorded a liability for the $600,000 judgment plus $116,000 of post-judgment interest. On April 21, 1998, the Company's principal owner assumed the liability. In connection with the assumption of the liability, the Company transferred life insurance policies with recorded cash surrender values of $614,000 to the principal owner. The Company recorded a gain of $102,000 in connection with the transaction.

NOTE K--CONCENTRATION OF SALES

    Substantially all of the Company's sales are made to a very few customers. These customers are typically large companies in the aerospace industry. If the Company were to lose one or more of these customers and were unable to find replacement customers, sales would be adversely affected. Two customers accounted for 73% and 13% of sales for the period July 1, 1997 through April 21, 1998. Amounts due from these customers accounted for 68% and 12% of total accounts receivable at April 21, 1998.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                                 APRIL 21, 1998

NOTE L--SALE OF COMPANY

    Effective April 21, 1998, the Company was sold and became a subsidiary of Compass Aerospace Corporation (Compass). At April 21, 1998, Compass had advanced the Company $1,600,000 which is shown as due to affiliate in the accompanying balance sheet.

    In anticipation of and in connection with the sale of the Company, certain nonrecurring management and employee bonuses were declared. Bonuses totaling $1,600,000 were paid to management/minority stockholders of the Company. Bonuses and related payroll taxes totaling $2,231,472 were accrued to other employees of the Company.

NOTE M--SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the period for
  Interest......................................................  $ 407,788
  Income taxes..................................................  3,286,467
Noncash investing and financing activity
  Acquisition of property and equipment under capital lease
    obligations.................................................    785,061
  Transfer of life insurance policies and assumption of
    litigation
    liability by the Company's principal owner..................    614,000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Brittain Machine, Inc. and Subsidiary

    We have audited the accompanying consolidated balance sheet of Brittain Machine, Inc. and Subsidiary as of June 30, 1997, and the related consolidated statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brittain Machine, Inc. and Subsidiary as of June 30, 1997, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ GRANT THORNTON LLP

Wichita, Kansas
October 17, 1997

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Brittain Machine, Inc. and Subsidiary

    We have audited the accompanying consolidated balance sheet of Brittain Machine, Inc. and Subsidiary as of June 30, 1996, and the related consolidated statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brittain Machine, Inc. and Subsidiary at June 30, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Wichita, Kansas
September 3, 1996

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                    JUNE 30,

                             (DOLLARS IN THOUSANDS)

                                                                            1997       1996
                                                                          ---------  ---------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............................................  $     455  $      91
  Accounts receivable
    Trade accounts receivable...........................................      4,913      5,386
    Other...............................................................        188        109
  Income tax receivable.................................................        107         --
  Inventories...........................................................     10,978      4,878
  Note receivable from affiliate........................................         --        207
  Prepaid expenses and other............................................         50         56
  Deferred income taxes.................................................        694        608
                                                                          ---------  ---------
    Total current assets................................................     17,385     11,335

PROPERTY AND EQUIPMENT, AT COST
  Land..................................................................        201        199
  Buildings.............................................................      3,603      2,812
  Machinery and equipment...............................................     19,754     18,669
  Vehicles..............................................................        180        175
  Office equipment......................................................        775        679
  Construction in progress..............................................         99          6
                                                                          ---------  ---------
                                                                             24,612     22,540
  Less accumulated depreciation.........................................     14,007     12,357
                                                                          ---------  ---------
                                                                             10,605     10,183

INVESTMENTS AND OTHER ASSETS
  Funds held by trustee.................................................         56         52
  Cash surrender value of life insurance................................        520        486
  Bond issuance costs...................................................         36         39
                                                                          ---------  ---------
                                                                                612        577
                                                                          ---------  ---------
                                                                          $  28,602  $  22,095
                                                                          ---------  ---------
                                                                          ---------  ---------

        The accompanying notes are an integral part of these statements.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                    JUNE 30,

                             (DOLLARS IN THOUSANDS)

                                                                            1997       1996
                                                                          ---------  ---------
                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Revolving note payable to bank........................................  $   3,855  $     525
  Accounts payable......................................................      1,612        923
  Accrued payroll and employee benefits.................................      1,719      1,388
  Litigation judgment payable...........................................        672        600
  Income taxes payable..................................................         --      1,621
  Other accrued liabilities.............................................        366        187
  Current maturities of capital lease obligations.......................        285        156
  Current maturities of long-term debt..................................        741        972
  Current maturities of industrial revenue bonds........................         50        400
                                                                          ---------  ---------
    Total current liabilities...........................................      9,300      6,772

LONG-TERM LIABILITIES
  Capital lease obligations.............................................      1,203        507
  Long-term debt........................................................        971      1,710
  Industrial revenue bonds..............................................        700        750
  Deferred income taxes.................................................      1,162        996
                                                                          ---------  ---------
                                                                              4,036      3,963

STOCKHOLDERS' EQUITY
  Common stock, Class A, voting, par value $1
    Authorized--300,000 shares
    Issued and outstanding--90,000 shares...............................         90         90
  Common stock, Class B, nonvoting, par value $1
    Authorized--300,000 shares
    Issued and outstanding--90,000 shares...............................         90         90
  Additional paid-in capital............................................         55         55
  Retained earnings.....................................................     15,031     11,125
                                                                          ---------  ---------
                                                                             15,266     11,360
                                                                          ---------  ---------
                                                                          $  28,602  $  22,095
                                                                          ---------  ---------
                                                                          ---------  ---------

        The accompanying notes are an integral part of these statements.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                              YEAR ENDED JUNE 30,

                             (DOLLARS IN THOUSANDS)

                                                                            1997       1996
                                                                          ---------  ---------
Sales...................................................................  $  35,481  $  26,892
Cost of sales...........................................................     25,656     19,076
                                                                          ---------  ---------
Gross margin on sales...................................................      9,825      7,816
General, administrative and selling expenses............................      2,770      2,353
Write off note receivable from affiliate................................        386         --
Litigation expense......................................................         73        600
                                                                          ---------  ---------
Earnings from operations................................................      6,596      4,863
Other income (expense)
  Interest income.......................................................         11         28
  Interest expense......................................................       (409)      (431)
  Gain (loss) on sale of assets.........................................          5         (8)
    Other...............................................................        (89)       (69)
                                                                          ---------  ---------
                                                                               (482)      (480)
                                                                          ---------  ---------
Earnings before income taxes............................................      6,114      4,383
Income taxes............................................................      2,208      1,637
                                                                          ---------  ---------
      NET EARNINGS......................................................      3,906      2,746
Retained earnings at beginning of year..................................     11,125      8,379
                                                                          ---------  ---------
Retained earnings at end of year........................................  $  15,031  $  11,125
                                                                          ---------  ---------
                                                                          ---------  ---------

        The accompanying notes are an integral part of these statements.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                              YEAR ENDED JUNE 30,

                             (DOLLARS IN THOUSANDS)

                                                                                                   1997       1996
                                                                                                 ---------  ---------
Cash flows from operating activities
  Net earnings.................................................................................  $   3,906  $   2,746
  Adjustments to reconcile net earnings to net cash provided by (used in)
    operating activities
    Depreciation and amortization..............................................................      1,669      1,392
    Deferred income taxes......................................................................         80       (280)
    (Gain) loss on disposal of property and equipment..........................................         (5)         8
    Write-off uncollectible note receivable from affiliate.....................................        386         --
    Change in assets and liabilities
      (Increase) decrease in accounts receivable...............................................        393     (2,384)
      Increase in income taxes receivable......................................................       (107)        --
      Increase in inventories..................................................................     (6,099)    (2,240)
      Increase in accounts payable.............................................................        688        302
      Increase (decrease) in accrued payroll and employee benefits.............................        331        (28)
      Increase in litigation judgment payable..................................................         73        600
      Increase (decrease) in income taxes payable..............................................     (1,621)     2,404
      Other....................................................................................        151       (139)
                                                                                                 ---------  ---------
        Net cash provided by (used in) operating activities....................................       (155)     2,381
Cash flows from investing activities
  Decrease in marketable securities............................................................         --         12
  Purchase of property and equipment...........................................................     (1,072)    (1,519)
  Proceeds from disposal of property and equipment.............................................          7         17
  Increase in note receivable from affiliate...................................................       (179)      (129)
                                                                                                 ---------  ---------
    Net cash used in investing activities......................................................     (1,244)    (1,619)
Cash flows from financing activities
  Net change in funds held by trustee..........................................................         (3)       377
  Net change in line of credit.................................................................      3,331        165
  Repayments of long-term debt and industrial revenue bonds....................................     (1,370)    (1,299)
  Repayments of capital lease obligations......................................................       (195)       (78)
                                                                                                 ---------  ---------
    Net cash provided by (used in) financing activities........................................      1,763       (835)
                                                                                                 ---------  ---------
Net increase (decrease) in cash and cash equivalents...........................................        364        (73)
Cash and cash equivalents at beginning of year.................................................         91        164
                                                                                                 ---------  ---------
Cash and cash equivalents at end of year.......................................................  $     455  $      91
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

         The accompanying notes are an integral part of this statement.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996

NOTE A--SUMMARY OF ACCOUNTING POLICIES

    A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. BUSINESS ACTIVITY AND PRINCIPLES OF CONSOLIDATION

    Brittain Machine, Inc. manufactures parts according to customer specification primarily for use in the aerospace industry. The Company also designs, manufactures and sells tooling, machinery and equipment for use in the aerospace industry.

    Wichita Manufacturing, Inc., a wholly-owned subsidiary, is located in Cerritos, California, and is engaged in the same line of business as Brittain Machine, Inc.

    The consolidated financial statements include the consolidated accounts of Brittain Machine, Inc. and its wholly-owned subsidiary, Wichita Manufacturing, Inc. All significant intercompany accounts have been eliminated.

2. ACCOUNTS RECEIVABLE

    The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

3. USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. INVENTORIES

    Inventories are stated at the lower of weighted average cost or net realizable value.

5. PROPERTY AND EQUIPMENT

    Land, buildings and equipment are carried at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                                                                  10-30
Buildings.......................................................  years
Machinery and equipment.........................................  7-10 years
Vehicles........................................................  4-6 years
Office equipment................................................  5-7 years

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE A--SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
6. INCOME TAXES

    The Company files a consolidated income tax return with its subsidiary.

    Deferred income tax assets and liabilities are determined based on the temporary differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.

7. CASH SURRENDER VALUE OF LIFE INSURANCE

    The Company pays the premiums on certain life insurance policies insuring the lives of two of its stockholders. The cumulative value of net premiums paid by the Company on behalf of the beneficiary of such life insurance policies is recorded as an asset as this amount is payable by the policy owner to the Company upon death of the insured.

    The cash surrender values of certain other life insurance contracts owned by the Company are recorded as assets. The change in such cash surrender values is accounted as an adjustment of premiums paid in determining the expense or income to be recognized under the contract for the period.

8. SELF INSURANCE

    The Company participates in various self-insurance programs for medical and workers' compensation risks. In connection with these programs the Company has mitigated its exposure through the purchase of stipulated stop-loss coverage with insurance companies. The Company estimates its liability for the self-insured portions of the risks covered by such programs and accrues appropriate reserves.

9. CASH EQUIVALENTS

    For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with maturities of less than three months to be cash equivalents.

10. REVENUE RECOGNITION

    The Company's sales contracts are generally of a short-term nature and are billed upon delivery. Revenue from such contracts is recognized upon passage of title to the customer which, in most cases, coincides with shipments of the related products to customers. Provisions for anticipated losses on contracts, if any, are made currently as the amount of the loss is determinable.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE B--INVENTORIES

    Inventories consist of the following at June 30 (dollars in thousands):

                                                                             1997       1996
                                                                           ---------  ---------
Raw material and supplies................................................  $   3,108  $   1,155
Work in progress.........................................................      7,260      3,445
Finished goods...........................................................        610        278
                                                                           ---------  ---------
                                                                           $  10,978  $   4,878
                                                                           ---------  ---------
                                                                           ---------  ---------

NOTE C--LINE OF CREDIT

    At June 30, 1997, the Company had available a line of credit with a bank for up to $5,000,000, of which $3,855,000 and $524,519 was outstanding at June 30, 1997 and 1996, respectively. Interest is payable monthly on the outstanding balance at a variable rate equal to the bank's base rate (9.25% at June 30, 1997). There are no compensating balance or commitment fee requirements. Borrowings under the line of credit are collateralized by substantially all assets of the Company.

NOTE D--INCOME TAXES

    Income tax expense for the years ended June 30 consists of the following (dollars in thousands):

                                                                               1997       1996
                                                                             ---------  ---------
Current....................................................................  $   2,128  $   1,917
Deferred...................................................................         80       (280)
                                                                             ---------  ---------
                                                                             $   2,208  $   1,637
                                                                             ---------  ---------
                                                                             ---------  ---------

    The principal reason for the variation between income taxes computed at the federal tax rate of 34% and actual income taxes is state income tax expense.

    The tax effects of temporary differences that give rise to deferred tax assets and liabilities at June 30 are as follows (dollars in thousands):

                                                                                 1997       1996
                                                                               ---------  ---------
Deferred tax assets
  Inventory valuation differences............................................  $     317  $     393
  Accrued expenses not deductible until paid.................................        458        377
                                                                               ---------  ---------
                                                                                     775        770

Deferred tax liabilities
  Depreciation of property and equipment.....................................      1,026      1,009
  Capital leases treated as operating leases for tax purposes................        136         68
  Other......................................................................         81         81
                                                                               ---------  ---------
                                                                                   1,243      1,158
                                                                               ---------  ---------
    Net deferred tax liability...............................................  $     468  $     388
                                                                               ---------  ---------
                                                                               ---------  ---------

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE E--LONG-TERM DEBT

    Long-term debt consists of the following at June 30 (dollars in thousands):

                                                                                                   1997       1996
                                                                                                 ---------  ---------
Note payable to bank, payable in monthly installments including variable interest at the bank's base interest rate adjusted annually (effective rate 9.125% and 9.0% at June 30, 1997 and
  1996, respectively), due in 2000 and collateralized by certain equipment and machinery.......  $   1,280  $   1,692
Equipment loans payable to a finance company, payable in monthly installments including interest at a fixed rate of 7.95% changing to a variable rate during the final year of the loan, which will range from the index rate (a) to the index rate plus 1.5% maturing at various dates through 1998 and collateralized by the equipment financed and the personal
  guarantees of two stockholders...............................................................        238        751
Note payable to bank, payable in monthly installments including variable interest, due in 1998
  and collateralized by a $250,000 real estate mortgage........................................         40         77
Unsecured note payable to former stockholder, payable in equal monthly installments including
  fixed interest at 9%, due in 2007............................................................        154        162
                                                                                                 ---------  ---------
                                                                                                     1,712      2,682
Less current maturities........................................................................        741        972
                                                                                                 ---------  ---------
                                                                                                 $     971  $   1,710
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    (a) The index rate is a rate equal to the highest of (i) the Prime Rate of Chemical Bank, (ii) the Wall Street Journal prime rate or (iii) the commercial paper rate in effect from time to time.

    Aggregate annual maturities are as follows for the years ending June 30 (dollars in thousands):

1998................................................................  $     741
1999................................................................        506
2000................................................................        343
2001................................................................         12
2002................................................................         13
Thereafter..........................................................         97
                                                                      ---------
                                                                      $   1,712
                                                                      ---------
                                                                      ---------

    Interest capitalized during the years ended June 30, 1997 and 1996 was $17,000 and $125,000 respectively.

NOTE F--INDUSTRIAL REVENUE BONDS

    The Company financed $2,500,000 for the purchase of certain equipment and the construction of a building through industrial revenue bonds issued by the City of Wichita, Kansas and maturing through 2006. The principal and interest (6% to 8%) on the bonds are serviced by biannual payments by the Company to a trustee who then remits the funds to the City on the scheduled interest payment and bond maturity dates. Certain of the proceeds from the bonds and the biannual payments made by the Company have been and are deposited with the trustee.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE F--INDUSTRIAL REVENUE BONDS (CONTINUED)
    The total amount of bonds outstanding at June 30, 1997 and 1996 was $750,000 and $1,150,000, respectively. Aggregate annual maturities are as follows for the years ended June 30 (dollars in thousands):

1998.................................................................  $      50
1999.................................................................         55
2000.................................................................         60
2001.................................................................         65
2002.................................................................         70
Thereafter...........................................................        450
                                                                       ---------
                                                                       $     750
                                                                       ---------
                                                                       ---------

NOTE G--RELATED PARTY TRANSACTIONS

LEASING ACTIVITIES

    The Company has entered into several agreements with an entity, affiliated by common stockholders, to lease a building and certain machinery and equipment. Due to the related party relationship with the affiliate and based upon the underlying economic substance of the leasing arrangements, the leases have been recorded as capital lease obligations. The recorded lease obligation represents the outstanding principal balance on the loans incurred by the affiliated entity to finance that entity's purchase of the building and machinery and equipment (the "underlying debt"). In addition, the Company is the guarantor of such debt.

    A summary of lease payments made during the years ended June 30 under these capital leases is as follows (dollars in thousands):

                                                                                  1997       1996
                                                                                ---------  ---------
Total lease payments..........................................................  $     483  $     192
Amount representing interest..................................................        (72)       (29)
Amount representing excess lease payments.....................................       (216)       (85)
                                                                                ---------  ---------
Principal payments............................................................  $     195  $      78
                                                                                ---------  ---------
                                                                                ---------  ---------

    In connection with the leases, property, plant and equipment at June 30 included the following (dollars in thousands):

                                                                                 1997       1996
                                                                               ---------  ---------
Machinery and equipment......................................................  $   1,508  $     836
Building.....................................................................        348         --
                                                                               ---------  ---------
                                                                                   1,856        836
Less accumulated depreciation................................................       (259)       (16)
                                                                               ---------  ---------
                                                                               $   1,597  $     820
                                                                               ---------  ---------
                                                                               ---------  ---------

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE G--RELATED PARTY TRANSACTIONS (CONTINUED)
    Depreciation expense for the property under lease was $242,474 and $16,398 for the years ended June 30, 1997 and 1996, respectively.

    The following is a schedule by years of future minimum lease payments under capital leases (dollars in thousands):

YEAR ENDING JUNE 30
-------------------------------------------------------------------------------------
1998.................................................................................  $     736
1999.................................................................................        736
2000.................................................................................        736
2001.................................................................................        448
2002.................................................................................        272
Thereafter...........................................................................      1,098
                                                                                       ---------
Total minimum lease payments.........................................................      4,026
Amount representing interest.........................................................       (457)
Amount representing excess lease payments............................................     (2,081)
                                                                                       ---------
Total capital lease obligations......................................................      1,488
Less current maturities..............................................................        285
                                                                                       ---------
                                                                                       $   1,203
                                                                                       ---------
                                                                                       ---------

    In addition, the Company leases equipment under an operating lease from this affiliated entity which expires March 1, 1998. The lease which began March 1996 provides for monthly payments of $14,000 per month.

    The Company also has a month-to-month rental agreement with a stockholder for two warehouses. In connection with such agreement rental expense charged to operations by the Company for the years ended June 30, 1997 and 1996 was $60,000 annually.

OTHER TRANSACTIONS

    The Company pays the premiums on certain policies insuring the lives of two of its stockholders. The aggregate amount of such premiums paid during the years ended June 30, 1997 and 1996 was $103,000 and $87,000, respectively.

    The Company purchased goods from an entity controlled by the spouse of a stockholder in the amount of $4,117,000 and $2,331,000 during 1997 and 1996, respectively. Additionally, an amount of $502,000 and $285,000 was due to such affiliate at June 30, 1997 and 1996, respectively, and was included in accounts payable in the accompanying consolidated balance sheets. The Company also paid to an individual related to the Company's principal stockholders $310,000 and $186,000 during 1997 and 1996, respectively, for debarring services performed.

NOTE H--RETIREMENT PLAN

    All employees who have completed one year of service and who have attained age 21 years of age are eligible to participate in the Company's Profit Sharing Retirement Plan. Contributions to the Plan are

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE H--RETIREMENT PLAN (CONTINUED)
made by the Company for amounts that are determined by the Board of Directors based on a percentage of each participant's annual compensation. Employees may also contribute a portion of their compensation to the Plan. During the years ended June 30, 1997 and 1996, the Company charged $842,000 and $834,000 to expense pursuant to the Plan.

NOTE I--COMMITMENTS

    The Company provides group medical insurance for its employees through a self-insured medical plan. The Company has purchased a stop-loss insurance policy that will pay claims in excess of $30,000 per year per individual and in excess of annual aggregate claims of $420,000.

    The Company is self-insured for workers' compensation claims. The Company has purchased a stop-loss insurance policy that pays workers' compensation claims in excess of $175,000 per occurrence and aggregate annual claims in excess of $430,292. The Company has obtained a $655,000 letter of credit from a bank in favor of the State of Kansas in connection with a self-insurance program.

    Wichita Manufacturing, Inc. leases its facility located in Cerritos, California at a rental cost of $12,000 per month through October 31, 1998. The lease provides an option for an extension of a three-year period. Future noncancelable lease commitments are as follows (dollars in thousands):

1998.................................................................  $     144
1999.................................................................         48
                                                                       ---------
                                                                       $     192
                                                                       ---------
                                                                       ---------

    The Company had at June 30, 1997 a commitment to purchase additional equipment costing $1,748,000. The equipment is scheduled to be delivered in December 1997.

NOTE J--CONTINGENCY

    In January 1996, the Company was found liable in a civil action for, inter alia, breach of contract and termination of joint venture/partnership associated with a relationship the Company had with another entity. A judgment was recorded against the Company in the amount of $600,000. However, the Company has filed a Notice of Appeal. The plaintiffs have filed a Notice of Cross-Appeal seeking damages of approximately $1,500,000. While the ultimate outcome of the disposition of the matter is presently difficult to estimate, the Company recorded a provision during 1996 of $600,000 and believes that the ultimate outcome will not have a material adverse effect on its financial position. An additional provision of $72,500 was recorded in 1997 for post-judgment interest.

NOTE K--CONCENTRATION OF SALES

    Nearly all of the Company's sales are made to a very few customers. These customers are typically large companies in the aerospace industry. If the Company were to lose one or more of these customers and were unable to find replacement customers, sales would be adversely affected. One customer accounted for 67% and 56% of sales for 1997 and 1996, respectively. Amounts due from this customer accounted for 60% and 64% of total accounts receivable at June 30, 1997 and 1996, respectively.

                     BRITTAIN MACHINE, INC. AND SUBSIDIARY

                             JUNE 30, 1997 AND 1996

NOTE L--SUPPLEMENTAL CASH FLOW INFORMATION (DOLLARS IN THOUSANDS)

                                                                                  1997       1996
                                                                                ---------  ---------
Cash paid during the year for
  Interest....................................................................  $     405  $     586
  Income taxes................................................................      3,852         --
Noncash investing and financing activity
  Acquisition of property and equipment under capital lease obligations.......      1,019        741

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Barnes Machine, Inc.

    We have audited the accompanying balance sheets of Barnes Machine, Inc. as of April 21, 1998 and September 30, 1997, and the related statements of income and retained earnings and cash flows for the period from October 1, 1997 to April 21, 1998 and for the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnes Machine, Inc. at April 21, 1998 and September 30, 1997, and the results of its operations and its cash flows for the period from October 1, 1997 to April 21, 1998 and the year ended September 30, 1997, in conformity with generally accepted accounting principles.

Long Beach, California
August 12, 1998

                              BARNES MACHINE, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                           APRIL 21,   SEPTEMBER 30,
                                                                                             1998          1997
                                                                                          -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents.............................................................   $     687     $     655
  Accounts receivable less allowance for doubtful accounts of $39
    in 1998 and 1997....................................................................       1,951         1,250
  Inventories...........................................................................       1,861         1,005
  Prepaid expenses......................................................................          26            27
  Deferred assets.......................................................................          41            25
                                                                                          -----------       ------
Total current assets....................................................................       4,566         2,962
Property and equipment, net.............................................................       2,106         1,401
Other assets............................................................................         217           427
                                                                                          -----------       ------
Total assets............................................................................   $   6,889     $   4,790
                                                                                          -----------       ------
                                                                                          -----------       ------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................   $   1,161     $     711
  Accrued expenses......................................................................         808           660
  Loan payable-stockholders.............................................................          --           209
  Current portion of long-term debt.....................................................         153           147
                                                                                          -----------       ------
Total current liabilities...............................................................       2,122         1,727
Long-term debt, less current portion....................................................         631           722
Commitments
Deferred taxes..........................................................................          66            39
  Stockholders' equity:
  Common stock, par value $1 per share:
    Authorized shares 50,000
Issued and outstanding shares 2,500.....................................................           3             3
  Capital in excess of par..............................................................         247             7
  Retained earnings.....................................................................       3,820         2,292
                                                                                          -----------       ------
Total stockholders' equity..............................................................       4,070         2,302
                                                                                          -----------       ------
Total liabilities and stockholders' equity..............................................   $   6,889     $   4,790
                                                                                          -----------       ------
                                                                                          -----------       ------

                            See accompanying notes.

                              BARNES MACHINE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                 (IN THOUSANDS)

                                                                                OCTOBER 1, 1997
                                                                                      TO             YEAR ENDED
                                                                                APRIL 21, 1998   SEPTEMBER 30, 1997
                                                                                ---------------  -------------------
Net sales.....................................................................     $   8,809          $   7,693
Cost of sales.................................................................         6,057              4,854
                                                                                      ------             ------
Gross profit..................................................................         2,752              2,839
Selling, general and administrative expenses..................................           362              1,587
                                                                                      ------             ------
Operating income..............................................................         2,390              1,252
Interest expense..............................................................            50                  9
Other (income) expense, net...................................................            (4)               (21)
                                                                                      ------             ------
Income before income taxes....................................................         2,344              1,264
Income tax expense............................................................           816                438
                                                                                      ------             ------
Net income....................................................................         1,528                826
Retained earnings at beginning of period......................................         2,292              1,466
                                                                                      ------             ------
Retained earnings at end of period............................................     $   3,820          $   2,292
                                                                                      ------             ------
                                                                                      ------             ------

                            See accompanying notes.

                              BARNES MACHINE, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                    OCTOBER 1, 1997    YEAR ENDED
                                                                                          TO          SEPTEMBER 30,
                                                                                    APRIL 21, 1998        1997
                                                                                    ---------------  ---------------
OPERATING ACTIVITIES
Net income........................................................................     $   1,528        $     826
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Deferred taxes..................................................................            11               (1)
  Depreciation....................................................................           171              208
  Changes in operating assets and liabilities:
    Accounts receivable...........................................................          (701)            (339)
    Inventories...................................................................          (856)            (937)
    Prepaid expenses and other assets.............................................           211             (425)
    Accounts payable..............................................................           450              450
    Accrued expenses..............................................................           148              113
                                                                                          ------            -----
Net cash provided by (used in) operating activities...............................           962             (105)
INVESTING ACTIVITIES
Purchase of property and equipment................................................          (636)            (931)
FINANCING ACTIVITIES
(Payments on) proceeds from long-term debt........................................           (85)             868
Payment of loan payable to stockholder............................................          (209)             (28)
                                                                                          ------            -----
Net cash (used in) provided by financing activities...............................          (294)             840
                                                                                          ------            -----
Net increase (decrease) in cash...................................................            32             (196)
Cash and cash equivalents at beginning of period..................................           655              851
                                                                                          ------            -----
Cash and cash equivalents at end of period........................................     $     687        $     655
                                                                                          ------            -----
                                                                                          ------            -----
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest........................................................................     $      50        $       9
  Income taxes....................................................................     $     220        $     361
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
  Donation of machinery and equipment by owners...................................     $     240        $      --

                            See accompanying notes.

                              BARNES MACHINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 APRIL 21, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    Barnes Machine, Inc. (the Company) manufactures small to medium-sized structural parts for aerospace customers, specializing in precision machining of titanium and steel and the high-speed precision machining of aluminum.

    At the close of business on April 21, 1998, 100% of the issued and outstanding common stock of the Company and land and buildings owned by the stockholders were sold to Compass Aerospace, Inc. for a total sales price of $13,620,000. Transactions related to the sale have been treated as subsequent events and are not reflected in the accompanying financial statements. These transactions include the repayment of the Company's interest bearing note, as well as purchase price allocations which affect the carrying value of the Company's assets and liabilities.

CONCENTRATION OF RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company sells its products to a limited number of customers within the aerospace and defense industry. Revenues from one major customer amounted to 96% of sales for the seven months ended April 21, 1998 and 90% for the year ended September 30, 1997. Total accounts receivable from this customer amounted to 98% and 95% of total trade accounts receivable at April 21, 1998 and September 30, 1997, respectively. Credit is extended based upon an evaluation of each customer's financial condition, with terms consistent in the industry and no collateral required. The Company has historically incurred minimal credit losses.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash and cash equivalents and the current portion of long-term debt approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms of maturity, approximate the carrying amounts in the financial statements.

CASH EQUIVALENTS

    The Company considers all highly liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are held by major financial institutions.

INVENTORIES

    Inventories consist primarily of work-in-process which are recorded on a weighted average basis, which approximates first-in first-out, and are stated at the lower of cost or market.

                              BARNES MACHINE, INC.

                                 APRIL 21, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) PROPERTY AND EQUIPMENT

    The provision for depreciation of property and equipment is generally computed on the straight-line method over the following useful lives:

Machinery and equipment..............  3--10 years
Furniture and fixtures...............  5--7 years
Automotive equipment.................  5 years
Leasehold improvements...............  Term of lease or life of asset, whichever is shorter

REVENUE RECOGNITION

    The Company recognizes revenue from product sales at the time of shipment. The Company provides its customers the right to return products that are damaged or defective. The effect of these programs is estimated and current period sales and cost of sales are adjusted accordingly.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for financial statements for fiscal years beginning after June 15, 1999, and which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. There will be no impact due to the adoption of SFAS No. 133.

    In February 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and Other Postretirement Benefits," which is effective for financial statements for periods beginning after December 15, 1997, and which revises and standardizes disclosure requirements for pensions and other postretirement benefits. The Company will revise its disclosures as necessary upon adoption of SFAS No. 132.

    In March 1998, Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed for or Obtained for Internal Use," was issued, which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires capitalization and amortization of qualified computer software costs over its estimated useful life. There will be no impact due to the adoption of SOP 98-1.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

    Certain prior year balances have been reclassified to conform to the current year presentation.

                              BARNES MACHINE, INC.

                                 APRIL 21, 1998

2. PROPERTY AND EQUIPMENT

    The following is a summary of property and equipment, which is recorded at cost (in thousands):

                                                                      APRIL 21,  SEPTEMBER 30,
                                                                        1998         1997
                                                                      ---------  -------------
Automotive equipment................................................  $     122    $     121
Furniture and fixtures..............................................        487          403
Leasehold improvements..............................................        309          281
Machinery and equipment.............................................      3,017        2,279
                                                                      ---------  -------------
                                                                          3,935        3,084

Allowance for depreciation..........................................     (1,829)      (1,683)
                                                                      ---------  -------------
                                                                      $   2,106    $   1,401
                                                                      ---------  -------------
                                                                      ---------  -------------

3. INCOME TAXES

    Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The provision for income taxes reflects the taxes to be paid for the respective periods ended and the change during each period in the deferred tax assets and liabilities. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                       APRIL 21,    SEPTEMBER 30,
                                                                         1998           1997
                                                                      -----------  ---------------
Deferred tax assets:
  Accrued expenses not deductible for tax...........................   $      41      $      25
Deferred tax liabilities:
  Tax depreciation over book........................................         (66)           (39)
                                                                             ---            ---
Net deferred tax liability..........................................   $     (25)     $     (14)
                                                                             ---            ---
                                                                             ---            ---

    Significant components of the provision for income taxes are as follows (in thousands):

                                                                     FOR THE
                                                                   PERIOD FROM
                                                                 OCTOBER 1, 1997     YEAR ENDED
                                                                     THROUGH        SEPTEMBER 30,
                                                                 APRIL 21, 1998         1997
                                                                -----------------  ---------------
Federal:
  Current.....................................................      $     805         $     439
  Deferred....................................................             11                (1)
                                                                        -----             -----
                                                                    $     816         $     438
                                                                        -----             -----
                                                                        -----             -----

                              BARNES MACHINE, INC.

                                 APRIL 21, 1998

4. DEBT

    The Company has a promissory note with Keybank National Association, payable in monthly installments of $17,936 plus interest at 8.50% with a maturity date of October 15, 2002. The promissory note is secured by a milling machine. Maturities of long-term debt are as follows (in thousands):

1999.................................................................  $     153
2000.................................................................        167
2001.................................................................        182
2002.................................................................        198
2003.................................................................         84
                                                                       ---------
Total................................................................  $     784
                                                                       ---------
                                                                       ---------

    The Company has an unsecured line of credit with Key Bank, which provides for borrowings up to $500,000 under a revolving line of credit that bears interest at 1% over prime. There was no balance outstanding at April 21, 1998 or September 30, 1997.

5. COMMITMENTS AND RELATED PARTY TRANSACTIONS

    The Company rents office, plant and warehouse space on a monthly basis from its stockholders. Property rent expense amounted to $193,000 for the seven months ended April 21, 1998 and $251,000 for the year ended September 30, 1997. The Company also leases machinery and equipment from its stockholders. The machinery and equipment lease has a one-year term and may be cancelled with sixty days' advance notice. Rent expense under this arrangement amounted to $78,000 for the seven months ended April 21, 1998 and $139,000 for the year ended September 30, 1997. The leases require the Company to pay property taxes.

    The Company had outstanding notes payable to its stockholders for $209,000 at September 30, 1997. These notes were repaid during the period ended April 21, 1998. Interest expense was $3,000 and $6,000 for the period ended April 21, 1998 and the year ended September 30, 1997, respectively.

    The Company is a defendant in various legal proceedings arising in the normal course of business. In consultation with legal counsel, management has reviewed these proceedings and, based upon current information, believes that the ultimate disposition thereof will have no material effect on the Company's consolidated financial position.

6. PROFIT SHARING PLAN

    The Company has adopted a profit sharing plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan covers all eligible employees who may elect to contribute a percentage of their gross earnings to the Plan. Contributions to the plan by the Company are discretionary. Contributions to the profit sharing plan for the period from October 1, 1997 to April 21, 1998 and the year ended September 30, 1997 were $10,000 and $150,000, respectively.

                              BARNES MACHINE, INC.

                                 APRIL 21, 1998

7. IMPACT OF YEAR 2000 (UNAUDITED)

    The Company does not anticipate that there would be a material impact on the results of operations or cash flows of the Company related to the Year 2000 issue. The Year 2000 issue addresses computer programs which have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. The Company converted to a new computer system in 1998 and is currently seeking a Year 2000 compliant certification from the Company's software vendor. In addition, the Company has an ongoing program to test its systems for such compliance. The major business systems of the Company are not vulnerable to third parties failure to remediate their own Year 2000 issues, as the Company's interface with third parties, including customers and vendors, does not involve date-dependent computer communication systems. The Company believes that with the conversions to new software and modifications to other existing software, the Year 2000 issue will not pose significant operational problems for its computer system. In the event the remaining conversions and modifications are not made, or are not completed timely, the Year 2000 issue is not expected to have a material impact on the operations of the Company, as the products sold by the Company and the processing and delivery equipment used are not date-dependent, minimizing the impact of any Year 2000 issues related to meeting customer requirements.

    As the Company has been incurring costs related to this project since 1997 and no significant additional costs have been identified, the Company does not anticipate a material impact on the results of operations related to the Year 2000 issue.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sea-Lect Products Inc. and Affiliate

    We have audited the accompanying combined balance sheets of Sea-Lect Products Inc. and Affiliate as of May 11, 1998 and December 31, 1997 and the related combined statements of income, shareholders' equity, and cash flows for the period from January 1, 1998 through May 11, 1998 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sea-Lect Products Inc. and Affiliate at May 11, 1998 and December 31, 1997, and the combined results of their operations and their cash flows for the period from January 1, 1998 through May 11, 1998, and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Long Beach, California
September 25, 1998

                      SEA-LECT PRODUCTS INC. AND AFFILIATE
                            COMBINED BALANCE SHEETS

                                                                                         MAY 11,     DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  -------------
ASSETS
Current assets:
  Cash..............................................................................  $       6,260  $      70,915
  Accounts receivable net of an allowance of $100,000 in 1998 and $54,000 in 1997...      2,245,912      1,531,163
  Inventories:
    Raw materials...................................................................        729,505        513,165
    Work in process.................................................................      1,334,515      1,322,138
    Finished goods..................................................................        518,591        729,572
                                                                                      -------------  -------------
Total current assets................................................................      4,834,783      4,166,953
Property and equipment:
  Machinery and equipment...........................................................      3,582,271      3,582,271
  Automobiles.......................................................................        132,902        132,902
  Office equipment..................................................................         98,167         98,167
  Leasehold improvements............................................................         93,843         93,843
                                                                                      -------------  -------------
                                                                                          3,907,183      3,907,183
Less accumulated depreciation.......................................................     (2,750,366)    (2,670,659)
                                                                                      -------------  -------------
Total property and equipment........................................................      1,156,817      1,236,524
                                                                                      -------------  -------------
Total assets........................................................................  $   5,991,600  $   5,403,477
                                                                                      -------------  -------------
                                                                                      -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit....................................................................  $   1,316,422  $     701,755
  Shareholders' notes payable.......................................................        348,257        375,182
  Accounts payable..................................................................      1,165,825        713,179
  Wage and related accruals.........................................................        421,705        304,808
  Other accrued liabilities.........................................................         69,847        187,304
  Due to shareholders...............................................................             --        200,000
  Current portion of long-term debt.................................................        258,252        384,165
                                                                                      -------------  -------------
Total current liabilities...........................................................      3,580,308      2,866,393
Long-term debt, less current portion................................................        665,398        665,399
Commitments and contingencies
Shareholders' equity:
  Sea-Lect common stock, $1 par value; authorized 50,000 shares; issued and
    outstanding 10,200 shares.......................................................         10,200         10,200
  J&J Leasing, Inc. common stock, no par value; authorized 1,000,000 shares; issued
    and outstanding 2,000 shares, stated capital....................................        113,350        113,350
  Retained earnings.................................................................      1,622,344      1,748,135
                                                                                      -------------  -------------
Total shareholders' equity..........................................................      1,745,894      1,871,685
                                                                                      -------------  -------------
Total liabilities and shareholders' equity..........................................  $   5,991,600  $   5,403,477
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                  See notes to combined financial statements.

                      SEA-LECT PRODUCTS INC. AND AFFILIATE
                         COMBINED STATEMENTS OF INCOME

                                                                                 PERIOD FROM
                                                                                  JANUARY 1,
                                                                                     1998
                                                                                   THROUGH         YEAR ENDED
                                                                                 MAY 11, 1998   DECEMBER 31, 1997
                                                                                --------------  -----------------
Sales.........................................................................   $  5,368,737     $  14,162,416
Cost of goods sold............................................................      4,393,686        10,437,350
                                                                                --------------  -----------------

Gross profit..................................................................        975,051         3,725,066
Selling, general and administrative expenses..................................        772,173         1,905,679
                                                                                --------------  -----------------
                                                                                      202,878         1,819,387
Other income (expenses):
  Interest expense............................................................        (65,811)         (275,084)
  Miscellaneous (expense) income..............................................          3,651           137,915
                                                                                --------------  -----------------
Other expenses, net...........................................................        (62,160)         (137,169)
                                                                                --------------  -----------------
                                                                                --------------  -----------------
Net income....................................................................   $    140,718     $   1,682,218
                                                                                --------------  -----------------
                                                                                --------------  -----------------

                  See notes to combined financial statements.

                      SEA-LECT PRODUCTS INC. AND AFFILIATE
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                      SEA-LECT           J&J LEASING, INC.
                                                    COMMON STOCK           COMMON STOCK
                                                --------------------  -----------------------
                                                                                                 RETAINED       SHAREHOLDERS'
                                                 SHARES     AMOUNT      SHARES       AMOUNT      EARNINGS          EQUITY
                                                ---------  ---------  -----------  ----------  ------------  -------------------
Balance at January 1, 1997....................     10,200  $  10,200       2,000   $  113,350  $    875,917     $     999,467
  Net income..................................         --         --          --           --     1,682,218         1,682,218
  Distributions to shareholders...............         --         --          --           --      (810,000)         (810,000)
                                                ---------  ---------       -----   ----------  ------------  -------------------
Balance at December 31, 1997..................     10,200     10,200       2,000      113,350     1,748,135         1,871,685
  Net income..................................         --         --          --           --       140,718           140,718
  Distributions to shareholders...............         --         --          --           --      (266,509)         (266,509)
                                                ---------  ---------       -----   ----------  ------------  -------------------
Balance at May 11, 1998.......................     10,200  $  10,200       2,000   $  113,350  $  1,622,344     $   1,745,894
                                                ---------  ---------       -----   ----------  ------------  -------------------
                                                ---------  ---------       -----   ----------  ------------  -------------------

                  See notes to combined financial statements.

                      SEA-LECT PRODUCTS INC. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                 PERIOD FROM
                                                                                  JANUARY 1,
                                                                                     1998
                                                                                   THROUGH         YEAR ENDED
                                                                                 MAY 11, 1998   DECEMBER 31, 1997
                                                                                --------------  -----------------
OPERATING ACTIVITIES
Net income....................................................................   $    140,718    $     1,682,218
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization...............................................         79,707            228,466
  Gain on sale of equipment...................................................             --            (13,000)
  Changes in operating assets and liabilities:
    Accounts receivable.......................................................       (714,749)          (479,769)
    Inventories...............................................................        (17,736)          (418,412)
    Accounts payable and accrued liabilities..................................        452,086            253,170
    Prepaid expenses..........................................................             --             36,000
                                                                                --------------  -----------------
Net cash (used in) provided by operating activities...........................        (59,974)         1,288,673
INVESTING ACTIVITIES
Purchase of equipment.........................................................             --           (813,277)
Proceed from sale of equipment................................................             --             13,000
                                                                                --------------  -----------------
Net cash used in investing activities.........................................             --           (800,277)
FINANCING ACTIVITIES
Distributions to shareholders.................................................       (466,509)          (610,000)
Repayments on short-term borrowings...........................................     (4,678,252)       (14,231,408)
Advances on short-term borrowings.............................................      5,292,919         13,970,352
Repayments on long-term debt..................................................       (125,914)          (363,143)
Advances on long-term debt....................................................             --            782,440
Repayment on shareholders' note...............................................        (26,925)          (283,360)
Advances made from shareholders...............................................             --            259,713
                                                                                --------------  -----------------
Net cash used in financing activities.........................................         (4,681)          (475,406)
                                                                                --------------  -----------------
Net (decrease) increase in cash...............................................        (64,655)            12,990
Cash at beginning of period...................................................         70,915             57,925
                                                                                --------------  -----------------
Cash at end of period.........................................................   $      6,260    $        70,915
                                                                                --------------  -----------------
                                                                                --------------  -----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest......................................   $     65,811    $       267,762
                                                                                --------------  -----------------
                                                                                --------------  -----------------

                  See notes to combined financial statements.

                      SEA-LECT PRODUCTS INC. AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  MAY 11, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF COMBINATION AND ORGANIZATION

    The accompanying combined financial statements include the accounts of the Sea- Lect Products, Inc. (Sea-Lect) and its affiliate, J&J Leasing (J&J) (the Company). These financial statements have been combined due to their common ownership and management. Significant intercompany accounts and transactions have been eliminated in combination.

    Sea-Lect is a Washington S corporation, which operates a manufacturing facility in Kent, Washington, for the purpose of metal fabrication. A significant portion of its business is with customers in the aerospace business, primarily in North America. J&J is a Washington S corporation that primarily leases machinery and equipment to Sea-Lect. Some of the shareholders of J&J are also shareholders in Sea-Lect.

    At the close of business on May 11, 1998, the net assets of Sea-Lect and 100% of J&J's issued and outstanding common stock were sold to SLP Acquisition Co., a subsidiary of Compass Aerospace Corporation for a total sales price of $10,500,000. Transactions related to the sale have been treated as subsequent events and are not reflected in the accompanying financial statements. These transactions include the repayment of the Company's interest bearing note, as well as purchase price allocations which affect the carrying value of the Company's assets and liabilities.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

    Inventories are valued at the lower of cost or market, with cost being determined by the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed on the straight-line method over five to seven years.

INCOME TAXES

    The shareholders of Sea-Lect and J&J have elected, under Subchapter S of the Internal Revenue Code, to include each company's income in their own income for federal income tax purposes. Accordingly, no provision has been made for federal income taxes.

2. LINE OF CREDIT

    The Company has an operating line of credit agreement with a bank that provides for borrowings up to $1.3 million with interest at the bank's prime rate plus 1% on an individual promissory note basis with no expiration date. At May 11, 1998, the Company had $1,316,422 outstanding under this agreement with interest at 9.5%. The borrowings under this agreement are secured by the Company's accounts receivable and inventory.

                      SEA-LECT PRODUCTS INC. AND AFFILIATE

                                  MAY 11, 1998

3. SHAREHOLDERS' NOTES PAYABLE

    The Company has unsecured notes payable to its shareholders that bear interest at 12% per annum. The notes are payable on demand and $300,000 of the balance is subordinated to the line of credit. Interest expense on these notes was approximately $32,000 and $46,000 for the period from January 1, 1998 through May 11, 1998 and the year ended December 31, 1997, respectively.

4. LONG-TERM DEBT

    Long-term debt consists of the following at:

                                                                                                     DECEMBER 31,
                                                                                       MAY 11, 1998      1997
                                                                                       ------------  ------------
Note payable, due in monthly installments of $9,727 including interest at 9.25%, due
  July 25, 2000......................................................................   $  209,732    $  266,587
Note payable, due in monthly installments of $8,655 including interest at 9.25%, due
  July 25, 2000......................................................................       10,933       237,291
Note payable, due in monthly installments of $5,060 including interest at 9.25%, due
  April 25, 2000.....................................................................       34,253       126,684
Note payable, due in monthly installments of $2,656 including interest at 9.5%, due
  April 25, 2002.....................................................................      235,612       112,523
Note payable, due in monthly installments of $3,732 including interest at 9.25%, due
  March 25, 2000.....................................................................       24,806        90,346
Note payable, due in monthly installments of $2,619 including interest at 9.25%, due
  April 25, 2000.....................................................................       78,087        65,611
Various other notes payable, due in monthly installments of $6,859 including interest
  at 9.75%, due starting June 25, 1998 through December 25, 2000.....................      330,227       150,522
                                                                                       ------------  ------------
                                                                                           923,650     1,049,564
Less current portion.................................................................      258,252       384,165
                                                                                       ------------  ------------
                                                                                        $  665,398    $  665,399
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The above notes payable are secured by certain equipment, machinery and automobiles and guaranteed by shareholders of J&J.

    The aggregate maturities of the above notes payable are as follows as of May 11:

1998..............................................................  $ 258,252
1999..............................................................    410,428
2000..............................................................    215,693
2001..............................................................     29,414
2002..............................................................      9,863
                                                                    ---------
                                                                    $ 923,650
                                                                    ---------
                                                                    ---------

                      SEA-LECT PRODUCTS INC. AND AFFILIATE

                                  MAY 11, 1998

5. COMMITMENTS AND RELATED-PARTY TRANSACTIONS

    The Company has several noncancelable operating leases for buildings and equipment. Buildings are leased from an affiliated joint venture, Building Joint Venture (JV), that is owned by the shareholders of J&J. Future minimum lease payments under noncancelable operating leases are as follows as of May 11:

                                                      BUILDING      EQUIPMENT
                                                        (JV)      (NON-AFFILIATE)    TOTAL
                                                    ------------  -------------  ------------
1998..............................................   $  244,599    $   456,973   $    701,572
1999..............................................      389,916        704,952      1,094,868
2000..............................................      396,024        439,540        835,564
2001..............................................       14,090         87,322        101,412
                                                    ------------  -------------  ------------
                                                     $1,044,629    $ 1,688,787   $  2,733,416
                                                    ------------  -------------  ------------
                                                    ------------  -------------  ------------

    Rent expense to affiliated parties for the period from January 1, 1998 through May 11, 1998 and the year ended December 31, 1997 was $137,163 and $293,532, respectively. Rent expense to a non-affiliated party for the period from January 1, 1998 through May 11, 1998 and the year ended December 31, 1997 was $24,839 and $49,500, respectively.

6. CONCENTRATIONS

    Approximately 42% and 43% of sales for the period from January 1, 1998 through May 11, 1998 and the year ended December 31, 1997, respectively, were made to one customer. Accounts receivable from this customer amounted to $777,165 at May 11, 1998 and $676,428 at December 31, 1997.

    The Company's borrowings under the line of credit agreement and long-term debt are made from the same bank.

7. 401(K) PLAN

    The Company has a defined contribution plan (401(k)) covering substantially all permanent employees who have completed six months of services and are at least 18 years of age. Under the plan, the Company has agreed to contribute to each eligible participant's account an amount equal to 50% of the amount contributed by each participant, up to 6% of each participant's annual salary. The 401(k) expense was $7,518 for the period from January 1, 1998 through May 11, 1998 and $21,000 for the year ended December 31, 1997.

8. YEAR 2000 ISSUE--UNAUDITED

    The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company substantially completed the project during 1997. The Company does not expect the remaining project to have a significant effect on operations. The Company will continue to implement systems with strategic value, although some projects may be delayed due to resource constraints.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Pacific Hills Manufacturing Co.
(formerly known as Lamsco West, Inc.)
Milford, Connecticut



    We have audited the accompanying balance sheets of Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.), a wholly-owned subsidiary of Alinabal Holdings Corporation, as of November 20, 1998, January 3, 1998 and December 28, 1996, and the related statements of income, retained earnings and cash flows for the period January 4, 1998 to November 20, 1998 and the years ended January 3, 1998 and December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc.) as of November 20, 1998, January 3, 1998 and December 28, 1996, and the results of its operations and its cash flows for the period January 4, 1998 to November 20, 1998 and the years ended January 3, 1998 and December 28, 1996 in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 5, 1999

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                                 BALANCE SHEETS

                                                                        NOVEMBER 20,   JANUARY 3,   DECEMBER 28,
                                                                            1998          1998          1996
                                                                        ------------  ------------  ------------
                                                     ASSETS

Current Assets
  Accounts receivable, less allowance for doubtful accounts 1998
    $100,000; 1997 $75,000; 1996 $30,000 (Note 2).....................   $2,258,948   $  4,190,653   $1,195,504
  Inventories.........................................................    2,662,332      2,223,305    1,267,825
  Prepaid expenses....................................................       33,580         47,989       21,079
                                                                        ------------  ------------  ------------
    Total current assets..............................................    4,954,860      6,461,947    2,484,408
                                                                        ------------  ------------  ------------
Equipment and Leasehold Improvements
  Machinery and equipment.............................................    1,804,692      1,596,146      920,908
  Leasehold improvements..............................................      275,908        146,629      114,297
                                                                        ------------  ------------  ------------
                                                                          2,080,600      1,742,775    1,035,205
  Less accumulated depreciation and amortization......................      711,132        530,923      380,195
                                                                        ------------  ------------  ------------
                                                                          1,369,468      1,211,852      655,010
                                                                        ------------  ------------  ------------
                                                                         $6,324,328   $  7,673,799   $3,139,418
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
  Excess of outstanding checks over bank balances.....................   $            $     37,400   $  168,415
  Accounts payable....................................................      509,838        905,978      400,540
  Accrued liabilities.................................................      275,910        984,547      193,033
                                                                        ------------  ------------  ------------
    Total current liabilities.........................................      785,748      1,927,925      761,988
                                                                        ------------  ------------  ------------
Commitments and Contingency (Notes 3 and 4)
Stockholder's Equity
  Common stock, $.01 par value; 20,000 shares authorized, 100 shares
    issued and outstanding............................................            1              1            1
  Paid-in capital.....................................................           99             99           99
  Retained earnings...................................................    5,538,480      5,745,774    2,377,330
                                                                        ------------  ------------  ------------
                                                                          5,538,580      5,745,874    2,377,430
                                                                        ------------  ------------  ------------
                                                                         $6,324,328   $  7,673,799   $3,139,418
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                       See Notes to Financial Statements.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                              STATEMENTS OF INCOME

                                                                       PERIOD FROM
                                                                       JANUARY 4,         FISCAL YEAR ENDED
                                                                         1998 TO     ----------------------------
                                                                      NOVEMBER 20,    JANUARY 3,    DECEMBER 28,
                                                                          1998           1998           1996
                                                                      -------------  -------------  -------------
Net Sales
  Commercial sales (Note 2).........................................  $  28,095,863  $  33,382,982  $  10,593,249
  Intercompany sales................................................        186,453        151,715        221,922
                                                                      -------------  -------------  -------------
    Total net sales.................................................     28,282,316     33,534,697     10,815,171
Cost of Goods Sold..................................................     10,686,881     12,644,551      5,134,677
                                                                      -------------  -------------  -------------
    Gross profit....................................................     17,595,435     20,890,146      5,680,494
Selling, General and Administrative Expenses (Notes 3 and 4)........      7,388,484     12,030,687      2,017,970
                                                                      -------------  -------------  -------------
    Income before provision in lieu of income taxes.................     10,206,951      8,859,459      3,662,524
Provision in lieu of income taxes...................................                                    1,282,000
                                                                      -------------  -------------  -------------
    Net income......................................................  $  10,206,951  $   8,859,459  $   2,380,524
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                       See Notes to Financial Statements.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                        STATEMENTS OF RETAINED EARNINGS

                                                               PERIOD FROM             FISCAL YEAR ENDED
                                                             JANUARY 4, 1998   ---------------------------------
                                                                   TO            JANUARY 3,
                                                            NOVEMBER 20, 1998       1998       DECEMBER 28, 1996
                                                            -----------------  --------------  -----------------
Balance, beginning........................................    $   5,745,774     $  2,377,330     $   1,187,193
  Net income..............................................       10,206,951        8,859,459         2,380,524
  Cash transfers to parent, net...........................      (10,414,245)      (5,491,015)       (1,190,387)
                                                            -----------------  --------------  -----------------
Balance, ending...........................................    $   5,538,480     $  5,745,774     $   2,377,330
                                                            -----------------  --------------  -----------------
                                                            -----------------  --------------  -----------------

                       See Notes to Financial Statements.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                            STATEMENTS OF CASH FLOWS

                                                                        PERIOD FROM        FISCAL YEAR ENDED
                                                                      JANUARY 4, 1998  --------------------------
                                                                      TO NOVEMBER 20,   JANUARY 3,   DECEMBER 28,
                                                                           1998            1998          1996
                                                                      ---------------  ------------  ------------
Cash Flows From Operating Activities
  Net income........................................................   $  10,206,951   $  8,859,459   $2,380,524
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................         180,209        152,250       76,412
    Provision for doubtful accounts.................................          25,000         75,000        5,000
    Changes in working capital components:
      Decrease (increase) in accounts receivable....................       1,906,705     (3,070,149)    (800,651)
      Increase in inventories.......................................        (439,027)      (955,480)    (424,968)
      Decrease (increase) in prepaid expenses.......................          14,409        (26,910)     (12,955)
      (Decrease) increase in accounts payable.......................        (433,540)       374,423      361,945
      (Decrease) increase in accrued liabilities....................        (708,637)       791,514      112,270
                                                                      ---------------  ------------  ------------
        Net cash provided by operating activities...................      10,752,070      6,200,107    1,697,577
                                                                      ---------------  ------------  ------------
Cash Flows From Investing Activities
  Purchases of equipment and leasehold improvements.................        (337,825)      (709,092)    (507,190)
                                                                      ---------------  ------------  ------------
Cash Flows From Financing Activities
  Cash transfers to parent, net.....................................     (10,414,245)    (5,491,015)  (1,190,387)
                                                                      ---------------  ------------  ------------
        Net increase in cash........................................
Cash
  Beginning.........................................................
                                                                      ---------------  ------------  ------------
  Ending............................................................   $               $              $
                                                                      ---------------  ------------  ------------
                                                                      ---------------  ------------  ------------

                       See Notes to Financial Statements.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 20, 1998

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS


    Until November 20, 1998, Pacific Hills Manufacturing Co. (formerly known as Lamsco West, Inc., the "Company") was a wholly-owned subsidiary of Alinabal Holdings Corporation ("Alinabal" or "Parent"). On November 20, 1998, the Company was sold to Compass Aerospace Corporation ("Compass"). The Company is engaged in the manufacturing of shims for the aerospace, defense and industrial markets. The Company's sales are primarily to customers located throughout the United States to whom they extend credit on an unsecured basis on terms it establishes for each individual customer.


    THESE STATEMENTS HAVE BEEN PREPARED ON A STAND-ALONE BASIS FOR THE COMPANY AND THEREFORE INTERCOMPANY SALES TO OTHER AFFILIATES OF ALINABAL HAVE NOT BEEN ELIMINATED.

ACCOUNTING PERIOD

    The Company utilizes a fiscal year that ends on the Saturday nearest to December 31. Fiscal years ended on January 3, 1998 ("fiscal year 1997") and December 28, 1996 ("fiscal year 1996") included 53 weeks and 52 weeks of activity, respectively. The accounting period, which ended on November 20, 1998, began on January 4, 1998 and included 46 weeks of activity.

ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenue from product sales at the time of shipment. The Company provides its customers the right to return products that are damaged or defective. The provision for such returns is estimated and current period sales and cost of sales are adjusted accordingly.

INVENTORIES

    Inventories, consisting principally of raw materials, are stated at the lower of cost (first-in, first-out method) or market.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Equipment and leasehold improvements are recorded at cost. Depreciation is provided primarily utilizing the straight-line method over the estimated useful lives of the respective assets which range from four to ten years. Leasehold improvements are amortized over the shorter of the remaining lease period or useful life of the respective asset.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               NOVEMBER 20, 1998

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EMPLOYEE BENEFIT PLANS

PENSION PLAN

    The Company participates in Alinabal's defined benefit pension plan. To be eligible, an employee must have completed one year of service and attained the age of twenty-one. The plan provides benefits based on years of service and the employee's compensation during their last five years of employment.

PROFIT SHARING AND SAVINGS PLAN

    Employees of the Company are included in Alinabal's 401(k) employee profit sharing and savings plan. Participants can make salary reduction contributions to the plan equal to the lesser of 15% of their earnings or the maximum allowable by the Internal Revenue Code. Company contributions are discretionary and determined annually.

INCOME TAXES

    Through fiscal year 1996, the Company filed a consolidated tax return with its Parent; accordingly, for fiscal year 1996, the Company recognized a provision in lieu of income taxes for its proportionate share of the Parent's income tax provision.

    Effective December 29, 1996, the Parent elected to be taxed under provisions of Subchapter S of the Internal Revenue Code (S Corporation Status), which provides that, in lieu of corporate income taxes, the stockholders separately account for their pro rata share of the income, deductions, losses and credits of the Company. State income taxes are generally insignificant to the Company due to state allocations and low tax rates. As a result, no provision for federal or state income taxes is made in these financial statements for the period from January 4, 1998 to November 20, 1998 and for fiscal year 1997.

    When the Parent elected S Corporation Status, the Parent became contingently liable for income taxes (built in gains tax) at the maximum corporate rate if certain assets are sold at a gain for a ten year period following the election. As a result of the sale of the Company, the Parent will be responsible for approximately $3,300,000 of built-in gains tax.

NOTE 2. MAJOR CUSTOMER

    During the period from January 4, 1998 to November 20, 1998 and during fiscal years 1997 and 1996, one customer accounted for approximately $20,807,000 (74%); $28,938,000 (86%); and $8,150,000 (75%), respectively, of the Company's net sales and approximately $2,000,000 (89%); $3,921,000 (94%); and $1,066,000
(89%), of the Company's accounts receivable at November 20, 1998, January 3, 1998 and December 28, 1996, respectively. If the Company were to lose this customer and was unable to find replacement customers, sales would be adversely affected.

    In March 1998, the Company signed an agreement in which the Company will be the sole source supplier of certain defined parts, primarily shims, to this customer in exchange for a 10% price reduction. The agreement contains certain circumstances in which the customer can elect not to purchase from the Company.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               NOVEMBER 20, 1998

NOTE 3. ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                                 JANUARY 3,
                                                            NOVEMBER 30, 1998       1998       DECEMBER 28, 1996
                                                            -----------------  --------------  -----------------
Customer advances.........................................     $                 $  613,531       $
Accrued profit sharing....................................         110,000          176,680           130,700
Accrued payroll...........................................          41,886           40,376            23,559
Other.....................................................         124,024          153,960            38,774
                                                                  --------     --------------        --------
                                                               $   275,910       $  984,547       $   193,033
                                                                  --------     --------------        --------
                                                                  --------     --------------        --------

NOTE 4. LEASES

    The Company leases equipment and certain manufacturing facilities under operating leases. Future annual lease commitments under these operating leases are summarized as follows:

                                                                                   LEASE
FISCAL YEAR ENDING                                                              COMMITMENT
---------------------------------------------------------------------------  -----------------
January 2, 1999............................................................     $   266,651
January 1, 2000............................................................         266,149
December 30, 2000..........................................................          33,695
December 29, 2001..........................................................          24,429
December 28, 2002..........................................................           1,834
                                                                                   --------
                                                                                $   592,758
                                                                                   --------
                                                                                   --------

    Rent expense was approximately $216,000, $278,000 and $121,000 during the period from January 4, 1998 to November 20, 1998 and during fiscal years 1997 and 1996, respectively.

NOTE 5. EMPLOYEE BENEFIT PLANS

PENSION PLAN

    Contributions to the Alinabal sponsored defined benefit pension plan, which were derived through application of various actuarial assumptions to the Company's employee group, approximated $37,000, $24,500 and $19,500 during the period from January 4, 1998 to November 20, 1998 and during fiscal years 1997 and 1996, respectively.

PROFIT-SHARING PLAN

    For the period from January 4, 1998 to November 20, 1998 and during fiscal years 1997 and 1996, the Company made contributions on behalf of its employees to Alinabal's profit-sharing and savings plan of approximately $16,000, $12,000 and $6,000, respectively.

                        PACIFIC HILLS MANUFACTURING CO.
                     (FORMERLY KNOWN AS LAMSCO WEST, INC.)


                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               NOVEMBER 20, 1998

NOTE 6. IMPACT OF YEAR 2000

    The Year 2000 ("Y2K") issue is the result of computer programs using a two-digit format, as opposed to four digits, to indicate the year. Such computer systems will be unable to interpret dates beyond the year 1999, which could cause a system failure or other computer errors, leading to disruptions in operations. The Company and its Parent have developed a three-phase program for Y2K information systems compliance. Phase I is to identify those systems with which the Company has exposure to Y2K issues. Phase II is the development and implementation of action plans to be Y2K compliant in all areas by mid 1999. Phase III, to be completed by late 1999, is the final testing of each major area of exposure to ensure compliance. The Company has identified three major areas determined to be critical for successful Y2K compliance: (1) financial and informational system applications, (2) manufacturing applications, and (3) third-party relationships.

    The Company, in accordance with Phase I of the program, is in the process of conducting an internal review of all systems and contacting all software suppliers to determine major areas of exposure to Y2K issues. In the financial and information system area, a number of applications have been identified as being Y2K compliant due to their recent implementation. The Company's core financial and reporting systems are not Y2K compliant but were already scheduled for replacement by early 1999. In the manufacturing area, the Company is in the process of identifying areas of exposure, however, it does not believe that there is material exposure in this area. In the third-party area, the Company has contacted most of its major third parties. Most of these parties state that they intend to be Y2K compliant by 2000.

    The Company currently believes the cost to replace the core financial and reporting systems will not be significant. The Company is interviewing outside consultants to undertake a portion of the work and expects most of the cost to be incurred during 1999. The Company has yet to determine what costs, if any, will be incurred in connection with the manufacturing area and the third-party area.

NOTE 7. SUBSEQUENT EVENTS

    The Company's new parent, Compass Aerospace Corporation, is registering the exchange of $110 million of debt securities with the Securities and Exchange Commission. Effective November 20, 1998, the Company became a corporate guarantor of these debt securities.

UNAUDITED EVENTS

    Subsequent to November 20, 1998, sales to the major customer discussed in
Note 2 to the financial statements have decreased to approximately 40% of the annualized sales occurring in the period ended November 20, 1998.

    On May 28, 1999, Compass filed suit against Alinabal and the three primary shareholders of Alinabal seeking recision of the Stock Purchase Agreement. The ultimate outcome of this litigation is presently not determinable.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Modern Manufacturing, Inc. (formerly Y.F. Americas, Inc. and Subsidiary)



    We have audited the accompanying consolidated balance sheets of Modern Manufacturing, Inc. (formerly YF Americas, Inc. and Subsidiary) as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Modern Manufacturing, Inc. (formerly YF Americas, Inc. and Subsidiary) at December 31, 1998 and 1997 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

Long Beach, California
April 27, 1999

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



                          CONSOLIDATED BALANCE SHEETS


                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $   1,590  $   2,134
  Accounts receivable less allowance for doubtful accounts of $117 in 1998
    and $80 in 1997.........................................................................      1,294      2,002
  Inventories...............................................................................      6,631      5,856
  Deferred tax assets.......................................................................        397      1,051
  Prepaid expenses and other assets.........................................................        185        148
                                                                                              ---------  ---------
Total current assets........................................................................     10,097     11,191

Property and equipment, net.................................................................      4,842      4,410
Goodwill, net of accumulated amortization of $364 in 1998 and $329 in 1997..................        130        165
                                                                                              ---------  ---------
Total assets................................................................................  $  15,069  $  15,766
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................................................  $     892  $   1,276
  Accrued expenses..........................................................................        382        470
  Current portion of long-term debt and capital leases......................................         --        158
  Line of credit............................................................................      1,389      2,189
                                                                                              ---------  ---------
Total current liabilities...................................................................      2,663      4,093

Deferred tax liability......................................................................        127        131
Payable to affiliate, long-term.............................................................         --      3,613
Long-term debt and capital leases, less current portion.....................................      2,329      3,458

Commitments and contingencies

Shareholder's equity:
  Common stock, 1,000 shares authorized, issued and outstanding shares 94.4191 in 1998 and
    100 in 1997, $.01 par value.............................................................         --         --
  Paid-in capital...........................................................................     11,726      8,100
  Accumulated deficit.......................................................................     (1,776)    (3,629)
                                                                                              ---------  ---------
Total shareholder's equity..................................................................      9,950      4,471
                                                                                              ---------  ---------
Total liabilities and shareholder's equity..................................................  $  15,069  $  15,766
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                            See accompanying notes.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



                       CONSOLIDATED STATEMENTS OF INCOME


                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
Net sales........................................................................  $  26,967  $  22,470  $  11,401
Cost of sales....................................................................     17,965     15,416      7,797
                                                                                   ---------  ---------  ---------
Gross profit.....................................................................      9,002      7,054      3,604

Selling, general and administrative expenses.....................................      5,679      3,729      2,094
                                                                                   ---------  ---------  ---------
Operating income.................................................................      3,323      3,325      1,510

Interest expense, net............................................................        502        854        370
Other income.....................................................................         --         --        (12)
                                                                                   ---------  ---------  ---------
Income before income taxes.......................................................      2,821      2,471      1,152

Income tax expense...............................................................        968        881        414
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   1,853  $   1,590  $     738
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                            See accompanying notes.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY


                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                          COMMON STOCK      ADDITIONAL                    TOTAL
                                                      --------------------   PAID-IN    ACCUMULATED   SHAREHOLDER'S
                                                       SHARES     AMOUNT     CAPITAL      DEFICIT        EQUITY
                                                      ---------  ---------  ----------  ------------  -------------
Balance at January 1, 1996..........................        100  $      --     $8,100    $   (5,957)    $   2,143
  Net income........................................         --         --         --           738           738
                                                      ---------  ---------  ----------  ------------       ------
Balance at December 31, 1996........................        100         --      8,100        (5,219)        2,881
  Net income........................................         --         --         --         1,590         1,590
                                                      ---------  ---------  ----------  ------------       ------
Balance at December 31, 1997........................        100         --      8,100        (3,629)        4,471
  Conversion of debt to equity......................         --         --      3,626            --         3,626
  Treasury stock transferred by shareholder to
    Company and retired.............................    (5.5809)        --         --            --            --
  Net income........................................         --         --         --         1,853         1,853
                                                      ---------  ---------  ----------  ------------       ------
Balance at December 31, 1998........................    94.4191  $      --    $11,726    $   (1,776)    $   9,950
                                                      ---------  ---------  ----------  ------------       ------
                                                      ---------  ---------  ----------  ------------       ------

                            See accompanying notes.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------
OPERATING ACTIVITIES
Net income.........................................................................  $   1,853  $   1,590  $     738
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation.....................................................................        457        375        359
  Amortization.....................................................................         35         35         35
  Deferred taxes...................................................................        650        846        414
  Gain on sale of property and equipment...........................................        (34)        --       (102)
  Changes in operating assets and liabilities:
    Accounts receivable............................................................        708       (682)      (393)
    Inventories....................................................................       (775)      (915)    (1,340)
    Prepaid expenses and other assets..............................................        (37)      (119)        22
    Accounts payable...............................................................       (384)       372        462
    Accrued expenses and other liabilities.........................................        (88)      (132)       560
                                                                                     ---------  ---------  ---------
Net cash provided by operating Activities..........................................      2,385      1,370        755

INVESTING ACTIVITIES
Proceeds from the sale of property and equipment...................................        100         --        344
Purchases of property and equipment................................................       (953)      (142)      (103)
                                                                                     ---------  ---------  ---------
Net cash (used in) provided by investing activities................................       (853)      (142)       241

FINANCING ACTIVITIES
Proceeds from long-term debt.......................................................         --      2,415         --
Payments on long-term debt and capital leases......................................     (1,287)      (380)      (206)
Net increase (decrease) in long-term payable to affiliate..........................         11       (376)       (97)
Net decrease in line of credit.....................................................       (800)    (2,171)        --
                                                                                     ---------  ---------  ---------
Net cash used in financing activities..............................................     (2,076)      (512)      (303)
                                                                                     ---------  ---------  ---------
Net (decrease) increase in cash....................................................       (544)       716        693

Cash and cash equivalents at beginning of period...................................      2,134      1,418        725
                                                                                     ---------  ---------  ---------
Cash and cash equivalents at end of period.........................................  $   1,590  $   2,134  $   1,418
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Cash paid during the period for:
  Interest.........................................................................  $     547  $     856  $     678
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Income taxes.....................................................................  $     480  $      20  $      --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES
Assets acquired under capital leases...............................................  $      --  $     325  $     653
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
Conversion of debt to equity.......................................................  $   3,624  $      --  $      --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                            See accompanying notes.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION


    Y.F. Americas, Inc. owns 100% of the shares of Modern Holdings, Inc., which owns 100% of the shares of Modern Manufacturing, Inc. The accompanying consolidated financial statements include the accounts of Y.F. Americas, Inc., Modern Holdings, Inc. and Modern Manufacturing, Inc. (collectively, Y.F. Americas, Inc. and Subsidiary, or the Company). All significant intercompany balances and transactions have been eliminated in consolidation.


    Y.F. Americas, Inc. is a Delaware corporation and is a wholly-owned subsidiary of Y.F. International Ltd., a Hong Kong corporation. Modern Holdings, Inc. and Modern Manufacturing, Inc. are Washington corporations.

    Effective with the close of business on December 31, 1998, Y.F. International Ltd. sold the Company to Compass Aerospace Corporation. The accompanying financial statements have been prepared on a historical basis and, as such, do not reflect any adjustments that may result from the sale of the Company.

DESCRIPTION OF BUSINESS

    The Company is located in Renton, Washington, and is a supplier of precision machined small to medium-sized structural parts and structural components used by aerospace manufacturers in structural frames and other metal aircraft components. Customers include domestic and foreign entities.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

    The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are held by major financial institutions. The Company is subject to risk for amounts in excess of federal deposit insurance limits.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company conducts a major portion of its business with a limited number of customers. Credit is extended based upon an evaluation of each customer's financial condition, with terms consistent with those present throughout the industry. Typically, the Company does not require collateral from customers.

    Sales to the Boeing Company accounted for 82%, 83%, and 82% of total consolidated sales for the years ended December 31, 1998, 1997 and 1996, respectively. Trade accounts receivable from the Boeing

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Company accounted for 69% and 70% of total consolidated accounts receivable as of December 31, 1998 and 1997, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash and cash equivalents approximate cost due to the short period of time to maturity. Fair values of long-term debt, which have been determined based on borrowing rates currently available to the Company for loans with similar terms of maturity, approximate the carrying amounts in the consolidated financial statements.

INVENTORIES

    Inventories are stated at the lower of cost or market using the first-in, first-out method.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. The provision for depreciation of property and equipment is generally computed on the straight-line method over the following useful lives:

                                                                   27.5-31.5
Buildings and improvements...................................          years
Furniture and fixtures.......................................      5-7 years
Vehicles, machinery and equipment............................     3-10 years

GOODWILL

    Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in connection with business combinations. Amortization is provided on a straight-line basis over 14 years.

IMPAIRMENT OF LONG-LIVED ASSETS

    The carrying values of long-lived assets are reviewed periodically and if future cash flows are believed insufficient to recover the remaining carrying value of the related assets, the carrying value is written down to its estimated fair value in the period the impairment is identified.

REVENUE RECOGNITION

    The Company recognizes revenue from product sales at the time of shipment. Customers typically have the right to return products that are damaged or defective. Provisions are made currently for estimated returns.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for fiscal years beginning after

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
December 15, 1998. SOP 98-1 requires capitalization of qualified computer software costs with amortization recognized over their estimated useful lives. The Company believes that there will be no impact due to the adoption of SOP 98-1.

    In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires costs of start-up activities, as defined in the Statement, to be expensed as incurred. The Company believes that there will be no impact due to the adoption of SOP 98-5.

2. INVENTORIES

    The following is a summary of inventories (in thousands):

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Raw materials..............................................................  $   1,770  $   1,608
Work in process............................................................      2,137      2,338
Finished goods.............................................................      2,724      1,910
                                                                             ---------  ---------
                                                                             $   6,631  $   5,856
                                                                             ---------  ---------
                                                                             ---------  ---------

3. PROPERTY AND EQUIPMENT

    The following is a summary of property and equipment (in thousands):

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Land.......................................................................  $   1,474  $   1,474
Building and improvements..................................................      2,421      2,421
Furniture and fixtures.....................................................        537        543
Vehicles, machinery and equipment..........................................      3,927      3,128
Machinery under capital leases.............................................      1,340      1,340
                                                                             ---------  ---------
                                                                                 9,699      8,906
Less accumulated depreciation..............................................      4,857      4,496
                                                                             ---------  ---------
                                                                             $   4,842  $   4,410
                                                                             ---------  ---------
                                                                             ---------  ---------

4. LINE OF CREDIT

    The Company has a revolving credit facility agreement with the Bank of China for $3.5 million. The Company had availability of approximately $2.1 million at December 31, 1998. Interest is due quarterly at prime (7.75% at December 31,
1998) plus 0.25%. The line of credit expires October 15, 1999, and is secured by substantially all of the assets of the Company.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1998

5. LONG-TERM DEBT

    Long-term debt includes a note payable to the Bank of China. The note totaled $2.5 million and $2.3 million as of December 31, 1998 and 1997, respectively. Interest on the note is set at the London Inter-Bank Offered Rate (5.2% at December 31, 1998) plus 2.25%, and is due monthly. The note matures in January 2003, at which time the principal is due in full. This loan is secured by real property owned by the Company.

    At December 31, 1997, the Company had a mortgage loan payable to U.S. Bancorp Mortgage Company for $0.5 million. The Company had obligations under capital lease agreements of approximately $0.8 million at December 31, 1997. Though the original maturity dates under these agreements extended beyond 1998, the Company paid these obligations in full during 1998.

6. INCOME TAXES

    Deferred income taxes are computed using the liability method and reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The provision for income taxes reflects the taxes to be paid for the period and the change during the period in the deferred tax assets and liabilities.

    Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                                    DECEMBER 31
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Deferred tax assets:
  Net operating losses........................................................  $      --  $     470
  Inventory reserves..........................................................        285        233
  Management fees.............................................................         --        231
  Accrued expenses not deductible for tax.....................................        112         51
  Other.......................................................................         --         66
                                                                                ---------  ---------
Total deferred tax assets.....................................................        397      1,051

Deferred tax liabilities:
  Depreciation and amortization...............................................         83         50
  Other.......................................................................         44         81
                                                                                ---------  ---------
Total deferred tax liabilities................................................        127        131
                                                                                ---------  ---------
Net deferred tax asset........................................................  $     270  $     920
                                                                                ---------  ---------
                                                                                ---------  ---------

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1998

6. INCOME TAXES (CONTINUED)
    Significant components of the provision for income taxes are as follows (in thousands):

                                                                         YEAR ENDED DECEMBER 31
                                                                     -------------------------------
                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Current:
  Federal..........................................................  $     318  $      35  $      20
Deferred:
  Federal..........................................................        650        846        394
                                                                     ---------  ---------  ---------
                                                                     $     968  $     881  $     414
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

    The reconciliation of income tax at the U.S. federal statutory rate to income tax expense is as follows:

                                                                          YEAR ENDED DECEMBER 31
                                                                      -------------------------------
                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
Income tax at U.S. statutory rates..................................       34.0%      34.0%      34.0%
Book expenses not deductible for tax purposes.......................        0.3        1.7        1.9
                                                                            ---        ---        ---
                                                                           34.3%      35.7%      35.9%
                                                                            ---        ---        ---
                                                                            ---        ---        ---

7. RELATED PARTY TRANSACTIONS

    During 1998, the Company's parent, Y.F. International, Ltd., contributed advances previously made to the Company totaling $3.6 million as additional equity. This balance is recorded as additional paid-in capital at December 31, 1998.

8. CONTINGENCIES

    During the normal course of business, the Company is involved in various lawsuits and other legal matters. Management, in consultation with legal counsel, does not believe that the outcome of these matters will have a materially adverse impact on the financial position or future operations of the Company.

9. SALARY DEFERRAL PLAN AND TRUST

    The Company has a qualified retirement plan and trust covering substantially all full-time employees with more than one year of service. Company contributions to the defined contribution plan are made at the discretion of the board of directors. During the years ended December 31, 1998, 1997, and 1996, the Company charged $29,000, $31,000, and $16,000, respectively, to expense pursuant to the Plans.

10. SUBSEQUENT EVENT

    Modern Holdings, Inc. and Modern Manufacturing, Inc. merged with Y.F. Americas, Inc. on January 15, 1999 and January 19, 1999, respectively, to form a single corporation. After the mergers, Y.F. Americas, Inc. changed its name to Modern Manufacturing, Inc.

                           MODERN MANUFACTURING, INC.



                  (FORMERLY YF AMERICAS, INC. AND SUBSIDIARY)



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1998

11. IMPACT OF YEAR 2000 (UNAUDITED)

    The Year 2000 issue concerns the inability of information systems to recognize properly and process date-sensitive information beyond January 1, 2000.

    The Company has developed a plan to modify its information technology to be ready for the year 2000 and has completed converting critical data processing systems. The Company substantially completed the project during 1999. The Company does not expect the remaining project to have a significant effect on operations. The Company will continue to implement systems with strategic value, although some projects may be delayed due to resource constraints.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Trim Engineering Limited



    We have audited the accompanying consolidated balance sheet of Trim Engineering Limited as at April 30, 1999, and the related consolidated profit and loss account and cash flow statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Trim Engineering Limited at April 30, 1999, and its consolidated profit and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom.



                                          Ernst & Young



Southampton, England
October 12, 1999

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS



                      CONSOLIDATED PROFIT AND LOSS ACCOUNT



                       FOR THE YEAR ENDED 30TH APRIL 1999



                                                                                                               1999
                                                                                                 NOTES     ------------
                                                                                                 -----          L
TURNOVER....................................................................................           2     27,637,607
Cost of sales...............................................................................                 17,536,491
                                                                                                           ------------
GROSS PROFIT................................................................................                 10,101,116
Administrative expenses.....................................................................                  5,490,837
                                                                                                           ------------
                                                                                                              4,610,279
Other operating income......................................................................           3        218,901
                                                                                                           ------------
Operating profit for the year...............................................................           4      4,829,180
Interest receivable and similar income
  Bank interest.............................................................................                    423,720
                                                                                                           ------------
                                                                                                              5,252,900
Interest payable and similar charges........................................................           7         29,464
                                                                                                           ------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............................................                  5,223,436
Taxation on profit on ordinary activities...................................................           8      1,491,866
                                                                                                           ------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................................................                  3,731,570
Minority interests..........................................................................                    356,965
                                                                                                           ------------
PROFIT ATTRIBUTABLE TO SHAREHOLDERS.........................................................                  3,374,605
                                                                                                           ------------
GROUP RETAINED PROFIT FOR THE YEAR..........................................................                  3,374,605
Group retained profits brought forward......................................................                 14,653,824
                                                                                                           ------------
Group retained profits carried forward......................................................                 18,028,429
                                                                                                           ------------



The profit and loss account contains all the recognised gains and losses for the current and preceding year.



            The notes to these accounts form part of these accounts.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS



                           CONSOLIDATED BALANCE SHEET



                               AT 30TH APRIL 1999



                                                                                                               1999
                                                                                                 NOTES     ------------
                                                                                                 -----          L
FIXED ASSETS
  Intangible asset..........................................................................
    Goodwill................................................................................                          2
  Tangible assets...........................................................................           9     11,854,769
                                                                                                           ------------
                                                                                                             11,854,771
CURRENT ASSETS
  Stocks and work-in-progress...............................................................          10      4,169,239
  Debtors...................................................................................          11      6,354,086
  Cash at bank and in hand..................................................................          12     12,439,515
                                                                                                           ------------
                                                                                                             22,962,840
CREDITORS--amounts falling due within one year..............................................          13     12,627,663
                                                                                                           ------------
NET CURRENT ASSETS..........................................................................                 10,335,177
                                                                                                           ------------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................................................                 22,189,948
PROVISION FOR LIABILITIES AND CHARGES
  Deferred taxation.........................................................................          14      1,110,157
                                                                                                           ------------
                                                                                                             21,079,791
DEFERRED INCOME
  Deferred Government grants................................................................                    154,517
                                                                                                           ------------
                                                                                                             20,925,274
Less: Minority interests (equity interests).................................................                  2,514,726
                                                                                                           ------------
NET ASSETS..................................................................................                 18,410,548
                                                                                                           ------------
                                                                                                           ------------
CAPITAL AND RESERVES
  Called up share capital...................................................................          17        100,000
  Capital reserve on consolidation..........................................................                    282,119
  Profit and loss account...................................................................          18     18,028,429
                                                                                                           ------------
SHAREHOLDERS' FUNDS.........................................................................                 18,410,548
                                                                                                           ------------
                                                                                                           ------------



            The notes to these accounts form part of these accounts.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS



                        CONSOLIDATED CASH FLOW STATEMENT



                       FOR THE YEAR ENDED 30TH APRIL 1999



                                                                                                          1999
                                                                                                       -----------
                                                                                                            L
Net cash inflow from operating activities............................................................    4,996,642
                                                                                                       -----------

Returns on investments and servicing of finance
  Interest received..................................................................................      423,720
  Interest paid......................................................................................      (29,464)
                                                                                                       -----------
                                                                                                           394,256
                                                                                                       -----------
Taxation
  Corporation tax paid (including advance corporation tax)...........................................   (1,062,392)
                                                                                                       -----------

Capital expenditure
  Payments to acquire tangible fixed assets..........................................................   (4,560,099)
  Receipts from sale of tangible fixed assets........................................................       15,440
                                                                                                       -----------
                                                                                                        (4,544,659)
                                                                                                       -----------
Decrease in cash.....................................................................................     (216,153)
                                                                                                       -----------



                                                                                                                1999
                                                                                                             -----------
                                                                                                                  L
1.         Reconciliation of operating profit to net cash inflow from operating activities

           Operating profit................................................................................    4,829,180
           Profit on sale of assets........................................................................         (510)
           Depreciation charges............................................................................      789,110
           Decrease in stocks..............................................................................      746,575
           Increase in debtors.............................................................................   (1,104,110)
           Decrease in creditors...........................................................................     (247,733)
           Government grants released......................................................................      (15,870)
                                                                                                             -----------
           Net cash inflow from operating activities.......................................................    4,996,642
                                                                                                             -----------
                                                                                                             -----------
2.         Reconciliation of net cash to movements in net debt

           Decrease in cash for the year...................................................................     (216,153)
           Net debt at 1st May 1998........................................................................    6,422,065
                                                                                                             -----------
           Net debt at 30th April 1999.....................................................................    6,205,912
                                                                                                             -----------
                                                                                                             -----------



                                                                                    AT          CASH           AT
                                                                                  1.5.98        FLOWS       30.4.99
   3.      Analysis of changes in net debt                                      -----------  -----------  ------------
                                                                                     L            L            L
           Cash at bank and in hand...........................................    9,405,669    3,033,846    12,439,515
           Bank overdraft.....................................................   (2,983,604)  (3,249,999)   (6,233,603)
                                                                                -----------  -----------  ------------
                                                                                  6,422,065     (216,153)    6,205,912
                                                                                -----------  -----------  ------------
                                                                                -----------  -----------  ------------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS



                             NOTES TO THE ACCOUNTS



                       FOR THE YEAR ENDED 30TH APRIL 1999



1.  ACCOUNTING POLICIES



    a)  BASIS OF ACCOUNTING



    The accounts are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.



    b)  BASIS OF CONSOLIDATION



    The group accounts consolidate the accounts of the company and all its subsidiary undertakings, after eliminating internal sales and profits and recognising the minority interests in subsidiary undertakings.



    c)  DEPRECIATION



    Depreciation is provided on all tangible fixed assets in use at rates calculated to write off the cost or valuation, less estimated residual value, of each asset over its expected useful life, calculated as follows:



Leasehold land and buildings     -          Straight line over 60 years
Freehold industrial buildings    -          Straight line over 50 years
Plant and machinery              -          15% p.a. reducing balance
Fixtures, fittings and                      10% p.a. reducing balance
  equipment                      -
Computer equipment               -          Straight line over 3 years
Motor vehicles                   -          25% p.a. reducing balance



    The cost of payments on account and the cost of assets in course of construction are not depreciated until the asset is brought into use.



    No depreciation is provided on the following properties:



       a)  Freehold land.



       b) A freehold hotel property, as it is the company's practice to maintain this asset in a continual state of sound repair and accordingly the directors consider that the life of this asset is so long and the residual value (based on prices prevailing at the time of acquisition) so high, that its depreciation is insignificant. Any permanent diminution in the value of the property is charged to profit and loss account as appropriate.



    d)  STOCKS AND WORK-IN-PROGRESS



    Stocks and work-in-progress are stated at the lower of cost and net realisable value. Cost is determined on a "first in, first out" basis and in the case of work-in-progress and finished goods includes production expenses and overheads, based on normal levels of activity.



    e)  TITLE TO ASSETS



    Assets to which title has not passed to the company by virtue of non-payment are treated as if title had passed on delivery rather than on the date of payment and the liability in respect of those assets is not considered as secured.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



1.  ACCOUNTING POLICIES (CONTINUED)


    f)  DEFERRED TAXATION



    Deferred taxation is accounted for using the liability method on all material timing differences to the extent that it is probable that liabilities or assets will crystallise in the foreseeable future. Advance corporation tax is carried forward to the extent that it is expected to be recovered. Timing differences are taxable items, allowances or reliefs which are given effect to in taxation periods different from those in which they have effect in the accounts.



    g)  TURNOVER



    Turnover represents the net amounts invoiced to customers, less trade discounts and value added tax, and excluding sales of fixed assets.



    h)  GOODWILL



    In the case of two subsidiary undertakings, goodwill has been written off to profit and loss account in a previous year, except for a nominal amount of L1 for each subsidiary undertaking.



    Goodwill arising on consolidation has been written off to profit and loss account in the year of acquisition.



    i)  FOREIGN CURRENCIES



    Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences arising in the ordinary course of business are included in operating profit.



    Assets and liabilities denominated in foreign currencies are translated into sterling at the exchange rates ruling at the balance sheet date.



    j)  GOVERNMENT GRANTS



    Government grants in respect of capital expenditure are credited to a deferred income account and are released to the profit and loss account over the expected useful lives of the relevant assets. Revenue grants are released to the profit and loss account over the life of the project to which they relate.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



2.  TURNOVER AND RESULTS



                                                                                      1999
                                                                                  ------------
                                                                                       L
The analysis of turnover by activity is as follows:

Engineering.....................................................................    27,574,367
Building and construction.......................................................         2,180
Hotel and restaurant............................................................        61,060
                                                                                  ------------
                                                                                    27,637,607
                                                                                  ------------
                                                                                  ------------
The profit (loss) before taxation by activity is as follows:
Engineering.....................................................................     5,269,765
Building and construction.......................................................         1,665
Hotel and restaurant............................................................       (47,994)
                                                                                  ------------
                                                                                     5,223,436
                                                                                  ------------
                                                                                  ------------



    During the year the company discontinued its hotel and restaurant activities. Subsequent to the end of the year, the hotel was disposed of for a sum equal to its net book value.



3.  OTHER OPERATING INCOME



                                                                                       1999
                                                                                     ---------
                                                                                         L
Rent receivable....................................................................     18,137
Government grant...................................................................     15,870
Currency gains on trading items....................................................    184,894
                                                                                     ---------
                                                                                       218,901
                                                                                     ---------
                                                                                     ---------



4.  OPERATING PROFIT



                                                                                       1999
                                                                                     ---------
                                                                                         L
This is stated after charging (crediting):
  Profit on sale of assets.........................................................       (510)
  Hire and lease of plant and machinery............................................     48,614
  Auditors' remuneration...........................................................     58,400
  Depreciation.....................................................................    789,108
                                                                                     ---------
                                                                                     ---------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



5.  STAFF COSTS--(including directors)



                                                                                      1999
                                                                                  ------------
                                                                                       L
Directors' benefits in kind.....................................................        17,521
Directors' remuneration.........................................................       370,653
Wages and salaries..............................................................     9,837,149
Social security costs...........................................................     1,017,102
Other pension costs (see note 6)................................................       345,228
Redundancy costs................................................................        11,221
Staff BUPA contributions........................................................         3,389
                                                                                  ------------
                                                                                    11,602,263
                                                                                  ------------
                                                                                  ------------



                                                                                            1999
                                                                                             NO.
                                                                                            -----
The average number of employees during the year was made up as follows:
  Directors............................................................................           3
  Administration.......................................................................          64
  Production...........................................................................         444
                                                                                                ---
                                                                                                511
                                                                                                ---
                                                                                                ---



                                                                                       1999
                                                                                     ---------
                                                                                         L
Highest paid director:
  Aggregate emoluments.............................................................    178,688
                                                                                     ---------
                                                                                     ---------



6.  PENSION SCHEME--STAFF



    The group operates a contributory defined contribution pension scheme for some employees. The assets of the scheme are held separately from those of the group, being invested with insurance companies.



    The group is also responsible for a now closed defined benefits pension scheme in respect of Maybrey Precision Castings Limited. The scheme is currently L188,000 underfunded on the basis of a transfer to Scottish Life Assurance Company. This sum has been provided for in the year.



    The pension cost for the year represents contributions payable to the fund amounting to L154,104 and L188,000 provided in the year in respect of the deficit on the defined benefit pension scheme.



    PENSION SCHEME--DIRECTORS



    The company operates for two directors a defined contribution pension scheme. The assets of the scheme are held in separate trustee administered funds. The pension charge for the year was L3,124.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



7.  INTEREST PAYABLE



                                                                                         1999
                                                                                       ---------
                                                                                           L
On bank loans, overdrafts and other loans:
  --repayable within five years......................................................          0
  --on directors' loans (see note 22)................................................     29,464
                                                                                       ---------
                                                                                          29,464
                                                                                       ---------
                                                                                       ---------



8.  TAXATION ON PROFIT ON ORDINARY ACTIVITIES



                                                                                      1999
                                                                                   ----------
                                                                                       L
Based on the profit for the year:
  Corporation tax at an effective rate of 30.918%................................   1,378,576
  Adjustment in respect of prior years...........................................     (58,409)
  Deferred taxation at 30.918%...................................................     239,816
  Adjustment in respect of Prior years...........................................     (68,117)
                                                                                   ----------
                                                                                    1,491,866
                                                                                   ----------
                                                                                   ----------



9.  TANGIBLE FIXED ASSETS--GROUP



                                                  LEASEHOLD       PLANT,
                                                  PROPERTIES     MACHINERY        TOTAL
                                                  ----------   AND EQUIPMENT   ------------
                                       FREEHOLD               ---------------
                                      PROPERTIES      L                             L
                                      ----------                     L
                                          L
Cost:
1st May 1998........................   3,441,891     390,304      15,601,561     19,433,756
Additions at cost...................     820,632       1,553       3,737,914      4,560,099
Disposals...........................          --          --         (31,266)       (31,266)
                                      ----------  ----------  ---------------  ------------
30th April 1999.....................   4,262,523     391,857      19,308,209     23,962,589
                                      ----------  ----------  ---------------  ------------
                                      ----------  ----------  ---------------  ------------
Depreciation:
1st May 1998........................     498,685      39,030      10,797,331     11,335,046
Disposals...........................          --          --         (16,334)       (16,334)
Provision for year..................      47,836        6505         734,767        789,108
                                      ----------  ----------  ---------------  ------------
30th April 1999.....................     546,521      45,535      11,515,764     12,107,820
                                      ----------  ----------  ---------------  ------------
                                      ----------  ----------  ---------------  ------------
Net book values:
30th April 1999.....................   3,716,002     346,322       7,792,445     11,854,769
                                      ----------  ----------  ---------------  ------------
                                      ----------  ----------  ---------------  ------------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



9.  TANGIBLE FIXED ASSETS--GROUP (CONTINUED)


    The net book values of freehold properties comprise:



                                                                                      1999
                                                                                   ----------
                                                                                       L
Freehold land....................................................................     735,046
Freehold industrial buildings....................................................   2,624,029
Freehold hotel...................................................................     356,927
                                                                                   ----------
                                                                                    3,716,002
                                                                                   ----------
                                                                                   ----------



10. STOCKS AND WORK IN PROGRESS



                                                                                      1999
                                                                                   ----------
                                                                                       L
Raw materials and consumables....................................................     946,761
Work-in-progress.................................................................   3,222,478
                                                                                   ----------
                                                                                    4,169,239
                                                                                   ----------
                                                                                   ----------



11. DEBTORS



                                                                                      1999
                                                                                   ----------
                                                                                       L
Trade debtors....................................................................   5,928,758
Other debtors....................................................................     282,553
Prepayments and accrued income...................................................     142,775
                                                                                   ----------
                                                                                    6,354,086
                                                                                   ----------
                                                                                   ----------



13. CREDITORS: amounts falling due within one year



                                                                                      1999
                                                                                  ------------
                                                                                       L
Bank loans and overdrafts.......................................................     6,233,603
Trade creditors.................................................................     1,803,623
Amounts due to group undertakings...............................................            --
Directors' loan accounts (see below)............................................         1,718
Corporation tax.................................................................     1,348,728
Other creditors including taxation and social security..........................       603,569
Accruals and deferred income....................................................     2,636,422
                                                                                  ------------
                                                                                    12,627,663
                                                                                  ------------
                                                                                  ------------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



13. CREDITORS: amounts falling due within one year (Continued)


    Directors' loan accounts



                                                                                          1999
                                                                                        ---------
                                                                                            L
J.R. Pinson Esq.......................................................................      1,481
B.D.W. Pinson Esq.....................................................................        237
                                                                                        ---------
                                                                                            1,718
                                                                                        ---------
                                                                                        ---------



14. DEFERRED TAXATION



    The movement on the provision for deferred taxation is as follows:



                                                                                      1999
                                                                                   ----------
                                                                                       L
At 1st May 1998..................................................................     938,458
Charge for the year..............................................................     171,699
                                                                                   ----------
At 30th April 1999...............................................................   1,110,157
                                                                                   ----------
                                                                                   ----------



    Deferred taxation provided in the accounts, and the total potential liability including the amounts for which provision has been made, are as follows:



                                                                               1999
                                                                      -----------------------
                                                                                  PROVIDED IN
                                                                                      THE
                                                                                   ACCOUNTS
                                                                         FULL     -----------
                                                                      POTENTIAL        L
                                                                      LIABILITY
                                                                      ----------
                                                                          L
Timing differences arising from Accelerated tax allowances..........   1,110,157   1,110,157
                                                                      ----------  -----------
                                                                      ----------  -----------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



15. CONTINGENT LIABILITIES



    Diac Limited



    Rental and service charges on a lease which was assigned during the year ended 30th April 1988 (when the annual rent was L36,000) and expiring in the year ending 30th April 2006.



16. LEASING COMMITMENTS



    The company occupies premises at Lyon Road which are owned by the Director's pension fund. An annual rental of L37,000 is payable by the company.



17. SHARE CAPITAL



                                                                                       1999
                                                                                     ---------
                                                                                         L
Authorised
100,000 ordinary shares of L1 each.................................................    100,000
                                                                                     ---------
                                                                                     ---------
Allotted, called up and fully paid
100,000 ordinary shares of L1 each.................................................    100,000
                                                                                     ---------
                                                                                     ---------



18. CAPITAL AND RESERVES--MOVEMENT IN SHAREHOLDERS' FUNDS



                                                                                     PROFIT
                                                                                     & LOSS
                                                                                    ACCOUNT
                                                                         SHARE    ------------
                                                                        CAPITAL
                                                                       ---------       L
                                                                           L
As at 1st May 1998...................................................    100,000    14,653,824
Retained profit for the year.........................................         --     3,374,605
                                                                       ---------  ------------
As at 30th April 1999................................................    100,000    18,028,429
                                                                       ---------  ------------
                                                                       ---------  ------------



19. TRANSACTIONS INVOLVING DIRECTORS



    a) Loan interest of L29,464 was payable to the following directors in respect of their loans to the company. The rate of interest applied was at a commercial level.



                                                                                           L
R.W.H. Pinson Esq....................................................................     24,589
B.D.W. Pinson Esq....................................................................      4,875
                                                                                       ---------
                                                                                          29,464
                                                                                       ---------
                                                                                       ---------



    b) The company occupies property owned by the directors' pension scheme and pays rent of L37,000. All the directors are trustees of the scheme and, in addition, J.R. Pinson Esq. and B.D.W. Pinson Esq. are scheme members.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1999



20. CAPITAL COMMITMENTS



    At 30 April 1999 the Group had contracted but not provided for in these financial statements the sum of L456,077 in respect of building work at Trefn Engineering (Metal Treatments) Limited.



21. POST BALANCE SHEET EVENT



    On 30 July 1999 the entire share capital of the company was acquired by Compasss Aerospace Corporation.



22. STATUTORY ACCOUNTS



    These accounts do not compromise the company's statutory accounts within the meaning of Section 420 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 30 April 1999, on which the auditors have given an unqualified opinion, will be delivered to the Registrar of Companies for England and Wales.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                            REPORT OF THE DIRECTORS
                       FOR THE YEAR ENDED 30TH APRIL 1998

Business address & registered office:...  7 Lyon Road, Wallisdown, Poole, Dorset.
Registered number:......................  723273

    The directors have pleasure in presenting their report and the group accounts for the year ended 30th April 1998.

RESULTS AND DIVIDENDS                                                          L
                                                                           ---------
Profit attributable to shareholders......................................  2,491,569
Dividend--interim paid...................................................    266,667
                                                                           ---------
Group retained profit for the year.......................................  2,224,902
                                                                           ---------
                                                                           ---------

    The directors do not recommend payment of a final dividend.

REVIEW OF THE BUSINESS AND DEVELOPMENTS

    The principal activity of the company and five of its subsidiary undertakings continued to be precision engineering and services mainly allied to the aircraft industry. Those subsidiary undertakings with other activities were as follows:

    Poole Bay Construction Co. Limited's main activity continued to be construction work and sub-contract repair and development work in the building industry but the only activity was the sale of its remaining trading property.

    Holland Granfield Limited, Pinson Investments Limited and C & C Production Services Limited did not trade during the year and in fact the latter company was dissolved on 16th September 1997.

    Following general increase in trade there will be further investment in factory premises for Trefn Engineering Ltd. and Trefn Engineering (Metal Treatments Division) Ltd. as well as new offices for Trim Engineering Ltd. The anticipated cost will be Ll,400,000 and new plant across the group will be purchased for around L3,000,000. The Hotel and Restaurant owned by Trim was closed after the summer season and will be sold.

DIRECTORS' INTERESTS

    The directors of the company and their beneficial interests in the share capital of the company were as follows:

                                                                                      ORDINARY SHARES
                                                                                         OF L1 EACH
                                                                                    --------------------
                                                                                     30.4.98    1.5.97
                                                                                    ---------  ---------
R.W.H. Pinson Esq.................................................................     46,000     46,000
J.R. Pinson Esq...................................................................     28,000     28,000
B.D.W. Pinson Esq.................................................................     26,000     26,000

    R.W.H. Pinson Esq. retires by rotation at the forthcoming annual general meeting and, being eligible, offers himself for re-election.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                      REPORT OF THE DIRECTORS (CONTINUED)
                       FOR THE YEAR ENDED 30TH APRIL 1998

EMPLOYMENT POLICY

    The group offers equal opportunities to all applicants for employment, whatever their sex, race, religion or marital status. Disabled people are offered employment, training, career development and promotion on the basis of their aptitude and abilities, in common with all employees. It is the policy throughout the group to ensure that health and safety standards are constantly reviewed and maintained at a high level.

CLOSE COMPANY

    The company is a close company within the provisions of the Income and Corporation Taxes Act 1988.

AUDITORS

    In accordance with Section 385 of the Companies Act 1985 a resolution proposing the reappointment of Prince, Croft & Ball as auditors to the company will be put to the annual general meeting.

By order of the board
J.R. Pinson Esq.
Secretary

Date: 19th February 1999

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                    STATEMENT OF DIRECTORS' RESPONSIBILITIES
                       FOR THE YEAR ENDED 30TH APRIL 1998

    Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the company's and group's state of affairs at the end of the year and of its profit or loss for that period. In preparing those accounts the directors are required to:

    - select suitable accounting policies and then apply them consistently;

    - make judgements and estimates that are reasonable and prudent;

    - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;

    - prepare the accounts on the going concern basis unless it is inappropriate to assume that the group will continue in business.

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud or irregularities.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                    REPORT OF THE AUDITORS TO THE MEMBERS OF
                            TRIM ENGINEERING LIMITED
                       FOR THE YEAR ENDED 30TH APRIL 1998



    We have audited the accounts on pages F-114 to F-128 which have been prepared under the accounting policies set out on pages F-119 and F-120.



RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS



    As described on page F-112 the company's directors are responsible for the preparation of accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.



BASIS OF OPINION



    We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.



    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of the information in the accounts.



OPINION



    In our opinion the accounts give a true and fair view of the state of the company and of the group's affairs as at 30th April 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



19th February 1999



3 Lorne Park Road                                           Prince, Croft & Ball
Bournemouth BH1 1LD                                        Chartered Accountants



                                                             Registered Auditors

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30TH APRIL 1998



                                                                                                 1998          1997
                                                                                   NOTES     ------------  ------------
                                                                                   -----          L             L
TURNOVER......................................................................           2     24,231,075    17,831,255
Cost of Sales.................................................................                 15,419,628    12,612,931
                                                                                             ------------  ------------

GROSS PROFIT..................................................................                  8,811,447     5,218,324
Administrative expenses.......................................................                  4,921,581     4,528,339
                                                                                             ------------  ------------
                                                                                                3,889,866       689,985

Other operating income........................................................           3        (68,984)     (304,829)
                                                                                             ------------  ------------
Operating profit for the year.................................................           4      3,820,882       385,156
Interest receivable and similar income
  Bank interest...............................................................                    228,790       217,499
                                                                                             ------------  ------------
                                                                                                4,049,672       602,655
Interest payable and similar charges..........................................           7         82,002        81,541
                                                                                             ------------  ------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION.................................                  3,967,670       521,114
Taxation on profit on ordinary activities.....................................           8      1,218,983       152,965
                                                                                             ------------  ------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION..................................                  2,748,687       368,149
Minority interests............................................................                    257,118        (6,894)
                                                                                             ------------  ------------

PROFIT ATTRIBUTABLE TO SHAREHOLDERS...........................................                  2,491,569       375,043
Dividend......................................................................           9        266,667       266,667
                                                                                             ------------  ------------
GROUP RETAINED PROFIT FOR THE YEAR............................................                  2,224,902       108,376
Group retained profits brought forward........................................                 12,428,922    12,320,546
                                                                                             ------------  ------------
Group retained profits carried forward........................................                 14,653,824    12,428,922
                                                                                             ------------  ------------



The profit and loss account contains all the recognised gains and losses for the current and preceding year.



         The notes on pages F-119 to F-128 form part of these accounts.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                           CONSOLIDATED BALANCE SHEET
                               AT 30TH APRIL 1998



                                                                                                 1998          1997
                                                                                   NOTES     ------------  ------------
                                                                                   -----          L             L
FIXED ASSETS
    Intangible asset
      Goodwill (cost L68,100).................................................                          2             2
    Tangible assets...........................................................          10      8,098,710     7,530,032
                                                                                             ------------  ------------
                                                                                                8,098,712     7,530,034
CURRENT ASSETS
    Stocks and work-in-progress...............................................          13      4,915,814     4,233,955
    Debtors...................................................................          14      5,249,976     4,228,619
    Cash at bank and in hand..................................................          15      9,405,669     6,330,499
                                                                                             ------------  ------------
                                                                                               19,571,459    14,793,073
CREDITORS-- amounts falling due within one year...............................          16       9,367,22     6,559,511
                                                                                             ------------  ------------
NET CURRENT ASSETS............................................................                 10,203,837     8,193,562
                                                                                             ------------  ------------
TOTAL ASSETS LESS CURRENT LIABILITIES.........................................                 18,302,549    15,723,596

PROVISION FOR LIABILITIES AND CHARGES
    Deferred taxation.........................................................          17        938,458       869,290
                                                                                             ------------  ------------
                                                                                               17,364,091    14,854,306
                                                                                                           ------------
DEFERRED INCOME
    Deferred Government grants................................................                    170,387       142,622
                                                                                             ------------  ------------
                                                                                               17,193,704    14,711,684
    Less: Minority interests..................................................                  2,157,761     1,900,643
                                                                                             ------------  ------------
NET ASSETS....................................................................                 15,035,943    12,811,041
                                                                                             ------------  ------------
                                                                                             ------------  ------------
CAPITAL AND RESERVES
    Called up share capital...................................................          19        100,000       100,000
    Capital reserve on consolidation..........................................                    282,119       282,119
    Profit and loss account...................................................          20     14,653,824    12,428,922
                                                                                             ------------  ------------
SHAREHOLDERS' FUNDS...........................................................                 15,035,943    12,811,041
                                                                                             ------------  ------------
                                                                                             ------------  ------------



Approved by the board
and signed on its behalf by:



    J.R. Pinson  DIRECTOR
    Date        19th February 1999



         The notes on pages F-119 to F-128 form part of these accounts.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                                 BALANCE SHEET
                               AT 30TH APRIL 1998



                                                                                                   1998        1997
                                                                                      NOTES     ----------  ----------
                                                                                      -----         L           L
FIXED ASSETS
  Tangible asset.................................................................          11    3,144,360   2,472,253
  Investments....................................................................          12       94,900      94,900
                                                                                                ----------  ----------
                                                                                                 3,239,260   2,567,153
CURRENT ASSETS
  Stocks and work-in-progress....................................................          13    2,239,366   1,184,140
  Debtors........................................................................          14    1,565,835   1,302,975
  Cash at bank and in hand.......................................................          15    4,554,239   3,807,964
                                                                                                ----------  ----------
                                                                                                 8,359,440   6,295,079
CREDITORS - amounts falling due within one year..................................          16    6,606,915   4,403,040
                                                                                                ----------  ----------
NET CURRENT ASSETS...............................................................                1,752,525   1,892,039
                                                                                                ----------  ----------

TOTAL ASSETS LESS CURRENT LIABILITIES............................................                4,991,785   4,459,192

PROVISION FOR LIABILITIES AND CHARGES
  Deferred taxation..............................................................          17      281,904     205,193
                                                                                                ----------  ----------

NET ASSETS.......................................................................                4,709,881   4,253,999
                                                                                                ----------  ----------
                                                                                                ----------  ----------

CAPITAL AND RESERVES
  Called up share capital........................................................          19      100,000     100,000
  Profit and loss account........................................................          20    4,609,881   4,153,999
                                                                                                ----------  ----------
SHAREHOLDERS' FUNDS..............................................................                4,709,881   4,253,999
                                                                                                ----------  ----------
                                                                                                ----------  ----------



Approved by the board
and signed on its behalf by:



    J.R. Pinson   DIRECTOR
    Date        19th February 1999



         The notes on pages F-119 to F-128 form part of these accounts.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                        CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 30TH APRIL 1998



                                                                                            1998         1997
                                                                                         -----------  -----------
                                                                                              L            L
Net cash inflow from operating activities..............................................    3,905,228   1,210, 522
                                                                                         -----------  -----------
Returns on investments and servicing of finance
  Interest received....................................................................      228,790      217,499
  Interest paid........................................................................      (94,007)     (57,711)
                                                                                         -----------  -----------
                                                                                             134,783      159,788
                                                                                         -----------  -----------
Taxation
  Corporation tax paid (including advance corporation tax).............................     (238,362)    (501,517)
                                                                                         -----------  -----------
Capital Expenditure
  Payments to acquire tangible fixed assets............................................   (1,414,554)  (1,114,930)
  Receipts from sale of tangible fixed assets..........................................      152,949       30,402
  Government grant received............................................................       55,000       45,000
                                                                                         -----------  -----------
                                                                                          (1,206,605)  (1,039,528)
                                                                                                      -----------
Dividend paid..........................................................................     (266,667)    (266,667)
                                                                                         -----------  -----------
Increase/(decrease) in cash............................................................    2,328,377     (437,402)
                                                                                         -----------  -----------
                                                                                         -----------  -----------



         The notes on page F-118 form part of this cash flow statement.

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS
                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT
                       FOR THE YEAR ENDED 30TH APRIL 1998



                                                                                                   1998         1997
                                                                                                -----------  ----------
                                                                                                     L           L
1.         Reconciliation of operating profit to net cash inflow from operating activities

           Operating profit...................................................................    3,820,882     385,156

           Loss/(profit) on sale of assets....................................................       23,050      (1,690)

           Depreciation charges...............................................................      722,316     741,240

           (Increase) in stocks...............................................................     (681,859)   (148,135)

           (Increase) in debtors..............................................................   (1,021,357)   (267,528)

           Increase in creditors..............................................................    1,069,431     524,409

           Government grants released.........................................................      (27,235)    (22,930)
                                                                                                -----------  ----------

           Net cash inflow from operating activities..........................................    3,905,228   1,210,522
                                                                                                -----------  ----------
                                                                                                -----------  ----------

2.         Reconciliation of net cash to movements in net debt

           Increase/(decrease) in cash for the year...........................................    2,328,377    (437,402)

           Net debt at 1st May 1997...........................................................    4,093,688   4,531,090
                                                                                                -----------  ----------

           Net debt at 30th April 1998........................................................    6,422,065   4,093,688
                                                                                                -----------  ----------
                                                                                                -----------  ----------



                                                                                      AT          CASH         AT
                                                                                    1.5.97       FLOWS       30.4.98
3.         Analysis of changes in net debts                                            L           L            L

           Cash at bank and in hand.............................................    6,330,499   3,075,170    9,405,669
           Bank overdraft.......................................................   (2,236,811)   (746,793)  (2,983,604)
                                                                                  -----------  ----------  -----------
                                                                                    4,093,688   2,328,377    6,422,065
                                                                                  -----------  ----------  -----------
                                                                                  -----------  ----------  -----------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS



                             NOTES TO THE ACCOUNTS



                       FOR THE YEAR ENDED 30TH APRIL 1998



1. ACCOUNTING POLICIES



    a.  BASIS OF ACCOUNTING



    The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.



    b.  BASIS OF CONSOLIDATION



    The group accounts consolidate the accounts of the company and all its subsidiary undertakings after eliminating internal sales and profits and recognising the minority interests in subsidiary undertakings. No profit and loss account is presented for Trim Engineering Limited as permitted by
    Section 230 of the Companies Act 1985.



    c.  DEPRECIATION



    Depreciation is provided on all tangible fixed assets in use at rates calculated to write off the cost or valuation, less estimated residual value, of each asset over its expected useful life, calculated as follows:



Leasehold land and buildings             -          Straight line over 60 years
Freehold industrial buildings            -          Straight line over 50 years
Plant and machinery                      -          15% p.a. reducing balance
Fixtures, fittings and equipment         -          10% p.a. reducing balance
Computer equipment                       -          Straight line over 3 years
Motor vehicles                           -          25% p.a. reducing balance



    The cost of payments on account and the cost of assets in course of construction are not depreciated until the asset is brought into use.



    No depreciation is provided on the following properties:



       a)  Freehold land.



       b) A freehold hotel property, as it is the company's practice to maintain this asset in a continual state of sound repair and accordingly the directors consider that the life of this asset is so long and the residual value (based on prices prevailing at the time of acquisition) so high, that its depreciation is insignificant. Any permanent diminution in the value of the property is charged to profit and loss account as appropriate.



    d.  STOCKS AND WORK-IN-PROGRESS



    Stocks and work-in-progress are stated at the lower of cost and net realisable value. Cost is determined on a "first in, first out" basis and in the case of work-in-progress and finished goods includes all direct expenditure of production, based on normal levels of activity.



    e.  TITLE TO ASSETS



    Assets to which title has not passed to the company by virtue of non-payment are treated as if title had passed on delivery rather than on the date of payment and the liability in respect of those assets is not considered as secured.



    f.  DEFERRED TAXATION



    Deferred taxation is accounted for using the liability method on all material timing differences to the extent that it is probable that liabilities or assets will crystallise in the foreseeable future. Advance

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



1. ACCOUNTING POLICIES (CONTINUED)


    corporation tax is carried forward to the extent that it is expected to be recovered. Timing differences are taxable items, allowances or reliefs which are given effect to in taxation periods different from those in which they have effect in the accounts.



    g.  TURNOVER



    Turnover represents the net amounts invoiced to customers, less trade discounts and value added tax, and excluding sales of fixed assets. In respect of the engineering companies, and as is normal in the industry, sales have only been included when prices have been accepted by the customer. Where prices are still being negotiated the items have been included in work-in-progress.



    h.  GOODWILL



    In the case of two subsidiary undertakings, goodwill has been written off to profit and loss account in a previous year, except for a nominal amount of L1 for each subsidiary undertaking.



    Goodwill arising on consolidation has been written off to profit and loss account in the year of acquisition.



    i.  FOREIGN CURRENCIES



    Transactions denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences arising in the ordinary course of business are included in operating profit.



    Assets and liabilities denominated in foreign currencies are translated into sterling at the exchange rates ruling at the balance sheet date.



    j.  GOVERNMENT GRANTS



    Government grants in respect of capital expenditure are credited to a deferred income account and are released to the profit and loss account over the expected useful lives of the relevant assets. Revenue grants are released to the profit and loss account over the life of the project to which they relate.



2. TURNOVER AND RESULTS--GROUP



                                                                                      1997
                                                                        1998      ------------
                                                                    ------------       L
                                                                         L
The analysis of turnover by activity is as follows:

Engineering.......................................................    23,400,399    17,584,726
Building and construction.........................................       600,000         1,563
Hotel and restaurant..............................................       230,676       244,966
                                                                    ------------  ------------
                                                                      24,231,075    17,831,255
                                                                    ------------  ------------
                                                                    ------------  ------------
The profit (loss) before taxation by activity is as follows:
Engineering.......................................................     3,751,991       541,648
Building and construction.........................................       299,869         2,681
Hotel and restaurant..............................................       (84,190)      (23,215)
                                                                    ------------  ------------
                                                                       3,967,670       521,114
                                                                    ------------  ------------
                                                                    ------------  ------------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



3. OTHER OPERATING INCOME



                                                                                        1997
                                                                            1998     ----------
                                                                          ---------      L
                                                                              L
Rent receivable.........................................................      3,055       1,450
Government grant........................................................     27,235      22,930
Currency losses on trading items........................................    (99,274)   (329,209)
                                                                          ---------  ----------
                                                                            (68,984)   (304,829)
                                                                          ---------  ----------
                                                                          ---------  ----------



4. OPERATING PROFIT



                                                                                       1997
                                                                            1998     ---------
                                                                          ---------      L
                                                                              L
This is stated after charging (crediting):
  Loss/(profit) on sale of assets.......................................     23,050     (1,690)
  Hire and lease of plant and machinery.................................     30,507     24,518
  Auditors' renumeration................................................     40,550     42,450
  Depreciation..........................................................    722,316    741,240
                                                                          ---------  ---------
                                                                          ---------  ---------



The auditors' remuneration of L40,550 (1997 - L42,450) includes L20,000 (1997 - L18,000) in respect of Trim Engineering Limited.



5. STAFF COSTS--(including directors)



                                                                                      1997
                                                                         1998      ----------
                                                                     ------------      L
                                                                          L
Directors' benefits in kind........................................        16,523      19,293
Directors' remuneration............................................       351,936     145,787
Wages and salaries.................................................     9,238,731   8,016,644
Social security costs..............................................       877,416     708,605
Other pension costs (see note 6)...................................       138,037     185,176
Redundancy costs...................................................            --      79,374
Staff BUPA contributions...........................................         5,923       2,165
                                                                     ------------  ----------
                                                                       10,628,566   9,157,044
                                                                     ------------  ----------
                                                                     ------------  ----------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



5. STAFF COSTS--(including directors) (Continued)


The average number of employees during the year was made up as follows:



                                                                                      1997
                                                                         1998      ----------
                                                                     ------------     NO.
                                                                         NO.
Directors..........................................................             3           3
Administration.....................................................            58          61
Production.........................................................           421         373
                                                                     ------------  ----------
                                                                              482         437
                                                                     ------------  ----------
                                                                     ------------  ----------



                                                                         1998         1997
                                                                     ------------  ----------
Highest paid director:-
Aggregate emoluments...............................................       173,710      72,781
                                                                     ------------  ----------
                                                                     ------------  ----------



6. PENSION SCHEME--STAFF



    The group operates a contributory defined contribution pension scheme for some employees. The assets of the scheme are held separately from those of the group, being invested with insurance companies. The pension cost charge represents contributions payable by the group to the fund and amounted to L135,252 (1997 L183,316).



  PENSION SCHEME--DIRECTORS



    The company operates for two directors a defined contribution pension scheme. The assets of the scheme are held in separate trustee administered funds. The pension charge for the year was L2,785 (1997 L1,860).



7. INTEREST PAYABLE



                                                                                          1997
                                                                               1998     ---------
                                                                             ---------      L
                                                                                 L
On bank loans, overdrafts and other loans:
--repayable within five years..............................................         58         41
--on directors' loans (see note 21)........................................     81,944     81,500
                                                                             ---------  ---------
                                                                                82,002     81,541
                                                                             ---------  ---------
                                                                             ---------  ---------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



8. TAX ON PROFIT ON ORDINARY ACTIVITIES



                                                                                      1997
                                                                           1998     ---------
                                                                        ----------      L
                                                                            L
Based on the profit for the year:
  Corporation tax at an effective rate of 31% (1997 - 31%)............   1,149,700    176,908
Adjustment in respect of prior years..................................         115     32,313
Deferred taxation at 31% (1997 - 31%).................................      69,168    (56,256)
                                                                        ----------  ---------
                                                                         1,218,983    152,965
                                                                        ----------  ---------
                                                                        ----------  ---------



9. DIVIDENDS



                                                                                       1997
                                                                            1998     ---------
                                                                          ---------      L
                                                                              L
Dividend paid...........................................................    266,667    266,667
                                                                          ---------  ---------
                                                                          ---------  ---------



10. TANGIBLE FIXED ASSETS--GROUP



                                                     LEASEHOLD       PLANT,
                                                    PROPERTIES    MACHINERY AND      TOTAL
                                                    -----------     EQUIPMENT     ------------
                                        FREEHOLD                 ---------------
                                       PROPERTIES        L                             L
                                      ------------                      L
                                           L
Cost of valuation:
1st of May..........................     3,531,342     391,303       14,268,077     18,190,722
Additions at cost...................        21,269          --        1,445,724      1,466,993
Disposals...........................      (111,719)         --         (112,239)      (223,958)
                                      ------------  -----------  ---------------  ------------
30th of April 1998..................     3,440,892     391,303       15,601,562     19,433,757
                                      ------------  -----------  ---------------  ------------
                                      ------------  -----------  ---------------  ------------

Depreciation:
1st of May 1997.....................       444,326      32,525       10,183,839     10,660,690
Disposals...........................            --          --          (47,959)       (47,959)
Provision for year..................        54,359       6,505          661,452        722,316
                                      ------------  -----------  ---------------  ------------
30th April 1998.....................       498,685      39,030       10,797,332     11,335,047
                                      ------------  -----------  ---------------  ------------
                                      ------------  -----------  ---------------  ------------
Net book values:
30th April 1997.....................     3,087,016     358,778        4,084,238      7,530,032
                                      ------------  -----------  ---------------  ------------
                                      ------------  -----------  ---------------  ------------
30th April 1998.....................     2,942,207     352,273        4,804,230      8,098,710
                                      ------------  -----------  ---------------  ------------
                                      ------------  -----------  ---------------  ------------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



10. TANGIBLE FIXED ASSETS--GROUP (CONTINUED)


    The net book values of freehold properties comprise:



                                                                                     1997
                                                                         1998     ----------
                                                                      ----------      L
                                                                          L
Freehold land.......................................................     735,046     735,046
Freehold industrial buildings.......................................   1,850,234   1,883,324
Freehold hotel......................................................     356,927     356,927
Freehold investment property........................................          --     111,719
                                                                      ----------  ----------
                                                                       2,942,207   3,087,016
                                                                      ----------  ----------
                                                                      ----------  ----------



11. TANGIBLE FIXED ASSETS--COMPANY



                                                                     PLANT,
                                                                  MACHINERY AND     TOTAL
                                                                    EQUIPMENT     ----------
                                                      FREEHOLD   ---------------
                                                     PROPERTIES                       L
                                                     ----------         L
                                                         L
Cost or valuation:
1st May 1997.......................................   1,382,734      3,287,933     4,670,667
Additions at cost..................................      14,518      1,041,683     1,056,201
Disposals..........................................    (111,719)       (99,300)     (211,019)
                                                     ----------  ---------------  ----------
30 April 1998......................................   1,285,533      4,230,316     5,515,849
                                                     ----------  ---------------  ----------
                                                     ----------  ---------------  ----------
Depreciation:
1st May 1997.......................................     151,497      2,046,917     2,198,414
Disposals..........................................          --        (39,276)      (39,276)
Provision for year.................................      21,054        191,297       212,351
                                                     ----------  ---------------  ----------
30th April 1998....................................     172,551      2,198,938     2,371,489
                                                     ----------  ---------------  ----------
                                                     ----------  ---------------  ----------
Net book values:
30th April 1997....................................   1,231,237      1,241,016     2,472,253
                                                     ----------  ---------------  ----------
                                                     ----------  ---------------  ----------
30th April 1998....................................   1,112,982      2,031,378     3,144,360
                                                     ----------  ---------------  ----------
                                                     ----------  ---------------  ----------



                                                                                     1997
                                                                         1998     ----------
                                                                      ----------      L
                                                                          L
The net book values of freehold properties compromise:

Freehold land.......................................................     225,859     225,859
Freehold industrial buildings.......................................     530,196     536,742
Freehold hotel......................................................     356,927     356,927
Freehold investment property........................................          --     111,719
                                                                      ----------  ----------
                                                                       1,112,982   1,231,237
                                                                      ----------  ----------
                                                                      ----------  ----------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



12. INVESTMENTS--COMPANY



                                                                                                     1998       1997
                                                                 PROPORTION OF THE NOMINAL VALUE   ---------  ---------
                                                                    OF ORDINARY SHARES HELD %
                                                                ---------------------------------      L          L
Cost of ordinary shares in subsidiary undertakings:
Diac Limited..................................................                   80.0                    321        321
Holland Granfield Limited.....................................                   77.5                     --         --
Maybrey Precision Castings Ltd................................                   90.0                 15,329     15,329
Trefn Engineering Limited.....................................                   85.0                  4,250      4,250
Trefn Fabrications Limited....................................                  100.0                 75,000     75,000
Poole Bay Construction Co. Ltd................................                  100.0                     --         --
Pinson Investments Limited....................................                  100.0                     --         --
                                                                                -----              ---------  ---------
                                                                                                      94,900     94,900
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------



    Trefn engineering limited owns 100% (1997 -100%) of the ordinary issued shares of Trefn Engineering (Metal Treatments Division) Limited.



    The cost of the investments in Holland Granfield Limited, Poole Bay Construction Co. Limited and Pinson Investments Limited were written off to the profit and loss account in a previous year.



    All the subsidiary undertakings are incorporated in Great Britain.



13. STOCKS AND WORK IN PROGRESS



                                                     1998                    1997
                                            ----------------------  ----------------------
                                                          GROUP      COMPANY      GROUP
                                                        ----------  ----------  ----------
                                             COMPANY        L           L           L
                                            ----------
                                                L
Raw materials and consumables.............     247,850     698,944     187,386     659,030
Work-in-progress..........................   1,991,516   4,216,870     996,754   3,574,925
                                            ----------  ----------  ----------  ----------
                                             2,239,336   4,915,814   1,184,140   4,233,955
                                            ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------



14. DEBTORS



                                                     1998                    1997
                                            ----------------------  ----------------------
                                                          GROUP      COMPANY      GROUP
                                                        ----------  ----------  ----------
                                             COMPANY        L           L           L
                                            ----------
                                                L
Trade debtors.............................   1,376,721   4,756,816   1,228,468   3,930,136
Other debtors.............................     146,224     333,254      14,563     141,455
Prepayments and accrued income............      42,890     159,906      59,944     157,028
                                            ----------  ----------  ----------  ----------
                                             1,565,835   5,249,976   1,302,975   4,228,619
                                            ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



15. CASH AT BANK AND IN HAND



                                                                         1998                    1997
                                                                ----------------------  ----------------------
                                                                              GROUP      COMPANY      GROUP
                                                                            ----------  ----------  ----------
                                                                 COMPANY        L           L           L
                                                                ----------
                                                                    L
                                                                 4,554,239   9,405,669   3,807,964   6,330,499
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------



16. CREDITORS: amounts falling due within one year



                                                                         1998                    1997
                                                                ----------------------  ----------------------
                                                                              GROUP      COMPANY      GROUP
                                                                            ----------  ----------  ----------
                                                                 COMPANY        L           L           L
                                                                ----------
                                                                    L
Banks loans and overdrafts....................................   1,162,078   2,983,604     351,373   2,236,811
Trade creditors...............................................     840,169   1,968,531     440,871   1,547,353
Amounts due to group undertakings.............................   2,352,294          --   1,757,976          --
Directors' loan accounts (see below)..........................   1,579,350   1,579,350   1,410,434   1,410,434
Advance corporation tax.......................................          --          --      66,667      66,667
Corporation tax...............................................     185,348   1,090,953      15,356     112,833
Other creditors including taxation and social security........      41,713     345,954      48,116     312,974
Accruals and deferred income..................................     445,963   1,399,230     312,247     912,439
                                                                ----------  ----------  ----------  ----------
                                                                 6,606,915   9,367,622   4,403,040   6,599,511
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------



Director's loan accounts



                                                                                     1997
                                                                         1998     ----------
                                                                      ----------      L
                                                                          L
R. W. H. Pinson, Esq................................................   1,272,927   1,103,763
J. R. Pinson, Esq...................................................     241,185     252,234
B.D.W. Pinson Esq...................................................      65,238      54,437
                                                                      ----------  ----------
                                                                       1,579,350   1,410,434
                                                                      ----------  ----------
                                                                      ----------  ----------



17. DEFERRED TAXATION



    The movement on the provision for deferred taxation is as follows:



                                                             1998                    1997
                                                    ----------------------  ----------------------
                                                                   GROUP      COMPANY      GROUP
                                                                 ---------  -----------  ---------
                                                      COMPANY        L           L           L
                                                    -----------
                                                         L
At 1st May 1997...................................     205,193     869,290     197,659     925,546
Charge (credit) for the year......................      76,711      69,168       7,534     (56,256)
                                                    -----------  ---------  -----------  ---------
At 30th April 1998................................     281,904     938,458     205,193     869,290
                                                    -----------  ---------  -----------  ---------
                                                    -----------  ---------  -----------  ---------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



17. DEFERRED TAXATION (CONTINUED)


    Deferred taxation provided in the accounts, and the total potential liability including the amounts for which provision has been made, as follows:



                                                       1998                    1997
                                              ----------------------  ----------------------
                                                         PROVIDED IN    FULL     PROVIDED IN
                                                             THE      POTENTIAL      THE
                                                          ACCOUNTS    LIABILITY   ACCOUNTS
                                                FULL     -----------  ---------  -----------
                                              POTENTIAL       L           L           L
                                              LIABILITY
                                              ---------
                                                  L
GROUP:
Timing differences arising from accelerated
  tax allowances............................    938,458     938,458     869,290     869,290
                                              ---------  -----------  ---------  -----------
                                              ---------  -----------  ---------  -----------

COMPANY:
Timing differences arising from accelerated
  tax allowances............................    281,904     281,904     205,193     205,193
                                              ---------  -----------  ---------  -----------
                                              ---------  -----------  ---------  -----------



18. CONTINGENT LIABILITIES



    Diac Limited



    Rental and service charges on a lease was assigned during the year ended



    30th April 1988 (when the annual rent was L36,000) and expiring in the year ending



    30th April 2006.



19. SHARE CAPITAL



                                                                                       1997
                                                                            1998     ---------
                                                                          ---------      L
                                                                              L
Authorised
100,000 ordinary shares of L1 each......................................    100,000    100,000
                                                                          ---------  ---------
                                                                          ---------  ---------
Allotted, called up and fully paid......................................    100,000    100,000
                                                                          ---------  ---------
                                                                          ---------  ---------

              TRIM ENGINEERING LIMITED AND SUBSIDIARY UNDERTAKINGS

                       FOR THE YEAR ENDED 30TH APRIL 1998



20. CAPITAL AND RESERVES--MOVEMENT IN SHAREHOLDERS' FUNDS



                                                                                 PROFIT & LOSS
                                                                                    ACCOUNT
                                                                        SHARE    -------------
                                                                       CAPITAL         L
                                                                      ---------
                                                                          L
GROUP:
As at 1st May 1997..................................................    100,000    12,428,922
Retained profit for the year........................................         --     2,224,902
                                                                      ---------  -------------
As at 30th April 1998...............................................    100,000    14,653,824
                                                                      ---------  -------------
                                                                      ---------  -------------

COMPANY:
As at 1st May 1997..................................................    100,000     4,153,999
Retained profit for the year........................................         --       455,882
                                                                      ---------  -------------
As at 30th April 1998...............................................    100,000     4,609,881
                                                                      ---------  -------------
                                                                      ---------  -------------



21. TRANSACTIONS INVOLVING DIRECTORS



    a) Loan interest of L81,994 was payable to the following directors in respect of their loans to the company:-



                                                                                           L
R.W.H. Pinson, Esq...................................................................     50,000
J. R. Pinson Esq.....................................................................     26,500
D.W. Pinson Esq......................................................................      5,444
                                                                                       ---------
                                                                                          81,944



       The rate of interest applied was at a commercial level.



    b) The company occupies property owned by the directors' pension scheme and pays rent of L37,000. All the directors are trustees of the scheme and, in addition, J.R. Pinson Esq. and B.D.W. Pinson Esq. are scheme members.



22. CAPITAL COMMITMENTS



    The directors have authorised and contracted expenditure for the company of LNil relating to the purchase of plant and machinery. (1997 - L135,000 for the company and for the group).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $110,000,000
                                      AND
                                  $19,000,000



                                 EXCHANGE OFFER



                         COMPASS AEROSPACE CORPORATION


                                     [LOGO]

              10 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2005


                                      AND
              10 1/8% SERIES D SENIOR SUBORDINATED NOTES DUE 2005


                             ---------------------

                                   PROSPECTUS

                                           , 1999

                             ---------------------


    UNTIL       , 2000 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              [ALTERNATE FRONT COVER FOR MARKET-MAKING PROSPECTUS]

SUBJECT TO COMPLETION                                     DATED [        ], 1999


                         COMPASS AEROSPACE CORPORATION

              10 1/8% Series B Senior Subordinated Notes due 2005


                                      and



              10 1/8% Series D Senior Subordinated Notes due 2005

                            ------------------------


    - The Series B notes were issued in exchange for our 10 1/8% Series A senior subordinated notes due 2005



    - The Series D notes were issued in exchange for our 10 1/8% Series C senior subordinated notes due 2005



    - The Series B and Series D notes will mature on April 15, 2005



    - Interest on the Series B and Series D notes is payable on April 15 and October 15 of each year, commencing April 15, 2000



    - We may redeem the Series B notes, in whole or in part, at any time on or after April 15, 2002, at the redemption prices set forth on page 84, plus accrued interest



    - We may redeem the Series D notes, in whole or in part, at any time on or after April 15, 2002, at the redemption prices set forth on page 121, plus accrued interest



    - For each of the Series B and the Series D notes before April 15, 2001, we may redeem up to 35% of the aggregate principal amount of the notes originally outstanding with the net proceeds of a public equity offering at 110.125% of the principal amount of the redeemed notes, plus accrued interest, if at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after such redemption



    - You have the right to require us to purchase the Series B and the Series D notes upon the occurrence of some change of control events at a purchase price equal to 101% of the principal amount of the repurchased notes, plus accrued interest



    - The Series B and the Series D notes are unsecured senior subordinated obligations and rank junior to all our existing and future senior indebtedness. The Series B and Series D notes rank equal to each other and rank senior to or equal to all our future subordinated indebtedness



    - The Series B and Series D notes are jointly and severally, fully, irrevocably and unconditionally guaranteed on a senior subordinated basis by each of our present subsidiaries, except Maybrey, and effectively rank junior to all existing and future senior indebtedness of our subsidiaries


    - We will not receive the proceeds of the sale of the notes
                            ------------------------


    THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF SOME MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ---------------------


    This prospectus is to be used by broker-dealers in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices. We do not intend to list the Series B or Series D notes on any securities exchange. Some broker-dealers have informed us that they intend to make a market in the Series B and Series D notes, however, they are under no obligation to do so and may stop at any time.

                            ------------------------


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series B or Series D notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               THE DATE OF THIS PROSPECTUS IS             , 1999

              [ALTERNATE RISK FACTOR FOR MARKET-MAKING PROSPECTUS]

THERE IS NO EXISTING TRADING MARKET FOR THE NOTES AND ANY MARKET-MAKING
  ACTIVITIES MAY BE TERMINATED AT ANY TIME

    There is no existing trading market for the notes. We cannot assure you that any market for the notes will develop, or about your ability to sell the notes or the price at which you may be able to sell them. If such a market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price. That trading price could depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have also been advised by some broker-dealers that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, they are under no obligation to do so and they may discontinue or interrupt any such market-making at any time without notice.


    One such broker-dealer who has notified us it intends to make a market in the notes may be deemed to be our "affiliate" (as defined in the Securities Act) and, as such, may be required to deliver a prospectus in connection with its market-making activities in the notes. Pursuant to the registration rights agreements we signed with the initial purchasers of the Series A notes in connection with our initial offering of the Series A notes and the initial purchaser of the Series C Notes in connection with our initial offering of the Series C notes, we have agreed to use our best efforts to file and maintain a registration statement that would allow a broker-dealer who may be deemed to be an affiliate of ours to engage in market-making transactions in the Series B or Series D notes for up to one year from the date on which we consummate the offer to exchange the Series B notes for Series A notes and the Series C notes for Series D notes. We have agreed to bear substantially all the costs and expenses related to that registration.


                  [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

    This prospectus is delivered in connection with the sale of the notes by a broker-dealer in market-making transactions. We will not receive any of the proceeds from such transactions.

                [ALTERNATE SECTION FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION


    This prospectus is to be used by broker-dealers in connection with offers and sales of Series B or Series D notes in market-making transactions effected from time to time. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for a period of up to one year after the date of issuance of the Series B and Series D notes.



    We will not receive any proceeds from any sale of Series B or Series D notes by broker-dealers. Series B and Series D notes received by broker-dealers for their own accounts pursuant to market-making transactions may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B or Series D notes or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Series B or Series D notes. A broker-dealer may act as a principal or agent for one party when acting as principal or as agent for both parties, and may receive compensation in the form of discounts and commissions, including from both parties when it acts as agent for both.



    We have been advised by some broker-dealers that, subject to applicable laws and regulations, they currently intend to make a market in the Series B and Series D notes following completion of the exchange offer. However, no broker-dealer is under any obligation to do so and they may discontinue or interrupt any such market-making activities at any time without notice. Any such market-making activity also will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934. We cannot assure you that any market for the Series B or Series D notes will develop, or about your ability to sell the notes you hold or the price at which you may be able to sell them.

              [ALTERNATE BACK COVER FOR MARKET-MAKING PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $110,000,000
                                      and
                                  $19,000,000


                         COMPASS AEROSPACE CORPORATION

                                     [LOGO]


              10 1/8% Series B Senior Subordinated Notes due 2005
                                      and
              10 1/8% Series D Senior Subordinated Notes due 2005


                             ---------------------

                                   PROSPECTUS
                                         , 1999

                            ------------------------


    UNTIL       , 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

COMPASS

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation or were or are serving at the request of the corporation as a director, officer, employee or agent of another corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees, or agents are fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.


    Our by-laws provide that we shall, to the full extent authorized or permitted by law, indemnify any current or former director or officer. Subject to applicable law, we may indemnify an employee or agent of ours to the extent that the Board of Directors may determine in its discretion.



    Article Seven of our Certificate of Incorporation, as amended, provides that a director of ours shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for liability (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.



    Our directors and officers are covered by insurance policies indemnifying them against some civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.


THE GUARANTORS


    The guarantors are incorporated under the laws of the States of California (Pacific Hills, Western Methods and Wichita Manufacturing), Delaware (Aeromil, Barnes, Brittain, Modern and Sea-Lect) and England and Wales (Trim, Trefn Engineering, Trefn Fabrications, Trefn Metal Treatments and Diac). As with the General Corporation Law of the State of Delaware, the California Corporations Code and the private limited liability company act of England and Wales authorize a corporation, under certain circumstances, to indemnify its directors and officers (including to reimburse them for expenses incurred).



    As with our Certificate of Incorporation, as amended, and our By-Laws, each of the guarantor's organizational documents and bylaws generally provide for the indemnification of officers and directors to the full extent permitted by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a) Exhibits:


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

     **3.1   Certificate of Incorporation of Compass Aerospace Corporation ("Compass"), as amended to date.

     **3.2   Amended and Restated By-Laws of Compass

     **3.3   Certificate of Incorporation of AOM Acquisition Co. (which later changed its name to "Aeromil
             Engineering Company"), as amended to date.

     **3.4   Amended and Restated By-laws of Aeromil Engineering Company

     **3.5   Articles of Incorporation of Western Methods Machinery Corporation.

     **3.6   Amended and Restated Bylaws of Western Methods Machinery Corporation.

       3.7   Certificate of Incorporation of Brittain Machine, Inc.

       3.8   By-laws of Brittain Machine, Inc.

     **3.9   Articles of Incorporation of Wichita Manufacturing, Inc.

    **3.10   Amended and Restated Bylaws of Wichita Manufacturing, Inc.

      3.11   Certificate of Incorporation of Barnes Machine, Inc.

      3.12   By-laws of Barnes Machine, Inc.

    **3.13   Certificate of Incorporation of SLP Acquisition Co. (which later changed its name to Sea-Lect Products,
             Inc.), as amended to date.

    **3.14   By-Laws of SLP Acquisition Co.

    **3.15   Restated Articles of Incorporation of Pacific Hills Manufacturing Co.

    **3.16   Amended and Restated Bylaws of Pacific Hills Manufacturing Co.

    **3.17   Certificate of Incorporation of W.S.I. Inc. (which later changed its name first to Y.F. Americas, Inc., and then to Modern Manufacturing, Inc.), as amended to date.

    **3.18   By-Laws of W.S.I. Inc.

      3.19   Memorandum of Association of Compass Aerospace Limited

      3.20   Articles of Association of Compass Aerospace Limited

      3.21   Memorandum of Association of Diac Limited

      3.22   Articles of Association of Diac Limited

      3.23   Memorandum of Association of Trefn Engineering Limited

      3.24   Articles of Association of Trefn Engineering Limited

      3.25   Memorandum of Association of Trefn Engineering (Metal Treatments Division) Limited

      3.26   Articles of Association of Trefn Engineering (Metal Treatments Division) Limited

      3.27   Memorandum of Association of Trefn Fabrications Limited

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      3.28   Articles of Association of Trefn Fabrications Limited

      3.29   Memorandum of Association of Trim Engineering Limited

      3.30   Articles of Association of Trim Engineering Limited

     **4.1   Indenture, dated April 21, 1998, by and among Compass, the Guarantors listed therein and IBJ Whitehall
             Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company) as Trustee, relating to the 10 1/8%
             Series B Senior Subordinated Notes due 2005 of Compass and the 10 1/8% Series A Senior Subordinated
             Notes due 2005 of Compass.

     **4.2   Amended and Restated Credit Agreement, dated as of November 20, 1998 and amended and restated as of
             February 11, 1999, by and among Compass, BankBoston, N.A. as agent and a lender, NationsBank, N.A. as
             Co-Agent, the Lenders named therein, Royal Bank of Canada as Syndication Agent, General Electric Capital
             Corporation as Documentation Agent and BancBoston Robertson Stephens, Inc. as arranger

     **4.3   Security Agreement, dated November 20, 1998, by and among Compass, Compass' subsidiaries named therein,
             BankBoston, N.A. as agent and the lenders identified therein.

     **4.4   Stock Pledge Agreement, dated as of November 20, 1998 by and among Compass, Brittain Machine, Inc.,
             Sea-Lect Products, Inc. and BankBoston, N.A. as agent.

     **4.5   Amendment No. 1 to Credit Agreement, dated as of June 7, 1999 by and among Compass, Bank Boston, N.A. as
             Issuing Bank, as Agent and as a lender, NationsBank, N.A. as Co-Agent, the Lenders named therein, Royal
             Bank of Canada as Syndication Agent, General Electric Capital Corporation as Documentation Agent.

       4.6   Consent, Waiver and Amendment No. 2 to Credit Agreement, dated as of July 30, 1999 by and among Compass,
             Bank Boston, N.A. as Issuing Bank, as Agent and as a lender, Bank of America, N.A. (formerly known as
             NationsBank, N.A.) as Co-Agent, the Lenders named therein, Royal Bank of Canada as Syndication Agent,
             General Electric Capital Corporation as Documentation Agent.

       4.7   Indenture, dated July 30, 1999, by and among Compass, the Guarantors listed therein and IBJ Whitehall
             Bank & Trust Company as Trustee, relating to the 10 1/8% Series D Senior Subordinated Notes due 2005 of
             Compass and the 10 1/8% Series C Senior Subordinated Notes due 2005 of Compass.

      *5.1   Opinion of Morgan, Lewis & Bockius, LLP, counsel to Compass.

    **10.1   Employment Agreement, dated as of November 26, 1997, by and between Compass and Alexander Hogg.

    **10.2   Employment Agreement, dated as of September 21, 1998, by and between Compass and N. Paul Brost.

    **10.4   Compass Aerospace Corporation 1998 Stock Incentive Plan.

    **10.5   Management Agreement, dated November 26, 1997, by and among Compass, Dunhill Bank Caribbean Ltd. and
             Hayes Capital Corporation, as amended to date.

      12.1   Statement regarding the computation of ratio of earnings to fixed charges for Compass.

      21.1   Subsidiaries of Compass.

      23.1   Consent of Ernst & Young, LLP.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      23.2   Consent of Grant Thornton LLP.

      23.3   Consent of McGladrey & Pullen, LLP.

     *23.4   Consent of Morgan, Lewis & Bockius LLP, counsel to Compass (included in Exhibit 5.1).

      23.5   Consent of Princecroft Redman.

      23.6   Consent of Ernst & Young.

    **24.1   Power of Attorney (included in signature page).

     *25.1   Statement of Eligibility on Form T-1 of The Bank of New York, as successor Trustee under the Indentures relating to the Series B and Series D Notes.

      27.1   Financial Data Schedule.

      99.1   Form of Letter of Transmittal.

      99.2   Form of Notice of Guaranteed Delivery.

    **99.3   Form of Exchange Agency Agreement.


------------------------

*   To be filed by amendment.

**  Previously filed.

    (b) Financial Statement Schedules:


    Schedule II--Valuation and Qualifying Accounts and Reserves


    All other schedules have been omitted because the information is not applicable or is not material or because the information required is set forth in the financial statements on the notes thereto.

ITEM 22. UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrants are foreign private issuers, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the From F-3.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


(e) The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a new registration statement if any new guarantors of the Series B or Series D notes are added.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on October 26, 1999.



                                COMPASS AEROSPACE CORPORATION

                                BY:            /S/ DOUGLAS M. HAYNES
                                     -----------------------------------------
                                                  Douglas M. Hayes
                                         CHAIRMAN OF THE BOARD OF DIRECTORS



    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ DOUGLAS M. HAYES       Chairman of the Board of      October 26, 1999
------------------------------    Directors
       Douglas M. Hayes

     /s/ ALEXANDER HOGG*        Director, President and       October 26, 1999
------------------------------    Chief Executive Officer
        Alexander Hogg

      /s/ N. PAUL BROST*        Vice President, Chief         October 26, 1999
------------------------------    Financial Officer and
        N. Paul Brost             Treasurer (Principal
                                  Financial and Accounting
                                  Officer)

   /s/ DOUGLAS B. SOLOMON*      Director and Secretary        October 26, 1999
------------------------------
      Douglas B. Solomon

     /s/ JAMES P. ANGUS*        Director                      October 26, 1999
------------------------------
        James P. Angus

      /s/ MICHAEL DRITZ*        Director                      October 26, 1999
------------------------------
        Michael Dritz

    /s/ HARALD H. LUDWIG*       Director                      October 26, 1999
------------------------------
       Harald H. Ludwig

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

   /s/ WILLIAM R. MONKMAN*      Director                      October 26, 1999
------------------------------
      William R. Monkman

    /s/ PHILIP J. OLSSON*       Director                      October 26, 1999
------------------------------
       Philip J. Olsson



*By:    /s/ DOUGLAS M. HAYES
      -------------------------
          Douglas M. Hayes
          ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act, each Additional Registrant listed on the cover page of this registration statement has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on October 26, 1999.



                                AEROMIL ENGINEERING COMPANY
                                BARNES MACHINE, INC.
                                BRITTAIN MACHINE, INC.
                                COMPASS AEROSPACE LIMITED
                                DIAC LIMITED
                                MODERN MANUFACTURING, INC.
                                PACIFIC HILLS MANUFACTURING CO.
                                SEA-LECT PRODUCTS, INC.
                                TREFN ENGINEERING LIMITED
                                TREFN (METAL TREATMENTS DIVISION) LIMITED
                                TREFN FABRICATIONS LIMITED
                                TRIM ENGINEERING LIMITED
                                WESTERN METHODS MACHINERY CORPORATION
                                WICHITA MANUFACTURING, INC.

                                By:             /s/ DOUGLAS M. HAYES
                                     -----------------------------------------
                                                  Douglas M. Hayes
                                         CHAIRMAN OF THE BOARD OF DIRECTORS


    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ DOUGLAS M. HAYES       Chairman of the Board of      October 26, 1999
------------------------------    Directors of each
       Douglas M. Hayes           Additional Registrant

     /s/ ALEXANDER HOGG*        Director of each Additional   October 26, 1999
------------------------------    Registrant, Chief
        Alexander Hogg            Executive Officer and
                                  President of Aeromil,
                                  Barnes Machine, Brittain
                                  Machine, Modern, Pacific
                                  Hills, Sea-Lect, Western
                                  Methods and Wichita
                                  Manufacturing

      /s/ N. PAUL BROST*        Vice President, Chief         October 26, 1999
------------------------------    Financial Officer and
        N. Paul Brost             Treasurer (Principal
                                  Financial and Accounting
                                  Officer) of Aeromil,
                                  Barnes Machine, Brittain
                                  Machine, Modern, Pacific
                                  Hills, Sea-Lect, Western
                                  Methods and Wichita
                                  Manufacturing

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

   /s/ DOUGLAS B. SOLOMON*      Director and Secretary of     October 26, 1999
------------------------------    Aeromil, Barnes Machine,
      Douglas B. Solomon          Brittain Machine, Modern,
                                  Pacific Hills, Sea-Lect,
                                  Western Methods and
                                  Wichita Manufacturing

    /s/ HARALD H. LUDWIG*       Director of Aeromil, Barnes   October 26, 1999
------------------------------    Machine, Brittain
       Harald H. Ludwig           Machine, Modern, Pacific
                                  Hills, Sea-Lect, Western
                                  Methods and Wichita
                                  Manufacturing



*By     /s/ DOUGLAS M. HAYES
      -------------------------
          Douglas M. Hayes
          ATTORNEY-IN-FACT

                         COMPASS AEROSPACE CORPORATION
                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                       BALANCE AT
                                                        BEGINNING      CHARGED TO      CHARGED TO                    BALANCE AT
                                                           OF           COSTS AND         OTHER       DEDUCTIONS       END OF
DESCRIPTION                                              PERIOD         EXPENSES        EXPENSES          (1)          PERIOD
----------------------------------------------------  -------------  ---------------  -------------  -------------  -------------
                                                                               ADDITIONS
As Compass Aerospace Corporation
YEAR ENDED DECEMBER 31, 1997
Reserve and allowance deducted from asset accounts
Allowance for uncollectible accounts................    $      --       $      --       $      49      $      18      $      31
YEAR ENDED DECEMBER 31, 1998
Reserve and allowance deducted from asset accounts
Allowance for uncollectible accounts................    $      31       $       3       $     776      $      54      $     756
As Brittain Machine, Inc.(2)
YEAR ENDED JUNE 30, 1996
Reserve and allowances deducted from asset accounts
Allowance for uncollectible accounts................    $      --       $      --       $      --      $      --      $      --
YEAR ENDED JUNE 30, 1997
Reserve and allowance deducted from asset accounts
Allowance for uncollectible accounts................    $      --       $      --       $      --      $      --      $      --
YEAR ENDED APRIL 21, 1998
Reserve and allowances deducted from asset accounts
Allowance for uncollectible accounts................    $      --       $      --       $      --      $      --      $      --

------------------------

(1) Net of recoveries.

(2) Brittain Machine, Inc. is included as the predecessor of Compass Aerospace Corporation.

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

     **3.1   Certificate of Incorporation of Compass Aerospace Corporation ("Compass"), as amended to date.

     **3.2   Amended and Restated By-Laws of Compass

     **3.3   Certificate of Incorporation of AOM Acquisition Co. (which later changed its name to "Aeromil
             Engineering Company"), as amended to date.

     **3.4   Amended and Restated By-laws of Aeromil Engineering Company

     **3.5   Articles of Incorporation of Western Methods Machinery Corporation.

     **3.6   Amended and Restated Bylaws of Western Methods Machinery Corporation.

       3.7   Certificate of Incorporation of Brittain Machine, Inc.

       3.8   By-laws of Brittain Machine, Inc.

     **3.9   Articles of Incorporation of Wichita Manufacturing, Inc.

    **3.10   Amended and Restated Bylaws of Wichita Manufacturing, Inc.

      3.11   Certificate of Incorporation of Barnes Machine, Inc.

      3.12   By-laws of Barnes Machine, Inc.

    **3.13   Certificate of Incorporation of SLP Acquisition Co. (which later changed its name to Sea-Lect Products,
             Inc.), as amended to date.

    **3.14   By-Laws of SLP Acquisition Co.

    **3.15   Restated Articles of Incorporation of Pacific Hills Manufacturing Co.

    **3.16   Amended and Restated Bylaws of Pacific Hills Manufacturing Co.

    **3.17   Certificate of Incorporation of W.S.I. Inc. (which later changed its name first to Y.F. Americas, Inc., and then to Modern Manufacturing, Inc.), as amended to date.

    **3.18   By-Laws of W.S.I. Inc.

      3.19   Memorandum of Association of Compass Aerospace Limited

      3.20   Articles of Association of Compass Aerospace Limited

      3.21   Memorandum of Association of Diac Limited

      3.22   Articles of Association of Diac Limited

      3.23   Memorandum of Association of Trefu Engineering Limited

      3.24   Articles of Association of Trefu Engineering Limited

      3.25   Memorandum of Association of Trefu Engineering (Metal Treatments Division) Limited

      3.26   Articles of Association of Trefu Engineering (Metal Treatments Division) Limited

      3.27   Memorandum of Association of Trefu Fabrications Limited

      3.28   Articles of Association of Trefu Fabrications Limited

      3.29   Memorandum of Association of Trim Engineering Limited

      3.30   Articles of Association of Trim Engineering Limited

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     **4.1   Indenture, dated April 21, 1998, by and among Compass, the Guarantors listed therein and IBJ Whitehall
             Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company) as Trustee, relating to the 10 1/8%
             Series B Senior Subordinated Notes due 2005 of Compass and the 10 1/8% Series A Senior Subordinated
             Notes due 2005 of Compass.

     **4.2   Amended and Restated Credit Agreement, dated as of November 20, 1998 and amended and restated as of
             February 11, 1999, by and among Compass, BankBoston, N.A. as agent and a lender, NationsBank, N.A. as
             Co-Agent, the Lenders named therein, Royal Bank of Canada as Syndication Agent, General Electric Capital
             Corporation as Documentation Agent and BancBoston Robertson Stephens, Inc. as arranger

     **4.3   Security Agreement, dated November 20, 1998, by and among Compass, Compass' subsidiaries named therein,
             BankBoston, N.A. as agent and the lenders identified therein.

     **4.4   Stock Pledge Agreement, dated as of November 20, 1998 by and among Compass, Brittain Machine, Inc.,
             Sea-Lect Products, Inc. and BankBoston, N.A. as agent.

     **4.5   Amendment No. 1 to Credit Agreement, dated as of June 7, 1999 by and among Compass, Bank Boston, N.A. as
             Issuing Bank, as Agent and as a lender, NationsBank, N.A. as Co-Agent, the Lenders named therein, Royal
             Bank of Canada as Syndication Agent, General Electric Capital Corporation as Documentation Agent.

       4.6   Consent, Waiver and Amendment No. 2 to Credit Agreement, dated as of July 30, 1999 by and among Compass,
             Bank Boston, N.A. as Issuing Bank, as Agent and as a lender, Bank of America, N.A. (formerly known as
             NationsBank, N.A.) as Co-Agent, the Lenders named therein, Royal Bank of Canada as Syndication Agent,
             General Electric Capital Corporation as Documentation Agent.

       4.7   Indenture, dated July 30, 1999, by and among Compass, the Guarantors listed therein and IBJ Whitehall
             Bank & Trust Company as Trustee, relating to the 10 1/8% Series D Senior Subordinated Notes due 2005 of
             Compass and the 10 1/8% Series C Senior Subordinated Notes due 2005 of Compass.

      *5.1   Opinion of Morgan, Lewis & Bockius, LLP, counsel to Compass.

    **10.1   Employment Agreement, dated as of November 26, 1997, by and between Compass and Alexander Hogg.

    **10.2   Employment Agreement, dated as of September 21, 1998, by and between Compass and N. Paul Brost.

    **10.4   Compass Aerospace Corporation 1998 Stock Incentive Plan.

    **10.5   Management Agreement, dated November 26, 1997, by and among Compass, Dunhill Bank Caribbean Ltd. and
             Hayes Capital Corporation, as amended to date.

      12.1   Statement regarding the computation of ratio of earnings to fixed charges for Compass.

      21.1   Subsidiaries of Compass.

      23.1   Consent of Ernst & Young, LLP.

      23.2   Consent of Grant Thornton LLP.

      23.3   Consent of McGladrey & Pullen, LLP.

     *23.4   Consent of Morgan, Lewis & Bockius LLP, counsel to Compass (included in Exhibit 5.1).

      23.5   Consent of Princecroft Redman.

      23.6   Consent of Ernst & Young.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
    **24.1   Power of Attorney (included in signature page).

     *25.1   Statement of Eligibility on Form T-1 of The Bank of New York as successor Trustee under the Indentures relating to the Series B and Series D Notes.

      27.1   Financial Data Schedule.

      99.1   Form of Letter of Transmittal.

      99.2   Form of Notice of Guaranteed Delivery.

    **99.3   Form of Exchange Agency Agreement.


------------------------

*   To be filed by amendment.

**  Previously filed.